As filed with the Securities and Exchange Commission on October 31, 2005
Registration Statement No. 333-128894

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
FULTON FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	6720	23-2195389
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
incorporation or organization)	Classification Code Number)
One Penn Square
Lancaster, Pennsylvania 17602
717-291-2411
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Rufus A. Fulton, Jr.
Chairman and Chief Executive Officer
One Penn Square
Lancaster, Pennsylvania 17602
717-291-2411
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:

Paul G. Mattaini, Esquire	R.W. Smith, Jr. Esquire
Kimberly J. Decker, Esquire	Jason C. Harmon, Esquire
Barley Snyder LLC	DLA Piper Rudnick Gray Cary US LLP
126 East King Street	6225 Smith Avenue
Lancaster, Pennsylvania 17604-2893	Baltimore, MD 21209-3600
Telephone: (717) 291-5201	Telephone: (410) 580-3000
Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.
If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
CALCULATION OF REGISTRATION FEE

Title of each class of	Amount	Proposed maximum	Proposed maximum
securities to be	to be	offering price	aggregate offering	Amount of
registered	registered (1)	per unit (2)	price (2)(3)	registration fee (4)
Common Stock, par value $2.50 per share (and associated stock purchase rights)(3)	14,382,332	$39.77	$246,015,192	$27,641(5)

(1)	Based on maximum number of shares of the Registrant’s common stock that may be issued in connection with the proposed merger of Columbia Bancorp with and into the Registrant. In accordance with Rule 416, this Registration Statement shall also register any additional shares of the Registrant’s common stock which may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for purposes of calculating the registration fee. Computed in accordance with Rule 457(f)(1), on the basis of the average of the high and low prices reported by NASDAQ for the common stock of Columbia Bancorp on October 5, 2005 of $39.77 and based on 5,550,621 shares of Columbia Bancorp common stock to be exchanged in the merger and unexercised options to purchase 635,328 shares of Columbia Bancorp common stock.

(3)	Prior to the occurrence of certain events, the stock purchase rights will not be evidenced separately from the common stock. Value attributable to these rights, if any, is reflected in the market price of the Registrant’s common stock.

(4)	Pursuant to Rule 457(p), we are offsetting the filing fee with $1,315 of filing fees which are associated with $11,177,765 of securities which remain unsold and were registered on Registration Statement No. 333-124053, filed by the Registrant on April 13, 2005.

(5)	Previously paid.
     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Proxy Statement/ Prospectus
COLUMBIA BANCORP
PROXY STATEMENT
FOR SPECIAL MEETING OF STOCKHOLDERS
December 5, 2005
Nasdaq National Market Symbol: CBMD

FULTON FINANCIAL CORPORATION
PROSPECTUS FOR
14,382,332 SHARES OF FULTON FINANCIAL COMMON STOCK
Nasdaq National Market Symbol: FULT
     This document constitutes a proxy statement of Columbia Bancorp in connection with the solicitation of proxies by the board of directors of Columbia Bancorp for use at the special meeting of stockholders to be held at Historic Oakland, 5430 Vantage Point Road, Columbia, Maryland 21044, on Monday, December 5, 2005, at 10:00 a.m., local time. At the special meeting, Columbia Bancorp stockholders will be asked to consider and vote on the following proposals:
     1. To approve and adopt the Agreement and Plan of Merger, dated July 26, 2005, between Columbia Bancorp and Fulton Financial Corporation (“Fulton”) which provides, among other things, for the merger of Columbia Bancorp with and into Fulton and the conversion of each share of common stock of Columbia Bancorp outstanding immediately prior to the merger into either: (i) 2.325 shares of Fulton common stock (subject to adjustment); or (ii) $42.48 in cash, with stockholders being permitted to elect to receive all stock, all cash, or one of nine possible combinations of stock and cash, all of which are subject to proration;
     2. To adjourn the special meeting if necessary to allow Columbia Bancorp time to solicit additional votes in favor of the merger agreement; and
     3. To transact such other business as may properly be brought before the special meeting or any adjournment thereof.
     This document also constitutes a prospectus of Fulton and is part of a registration statement filed by Fulton with the Securities and Exchange Commission relating to up to 14,382,332 shares of Fulton common stock being registered in connection with the merger. On October 24, 2005, the closing price of Fulton’s common stock was $16.42, making the value of 2.325 shares of Fulton common stock equal to $38.18 on that date. The closing price of Columbia Bancorp’s common stock on October 24, 2005 was $40.00. These prices will fluctuate between now and the closing of the merger, but the exchange ratio in the merger and the cash consideration per share of Columbia Bancorp common stock will remain fixed despite these fluctuations. This document does not cover any resale of the Fulton common stock being registered for this transaction by any stockholders deemed to be affiliates of Fulton or Columbia Bancorp. Columbia Bancorp and Fulton have not authorized any person to make use of this document in connection with any such resale.
     Columbia Bancorp and Fulton provided all information related to their respective companies.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this document. Any representation to the contrary is a criminal offense.
     These securities are not savings or deposit accounts or other obligations of any bank or nonbank subsidiary of any of the parties, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
     All investors should review the Risk Factors beginning on page 22.
The date of this document is November 1, 2005. This document was first sent to stockholders on or about November 3, 2005.

     You should rely only on the information contained in this document or to which this document has referred you. Columbia Bancorp and Fulton have not authorized anyone to provide you with information that is different. You should not assume that the information in this document is accurate as of any date other than the date on the front of the document.
     This document may incorporate important business and financial information about Fulton and Columbia Bancorp that is not included in or delivered with the document. This information is available without charge to security holders upon written or oral request to the following persons at either Columbia Bancorp or Fulton:

George R. Barr, Jr., Secretary	Sibyl S. Malatras, Secretary
Fulton Financial Corporation	Columbia Bancorp
One Penn Square	7162 Columbia Gateway Drive
Lancaster, PA 17602	Columbia, MD 21046
717-291-2411	410-423-8000
     To obtain timely delivery of requested documents, you must request the information no later than November 28, 2005.

EXHIBIT A — Agreement and Plan of Merger	A-1
EXHIBIT B — Amended and Restated Warrant Agreement and Warrant	B-1
EXHIBIT C — Opinion of Financial Advisor	C-1
EXHIBIT D — Form of Election Form/Letter of Transmittal	D-1

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q1:	What will I be voting on at the stockholders’ meeting?

A:	You will be voting on a merger transaction in which Fulton will acquire Columbia Bancorp.

Q2:	What will happen in the merger?

A:	In the merger, Columbia Bancorp will merge with and into Fulton, and The Columbia Bank, a subsidiary of Columbia Bancorp, will become a wholly owned subsidiary of Fulton. In the merger, you will receive either cash in the amount of $42.48 per share, Fulton common stock at the rate of 2.325 shares of Fulton common stock for each share of Columbia Bancorp common stock owned or a combination of both. See answer to Q9.

Q3:	When and where will the special stockholders’ meeting of Columbia Bancorp be held?

A:	The special stockholders’ meeting of Columbia Bancorp is scheduled to take place at Historic Oakland, 5430 Vantage Point Road, Columbia, Maryland 21044 on December 5, 2005 at 10:00 a.m.

Q4:	What do I need to do now?

A:	After you have carefully read this document, indicate on your proxy card how you want your shares to be voted, then sign and mail the proxy card in the enclosed prepaid return envelope as soon as possible, so that your shares may be represented and voted at the special meeting of the stockholders of Columbia Bancorp to be held on December 5, 2005.

Q5:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Maybe. Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker. Without instructions, your shares will not be voted for the approval of the merger agreement.

Q6:	If my shares are held in an IRA, who votes those shares?

A.	You vote shares held by you in an IRA as though you held those shares directly.

Q7.	If my shares are held in our 401(k) plan, who votes those shares?

A.	Based on your instructions on how to vote the shares deemed to be held by you in our 401(k) plan, the trustees of the 401(k) plan will cast the actual vote. If you are deemed to hold shares in our 401(k) plan, you will receive a separate voting instruction form with respect to those shares.

Q8:	Can I change my vote after I have mailed my signed proxy card?

A:	Yes. There are three ways for you to revoke your proxy and change your vote. First, you may send a written notice to the person to whom you submitted your proxy stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card with a later date. Third, you may vote in person at the special meeting. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.

Q9:	What will Columbia Bancorp stockholders receive as a result of the merger?

A:	As described in the following section entitled “Summary” and elsewhere in this document, if you are a Columbia Bancorp stockholder, in exchange for each share of your Columbia Bancorp common stock, you will be entitled to elect to receive merger consideration in the form of cash, shares of Fulton common stock, or a combination of cash and Fulton common stock as further described in this document. The actual form of merger consideration you receive will depend on your election and, in some circumstances, on the election made by other Columbia Bancorp stockholders. Although the merger agreement permits you to elect the form of consideration you want to receive in exchange for your Columbia Bancorp common stock, your election is subject to proration if the total number of shares for which cash is elected is less than 20% or more than 50% of the total number of Columbia Bancorp shares outstanding. If that occurs, all elections will be modified, on the same percentage basis, so that the total number of shares receiving cash consideration is equal to 20% (if too few elections were made for cash), or 50% (if too many elections were made for cash), as the case may be, of the total number of shares outstanding. If the total number of shares for which all Columbia Bancorp stockholders elect to receive cash is equal to or within the range of 20%-50% of the total number of shares of Columbia Bancorp outstanding, then all stockholders who made valid elections will receive the consideration that they elect. The consideration that you will receive for your shares of Columbia Bancorp common stock, including the exchange ratio for the shares of Fulton common stock, will not change even if the market prices of Columbia Bancorp or Fulton common stock fluctuate. However, if you elect to receive some or all of the merger consideration in the form of shares of Fulton common stock, the value of the shares of Fulton common stock will fluctuate up or down with fluctuations in the market price of Fulton common stock.

Q10.	What is the value of merger consideration if I elect to receive all stock?

A.	The value of the consideration you receive in the merger if you properly and timely elect to receive the stock consideration may be more or less than the $42.48 that you would receive if you elect to receive the cash consideration. In addition, the trading price of Fulton common stock on the date you receive your merger consideration in exchange for your shares of Columbia common stock could be more or less than the trading price of Fulton common stock on the date you make your election to receive the merger consideration. This means that the then-current value of the stock consideration that you would receive for each share of Fulton common stock if you properly and timely elect to receive some or all of the merger consideration in Fulton common stock could be more or less than the value of the stock consideration on the date you make your election to receive the merger consideration. The following table illustrates the effect of changes in the value of Fulton common stock on the value of the consideration you may receive:

Price Per Share of Fulton
Common Stock	Stock Election	Cash Election
$ 16.00	$37.20	$42.48
$ 16.42(1)	$38.18	$42.48
$ 17.00	$39.53	$42.48
$18.271(2)	$42.48	$42.48
$ 20.00	$46.50	$42.48

(1)	The closing price per share of Fulton common stock on The Nasdaq National Market on October 24, 2005.

(2)	The price per share of Fulton common stock at which the value of the stock consideration is equal to the value of the cash consideration.

Q11:	How do Columbia Bancorp stockholders elect the form of merger consideration they wish to receive?

A:	An election form/letter of transmittal will be mailed to you shortly. You should complete the election form/letter of transmittal according to the instructions printed on the form. The form, together with the stock certificates representing your shares of Columbia Bancorp common stock, should be sent to the exchange agent, Fulton Financial Advisors, N.A., before the election deadline, which is December 15, 2005.

Q12:	What if I do not complete and return the election form before the election deadline?

A:	If you do not submit a properly completed election form prior to the election deadline, you will receive cash consideration or Fulton stock consideration in exchange for your shares of Columbia Bancorp common stock as follows:
•	If proration is not required, you will receive cash consideration until 50% (the maximum cash percentage) of Columbia Bancorp’s outstanding shares have been converted into cash. If and when the maximum cash percentage is reached, you will receive Fulton common stock consideration for your remaining shares.

•	If proration is required because the maximum cash percentage of 50% is exceeded, you will receive Fulton stock consideration.

•	If proration is required because less than 20% of Columbia Bancorp’s outstanding shares (the minimum cash percentage) have been converted into cash, you will receive cash consideration.

•	In all other situations, you will receive cash consideration.

Q13.	Can I change my election?

A.	Yes. You can change or revoke your election at any time prior to December 15, 2005 by delivering a written notice of revocation to Columbia Bancorp, attending the special meeting and voting in person or delivering a new properly completed election form/letter of transmittal with Fulton Financial Advisors, N.A., the exchange agent, no later than December 15, 2005.

Q14:	Should I send in my stock certificates now?

A:	No. You should send your Columbia Bancorp stock certificates to the exchange agent with the election form/letter of transmittal that will be mailed to you shortly. In order to make a valid election of the consideration you want to receive, you must return your certificates and the election form/letter of transmittal to the exchange agent no later than December 15, 2005.

Q15.	What does the board of directors of Columbia Bancorp recommend?

A:	The board of directors of Columbia Bancorp has approved the merger, the merger agreement and the other transactions contemplated by the merger agreement and recommends that you vote FOR the merger and the merger agreement.

Q16.	Am I entitled to dissenters’ rights?

A.	No. Under Maryland law, holders of Columbia Bancorp common stock are not entitled to dissenters’ rights in connection with the merger.

Q17.	Will I recognize gain or loss for federal income tax purposes?

A.	Generally, you will not recognize gain or loss for federal income tax purposes of any shares of Fulton common stock that you receive in connection with the merger. You will, however, be taxed on cash you receive in the merger. See the section of this document titled “The Merger – Material Federal Income Tax Consequences” for a summary discussion of material U.S. federal income tax consequences to Columbia Bancorp stockholders in connection with the merger.

You should consult your tax advisor about the particular tax consequences of the merger to you.

Q18.	Is Fulton shareholder approval required to complete the merger?

A.	No.

Q19.	Will I be able to trade any Fulton common stock that I receive in the merger?

A.	The Fulton common stock you receive if you properly make a timely election to receive some or all of the merger consideration in shares of Fulton common stock will be freely tradeable, unless you are an affiliate of Fulton or Columbia Bancorp. Fulton’s common stock is traded on the Nasdaq National Market under the symbol “FULT.”

Q20:	When do you expect to merge?

A:	Fulton and Columbia Bancorp expect to complete the merger during the first quarter of 2006. In addition to the approval of Columbia Bancorp stockholders, Fulton must also obtain regulatory approvals. Fulton and Columbia Bancorp expect to receive all necessary approvals no later than December 31, 2005.

Q21:	Who should I contact with questions or to obtain additional copies of this document?

A:	You should call either:

George R. Barr, Jr., Secretary	Sibyl S. Malatras, Secretary
Fulton Financial Corporation	Columbia Bancorp
One Penn Square	7162 Columbia Gateway Drive
Lancaster, PA 17602	Columbia, MD 21046
717-291-2411	410-423-8000

SUMMARY
     This summary highlights selected information from this document. Because this is a summary, it does not contain all of the information that may be important to you. To understand the merger fully, you should carefully read this entire document and the attached exhibits. See “Where You Can Find More Information” on page 67 for reference to additional information available to you regarding Fulton and Columbia Bancorp.
Agreement to Merge (See page 29)
     Fulton and Columbia Bancorp entered into a merger agreement on July 26, 2005. The merger agreement provides that Columbia Bancorp will merge with and into Fulton and that each share of Columbia Bancorp common stock outstanding on the effective date of the merger will be exchanged for either: (i) 2.325 shares of Fulton common stock (subject to adjustment); (ii) $42.48 in cash; or (iii) a combination of cash and Fulton common stock with a stockholder being permitted to elect one of nine permitted combinations of stock and cash for their shares. The permitted cash/stock combinations which Columbia Bancorp stockholders may elect are as follows:

▪	90% cash and 10% stock	▪	40% cash and 60% stock
▪	80% cash and 20% stock	▪	30% cash and 70% stock
▪	70% cash and 30% stock	▪	20% cash and 80% stock
▪	60% cash and 40% stock	▪	10% cash and 90% stock
▪	50% cash and 50% stock
See “The Merger — Effect of the Merger” on Page 38.
     Stockholder consideration elections are subject to proration, as described below. A copy of the merger agreement is attached to this document as Exhibit A and is incorporated herein by reference.
Columbia Bancorp Stockholders may Elect their Form of Consideration (See page 39)
     Shortly after you receive this document, you will receive an election form on which you may indicate your election regarding the form of merger consideration you wish to receive. Election forms must be returned to Fulton Financial Advisors, N.A., Fulton’s transfer agent, no later than December 15, 2005. Any Columbia Bancorp stockholder who has not returned an election form by the indicated deadline will have all of his, her or its Columbia Bancorp shares of common stock exchanged for Fulton common stock or cash in the merger, depending on whether proration is necessary and whether it is the cash consideration or the stock consideration that must be prorated. See “The Merger — Election Procedures” on page 39.
Stockholder Elections may be Subject to Proration (See page 39)
     Although the merger agreement permits each Columbia Bancorp stockholder to elect the form of consideration he, she or it wants to receive in exchange for his, her or its shares of Columbia Bancorp common stock, all stockholder elections are subject to proration if the total number of shares for which cash is elected is less than 20% or more than 50% of the total number of Columbia Bancorp shares of common stock outstanding. If proration is necessary, each Columbia Bancorp stockholder’s election will be modified, on the same percentage basis, so that the total number of shares receiving cash consideration is equal to 20% (if too few elections were made for cash), or 50% (if too many elections were made for cash), as the case may be, of the total number of shares outstanding. If the total number of shares for which Columbia Bancorp stockholders elect to receive cash is equal to or within the range of 20%-50% of the total number of shares of Columbia Bancorp outstanding, then all stockholders who made valid elections will receive the consideration that they elect.
     With respect to options to purchase shares of Columbia Bancorp’s common stock, option holders may elect to receive Fulton options based on the 2.325 exchange rate or cash equal to the difference between the exercise price of their option shares and $42.48. In the absence of an election by the holder, all Columbia Bancorp options shall be converted to cash. The election by option holders is not subject to proration.

Columbia Bancorp Consideration (See page 38)
     If the merger is completed, you will receive in exchange for each share of Columbia Bancorp common stock you own, at your election, and subject to proration as explained above, either: (i) 2.325 shares of Fulton common stock (subject to adjustment); or (ii) $42.48 in cash. A Columbia Bancorp stockholder may elect to receive all cash, all stock or a combination of cash and stock in one of nine permissible combinations. See “The Merger — Effect of the Merger” on page 38. Fulton will not issue any fractional shares and, therefore, you will receive a cash payment for any fractional shares based on the $42.48 per share cash consideration. On October 24, 2005, the closing price of Fulton common stock was $16.42, making the value of 2.325 shares of Fulton common stock equal to $38.18 on that date. The closing price of Columbia Bancorp’s common stock on October 24, 2005, was $40.00. Because the market price of Fulton stock fluctuates, you will not know when you vote at the special meeting what Fulton shares will be worth when issued in the merger. The market prices of both Fulton and Columbia Bancorp common stock will fluctuate prior to the merger, but the exchange ratio in the merger will remain fixed despite these fluctuations. The cash consideration of $42.48 per share will also remain fixed. You should obtain current market quotations for Fulton common stock and Columbia Bancorp common stock before making your election and voting on the merger.
Adoption of SFAS 123R (See page 54)
     In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 123R, “Share-Based Payments”. Statement 123R is a revision to the original Statement 123 which disallows the APB 25 method of accounting for stock options and requires public companies to recognize compensation expense related to stock-based compensation in their income statements. Companies can adopt Statement 123R using either “modified prospective application” or “modified retrospective application”. Modified retrospective application also results in restatement of prior period results, based on the amounts previously disclosed in prior period financial statements.
     The effective date of Statement 123R was originally the beginning of the first fiscal quarter after June 15, 2005. In April 2005, the Securities and Exchange Commission (SEC) delayed the effective date to the beginning of the first fiscal year after June 15, 2005, or January 1, 2006 for Fulton. Early adoption is permissible. Fulton expects to adopt the provisions of Statement 123R in 2005, using modified retrospective application.
     The financial information presented in this Registration Statement and incorporated by reference to previous filings with the SEC has not been restated for SFAS 123R. It has not been restated as Fulton’s first filing subsequent to adoption of SFAS 123R under the 1934 Act is not expected to be made until subsequent to the effective date of this Registration Statement.
     To understand the expected impact of restatement for SFAS 123R, the reader should reference the footnotes to consolidated financial statements for Fulton’s 2004 Form 10-K, which is incorporated by reference. For 2004, the impact on diluted net income per share was a reduction of approximately $0.02 (restated for the impact of the stock dividend issued in 2005). Implementation of SFAS 123R is a complex process and the actual impact of a restatement may vary.

Comparative Per Share Data
     Fulton and Columbia Bancorp have summarized below the per share information for each company on an historical, pro forma combined and equivalent basis. You should read this information in conjunction with the historical financial statements and the related notes contained in the annual and quarterly reports and other documents Fulton and Columbia Bancorp have filed with the SEC. See “Where You Can Find More Information” on page 67. The Fulton pro forma information gives effect to the merger, assuming that 2.325 shares of Fulton common stock are issued for 50% of the outstanding shares of Columbia Bancorp common stock.
Selected Historical and Pro Forma
Combined Per Share Data (A)

	As of or for the six	As of or for the
	months ended	year ended
	June 30, 2005	December 31, 2004
Fulton
Historical Per Common Share:
Average Shares Outstanding (Basic)	155,922,000	149,294,000
Average Shares Outstanding (Diluted)	157,750,000	150,801,000
Book Value	$7.81	7.91
Cash Dividends	$0.277	0.518
Net Income (Basic)	$0.53	1.02
Net Income (Diluted)	$0.53	1.01

Fulton and Columbia Bancorp Combined
Pro Forma Per Common Share:

Average Shares Outstanding (Basic)	164,006,025	157,603,550
Average Shares Outstanding (Diluted)	166,130,463	159,393,038
Book Value	$8.33	8.40
Cash Dividends	$0.277	0.518
Net Income (Basic)	$0.52	0.99
Net Income (Diluted)	$0.51	0.98

(A)	The pro forma per share equivalent information is based on average shares outstanding during the periods except that the book value per share which is based on period end shares outstanding. The number of shares in each case has been adjusted for stock dividends and stock splits by each institution through the periods. The equivalent pro forma per common share information is derived by applying the exchange ratio of 2.325 shares of Fulton common stock, for each share of Columbia Bancorp common stock to the Fulton, Columbia Bancorp, combined pro forma per common share information. The combined pro forma financial information assumes that the holders of 50% of Columbia Bancorp’s shares elect to receive the cash consideration of $42.48. It is assumed that the funding for this cash portion of the consideration is obtained at a rate of 6.00%. The pro forma numbers do not reflect operating cost reductions or revenue enhancements that are expected to be realized after the acquisition. The pro forma numbers do not reflect the acquisition, by Fulton, of SVB Financial Services, Inc. that occurred on July 1, 2005 or the impact of the 2004 acquisitions of certain banks for the periods prior to the date on which the business combinations were consummated.

Selected Historical and Pro Forma
Per Share Equivalent Data (A)

	As of or for the six	As of or for the
	months ended	year ended
	June 30, 2005	December 31, 2004
	(share amounts in thousands)
Columbia
Historical Per Common Share:
Average Shares Outstanding (Basic)	6,954	7,148
Average Shares Outstanding (Diluted)	7,209	7,391
Book Value	$13.17	$12.98
Cash Dividends (Declared)	.34	$.62
Net Income (Basic)	$1.10	$1.86
Net Income (Diluted)	$1.06	$1.80

Equivalent Pro Forma Per Common
Share:

Book Value	$19.37	$19.53
Cash Dividends	$0.644	$1.204
Net Income (Basic)	$1.21	$2.29
Net Income (Diluted)	$1.20	$2.27

(A)	The pro forma per share equivalent information is based on average shares outstanding during the periods except that the book value per share, which is based on period end shares outstanding. The number of shares in each case has been adjusted for stock dividends and stock splits by each institution through the periods. The equivalent pro forma per common share information is derived by applying the exchange ratio of 2.325 shares of Fulton common stock for each share of Columbia Bancorp common stock to the Fulton, Columbia Bancorp, combined pro forma per common share information. The combined pro forma financial information assumes that 50% of Columbia Bancorp’s shares elect to receive the cash consideration of $42.48. It is assumed that the funding for this cash portion of the consideration is obtained at a rate of 6.00%. The pro forma numbers do not reflect operating cost reductions or revenue enhancements that are expected to be realized after the acquisition. The pro forma numbers do not reflect the acquisition, by Fulton, of SVB Financial Services, Inc. that occurred on July 1, 2005 or the impact of the 2004 acquisitions of certain banks for the periods prior to the date on which the business combinations were consummated.

Selected Financial Data
     The following tables show selected historical consolidated summary financial data for both Fulton and Columbia Bancorp. This information is derived from the consolidated financial statements of Fulton and Columbia Bancorp incorporated by reference in this document. See “Where You Can Find More Information” on page 67.
Fulton Financial Corporation
Selected Historical Financial Data
(In thousands, except per share data) (A)

FOR THE SIX MONTHS	June 30		December 31
AND YEAR ENDED	2005	2004	2004	2003	2002	2001	2000
Interest income	$289,421	$235,960	$493,643	$435,531	$469,288	$518,680	$519,661
Interest expense	91,248	64,287	135,994	131,094	158,219	227,962	243,874

Net interest income	198,173	171,673	357,649	304,437	311,069	290,718	275,787

Provision for loan losses	1,525	2,540	4,717	9,705	11,900	14,585	15,024
Other income	74,168	68,700	138,864	134,370	114,012	102,057	76,717
Other expenses	151,837	132,809	273,615	231,559	223,765	218,234	186,209

Income before income taxes	118,979	105,024	218,181	197,543	189,416	159,956	151,271
Income taxes	35,868	31,314	65,264	59,363	56,468	46,367	44,437

Net income	$83,111	$73,710	$152,917	$138,180	$132,948	$113,589	$106,834

PER SHARE DATA

Net income (basic)	$0.53	$0.50	$1.28	$1.23	$1.17	$1.00	$0.95
Net income (diluted)	0.53	0.50	1.27	1.22	1.17	0.99	0.95
Cash dividends declared	0.277	0.254	0.647	0.593	0.531	0.481	0.430

AT PERIOD END

Total assets	$11,571,083	$10,556,421	$11,158,351	$9,767,288	$8,387,778	$7,770,711	$7,364,804
Loans, net of unearned income	7,861,508	7,042,311	7,584,547	6,159,994	5,317,068	5,373,020	5,374,659
Deposits	8,139,667	7,430,988	7,895,524	6,751,783	6,245,528	5,986,804	5,502,703
Long-term debt	951,745	654,886	684,236	568,730	535,555	456,802	559,503
Stockholders’ equity	1,194,075	1,107,482	1,242,290	946,936	863,742	811,454	731,171

AVERAGE BALANCES

Stockholders’ equity	$1,222,511	$1,025,658	$1,068,464	$894,469	$838,213	$779,014	$673,971
Total assets	11,314,220	10,140,019	10,343,328	8,802,138	7,900,500	7,520,071	7,019,523

(A)	The numbers presented above do not reflect the acquisition, by Fulton, of SVB Financial Services, Inc. that occurred on July 1, 2005 or the impact of the 2004 acquisitions of certain banks for the periods prior to the date on which the business combinations were consummated.

Columbia Bancorp
Selected Historical Financial Data
(In thousands, except for per share data)

FOR THE SIX MONTHS	June 30		December 31
AND YEAR ENDED	2005	2004	2004	2003	2002	2001	2000

Interest income	$35,601	$26,663	$57,546	$51,403	$52,566	$58,061	$58,917
Interest expense	9,410	5,335	11,963	10,736	15,479	23,983	24,176

Net interest income	26,191	21,328	45,583	40,667	37,087	34,078	34,741
Provision for loan losses	810	500	728	1,170	835	1,534	3,423
Other income	3,408	3,653	6,798	8,963	7,945	5,930	3,960
Other expenses	16,802	15,077	31,045	29,970	27,166	26,192	27,209

Income before income taxes	11,987	9,404	20,608	18,490	17,031	12,282	8,069
Income taxes	4,316	3,310	7,323	6,586	6,160	4,100	2,848

Net income	$7,671	$6,094	$13,285	$11,904	$10,871	$8,182	$6,796

PER SHARE DATA

Net income (basic)	$1.10	$.85	$1.86	$1.67	$1.53	$1.15	$.73
Net income (diluted)	1.06	.82	1.80	1.62	1.50	1.13	.73
Cash dividends declared	.34	.30	.62	.53	.46	.41	.37

AT PERIOD END

Total assets	$1,284,115	$1,126,916	$1,179,006	$1,029,255	$982,002	$849,649	$812,650
Loans, net of unearned income	1,029,568	900,320	950,170	835,484	664,826	602,087	539,051
Deposits	976,491	891,001	912,578	787,608	730,613	638,001	630,484
Long-term debt	36,496	26,186	30,310	20,000	20,000	20,000	20,000
Stockholders’ equity	91,331	88,039	92,348	85,449	76,923	69,362	64,520

AVERAGE BALANCES

Stockholders’ equity	$90,402	$87,960	$89,261	$81,377	$73,622	$67,557	$62,421
Total assets	1,227,902	1,052,448	1,100,098	977,201	907,465	812,890	733,279

Federal Income Tax Consequences (See page 51)
     Columbia Bancorp stockholders generally will not recognize gain or loss for federal income tax purposes on the shares of Fulton common stock they receive in the merger. Fulton’s attorneys have issued a legal opinion to this effect, which is included as an exhibit to the registration statement filed with the SEC for the shares to be issued in the merger. Columbia Bancorp stockholders will be taxed on cash received in the merger, including cash received instead of any fractional shares. Tax matters are complicated, and tax results may vary among stockholders. Fulton and Columbia Bancorp urge you to contact your own tax advisor to understand fully how the merger will affect you.
Share Information and Market Prices
     Fulton common stock trades on the National Market System of the Nasdaq Stock Market under the trading symbol “FULT”. Columbia Bancorp common stock trades on the National Market System of the Nasdaq Stock Market under the trading symbol “CBMD”. The table below shows the closing price of Fulton common stock and Columbia Bancorp common stock and the equivalent price per share of Columbia Bancorp common stock based on the exchange ratio on July 26, 2005, the last full trading day before public announcement of the merger, and on October 24, 2005, the most recent practicable date prior to the date of this document.

		Pro Forma
	Historical	Equivalent
	Price Per Share	Price Per Share (1)
Fulton Common Stock
Closing Price on July 26, 2005	$18.49	N/A
Closing Price on October 24, 2005	$16.42	N/A

Columbia Bancorp Common Stock
Closing Price on July 26, 2005	$37.25	$42.99
Closing Price on October 24, 2005	$40.00	$38.18

(1)	Based upon the product of the exchange ratio (2.325) and the closing price of Fulton common stock.
Merger Consideration is Fair From a Financial Point of View According to Columbia Bancorp’s Financial Advisor (See page 34)
     Danielson Associates, Inc. (“Danielson”) has given an opinion to Columbia Bancorp’s board of directors that, as of July 26, 2005, the consideration in the merger is fair from a financial point of view to Columbia Bancorp’s stockholders. The full text of Danielson’s opinion is attached as Exhibit C to this document. Fulton and Columbia Bancorp encourage you to read the opinion carefully. Pursuant to an engagement letter between Columbia Bancorp and Danielson, in exchange for Danielson’s services, Danielson will receive a transaction fee equal to 0.35% of the total consideration paid to Columbia Bancorp’s stockholders, to be valued at the time of consummation and which is payable promptly after the consummation of the merger. Danielson also charged Columbia Bancorp $10,000, plus reasonable out-of-pocket costs for travel and related expenses, materials and data and for other assistance. If Fulton and Columbia Bancorp merge, the $10,000 will be subtracted from the transaction fee.
No Dissenters’ Rights Of Appraisal (See page 41)
     Columbia Bancorp’s stockholders are not entitled to exercise dissenters’ rights under the provisions of Section 3-202(c) of the Maryland General Corporation Law.
Your rights as Stockholder will change after the Merger (See page 61)
     Upon completion of the merger, if you elect to receive Fulton shares in the merger or receive Fulton shares by virtue of proration, you will become a shareholder of Fulton. Fulton’s Amended and Restated Articles of

Incorporation and Bylaws and Pennsylvania law determine the rights of Fulton’s shareholders. The rights of shareholders of Fulton differ in certain respects from the rights of stockholders of Columbia Bancorp. The most significant of these differences include:
▪	Fulton has adopted a Shareholder Rights Plan, which provides Fulton’s shareholders with certain stock-related rights in the event of a hostile takeover but may have the effect of discouraging such a takeover, while Columbia Bancorp has not adopted any such plan.

▪	Fulton’s Amended and Restated Articles of Incorporation provide that holders of not less than 85% of its then outstanding voting power may remove directors without cause, while Columbia Bancorp’s directors may not be removed without cause.

▪	Fulton’s Amended and Restated Articles of Incorporation deny shareholders the right to take action without a shareholder’s meeting, while Columbia Bancorp’s stockholders are permitted to take action without a stockholder’s meeting if a written consent is signed by all of its holders of outstanding stock entitled to vote at such meeting and if a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it, are filed with the records of the stockholders’ meetings.

▪	Fulton’s Amended and Restated Articles of Incorporation provide that approval of not less than 85% of the then outstanding voting power of its capital stock is required for a business combination between Fulton and an interested shareholder of Fulton unless approved by Fulton’s board, in which case approval of only 2/3 of the then outstanding voting power is required, while Columbia Bancorp’s charter provides that all business combinations in which Columbia Bancorp is a party with an interested stockholder are subject to the approval of at least 80% of votes entitled to be cast at a stockholders meeting unless the stockholders receive, in any such business combination, a minimum price determined in accordance with the applicable Maryland statute.

▪	Fulton’s Amended and Restated Articles of Incorporation may be amended by either a majority of its Board of Directors and the affirmative vote of holders of a majority of the voting power or by holders of not less than 85% of its then outstanding voting power, except with respect to certain provisions which may only be amended upon the approval of either the affirmative vote of holders of 85% of the voting power or approval of a majority of the directors and continuing directors and affirmative vote of 66-2/3% of holders of voting power, while Columbia Bancorp’s charter may be amended by a the affirmative vote of a majority of all votes entitled to be cast by stockholders following approval by its board of directors, except that certain provisions require the approval of 80% of the votes entitled to be cast.
The Companies (See page 54 for Fulton and page 59 for Columbia Bancorp)
Fulton Financial Corporation
One Penn Square
Lancaster, Pennsylvania 17602
717-291-2411
     Fulton Financial Corporation is a Pennsylvania business corporation and a registered financial holding company that maintains its headquarters in Lancaster, Pennsylvania. As a financial holding company, Fulton engages in general commercial and retail banking and trust business, and also in related financial businesses, through its bank and nonbank subsidiaries. Fulton’s bank subsidiaries currently operate approximately 227 banking offices in Pennsylvania, Maryland, Delaware, New Jersey and Virginia. As of June 30, 2005, Fulton had consolidated total assets of approximately $11.6 billion.
     The principal assets of Fulton are its fourteen wholly-owned bank subsidiaries:
▪	Maryland state-chartered institutions include: Hagerstown Trust Company; and The Peoples Bank of Elkton.

▪	Nationally chartered associations include: Swineford National Bank; FNB Bank, National Association; and Delaware National Bank.

▪	New Jersey state-chartered institutions include: The Bank; First Washington State Bank; Skylands Community Bank; and Somerset Valley Bank.

▪	Pennsylvania state-chartered institutions include: Fulton Bank; Lafayette Ambassador Bank; Lebanon Valley Farmers Bank; and Premier Bank.

▪	Virginia state-chartered institutions include: Resource Bank.
     In addition, Fulton has the following wholly-owned non-bank direct subsidiaries:
▪	Fulton Financial Realty Company, which owns or leases property to Fulton (its corporate headquarters and primary operation center) as well as three unaffiliated tenants at the corporate headquarters property;

▪	Fulton Reinsurance Company, LTD, which engages in the business of reinsuring credit life, accident and health insurance that is directly related to extensions of credit by Fulton’s bank subsidiaries;

▪	Central Pennsylvania Financial Corp., which owns two inactive non-banking subsidiaries, as well as limited partnership interests in partnerships invested in low and moderate income housing projects for Community Reinvestment Act purposes;

▪	FFC Management, Inc., which owns equity investments in various financial institutions, mostly commercial banks, and corporate-owned life insurance policies;

▪	Fulton Financial Advisors, National Association, a limited purpose national banking association with trust powers;

▪	Fulton Insurance Services Group, Inc., an insurance agency;

▪	FFC Penn Square, Inc., which holds approximately $44 million of trust preferred securities issued by an affiliate;

▪	Premier Capital Trust II, PBI Capital Trust, Resource Capital Trust II, Resource Capital Trust III, SVB Bald Eagle Statutory Trust I and SVB Bald Eagle Statutory Trust II, each of which has issued trust preferred securities; and

▪	Virginia Financial Services, LLC, which provides management consulting services.
Columbia Bancorp
7162 Columbia Gateway Drive
Columbia, MD 21046
908-541-9500
     Columbia Bancorp, a Maryland corporation, is the bank holding company for The Columbia Bank, a Maryland commercial bank. At June 30, 2005, Columbia Bancorp had total consolidated assets of approximately $1.28 billion, deposits of approximately $976 million and stockholders’ equity of approximately $91 million. The Columbia Bank has 24 branches that span from the Washington, D.C. area to the northeast of Baltimore, Maryland. The Columbia Bank is engaged principally in the business of taking deposits and making commercial loans, residential mortgage loans, consumer loans and home equity and property improvement loans. Columbia Bancorp has the following wholly-owned non-bank subsidiaries:

▪	Columbia Bancorp Statutory Trust I, Columbia Bancorp Statutory Trust II and Columbia Bancorp Statutory Trust III, each of which has issued trust preferred securities.
     In addition, The Columbia Bank has the following wholly-owned subsidiaries:
▪	McAlpine Enterprises, Inc, Howard I, LLC and Howard II, LLC, all of which are inactive, but have been used primarily to manage properties acquired through foreclosure; and

▪	Columbia Leasing, Inc., which is an inactive commercial leasing company.
Vote Required to Approve Merger Agreement (See page 28)
     Approval of the merger agreement requires the affirmative vote of the holders of at least two-thirds of all votes entitled to be cast on the matter. The directors and executive officers of Columbia Bancorp and their affiliates together own about 19.39% of Columbia Bancorp’s outstanding common stock as of October 24, 2005. Certain of the directors and executive officers of Columbia Bancorp, who together own about 19.25% of Columbia Bancorp’s outstanding common stock as of October 24, 2005, have signed voting agreements pursuant to which they have agreed to vote their shares in favor of the merger agreement.
     Brokers who hold shares of Columbia Bancorp common stock as nominees will not have authority to vote those shares with respect to the merger agreement unless stockholders provide them with voting instructions. Such broker “non-votes” effectively act as a vote against the merger agreement.
     Neither the merger nor the merger agreement requires the approval of Fulton’s shareholders.
Columbia Bancorp Board Recommends Stockholder Approval (See page 32)
     The Columbia Bancorp board believes that the merger is in the best interests of Columbia Bancorp and its stockholders and recommends that you vote “FOR” approval of the merger agreement.
Special Meeting to be Held December 5, 2005 (See page 27)
     Columbia Bancorp will hold its special meeting of stockholders on Monday, December 5, 2005, at 10:00 a.m., local time, at Historic Oakland, 5430 Vantage Point Road, Columbia, Maryland 21044. At the special meeting, you will be asked to vote on a proposal to approve the merger agreement under which Columbia Bancorp would merge with Fulton, to adjourn the special meeting to solicit additional proxies, if necessary, in the event there are not sufficient votes at the time of the special meeting to approve the merger agreement, and any other business that properly arises at the special meeting.
Record Date Set at October 26, 2005; Voting (See page 27)
     You are entitled to vote at the special meeting if you owned shares of Columbia Bancorp common stock at the close of business on October 26, 2005, the record date. On October 26, 2005, there were 6,938,897 shares of Columbia Bancorp common stock outstanding. You will have one vote on all matters at the special meeting for each share of Columbia Bancorp common stock you owned on the record date.
Conditions that must be Satisfied for the Merger to Occur (See page 41)
     The following conditions must be met for Fulton and Columbia Bancorp to complete the merger in addition to other customary conditions:
▪	approval of the merger by Columbia Bancorp’s stockholders;

▪	the absence of legal restraints that prevent the completion of the merger;

▪	receipt of a legal opinion from Fulton’s legal counsel that the merger will be tax-free to Columbia Bancorp stockholders as to shares of Fulton stock received, but not as to cash received, including cash received in lieu of fractional shares;

▪	the continuing accuracy of the parties’ representations in the merger agreement;

▪	no material adverse change having occurred to Columbia Bancorp or Fulton;

▪	receipt of all required regulatory approvals; and

▪	the continuing effectiveness of the registration statement filed with the SEC with respect to the merger.
Regulatory Approvals Required (See page 50)
     Fulton and Columbia Bancorp cannot complete the merger unless Fulton obtains the approvals of the Federal Reserve Board and the Maryland Commissioner of Financial Regulation. Fulton has filed the required applications and notices seeking approval of the merger. Although Fulton and Columbia Bancorp believe regulatory approvals will be received in a timely manner, Fulton and Columbia Bancorp cannot be certain when or if the approvals will be obtained.
Termination and Amendment of the Merger Agreement (See page 48)
     Columbia Bancorp and Fulton can mutually agree at any time to terminate the merger agreement without completing the merger. Either party can also terminate the merger agreement in the following circumstances:
▪	if any condition precedent to a party’s obligations under the merger agreement is unable to be satisfied by June 30, 2006 (which date may be extended if the delay is a result of the failure to obtain necessary regulatory approvals), through no fault of its own; or

▪	if the other party has materially breached a representation, warranty or covenant and has not cured such breach within 30 days of receiving written notice of the breach.
     In addition, Fulton may terminate the merger agreement if Columbia Bancorp’s board of directors terminates the merger with Fulton to pursue a proposed acquisition of Columbia Bancorp by someone other than Fulton. In such an event, Fulton may be able to exercise the warrant for Columbia Bancorp common stock that it holds. Columbia Bancorp can also terminate the merger agreement if the closing market price for Fulton common stock, determined by averaging the price of Fulton’s stock over a ten day period occurring just before the merger, is less than both:
▪	$14.79; and

▪	80% of the “starting price” of Fulton stock ($18.49) multiplied by the ratio of the Nasdaq Bank Index over the same ten-day period compared to the Index on July 26, 2005.
     However, if Columbia Bancorp is permitted to terminate the merger agreement because of a decline in Fulton’s stock price as explained above, Fulton may, at its option, cause Columbia Bancorp to amend the merger agreement to increase the exchange ratio to a level equal to the exchange ratio multiplied by (14.79 divided by the closing market price), and Columbia Bancorp will no longer have the right to terminate the merger agreement as a result of the decline in Fulton’s stock price.
     Fulton and Columbia Bancorp can agree to amend the merger agreement in any way, except that after the stockholders’ special meeting they cannot change the consideration you will receive in the merger. Either party can waive any of the requirements of the other party in the merger agreement, except that neither party can waive any required regulatory approval.

Fulton to Continue as Surviving Corporation (See page 38)
     Fulton will continue as the surviving corporation after the merger. The boards of directors and executive officers of Fulton and its subsidiaries will not change as a result of the merger, except that Fulton will appoint John M. Bond, Jr., the Chairman of Columbia Bancorp’s board of directors and its Chief Executive Officer, to its board of directors or, in the event he is unable to serve, another member of Columbia Bancorp’s current board of directors that is reasonably acceptable to Fulton.
     All of The Columbia Bank’s current directors are expected to remain on the board of directors of The Columbia Bank following the merger.
Warrant Agreement makes Third Party Offers for Columbia Bancorp More Expensive (See page 45)
     To induce Fulton to enter into the merger agreement, Columbia Bancorp issued Fulton a warrant to purchase up to 1,881,809 shares of Columbia Bancorp common stock at an exercise price of $37.26 per share, subject to certain restrictions on both (i) Fulton’s maximum beneficial ownership of Columbia Bancorp common stock and (ii) the maximum value Fulton may realize from the warrant. The warrant may discourage other companies from attempting to acquire Columbia Bancorp prior to completion of the merger by making third party offers for Columbia Bancorp more expensive. It also provides compensation to Fulton in the event that the merger fails to close because a third party gains control of Columbia Bancorp. Generally, Fulton may exercise this warrant only if a third party seeks to gain control of Columbia Bancorp. Fulton and Columbia Bancorp do not believe that any of the events which would permit Fulton to exercise the warrant have occurred as of the date of this document. The warrant will expire upon completion of the merger.
     The amended and restated warrant agreement and warrant are attached to this document as Exhibit B.
Risk Factors (See page 22)
You should carefully consider the information under “Risk Factors” and all other information incorporated by reference in this document.
Financial Interests of Management in the Merger (See page 53)
     When considering the recommendation of Columbia Bancorp’s board of directors, you should be aware that some Columbia Bancorp directors and executive officers have interests in the merger which may conflict with both your and their interests as stockholders. These interests include:
▪	John M. Bond, Jr., Chairman and Chief Executive Officer of Columbia Bancorp, and John A. Scaldara, Jr., President and Chief Operating Officer of Columbia Bancorp, have each entered into a new employment agreement with The Columbia Bank, Columbia Bancorp and Fulton that will become effective upon completion of the merger. These employment agreements replace existing employment agreements that each of Messrs. Bond and Scaldara has with Columbia Bancorp and The Columbia Bank. Each of Messrs. Bond and Scaldara will receive a portion of certain change of control payments which are triggered by the merger under their existing employment agreements;

▪	Executive officers and directors hold options to purchase Columbia Bancorp common stock that will convert into options to purchase Fulton stock or cash, some of which may accelerate, in terms of vesting, as a result of the merger. As of October 24, 2005, the difference between the aggregate exercise price and the market value of the shares underlying the options held by executive officers and directors of Columbia Bancorp, which represents the economic value of the options, was approximately $8,295,496;

▪	Following the merger, Fulton will indemnify, and provide liability insurance to, officers and directors of Columbia Bancorp; and

▪	Following the merger, the current members of Columbia Bancorp’s board of directors, all of which are also directors of The Columbia Bank, will remain directors of The Columbia Bank, and the compensation for non-employee directors of The Columbia Bank will remain unchanged for three years following the effective time of the merger.
Accounting Treatment (see page 51)
     Fulton will account for the merger under the purchase method of accounting for business combinations.
Forward-Looking Information
     This document contains and incorporates some “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding intent, belief or current expectations about matters including statements as to “beliefs,” “expectations,” “anticipations,” “intentions” or similar words. Forward-looking statements are also statements that are not statements of historical fact. Forward-looking statements are subject to risks, uncertainties and assumptions. These include, by their nature:
▪	the effects of changing economic conditions both nationally and in Fulton’s and Columbia Bancorp’s market areas;

▪	credit risks of commercial, real estate, consumer and other lending activities;

▪	significant changes in interest rates;

▪	changes in federal and state banking laws and regulations which could impact operations;

▪	funding costs;

▪	other external developments which could materially affect the business and operations of Fulton and Columbia Bancorp;

▪	the ability of Fulton to integrate Columbia Bancorp after the merger; and

▪	other risks detailed from time to time in Columbia Bancorp’s and Fulton’s SEC filings, including Quarterly Reports on Form 10-Q and Annual Report on Form 10-K.
     If one or more of these risks or uncertainties occurs, or if the underlying assumptions prove incorrect, actual results, performance or achievements in 2005 and beyond could differ materially from those expressed in, or implied by, the forward-looking statements.

RISK FACTORS
     An investment in Fulton common stock in connection with the merger involves certain risks, including, among others, the risks described below. In addition to the other information contained in this document, you should carefully consider the following risk factors in deciding whether to vote for approval of the merger agreement.
RISK FACTORS RELATED TO THE MERGER
Some Columbia Bancorp stockholders may not receive their requested form of merger consideration.
     The merger agreement provides that, in accordance with elections by Columbia Bancorp’s stockholders, the merger consideration will be paid in cash, Fulton common stock or a combination of cash and Fulton common stock. In the event that the aggregate number of shares of Columbia Bancorp common stock for which cash elections are received is greater than 50% of the number of shares of Columbia Bancorp common stock outstanding immediately prior to the effective time of the merger, some of the shares for which elections for cash have been made will be converted into the right to receive stock consideration in the manner described under “The Merger — Effect of the Merger — Proration” on page 39. In addition, if the aggregate number of shares of Columbia Bancorp common stock for which cash elections are received is less than 20% of the number of Columbia Bancorp Shares outstanding immediately prior to the merger, some of the shares for which elections for stock have been made will be converted into the right to receive cash consideration in the manner described under “The Merger — Effect of the Merger — Proration” on page 39. Accordingly, holders of Columbia Bancorp common stock may not receive their requested form and/or allocation of merger consideration.
Fluctuations in the market price of Fulton common stock may cause the value of the stock portion of the merger consideration to decrease, and Columbia Bancorp’s board of directors may be able to abandon the merger as a result of such a decrease.
     The aggregate market value of the Fulton common stock that you may receive in the merger is not fixed. Columbia Bancorp has the right to terminate the merger agreement and abandon the merger before the closing if the price of Fulton’s common stock, averaged over a 10 day period occurring just before the merger, is less than $14.79 and has decreased by 20% more than the Nasdaq Bank Index when compared, in each instance, to the value of such index and Fulton common stock on July 26, 2005. The satisfaction of the termination condition creates a right, but not an obligation, to terminate the merger agreement. The opportunity to evaluate the termination provisions will take place only at the end of the transaction in accordance with its terms. In the event the termination provision conditions set forth above allow Columbia Bancorp to terminate the merger agreement and Columbia Bancorp intends to exercise that right, Fulton has the right to cause Columbia Bancorp to amend the merger agreement and increase the exchange ratio in lieu of terminating the merger agreement.
     Upon completion of the merger, certain of your shares of Columbia Bancorp common stock may be converted into shares of Fulton common stock, either through your election or as a result of proration. While the merger consideration has been structured to provide that Columbia Bancorp stockholders may elect to receive 2.325 shares of Fulton common stock for some or all of their shares of Columbia Bancorp common stock which is to be exchanged for Fulton common stock, the value of 2.325 shares of Fulton common stock at closing will not be known at the time you are required to make your election. Changes in Fulton’s stock price may result from a variety of factors that are beyond the control of Fulton, including, among other things, changes in Fulton’s business, operations and prospects, regulatory considerations and general market and economic conditions.
     The price of Fulton common stock may vary from its price on the date of this document, the date of the Columbia Bancorp special meeting, the date you are required to make an election concerning the consideration you would like to receive and the date of closing. You will not know at the time of the special meeting or the date you make election what the price of the Fulton common stock will be on the date the merger is completed.

You will have less influence as a stockholder of Fulton than as a stockholder of Columbia Bancorp.
     As a Columbia Bancorp stockholder, you currently have the right to vote in the election of the board of directors of Columbia Bancorp and on other matters affecting Columbia Bancorp. The merger will result in the transfer of control of Columbia Bancorp and The Columbia Bank to the stockholders of Fulton. Although when the merger occurs you may become a shareholder of Fulton, your percentage ownership of Fulton will be significantly smaller than your percentage ownership of Columbia Bancorp. Because of this, you will have less influence on the management and policies of Fulton than you now have on the management and policies of Columbia Bancorp.
Fulton may fail to realize all of the anticipated benefits of the merger.
     The success of the merger will depend, in part, on Fulton’s ability to realize the anticipated benefits and cost savings from combining the businesses of Columbia Bancorp and Fulton. However, to realize these anticipated benefits and cost savings, Fulton must successfully combine the businesses of Columbia Bancorp and Fulton. If Fulton is not able to achieve these objectives, the anticipated benefits and cost savings of the merger may not be realized fully or at all or may take longer to realize than expected.
     Columbia Bancorp and Fulton have operated and, until the completion of the merger, will continue to operate, independently. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect Fulton’s ability to maintain its relationships with their respective clients, customers, depositors and employees or to achieve the anticipated benefits of the merger. Integration efforts between the two companies may, to some extent, also divert management attention and resources. These integration matters could have an adverse effect on each of Columbia Bancorp and Fulton during such transition period.
The merger agreement limits Columbia Bancorp’s ability to pursue alternatives to the merger.
     The merger agreement contains “no shop” provisions that, subject to limited exceptions, limit Columbia Bancorp’s ability to discuss, facilitate or commit to competing third-party proposals to acquire all or a significant part of the company. In addition, Columbia Bancorp has issued Fulton a warrant to acquire up to 1,881,809 shares of Columbia Bancorp common stock pursuant to the terms of the warrant. These provisions may discourage a potential competing acquiror that might have an interest in acquiring all or a significant part of Columbia Bancorp from considering or proposing that acquisition even if it were prepared to pay consideration with a higher per share market price than that proposed in the merger, or might result in a potential competing acquiror proposing to pay a lower per share price to acquire Columbia Bancorp than it might otherwise have proposed to pay.
Columbia Bancorp’s executive officers and directors have financial interests in the merger that are different from, or in addition to, the interests of Columbia Bancorp stockholders.
     Executive officers of Columbia Bancorp negotiated the terms of the merger agreement with their counterparts at Fulton, and Columbia Bancorp’s board of directors unanimously approved the merger agreement and recommended that Columbia Bancorp stockholders vote to approve the merger agreement. In considering these facts and the other information contained in this document, you should be aware that Columbia Bancorp’s executive officers and directors have financial interests in the merger that are different from, or in addition to, the interests of Columbia Bancorp stockholders. For example, certain executive officers have entered into agreements with Fulton that may provide, among other things, non-competition payments and severance and other benefits following the merger. These and other additional interests of Columbia Bancorp directors and executive officers may create potential conflicts of interest and cause some of these persons to view the proposed transaction differently than you may view it, as a stockholder. Please see “The Merger—Financial Interests of Management in the Merger—Employment Agreements” for information about these financial interests.

RISK FACTORS RELATED TO FULTON’S BUSINESS
Changes in interest rates may have an adverse effect on Fulton’s profitability.
     Fulton and its subsidiary banks are affected by fiscal and monetary policies of the federal government, including those of the Federal Reserve Board, which regulates the national money supply in order to manage recessionary and inflationary pressures. Among the techniques available to the Federal Reserve Board are engaging in open market transactions of U.S. Government securities, changing the discount rate and changing reserve requirements against bank deposits. The use of these techniques may also affect interest rates charged on loans and paid on deposits.
     Net interest income is the most significant component of Fulton’s net income, accounting for approximately 72% of total revenues in 2004 and 73% of revenues in the first half of 2005. The narrowing of interest rate spreads, the difference between interest rates earned on loans and investments and interest rates paid on deposits and borrowings, would adversely affect Fulton’s earnings and financial condition. Among other things, regional and local economic conditions as well as fiscal and monetary policies of the federal government, including those of the Federal Reserve Board, may affect prevailing interest rates. Fulton cannot predict or control changes in interest rates.
     During the first half of 2004, short-term interest rates were low and Fulton’s net interest income and net interest margin were negatively affected because reducing the rates paid on deposits became exceedingly difficult. During the second half of 2004 and the first half of 2005, the Federal Reserve Board has increased short-term interest rates several times. When short-term interest rates rise, Fulton generally expects improvements in net interest income. However, a flat or declining interest rate environment would adversely impact Fulton’s net interest income. In addition, increasing short-term rates tend to have a detrimental impact on mortgage loan origination volumes and related mortgage-banking income.
     The absolute difference between short-term interest rates and intermediate-term interest rates can also affect Fulton’s net interest income. When intermediate-term interest rates exceed short-term interest rates, generally, an increase in the interest rate differential will increase the net interest income earned by Fulton on a portion of its earning assets. Conversely, a reduction in the interest rate differential will generally cause a reduction in net interest income earned by Fulton on a portion of its earning assets.
Changes in economic conditions and the composition of Fulton’s loan portfolios could lead to higher loan charge-offs or an increase in Fulton’s allowance for loan losses and may reduce Fulton’s income.
     Changes in national and regional economic conditions could impact the loan portfolios of Fulton’s subsidiary banks. For example, an increase in unemployment, a decrease in real estate values or increases in interest rates, as well as other factors, could weaken the economies of the communities Fulton serves. Weakness in the market areas served by Fulton’s subsidiary banks could depress its earnings and consequently its financial condition because:
•	customers may not want or need Fulton’s products or services;

•	borrowers may not be able to repay their loans;

•	the value of the collateral securing Fulton’s loans to borrowers may decline, particularly because 76.3% of our loan portfolio is secured by real estate as of June 30, 2005; and

•	the quality of Fulton’s loan portfolio may decline.
     Any of the latter three scenarios could require Fulton to “charge-off” a higher percentage of its loans and/or increase its provision for loan and lease losses, which would reduce its income.

     In addition, the amount of Fulton’s provision for loan losses and the percentage of loans it is required to “charge-off” may be impacted by the overall risk composition of the loan portfolio. Recently, the amount of Fulton’s commercial loans (including agricultural loans) and commercial mortgages have increased, comprising a greater percentage of its overall loan portfolio. These loans are inherently more risky than certain other types of loans, such as residential mortgage loans. While Fulton believes that its allowance for loan losses as of December 31, 2004 and June 30, 2005 is sufficient to cover losses inherent in the loan portfolio on that date, Fulton cannot assure you that it will not be required to increase its loan-loss provision or “charge-off” a higher percentage of loans due to changes in the risk characteristics of the loan portfolio, thereby reducing its net income. To the extent any of Fulton’s subsidiary banks rely more heavily on loans secured by real estate than the banking industry in general, a decrease in real estate values could cause higher loan losses on non-performing loans and require higher loan loss provisions.
Fluctuations in the value of Fulton’s equity portfolio, or assets under management by Fulton’s trust and investment management services, could have a material impact on Fulton’s results of operations.
     At June 30, 2005, Fulton’s investments consisted of $67.0 million of stocks of other financial institutions, $67.0 million of FHLB and other government agency stock and $34.3 million of mutual funds and other investments. Fulton’s equity portfolio consists primarily of common stock of publicly traded financial institutions. Fulton realized net gains on the sale of equity securities of $14.8 million and $17.3 million in 2004 and 2003, respectively. These gains were offset by write-downs of $137,000 in 2004 and $3.3 million in 2003 for the impairment in value of specific equity securities. The unrealized gains on the equity portfolio represent a potential source of revenue for Fulton. The value of the securities in Fulton’s equity portfolio may be affected by a number of factors, including factors that impact the performance of the U.S. securities market in general and, due to the concentration in stocks of financial institutions in Fulton’s equity portfolio, specific risks associated with that sector. If the value of one or more equity securities in the portfolio were to decline significantly, this revenue could be reduced or lost in its entirety. In addition to Fulton’s equity portfolio, Fulton’s investment management and trust services could be impacted by fluctuations in the securities market. A portion of Fulton’s trust revenue is based on the value of the underlying investment portfolios. If the value of those investment portfolios decreases, whether due to factors influencing U.S. securities markets in general, or otherwise, Fulton’s revenue could be negatively impacted. In addition, Fulton’s ability to sell its brokerage services is dependent, in part, upon consumers’ level of confidence in the outlook for rising securities prices.
If Fulton is unable to acquire additional banks on favorable terms or if it fails to successfully integrate or improve the operations of acquired banks, Fulton may be unable to execute its growth strategies.
     Fulton has historically supplemented its internal growth with strategic acquisitions of banks, branches and other financial services companies. There can be no assurance that Fulton will be able to effect future acquisitions on favorable terms or that it will be able to assimilate acquired institutions successfully. In addition, with acquisitions, Fulton may not be able to achieve anticipated cost savings or operating results. Acquired institutions also may have unknown or contingent liabilities or deficiencies in internal controls that could result in material liabilities or negatively impact Fulton’s ability to complete the internal control procedures required under federal securities laws, rules and regulations or by certain laws, rules and regulations applicable to the banking industry.
If the goodwill that Fulton has recorded in connection with its acquisitions becomes impaired, it could have a negative impact on Fulton’s profitability.
     Applicable accounting standards require that the purchase method of accounting be used for all business combinations. Under purchase accounting, if the purchase price of an acquired company exceeds the fair value of the company’s net assets, the excess is carried on the acquiror’s balance sheet as goodwill. At June 30, 2005, Fulton had approximately $364 million of goodwill on its balance sheet. With the acquisition of SVB Financial on July 1, 2005, goodwill was approximately $418 million. Companies must evaluate goodwill for impairment at least annually. Writedowns of the amount of any impairment, if necessary, are to be charged to the results of operations in the period in which the impairment is determined. Based on tests of goodwill impairment conducted to date, Fulton has concluded that there has been no impairment, and no write-downs have been recorded. However, there can be no assurance that the future evaluations of goodwill will not result in findings of impairment and write-downs.

Fluctuations in the level of some of Fulton’s defined benefit plan expense could adversely affect its earnings.
     Fulton’s defined benefit plan expense can be greatly impacted by the return realized on invested plan assets and thus is not entirely within Fulton’s control. A downturn in the equity markets can result in an increase in expense. Such an increase occurred in 2003, when Fulton’s defined benefit plan expense increased 66.9%, from $1,812,000 to $3,025,000. This expense increased in 2004, to $3,072,000.
The competition Fulton faces is increasing and may reduce Fulton’s customer base and negatively impact Fulton’s results of operations.
     There is significant competition among commercial banks in the market areas served by Fulton’s subsidiary banks. In addition, as a result of the deregulation of the financial industry, Fulton’s subsidiary banks also compete with other providers of financial services such as savings and loan associations, credit unions, consumer finance companies, securities firms, insurance companies, commercial finance and leasing companies, the mutual funds industry, full service brokerage firms and discount brokerage firms, some of which are subject to less extensive regulations than Fulton is with respect to the products and services they provide. Some of Fulton’s competitors, including certain super-regional and national bank holding companies that have made acquisitions in its market area, have greater resources than Fulton has, and as such, may have higher lending limits and may offer other services not offered by Fulton.
     Fulton also experiences competition from a variety of institutions outside its market areas. Some of these institutions conduct business primarily over the Internet and may thus be able to realize certain cost savings and offer products and services at more favorable rates and with greater convenience to the customer.
     Competition may adversely affect the rates Fulton pays on deposits and charges on loans, thereby potentially adversely affecting Fulton’s profitability. Fulton’s profitability depends upon its continued ability to successfully compete in the market areas it serves while achieving its investment objectives.
The supervision and regulation to which Fulton is subject can be a competitive disadvantage.
     Fulton is a registered financial holding company, and its subsidiary banks are depository institutions whose deposits are insured by the Federal Deposit Insurance Corporation (FDIC). As a result, Fulton and its subsidiaries are subject to various regulations and examinations by various regulatory authorities. In general, statutes establish the corporate governance and eligible business activities for Fulton, certain acquisition and merger restrictions, limitations on inter-company transactions such as loans and dividends, and capital adequacy requirements, requirements for anti-money laundering programs and other compliance matters, among other regulations. Fulton is extensively regulated under federal and state banking laws and regulations that are intended primarily for the protection of depositors, federal deposit insurance funds and the banking system as a whole. Compliance with these statutes and regulations is important to Fulton’s ability to engage in new activities and to consummate additional acquisitions. In addition, Fulton is subject to changes in federal and state tax laws as well as changes in banking and credit regulations, accounting principles and governmental economic and monetary policies. Fulton cannot predict whether any of these changes may adversely and materially affect it. Federal and state banking regulators also possess broad powers to take supervisory actions as they deem appropriate. These supervisory actions may result in higher capital requirements, higher insurance premiums and limitations on Fulton’s activities that could have a material adverse effect on its business and profitability. While these statutes are generally designed to minimize potential loss to depositors and the FDIC insurance funds, they do not eliminate risk, and compliance with such statutes increases Fulton’s expense, requires management’s attention and can be a disadvantage from a competitive standpoint with respect to non-regulated competitors.

THE SPECIAL MEETING
     The board of directors of Columbia Bancorp is providing this document to holders of Columbia Bancorp common stock to solicit your proxy for use at the special meeting of Columbia Bancorp stockholders and any adjournments or postponements of the special meeting.
Time, Date and Place
     The special meeting of Columbia Bancorp’s stockholders will be held at 10:00 a.m., local time, on Monday, December 5, 2005, at Historic Oakland, 5430 Vantage Point Road, Columbia, Maryland 21044.
Matters to be Considered
     The purposes of the special meeting are to consider, approve and adopt the merger agreement, to approve a proposal to adjourn the special meeting, if necessary, because more time is needed to solicit additional proxies, and to transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting. At this time, Columbia Bancorp’s board of directors is unaware of any other matters that may be presented for action at the special meeting.
     A vote for approval of the merger agreement is a vote for approval of the merger of Columbia Bancorp with and into Fulton and for the exchange of Columbia Bancorp common stock for Fulton common stock, cash or a combination of the two. If the merger is completed, Columbia Bancorp common stock will be cancelled and you will receive: (i) 2.325 shares of Fulton common stock (subject to adjustment for stock splits, stock dividends and similar matters); (ii) $42.48 in cash; or (iii) one of nine combinations of cash and stock in exchange for each share of Columbia Bancorp common stock that you hold, in each case subject to proration, as necessary, to ensure that at least 20%, and at most 50%, of Columbia Bancorp’s outstanding shares are converted into cash. Fulton will pay cash in lieu of issuing any fractional share interests to you.
Shares Outstanding and Entitled to Vote; Record Date
     The close of business on October 26, 2005 has been fixed by Columbia Bancorp’s board of directors as the record date for the determination of holders of Columbia Bancorp common stock entitled to notice of and to vote at the special meeting and any adjournment or postponement of the special meeting. At the close of business on the record date, 6,938,897 shares of Columbia Bancorp common stock were outstanding and entitled to vote. Each share of Columbia Bancorp common stock entitles the holder to one vote at the special meeting on all matters properly presented at the special meeting.
How to Vote your Shares
     Columbia Bancorp stockholders of record may vote by mail or by attending the special meeting and voting in person. If you choose to vote by mail, simply mark the enclosed proxy card, date and sign it, and return it in the postage paid envelope provided.
     If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Also, please note that if the holder of record of your shares is a broker, bank or other nominee, and you wish to vote in person at the special meeting, you must bring a letter from the broker, bank or other nominee confirming that you are the beneficial owner of the shares.
     Any Columbia Bancorp stockholder executing a proxy may revoke it at any time before it is voted by:
•	delivering to the Secretary of Columbia Bancorp prior to the special meeting a written notice of revocation, addressed to Sibyl S. Malatras, Columbia Bancorp, 7162 Columbia Gateway Drive, Columbia, MD 21046;

▪	delivering to Columbia Bancorp prior to the special meeting a properly executed proxy with a later date; or

▪	attending the special meeting and voting in person.
     Attendance at the special meeting will not, in and of itself, constitute revocation of a proxy.
     Each proxy returned to Columbia Bancorp (and not revoked) by the holder of Columbia Bancorp common stock will be voted in accordance with the instructions indicated thereon. If no instructions are indicated, the proxy will be voted FOR approval and adoption of the merger agreement, FOR adjournment of the special meeting if necessary to allow Columbia Bancorp time to solicit additional votes in favor of the merger agreement and, as to any other proposal properly brought before the special meeting, in the discretion of Messrs. Bond and Scaldara in their capacity as attorney-in-fact.
     At this time, Columbia Bancorp’s board of directors is unaware of any matters, other than set forth above, that may be presented for action at the special meeting or any adjournment or postponement of the special meeting. If other matters are properly presented, however, the persons named as proxies will vote in accordance with their judgment with respect to such matters.
Vote Required
     A quorum, consisting of the holders of a majority of the issued and outstanding shares of Columbia Bancorp common stock, must be present in person or by proxy before any action may be taken at the special meeting. On all matters to come before the special meeting, each share of common stock is entitled to one vote.
     Under Columbia Bancorp’s charter and the Maryland General Corporate Law, the affirmative vote of two-thirds of all votes entitled to be cast on the matter is necessary to approve and adopt the merger agreement on behalf of Columbia Bancorp.
     Because the affirmative vote of two-thirds of all votes entitled to be cast at the special meeting is needed for Columbia Bancorp to proceed with the merger, the failure to vote by proxy or in person will have the same effect as a vote against the merger. Abstentions and broker non-votes also will have the same effect as a vote against the merger. Accordingly, Columbia Bancorp’s board of directors urges Columbia Bancorp stockholders to promptly vote by completing, dating and signing the accompanying proxy card and to promptly return it in the enclosed postage-paid envelope, or, if you hold your stock in “street name” through a bank or a broker, by following the voting instructions of your bank or broker.
     The directors and executive officers of Columbia Bancorp collectively owned approximately 19.39% of the outstanding shares of Columbia Bancorp common stock as of the record date for the special meeting. Certain of Columbia Bancorp’s directors and executive officers, collectively owing approximately 19.25% of the outstanding shares of Columbia Bancorp common stock as of the record date, have signed voting agreements pursuant to which they have agreed to vote all of their shares in favor of the merger.
Solicitation of Proxies
     Columbia Bancorp will pay all costs incurred by it in connection with the solicitation of proxies (including any costs incurred by Columbia Bancorp in connection with the retention by it of a third party to solicit proxies) from its stockholders on behalf of its board of directors with the exception of printing and mailing this document, the cost of which will be paid by Fulton. The directors, officers and employees of Columbia Bancorp and its subsidiaries may solicit proxies from stockholders of Columbia Bancorp in person or by telephone, facsimile or other electronic methods without compensation other than reimbursement by Columbia Bancorp for their actual expenses. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Columbia Bancorp common stock held of record by such persons, and Columbia Bancorp will reimburse such firms, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith. Columbia Bancorp may retain the services of a third party to solicit proxies by personal interview, telephone, facsimile and/or mail, but has no current intent to retain such services.
     Do not send in your stock certificates with your proxy card. As described under the caption “The Merger — Effect of the Merger — Exchange of Columbia Bancorp Stock Certificates” on page 40, a letter of transmittal/election form will be mailed to you shortly.
THE MERGER
     The following information is intended to summarize the material aspects of the merger agreement. This description is only a summary. We have attached a copy of the merger agreement, the amended and restated warrant agreement and the warrant to this document as Exhibits A and B, respectively, and we incorporate each in this document by reference. We urge you to read the merger agreement carefully. The merger agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about Fulton or Columbia Bancorp. Such information can be found elsewhere in this document and in the other public filings Fulton and Columbia Bancorp make with the Securities and Exchange Commission, which are available without charge at www.sec.gov.
     The merger agreement provides, among other things, that:
▪	Columbia Bancorp will merge with and into Fulton, with Fulton surviving; and

▪	If the merger is completed, you, as a stockholder of Columbia Bancorp, will receive, at your election (but subject to proration): (i) 2.325 shares of Fulton common stock for each share of Columbia Bancorp common stock owned (subject to adjustment for stock splits, stock dividends and similar events); (ii) $42.48 in cash for each share of Columbia Bancorp Stock owned; or (iii) one of nine permissible combinations of Fulton common stock and cash consideration for your shares of Columbia Bancorp common stock.
     The board of directors of Columbia Bancorp has approved and adopted the merger agreement and believes the merger is in the best interests of Columbia Bancorp and its stockholders. Columbia Bancorp’s board of directors recommends that you vote FOR the merger agreement.
Background of Merger
     Columbia Bancorp’s business strategy has been focused on growing its business independently and serving its customers and employee constituents. However, members of Columbia Bancorp’s executive management have, on occasion, talked with principals of various interested parties and received indications of interest to enter into discussions regarding, and at times received proposals with various levels of specificity for, a business combination with such interested parties. Traditionally, these indications of interest commenced through discussions between Columbia Bancorp’s Chief Executive Officer and the principals of the other financial institutions. The Chief Executive Officer would discuss any indications of interest that he considered significant with the executive members of Columbia Bancorp’s Board of Directors (consisting of Messrs. Bond, Kelly, Langenthal, Moxley and Scaldara) (the “Executive Members”). Under procedures approved by the Board of Directors, any possible business combination that the Executive Members considered to be worthy of further consideration was referred to the Strategic Planning Committee of Columbia Bancorp’s Board of Directors (the “Strategic Planning Committee”) for further consideration. If, after evaluating the terms and conditions and merits of the proposed business combination, the Strategic Planning Committee determined the proposal to be desirable and in the best interests of Columbia Bancorp and its stockholders, the Strategic Planning Committee would then recommend that Columbia Bancorp’s entire Board of Directors evaluate the proposed transaction. The final step would be for Columbia Bancorp’s Board of Directors to evaluate the terms and conditions and merits of the proposed business combination to determine whether it is advisable and in the best interests of Columbia Bancorp and its stockholders. No proposed business combination has been deemed by all three levels of authority to meet the strategic objectives of Columbia Bancorp other than the proposed business combination with Fulton.

     At each stage of review, the evaluations of potential business combinations have been undertaken in accordance with Columbia Bancorp’s charter and the Maryland General Corporation Law. Columbia Bancorp’s charter requires that, in determining what is in the best interests of Columbia Bancorp and its stockholders, due consideration be given to all relevant factors, including but not limited to (a) the economic effect, both immediate and long-term, upon Columbia Bancorp’s stockholders; (b) the social and economic effect on employees and customers of, and others dealing with, Columbia Bancorp and its subsidiaries and on the communities in which Columbia Bancorp and its subsidiaries operate; (c) whether the proposal is acceptable based on the historical and current operating results or financial condition of Columbia Bancorp; (d) whether a more favorable price could be obtained for Columbia Bancorp’s stock or other securities in the future; (e) the reputation and business practices of the other party and its management and affiliates as they would affect the employees of Columbia Bancorp; (f) the future value of the stock or any other securities of Columbia Bancorp; and (g) any antitrust or other legal and regulatory issues that are raised by the proposal.
     In the Fall of 2003, Columbia Bancorp’s executive management was formally introduced to Fulton by Arnold G. Danielson, of Danielson, to discuss interest in a potential business combination between Columbia Bancorp and Fulton. In order to facilitate discussions, Fulton and Columbia Bancorp executed a mutual confidentiality agreement at that time. Columbia Bancorp’s executive management also stated that it would be considering two other proposals from financial institutions with which it had been having discussions regarding a potential business combination. Fulton was asked to submit a proposal to be considered along with the other proposals. Ultimately, Columbia Bancorp received three proposals during October and November 2003, including one from Fulton. At that time, the Board of Directors concluded that two of the proposals (including Fulton’s) were not in the best interests of Columbia Bancorp and its stockholders. The third proposal was withdrawn for reasons stated to be unrelated to Columbia Bancorp.
     Following that determination, John M. Bond, Jr., Chairman and Chief Executive Officer of Columbia Bancorp, was in contact from time to time with Mr. Rufus Fulton, Chairman and Chief Executive Officer of Fulton. In October 2004, Mr. Bond and Mr. Fulton met at an investor conference in New York and agreed to discuss the merits of a possible business combination at a later time.
     On November 22, 2004, Mr. Bond and Mr. John A. Scaldara, Jr., President and Chief Operating Officer of Columbia Bancorp, met with Mr. Fulton and Mr. R. Scott Smith, Jr., President and Chief Operating Officer of Fulton. A possible business combination was discussed. Based on the level of interest expressed and the favorable preliminary terms and conditions contemplated, the Executive Committee was informed of the meeting and agreed unanimously that Mr. Bond and Mr. Scaldara should continue discussions with Fulton.
     On December 2, 2004, Mr. Bond and Mr. Scaldara visited with Mr. Fulton, Mr. Smith and Mr. Charles J. Nugent, Senior Executive Vice President and Chief Financial Officer of Fulton, to discuss other aspects of a potential business combination, including pricing, deal structure, assumptions employed by Fulton with regard to cost savings and the corporate and management structure of Columbia Bancorp following completion of a business combination. Following the meeting, the Executive Members determined that pursuit of a business combination with Fulton might be desirable, but that the timing was problematic and inopportune. Specifically, Columbia Bancorp’s data processing system conversion, which began in September 2004 and was still continuing, and the enactment by Congress of the Sarbanes-Oxley Act of 2002, were placing enormous demands on management’s time and required management’s full attention. As a result, the parties deferred further discussion of terms of a possible business combination pending completion of these items. Columbia Bancorp and Fulton continued to remain in contact and, on January 7, 2005, Mr. Fulton and Mr. Smith met with the Executive Members of Columbia Bancorp’s Board of Directors to discuss Fulton’s history, business model, financial performance and succession planning.
     Following the completion of Columbia Bancorp’s data processing system conversion, completion of Sarbanes-Oxley 404 compliance and the publication of Columbia Bancorp’s first quarter 2005 earnings press release on April 25, 2005, Mr. Bond contacted Mr. Fulton and both parties decided to renew discussions once again to determine whether a business combination was in the interests of both parties.

     On May 12, 2005, Mr. Scaldara met with Mr. Nugent and his staff to discuss a potential business combination, including detailed pricing assumptions.
     On May 13, 2005, Mr. Bond and Mr. Scaldara met with Mr. Fulton, Mr. Smith and Mr. Nugent to further discuss business terms, address personnel matters and clarify issues regarding corporate structure subsequent to the closing of a transaction.
     On May 16, 2005, the Executive Members met to evaluate the preliminary terms and conditions and merits of a proposed business combination with Fulton and authorized Mr. Bond to continue negotiations of the terms and conditions of the proposed transaction and to arrange due diligence procedures as soon as practicable.
     On May 27, 2005, Mr. Bond and Mr. Scaldara met with Mr. Smith and others from Fulton to further negotiate the business terms of the proposed business combination and to begin to discuss the schedule for drafting a merger agreement and the performance by Columbia Bancorp and Fulton of due diligence.
     From May 27, 2005 through July 6, 2005, Columbia Bancorp and Fulton exchanged information and conducted limited due diligence.
     On July 6, 2005, Mr. Bond and Mr. Scaldara met with Mr. Fulton and Mr. Smith to finalize the business terms of the proposed business combination and requested that Fulton deliver a term sheet detailing in definitive form the terms on which they were prepared to conclude a business combination. On July 8, 2005, Fulton presented to Columbia Bancorp a non-binding proposal outlining the material terms of a potential business combination which was consistent with the terms negotiated and discussed in May and June.
     On July 12, 2005, Columbia Bancorp formally engaged Danielson Associates Inc. to act as Columbia Bancorp’s financial advisor in connection with a possible business combination with Fulton.
     From July 13, 2005 through July 26, 2005, Columbia Bancorp, its legal counsel, the law firm of DLA Piper Rudnick Gray Cary US LLP (“DLA Piper”), and Danielson, drafted, negotiated and finalized the merger agreement and the related agreements (including a warrant agreement, a warrant, a form of stockholder voting agreement and employment agreements for each of Mr. Bond and Mr. Scaldara) with Fulton and its legal counsel, Barley Snyder LLC. During this period, Columbia Bancorp and Fulton also conducted additional due diligence on each other. On July 19, 2005, Fulton and Columbia Bancorp executed an updated mutual confidentiality agreement.
     On July 23, 2005, a combined special meeting of the Strategic Planning Committee and the Executive Committee of the Board of Directors of Columbia Bancorp was held at the offices of DLA Piper to review the terms of the proposed business combination. Presentations were made to the committees by management, Mr. Danielson and DLA Piper. The members of each of the Strategic Planning Committee and the Executive Committee voted to authorize Mr. Bond to continue negotiations with Fulton and to recommend the proposed business combination to the Board of Directors.
     On July 25, 2005, a special meeting of the board of directors was held at the offices of DLA Piper. At the meeting, Columbia Bancorp’s directors received a draft of merger agreement, pursuant to which Columbia Bancorp would merge with and into Fulton, along with the related agreements (including the warrant agreement, the warrant, the form of stockholder voting agreement and employment agreements for each of Mr. Bond and Mr. Scaldara). DLA Piper made a presentation to the board of directors, which included a review of the duties of Columbia Bancorp’s directors, and presented an overview of the terms of the merger agreement. DLA Piper also answered questions raised by Columbia Bancorp’s directors relative to their duties and the proposed transaction. Danielson then made a presentation to the board of directors, which included a review of the financial aspects of the transaction and an analysis of the financial performance of Fulton and the fairness of the transaction from a financial point of view to Columbia Bancorp and its stockholders. The meeting of the board of directors adjourned without the directors voting on the proposed business combination or adopting any resolutions.
     On July 26, 2005, at a regularly scheduled meeting of the board of directors, Columbia Bancorp’s board of directors received a report on the final proposed terms of the transaction and voted to approve the merger agreement on substantially the same terms as the draft previously distributed to the members of the board of directors and the merger of Columbia Bancorp with and into Fulton. Danielson opined that the transaction was fair from a financial point of view to Columbia Bancorp and its stockholders. Subsequent to the close of the Nasdaq stock market later that evening, Mr. Bond, on behalf of Columbia Bancorp, executed the merger agreement and the applicable parties signed the related agreements. At approximately 8:45 p.m., Columbia Bancorp and Fulton then each issued a press release announcing the potential merger and the execution of the merger agreement.
Recommendation of the Columbia Bancorp Board of Directors and Reasons for the Merger
     After careful consideration, Columbia Bancorp’s board of directors determined that the merger is fair to, and in the best interests of, Columbia Bancorp and its stockholders. Accordingly, Columbia Bancorp’s board of directors unanimously approved the merger agreement and the merger and recommends that Columbia Bancorp stockholders vote FOR approval and adoption of the merger agreement.
     In approving the merger agreement and the merger, Columbia Bancorp’s board of directors consulted with Danielson, Columbia Bancorp’s financial advisor, with respect to the financial aspects and fairness of the exchange ratio from a financial point of view, and with its legal counsel as to its legal duties and the terms of the merger agreement. In arriving at its determination, Columbia Bancorp’s board of directors also considered all material factors concerning the merger, including the following, the order of which does not necessarily reflect their relative significance:
▪	the financial terms of the transaction, including the fact that the cash merger consideration, which shall represent a minimum of 20% of the total merger consideration based upon a price of $42.48 proposed by Fulton, represented a premium of approximately 14% over $37.25, the closing price per share of Columbia Bancorp common stock as reported on The Nasdaq National Market on July 26, 2005;

▪	the ability of Columbia Bancorp stockholders to elect to receive stock at an exchange ratio of 2.325 shares for a maximum of 80% of the total consideration in shares of Fulton common stock represented the potential for Columbia Bancorp stockholders to receive consideration with a value in excess of $42.48;

▪	the ability of Columbia Bancorp stockholders to elect to receive $42.48 per share in cash for a minimum of 50% of the total consideration represented the potential for Columbia Bancorp stockholders to receive at least a minimum amount of cash consideration;

▪	the ability of Columbia Bancorp’s stockholders to use any cash received in the merger to purchase shares of Fulton common stock on the open market, and, as a result, participate in any future increases in the value of the combined company;

▪	that Fulton, through prior acquisitions, already serves markets in Maryland and several other mid-Atlantic states, and that Columbia Bancorp’s trade area was a natural extension of Fulton’s existing trade area;

▪	the fact that Fulton’s common stock is more regularly traded on the Nasdaq National Market and provides greater liquidity than Columbia Bancorp’s common stock;

▪	that Fulton offers a broader range of products and services and the merger will provide Columbia Bancorp’s customers with access to these products and services;

▪	the availability of Fulton staff with specialized capabilities and experience to deal with regulatory compliance and to support The Columbia Bank’s continuing operations;

▪	the strength of Fulton’s management and the similarity of the commitment to the community and operating philosophies of Columbia Bancorp;

▪	that Columbia Bancorp’s board of directors will be entitled to appoint one of its members to Fulton’s board of directors;

▪	that, for at least three years following the merger, Fulton’s intention is to operate The Columbia Bank as a stand-alone subsidiary, thereby providing Columbia Bancorp’s existing customers the opportunity to obtain broader products and services from personnel with whom they are familiar;

▪	the likelihood that potential staff reductions would be minimal as compared to other potential business combinations;

▪	the projected increase in the effective dividend yield for Columbia Bancorp’s stockholders;

▪	the opinion of Columbia Bancorp’s financial advisor, Danielson that as of July 26, 2005, and based upon and subject to the facts and assumptions set forth in the opinion, that the consideration to be received by holders of Columbia Bancorp’s common stock pursuant to the merger agreement was fair from a financial point of view to such holders, as more fully described below under the caption “The Merger-Opinion of Columbia Bancorp’s Financial Advisor;”

▪	the ability of Columbia Bancorp to accept a superior proposal, as defined in the merger agreement, under certain circumstances.

▪	other terms of the merger agreement, including the opportunity for Columbia Bancorp stockholders to receive shares of Fulton common stock in a tax free exchange; and

▪	based upon Fulton’s history of acquisitions and regulatory applications, the likelihood that the merger would be approved by appropriate regulatory authorities.
     All business combinations, including the merger, also include certain risks and disadvantages. The material potential risks and disadvantages to Columbia Bancorp’s stockholders identified by Columbia Bancorp’s board of directors and management include the following material matters, the order of which does not necessarily reflect their relative significance:
▪	the fact that the certain provisions of the merger agreement forbid Columbia Bancorp from soliciting third parties in connection with potential business combinations;

▪	the fact that Columbia Bancorp has to waive certain anti-takeover protections provided by Maryland law;

▪	the fact that the warrant agreement entered into in connection with the merger agreement and certain other provisions of the merger agreement might discourage third parties from seeking to acquire Columbia Bancorp, in light of the fact that Fulton was unwilling to enter into the merger agreement absent such provisions; and

▪	the fact that the exchange ratio is fixed except in extraordinary circumstances, thus rendering Columbia Bancorp stockholders subject to the risk of declines in the market price of Fulton common stock.
     The discussion and factors considered by Columbia Bancorp’s Board of Directors are not intended to be exhaustive, but include all material factors considered. In approving the merger agreement, Columbia Bancorp’s board did not assign any specific or relative weights to any of the foregoing factors, and individual directors may have weighted factors differently. In addition, there can be no assurances that the benefits of the merger perceived by the Columbia Bancorp Board of Directors and described above will be realized or will outweigh the risks and uncertainties.

Opinions of Columbia Bancorp’s Financial Advisor
     Columbia Bancorp retained Danielson to advise Columbia Bancorp’s board of directors as to the fairness to its stockholders of the financial terms of the offer to be acquired by Fulton. Danielson was selected by Columbia Bancorp because of its knowledge, expertise and reputation in the financial services industry, as well as, its specific knowledge of Mid-Atlantic markets and banking organizations operating in those markets. Danielson is regularly engaged in the valuation of banks and bank holding companies in connection with mergers, acquisitions and other securities transactions.
     Danielson reviewed the merger agreement with respect to the pricing and other terms and conditions of the merger. Danielson rendered its opinion directly to the Columbia Bancorp board of directors on July 26, 2005, which it also confirmed in writing, that as of the date of the opinion, the financial terms of the Fulton offer were fair to Columbia Bancorp and its stockholders. No limitations were imposed by the Columbia Bancorp board of directors upon Danielson with respect to the investigation made or procedures followed by it in arriving at its opinion. While the board of directors considered the Danielson opinion in its determination, the decision to accept the offer was ultimately made by the board of directors of Columbia Bancorp. In arriving at its opinion, Danielson:
▪	Reviewed certain business and financial information relating to Columbia Bancorp and Fulton including call report data from January 1, 2000 through March 31, 2005, quarterly earnings releases from January 1, 2000 through June 30, 2005 and Annual Report on Form 10-K for fiscal years ended December 31, 2003 and December 31, 2004.

▪	Discussed with members of Columbia Bancorp’s executive management their assessment of the strategic rationale for, and potential benefits of, the merger described under “The Merger — Recommendation of the Columbia Bancorp Board of Directors and Reasons for the Merger” on page 32.

▪	Discussed the past and current operations, financial condition and future prospects of Columbia Bancorp and Fulton with senior executives of Columbia and Fulton.

▪	Reviewed and compared the financial terms, to the extent publicly-available, with comparable transactions.

▪	Reviewed the Fulton-Columbia Bancorp merger agreement and certain related documents.

▪	Considered such other factors as were deemed appropriate.
     Danielson did not obtain any independent appraisal of assets or liabilities of Columbia Bancorp or Fulton. Furthermore, Danielson did not independently verify the information provided by Columbia Bancorp or Fulton and assumed the accuracy and completeness of all such information.
     In arriving at its opinion, Danielson performed a variety of financial analyses. Danielson believes that its analyses must be considered as a whole and that consideration of portions of such analyses could create an incomplete view of Danielson’s opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description.
     In its analyses, Danielson made certain assumptions with respect to industry performance, business and economic conditions, and other matters, many of which were beyond Columbia Bancorp’s or Fulton’s control. Any estimates contained in Danielson’s analyses are not necessarily indicative of future results of value, which may be significantly more or less favorable than such estimates. Estimates of the value of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold.
     The following is a summary of selected analyses considered by Danielson in connection with its opinion letter.

     Fair Value Analysis of Fulton Common Stock
     In determining the fairness of the offer by Fulton to acquire all of the common stock and outstanding options to buy common stock of Columbia Bancorp for approximately $311 million, in the aggregate, in a combination of cash and stock of which at least 50% would be Fulton common stock, Danielson considered whether the Fulton common stock was fairly valued and the impact of the Columbia Bancorp acquisition on Fulton’s primary determinant of stock value, which is earnings per share. The analysis evaluated, among other things, Fulton’s financial performance, financial condition, dividend yield, stock liquidity and location compared to similar banks and possible dilution in earnings and earnings per share and/or capital adequacy as a result of the Columbia Bancorp acquisition.
     Comparable Companies
     The Fulton common stock to be exchanged for the common stock of Columbia Bancorp was compared to ten publicly-traded bank holding companies (“comparable banks”). These comparable banks had assets between $5 billion and $20 billion and were located on the East Coast.
Summary and Description of Comparable Banks*

Short Name of Institution	Assets		Headquarters
	(in mill.)
Chittenden	$6,202		Burlington, Vt.
F.N.B.	5,702		Hermitage, Pa.
First Commonwealth	6,182		Indiana, Pa.
Mercantile	14,628	**	Baltimore, Md.
Provident	6,407		Baltimore, Md.
South Financial	14,879		Greenville, S.C.
Susquehanna	7,253	**	Lititz, Pa.
United	6,311	**	Charleston, W. Va.
Valley National	12,267		Wayne, N.J.
Wilmington Trust	9,791		Wilmington, Del.

*Publicly-traded banks on the East Coast with assets between $5 billion and $20 billion as of June 30, 2005 unless otherwise noted.

**March 31, 2005 or twelve months ending March 31, 2005.
     Source: SNL Financial, Charlottesville, Virginia.
     Danielson compared Fulton’s financial performance, balance sheet strength and stock price with the medians of the comparable banks. Among the financial performance criteria compared were net income and net operating income as a percent of average assets and return on average equity. The balance sheet items compared were equity, tangible equity, nonperforming assets (“NPAs”), and the mix of loans and deposits – all as a percent of assets or tangible assets. The current pricing ratios compared were price as a multiple of earnings, price as a percent of book and tangible book, dividend yield and payout ratio.
     In making these comparisons, Danielson noted that Fulton’s financial performance, balance sheet strength, stock liquidity and dividend policy were generally superior to the medians of the comparable banks. Its earnings when measured as a percent of average assets and average equity was slightly higher as was its book and tangible book as a percent of assets. Its balance sheet mix was not materially different, though, asset quality was better. In terms of dividend yield, it was slightly superior. With about 190,000 shares traded daily, the liquidity of the Fulton stock was not a concern.
     The impact of location value is difficult to statistically compare as population density, affluence and growth rates do not always reflect market value. The markets served by Fulton — south central Pennsylvania, Delaware, Maryland, New Jersey and Virginia — are generally, however, considered to have a high investor/acquirer appeal.

Thus, Danielson concluded that Fulton is at least as good, if not better, than the comparable banks from a location perspective.
Fulton – Comparable Banks Summary*

			Comparable
			Banks
	Fulton		Medians
Income
Net income/Avg. assets	1.49%		1.27%
Net oper. income**/Avg. assets	2.14		2.08
Return on average equity	13.91		12.69

Balance Sheet
Equity/Assets	10.32%		9.86%
Tangible capital/Tangible assets	7.22		6.57
NPAs***/Assets	.27		.42
Loans/Assets	69		67
Deposits/Assets	70		70

Stock Price****
Price/Earnings	17.6	X	16.6	X
Price/Tangible book	349		321
Dividend yield	3.15		3.05
Payout ratio	53		53

*	June 30, 2005 or the twelve months ending June, 2005, or if unavailable, March 31, 2005 or the twelve months ending March 31, 2005.

**	Net interest income plus noninterest income less operating expense.

***	NPAs including loans 90 days past due and still accruing.

****	Closing prices as of July 25, 2005 and financial data for March 31, 2005 or the twelve months ending March 31, 2005.

Source:	SNL Financial, Charlottesville, Virginia.
     With Fulton’s stock price, when valued as a multiple of earnings, only slightly above the upper end of the comparable bank’s normal range and its financial performance, balance sheet condition and location that, collectively, are superior to the medians of the comparative group, Danielson concluded that the Fulton common stock to be exchanged for the common stock of Columbia Bancorp is “fairly” valued. Danielson also noted that the higher value based on a multiple of earnings was supported by a good dividend yield and high stock liquidity.
     Pro Forma Merger Analyses
     Danielson analyzed the likely impact on Fulton’s future earnings, book value per share and capital adequacy of its $311 million offer for all of the outstanding shares of Columbia Bancorp common stock and options to purchase Columbia Bancorp common stock. This analysis found that while the deal may be dilutive to Fulton’s pro forma earnings per share, even after expected cost savings, the dilution is not large and should not have a significant negative impact on Fulton’s earnings per share or stock price. The impact on Fulton’s capital adequacy is negligible. Accordingly, Danielson concluded that the Fulton stock is fairly valued by the market and that any dilution from the transaction is manageable.
     Comparable Transaction Analysis
     Danielson also compared the consideration to be paid by Fulton for all of the common stock and options to buy common stock of Columbia Bancorp as a multiple of earnings and percent of book with the pricing of bank acquisitions nationally and in the Maryland-Northern Virginia area. In doing so, Danielson stated that in determining the fair sale value of Columbia Bancorp, the key factor, other than its earnings, is the prices paid in recent comparable bank transactions. The national group was comprised of 20 bank sales in 2003, 2004 and approximately the first half of 2005 with deal values between $200 million and $700 million and returns on equity over 10%. This group had median deal values of 22.1 times earnings and 259% of book. If the deal value floor of the group were raised from $200 million to $300 million – a price that would include Fulton’s offer to acquire Columbia Bancorp – the median slips to 20.5 times earnings and 233% of book. The three most comparable sales in the group that involved sellers in Maryland and Northern Virginia, had a deal values of about 23 times earnings for the two in Northern Virginia and 19.7 times earnings for the one in Maryland.
Comparable Transaction Summary

	Median Price
	Times		Percent	No. in
	Earnings		of Book	Sample
Acquisition Pricing – 2003-05
National Median*	22.1	X	259%	20
-Over $300 million**	20.5		233	12
Most Applicable
Provident-Southern Financial	23.1	X	313%
Mercantile-Community N.Va.	23.0		341
Mercantile-F&M	19.7		259

*	Deal values between $200 and $700 million and seller with a double-digit return on equity.

**	Deal value between $300 and $700 million and seller with a double-digit return on equity.
     Source: SNL Financial, Charlottesville, Virginia.
     If recent bank acquisition pricing were applied to Columbia Bancorp, it would suggest a value in the 20 to 22 times earnings range. This pricing range times Columbia Bancorp’s earnings for the twelve months ending June 30, 2005 of $14,862,000 creates a fair value range of $297 million to $327 million, or $40.66 to $45.50 per share.
     Discounted Dividends Analysis
     Danielson applied present value calculations to Columbia Bancorp’s estimated dividend stream under several specific growth and earnings scenarios. The projected dividend streams and terminal values, which were based on a range of earnings multiples, were then discounted to present value using discount rates based on assumptions regarding the rates of return required by holders or prospective buyers of Columbia Bancorp common stock. The discounted dividend calculation resulted in a value of 16.8 times earnings, with a 14% discount rate, 12% growth rate, 10% cost savings and a terminal value of 14 times earnings. If the discount rate is reduced to 12%, the value increases to 22.6 times earnings. The results of this analysis showed the most applicable discounted dividend analysis to be below recent acquisition pricing.
     Value Adjustments
     In addition to performing the analyses summarized above, Danielson also considered other factors. These included how Columbia Bancorp compared with other banks that were sold relative to earnings, capitalization, market size, deposit and asset mix, asset quality and management. When the various components of Columbia Bancorp’s value are considered, there were no components that suggest a value based on earnings would merit any premiums or discounts relative to its fair sale value.
     Conclusion
     Since no comparable banks or bank acquisitions used in the various analyses are totally identical to Fulton, Columbia Bancorp or the particulars of this merger, the results do not represent mathematical certainty. Instead the comparisons rely on the likelihood that the median stock prices and the bank acquisition prices of comparable banks are applicable to the pertinent stock and acquisition values in this merger.
     The summary set forth above is not a complete description of the analyses and procedures performed by Danielson in the course of arriving at its opinion. The full text of the opinion of Danielson dated July 26, 2005, which sets forth the assumptions made and matters considered, is attached hereto as Exhibit C of this document. Columbia Bancorp stockholders should read the opinion in its entirety. Danielson’s opinion is directed only to the “fairness” of the consideration received by Columbia Bancorp stockholders and does not constitute a recommendation to any Columbia Bancorp stockholder as to how such stockholder should vote relative to this merger or as to how such stockholder should elect to allocate such stockholder’s receipt of the merger consideration. Further, Danielson’s opinion was not intended to address the propriety of every individual stockholder decision as to how such stockholder should elect to allocate such stockholder’s receipt of the merger consideration.
Compensation of Financial Advisor
     Pursuant to a contract dated July 13, 2005, if Columbia Bancorp and Fulton merge, Danielson will be paid a fee of 0.35% of the transaction’s value at closing less $10,000. At the time of the announcement of the merger, assuming Columbia Bancorp and Fulton merge, this fee would have been approximately $1,078,500.
Fulton’s Board of Directors’ Reasons for the Merger
     The acquisition of Columbia Bancorp was attractive to Fulton’s board of directors because it presented an opportunity to acquire a performing financial institution in a market adjacent to Fulton’s current markets which would contribute to the expansion of Fulton’s franchise in the State of Maryland and into Maryland markets that fit the profile of Fulton’s desired markets in terms of economic growth and demographics.
     The Fulton board of directors met at a board meeting on each of June 21, 2005 and July 19, 2005 and approved the nature and amount of consideration that could be offered by management, the form of the definitive merger agreement and authorized the Chairman of the board of directors, President or any Executive Vice President to negotiate and sign the definitive merger agreement.
Effect of the Merger
     Upon completion of the merger, Columbia Bancorp will merge with and into Fulton, and the separate legal existence of Columbia Bancorp will cease. As a consequence of the merger, all property, rights, debts and obligations of Columbia Bancorp will automatically transfer to and vest in Fulton, in accordance with Pennsylvania and Maryland law. Fulton, as the surviving corporation, will be governed by the Amended and Restated Articles of Incorporation and Bylaws, as amended, of Fulton in effect upon consummation of the merger. The directors and executive officers of Fulton prior to the merger will continue, in their respective capacities, as the directors and executive officers of Fulton after the merger, except that Fulton will appoint to its board of directors John M. Bond, Jr., the Chairman of the board of directors and Chief Executive Officer of Columbia Bancorp.
     Exchange of Shares
     On the effective date of the merger, each outstanding share of Columbia Bancorp common stock will, at the holder’s election and subject to proration as explained below, be exchanged for: (i) 2.325 shares of Fulton common stock; (ii) $42.48 in cash; or (iii) a combination of (i) and (ii). Even if you elect to receive all of your consideration in Fulton stock, you will still receive cash instead of any resulting fractional share interests of Fulton common stock.

     The permitted cash/stock consideration combinations which Columbia Bancorp stockholders may elect are as follows:
▪	90% cash and 10% stock

▪	80% cash and 20% stock

▪	70% cash and 30% stock

▪	60% cash and 40% stock

▪	50% cash and 50% stock

▪	40% cash and 60% stock

▪	30% cash and 70% stock

▪	20% cash and 80% stock

▪	10% cash and 90% stock
     Fulton will adjust the number of shares of Fulton common stock issuable in exchange for shares of Columbia Bancorp common stock to take into account any stock splits, stock dividends, reclassifications or other similar events that may occur involving Fulton common stock or Columbia Bancorp common stock prior to closing.
     Election Procedures
     All stockholder elections will be made on the election form/letter of transmittal that will be mailed to you shortly after you receive this document. Fulton will use its reasonable best efforts to mail or otherwise make available an election form/letter of transmittal to all persons who become holders of record of Columbia Bancorp common stock after the date of the mailing of the election form/letter of transmittal and prior to the election deadline. To be effective, an election form/letter of transmittal must be returned, properly completed and accompanied by the stock certificate(s) as to which the election is being made, to Fulton Financial Advisors, N.A., the exchange agent, no later than December 15, 2005. A record holder that fails to submit a valid election form/letter of transmittal prior to the election deadline will receive cash or Fulton stock, depending on whether proration is necessary and whether proration applies to the aggregate cash consideration or stock consideration as described below:
▪	If proration is not required, you will receive cash consideration until 50% (the maximum cash percentage) of Columbia Bancorp’s outstanding shares have been converted into cash. If and when the maximum cash percentage is reached, you will thereafter receive Fulton common stock consideration for your remaining shares.

▪	If proration is required because the maximum cash percentage of 50% is exceeded, you will receive Fulton stock consideration.

▪	If proration is required because less than 20% of Columbia Bancorp’s outstanding shares (the minimum cash percentage) have not been converted into cash, you will receive cash consideration.

▪	In all other situations you will receive cash consideration.
     A record holder who fails to properly make an election will receive a letter of transmittal after the election deadline with instructions for surrendering the Columbia Bancorp stock certificates and receiving the merger consideration. Elections may be revoked or amended upon written notice to the exchange agent prior to the election deadline. Although stockholders will make an election to receive their preferred form of consideration, a stockholder may not receive the exact form of consideration elected due to certain limits on the total number of Columbia Bancorp shares for which a cash election may be made. See “The Merger — Effect of the Merger — Proration”, below. No one is making any recommendation as to whether Columbia Bancorp stockholders should elect to receive cash or Fulton common stock in the merger. Each Columbia Bancorp stockholder must make his, her or its own decision with respect to such election.
     Proration
     In certain circumstances, a Columbia Bancorp stockholder’s election of merger consideration may be subject to adjustment. If elections to receive cash are made for fewer than 20% of the outstanding Columbia Bancorp shares, then the number of shares to be converted into cash by each stockholder will be increased by the same proportion until at least 20% of the Columbia Bancorp shares are converted into cash consideration. If elections to receive cash are made for greater than 50% of the outstanding shares of Columbia Bancorp, then the number of shares to be converted into cash by each stockholder will be decreased by the same proportion until no more than 50% of the outstanding shares of Columbia Bancorp are converted into cash consideration. If proration is necessary, you will not receive the exact merger consideration that you requested. Changes in the amount of cash or stock you receive as a result of proration will have no impact on your vote on the merger.
     Before generally prorating stockholder elections, shares for which no valid election has been made will be converted into cash or stock (depending on whether too much cash or too much stock was elected) as described above under the heading “Election Procedures”. If proration is still necessary after the conversion of all non-electing shares, then all electing shares will be prorated as described above.
     In addition, in order to ensure that the merger qualifies as a reorganization under federal tax laws, Fulton will increase the number of shares of Columbia Bancorp common stock that are exchanged for Fulton common stock and reduce the number of shares of Columbia Bancorp common stock that will be exchanged for cash to the extent necessary, if at all, to cause the value of the Fulton stock issued, based on the lowest price at which a share of Fulton common stock trades on Nasdaq on the effective date of the merger, to exceed the value of the cash consideration paid by at least $100.00.
     Stock Options
     Columbia Bancorp option holders will have the option to elect to either (i) cash out their options for an amount equal to the number of shares subject to the option times the difference between $42.48 and the exercise price of each option; or (ii) automatically convert their Columbia Bancorp option on the effective date of the merger into an option to purchase shares of Fulton common stock. In the absence of an election, each Columbia Bancorp option holder will be deemed to have made an election to convert their Columbia Bancorp option into cash. If an option holder’s Columbia Bancorp option is converted to a Fulton option:
•	The number of shares of Fulton common stock issuable upon exercise will equal the number of shares of Columbia Bancorp common stock subject to the option multiplied by the exchange ratio, rounded down to the nearest whole share;

•	The exercise price for a whole share of Fulton common stock will equal the stated exercise price of the option divided by the exchange ratio, rounded up to the nearest whole cent;

•	The duration and other terms of the Fulton stock option will be identical to the duration and other terms of the Columbia Bancorp option, except that all references to Columbia Bancorp will be deemed to be references to Fulton and its affiliates where the context so requires, and will remain exercisable until the stated expiration date of the corresponding Columbia Bancorp option; and

•	Except with respect to vesting requirements, options to acquire Fulton common stock will remain subject to the terms of the plans and grant agreements of Columbia Bancorp under which Columbia Bancorp issued the options.
     Exchange of Columbia Bancorp Stock Certificates
     An election form/letter of transmittal will be mailed to you shortly. The form contains instructions on how to surrender certificates representing Columbia Bancorp common stock in exchange for the merger consideration and also contains instructions on how to elect the merger consideration you would like to receive.

     Effective Date of the Merger
     The effective date of the merger will occur within 30 days following the receipt of all regulatory and stockholder approvals. However, Fulton and Columbia Bancorp may also mutually agree on a different date. Fulton and Columbia Bancorp presently expect that the effective date of the merger will occur in the first quarter of 2006.
     On or prior to the effective date of the merger, Fulton and Columbia Bancorp will file articles of merger with the Pennsylvania Department of State and the State Department of Assessments and Taxation of Maryland, and such document will set forth the effective date of the merger. Either Fulton or Columbia Bancorp can terminate the merger agreement if, among other reasons, the merger does not occur on or before June 30, 2006 (which date may be extended to September 30, 2006 if closing hasn’t occurred because of a failure to obtain regulatory approval), and the terminating party has not breached or failed to perform any of its obligations under the merger agreement. See “Termination of Merger; Effect of Termination” on page 48.
No Dissenters’ Rights
     Columbia Bancorp stockholders are not entitled to dissenters’ rights under Section 3-202(c) of the Maryland General Corporation Law in connection with the merger.
Dividends
     The merger agreement permits Columbia Bancorp to pay a dividend of up to $0.17 per share on each of July 28, 2005 and October 28, 2005, and a dividend of up to $0.19 per share on January 25, 2006, April 14, 2006 and July 14, 2006. However, each such dividend may only be paid if the merger is not completed on or before the record date for the Fulton dividend corresponding to the Columbia Bancorp dividend for any such quarter prior to completion of the merger.
Conditions to the Merger
     The obligations of Fulton and Columbia Bancorp to complete the merger are subject to various conditions, which include, among other customary provisions for transactions of this type, the following:
▪	approval of the merger agreement by Columbia Bancorp’s stockholders;

▪	receipt of all required regulatory approvals, including the expiration or termination of any notice and waiting periods;

▪	the absence of any action, suit or proceeding, pending or threatened, which seeks to modify, enjoin or prohibit or otherwise adversely and materially affect the transaction contemplated by the merger agreement;

▪	delivery of a tax opinion by Fulton’s legal counsel to each of Fulton and Columbia Bancorp;

▪	listing of the Fulton stock to be issued as consideration on the Nasdaq National Market;

▪	the registration statement of which this document is a part has been declared effective;

▪	the absence of any material and adverse change in the condition, assets, liabilities, business or operations or future prospects of either party;

▪	the accuracy in all material respects as of the date of the merger agreement and as of the effective date of the merger of the representations and warranties of the other party, except as to any representation or warranty which specifically relates to an earlier date and except as otherwise contemplated by the merger agreement;

▪	the other party’s material performance of all its covenants and obligations; and

▪	other conditions customary for similar transactions, such as the receipt of officer certificates and legal opinions.
     Except for the requirements of stockholder approval, regulatory approvals and the absence of any legal action preventing the merger, each of the conditions described above may be waived in the manner and to the extent described in “The Merger — Merger Agreement Amendment; Waivers” on page 48. As of the date of this document, Fulton’s counsel has delivered the required tax opinion.
Representations and Warranties
     The merger agreement contains customary representations and warranties that Fulton and Columbia Bancorp made to each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that Fulton and Columbia Bancorp have exchanged in connection with the signing of the merger agreement. While Fulton and Columbia Bancorp do not believe that the disclosure schedules contain information that securities laws require to be publicly disclosed, other than information that has already been disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached merger agreement and described below. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified in important part by the underlying disclosure schedules. These disclosure schedules contain information that has been included in each company’s general prior public disclosures, as well as potential additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the agreement, which subsequent information may or may not be fully reflected in the companies’ public disclosures. The merger agreement contains customary representations and warranties relating to:
▪	the corporate organization of Fulton, Columbia Bancorp, The Columbia Bank and their respective subsidiaries and capital structures;

▪	the approval and enforceability of the merger agreement;

▪	the consistency of financial statements with generally accepted accounting principles;

▪	the filing of tax returns and payment of taxes;

▪	the absence of material adverse changes, since March 31, 2005, in the condition, assets, liabilities, business or operations of either Fulton or Columbia Bancorp, on a consolidated basis;

▪	the absence of undisclosed material pending or threatened litigation;

▪	compliance with applicable laws and regulations;

▪	retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended;

▪	the quality of title to assets and properties;

▪	the maintenance of adequate insurance;

▪	the performance of material contracts;

▪	the absence of undisclosed brokers’ or finders’ fees;

▪	the absence of material environmental violations, actions or liabilities;

▪	the consistency of the allowance for loan losses with generally accepted accounting principles and all applicable regulatory criteria;

▪	the receipt of a fairness opinion as to the fairness of the merger consideration to Columbia Bancorp’s stockholders; and

▪	the accuracy of information supplied by Fulton and Columbia Bancorp in connection with the Registration Statement filed by Fulton with the SEC, this document and all applications filed with regulatory authorities for approval of the merger.
     The merger agreement also contains other representations and warranties by Columbia Bancorp relating to:
▪	transactions between Columbia Bancorp and certain related parties;

▪	the filing of all regulatory reports;

▪	the lack of any regulatory agency proceeding or investigation into the business or operations of Columbia Bancorp or any of its subsidiaries; and

▪	the receipt by Columbia Bancorp’s board of directors of a written fairness opinion.
Conduct of Columbia Bancorp Business Pending the Merger
     Under the merger agreement, between the date the merger agreement was signed and the date the merger occurs, Columbia Bancorp and its subsidiaries agreed, among other things, except as disclosed to or consented to by Fulton, to:
▪	use all reasonable efforts to carry on their respective businesses in the ordinary course;

▪	use all reasonable efforts to preserve their respective business organizations, to retain the services of substantially all of their present officers and employees and to maintain their relationships with customers, suppliers and others with whom they have business dealings;

▪	maintain all of their real and personal property in good repair, except for ordinary wear and tear and damage by unavoidable casualty;

▪	use all reasonable efforts to preserve or collect all material claims and causes of action;

▪	keep in full force and effect all insurance policies now carried;

▪	perform in all material respects each of their obligations under all material contracts;

▪	maintain their books of account and other records in the ordinary course;

▪	comply in all material respects with all applicable laws, rules and regulations;

▪	not amend any of their charter documents;

▪	not enter into, assume or incur any material contract, liability, obligation or commitment, except in the ordinary course;

▪	not make any material acquisition or disposition of properties or assets (except for acquisitions or dispositions of properties or assets which, in any case, do not exceed $100,000), or subject any of their properties or assets to any material lien, claim, charge, or encumbrance, except for loan and investment activity engaged in the ordinary course consistent with past practice;

▪	not knowingly take or permit to be taken any action which would constitute or cause a material breach of any representation, warranty or covenant;

▪	not declare, set aside or pay any dividend or make any other distribution in respect of Columbia Bancorp common stock or preferred stock except as otherwise permitted by the merger agreement;

▪	not authorize, purchase, redeem, issue or sell any shares of Columbia Bancorp common stock or any other equity or debt security of Columbia Bancorp (other than for the exercise of outstanding options, the warrant or the Columbia Bancorp common stock issuable under the warrant);

▪	not increase compensation, or pay a bonus or severance compensation to, establish or amend any Columbia Bancorp benefit plan or enter into or amend any employment obligation other than reasonable salary increases and bonuses in the ordinary course consistent with past practice;

▪	not enter into any related party transaction;

▪	in determining the additions to loan loss reserves and the loan write-offs, writedowns and other adjustments that reasonably should be made by The Columbia Bank in classifying, valuing and retaining its investment portfolio, during the fiscal year ending December 31, 2005 and thereafter, consult with Fulton and act in accordance with generally accepted accounting principles;

▪	file all tax returns and other material reports required to be filed, pay in full or make adequate provisions for the payment of all taxes, interest, penalties, assessments or deficiencies shown to be due and report all information on such returns truthfully, accurately and completely;

▪	not renew any existing contract for services, goods, equipment or the like or enter into, materially amend or terminate any contract involving an amount in excess of $250,000 or for a term of one year or more;

▪	not make any capital expenditures other than in the ordinary course or as necessary to maintain existing assets in good repair;

▪	not make application for the opening or closing of any, or open or close any, branches or automated banking facility;

▪	not make or commit to any equity investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructuring in the ordinary course consistent with customary banking practice;

▪	not take any other action which would cause the merger not to qualify as a tax-free reorganization; and

▪	following receipt of both stockholder and regulatory approval of the merger and upon agreement as to the effective date by Fulton and Columbia Bancorp, conform its practices to the standards used by Fulton, with respect to its investment and loan portfolios and loan loss reserve.
No Solicitation of Transactions
     The merger agreement prohibits Columbia Bancorp or any of its affiliates or representatives from:
▪	initiating, encouraging or taking any other action to facilitate any inquiries relating to an acquisition of Columbia Bancorp; and

▪	withdrawing approval or recommendation of the merger agreement or the merger, approving a third party’s proposal to acquire Columbia Bancorp or entering into a letter of intent, acquisition agreement or similar agreement with a third party with respect to an acquisition of Columbia Bancorp by such party, except under limited circumstances where a third party’s proposal to acquire Columbia Bancorp or its subsidiaries is superior to Fulton’s proposal, and Columbia Bancorp’s board of directors determines, in good faith, and with the advice of outside counsel, that failure to do so would be inconsistent with their responsibilities under Maryland law.
     Columbia Bancorp agreed to notify Fulton if it receives any inquiries or proposals relating to an acquisition by a party other than Fulton.
Board of Directors’ Covenant to Recommend the Merger Agreement
     Columbia Bancorp’s board of directors is permitted to withdraw, modify or change in a manner adverse to Fulton, its recommendation to Columbia Bancorp stockholders with respect to the merger agreement and the merger only if:
▪	after consultation with its outside legal counsel, the board of directors determines in good faith that failing to take such action would be inconsistent with their responsibilities under Maryland law;

▪	Columbia Bancorp has not breached its obligations under the merger agreement regarding no solicitation of offers from third parties in connection with a business combination with Columbia Bancorp and the board of directors has authorized, subject to complying with the terms of the merger agreement, Columbia Bancorp to enter into a binding written agreement for a transaction that is a superior proposal;

▪	Fulton does not make, within five business days after receipt of Columbia Bancorp’s written notice of its intention to enter into a binding agreement for a superior proposal, any offer that the board of directors of Columbia Bancorp reasonably and in good faith determines, after consultation with its financial and legal advisors, is at least as favorable to the stockholders of Columbia Bancorp as the superior proposal and during such period Columbia Bancorp reasonably considers and discusses in good faith all proposals submitted by Fulton and meets and discusses with Fulton its proposals; and

▪	prior to the termination of the merger agreement, Columbia confirms in writing that such termination allows exercise of the warrant.
Amended and Restated Warrant Agreement and Warrant
     General
     To induce Fulton to enter into the merger agreement, Columbia Bancorp executed a warrant agreement, dated July 26, 2005, and which was subsequently amended and restated, which permits Fulton to purchase shares of Columbia Bancorp common stock under the circumstances described below. Under the warrant agreement, Fulton received a warrant to purchase up to 1,881,809 shares of Columbia Bancorp common stock, subject to adjustment. This number represents approximately 19.9% of the issued and outstanding shares of Columbia Bancorp common stock on July 26, 2005, assuming exercise of the warrant by Fulton and assuming exercise of all outstanding Columbia Bancorp options. The exercise price per share to purchase Columbia Bancorp common stock under the warrant is $37.26, subject to adjustment. The exercise price represents Columbia Bancorp’s closing common stock price plus one cent on July 26, 2005, the day Columbia Bancorp’s board of directors approved the merger agreement. The warrant is only exercisable if the events specified in the warrant occur. These triggering events are described below. To the best of Fulton’s or Columbia Bancorp’s knowledge, as of the date of this document, none of the triggering events have occurred.

     Effect of Warrant Agreement
     Attempts by a third party to acquire Columbia Bancorp or an interest in Columbia Bancorp, as described under “Exercise of the Warrant,” below, would cause the warrant to become exercisable. Fulton’s exercise of the warrant would significantly increase a potential acquirer’s cost of acquiring Columbia Bancorp compared to the cost that would be incurred without the warrant agreement. Therefore, the warrant agreement, together with Columbia Bancorp’s agreement not to solicit other transactions relating to the acquisition of Columbia Bancorp by a third party, may have the effect of discouraging third parties from making a proposal to acquire Columbia Bancorp, including one that may be more favorable, from a financial point of view, to Columbia Bancorp stockholders than the merger.
     Terms of Warrant and Warrant Agreement
     The following is a brief summary of the material provisions of the warrant and warrant agreement, and we qualify this discussion by reference to the full amended and restated warrant agreement and warrant. Complete copies of the amended and restated warrant agreement and warrant are included as Exhibit B to this document, and are incorporated in this document by reference. Fulton and Columbia Bancorp urge you to read them carefully.
     Exercise of the Warrant
     The warrant is exercisable only upon the occurrence of one of the following events:
▪	if Columbia Bancorp breaches any representation or covenant in the merger agreement which would permit Fulton to terminate the merger agreement and which occurs following a third party’s offer (consummated within twelve months) to acquire 25% or more of the voting power of Columbia Bancorp or one of its subsidiaries;

▪	if Columbia Bancorp’s stockholders fail to approve the merger agreement and, at the time of the stockholders’ special meeting, a third party proposal to merge with or acquire or lease all or substantially all of the assets of Columbia Bancorp or one of its subsidiaries, or to acquire 25% or more of the voting power of Columbia Bancorp or a subsidiary, has been announced and Columbia Bancorp’s board fails to either recommend against accepting the third party offer or takes no position;

▪	if a person other than Fulton acquires beneficial ownership of 25% or more of Columbia Bancorp common stock;

▪	if a person other than Fulton makes an offer (and such offer is consummated within twelve months) to acquire 25% or more of the voting power of Columbia Bancorp or one of its subsidiaries;

▪	if a person or group, other than Fulton, enters into any agreement, letter of intent, or other understanding with Columbia Bancorp to merge or consolidate with Columbia Bancorp, to acquire all or substantially all of the assets or liabilities of Columbia Bancorp or one of its subsidiaries, or to acquire beneficial ownership of 25% or more of the voting power of Columbia Bancorp or one of its subsidiaries or to negotiate such a transaction except as specifically permitted by the Merger Agreement; or

▪	if Fulton or Columbia Bancorp terminates the merger agreement because Columbia Bancorp’s board of directors takes certain actions inconsistent with Fulton’s acquisition of Columbia Bancorp.
     If the warrant becomes exercisable, Fulton may exercise the warrant by presenting the warrant to Columbia Bancorp along with:
▪	a written notice of exercise;

▪	payment to Columbia Bancorp of the exercise price for the number of shares specified in the notice of exercise; and

▪	a certificate specifying the events which have occurred which cause the warrant to be exercisable.
     Termination of the Warrant
     The warrant terminates on the earlier of:
▪	the effective date of the merger; or

▪	valid termination of the merger agreement (other than a termination by Fulton caused by Columbia Bancorp’s board of directors taking action with respect to a third party offer), except that if one of the events described above which causes the warrant to be exercisable occurs prior to termination of the merger agreement, the warrant shall not terminate until twelve months after such event;

▪	if the warrant has not previously been exercised, twelve months after the occurrence of one of the events described above which causes the warrant to be exercisable; or

▪	twelve months after a valid termination by Fulton caused by Columbia Bancorp’s board taking action with respect to a third party offer.
     Adjustments and Limitations
     In the event of any change in Columbia Bancorp common stock by reason of stock dividends, split-ups, recapitalizations, combinations, conversions, divisions, exchanges of shares or the like, the number and kind of shares issuable under the warrant are adjusted appropriately. However, adjustments to the number of warrant shares on account of the issuance of additional shares for consideration is limited in that the number of warrant shares cannot exceed 19.9% of the outstanding shares of Columbia common stock as of July 26, 2005 if the exercise price adjusts to a price less than $37.26. In addition, Fulton may not beneficially own greater than 19.9% of Columbia Bancorp’s common stock after exercise of the warrant (and giving effect to the exercise).
     However, notwithstanding any other provision of the warrant, the amended and restated warrant agreement or the merger agreement, in no event shall Fulton’s “Total Profit” (as defined in the warrant agreement) exceed $21,900,000, and, if it otherwise would exceed such amount, Fulton, at its sole discretion, shall either (i) reduce the number of shares subject to the warrant, (ii) deliver to Columbia Bancorp, for cancellation, shares of Columbia Bancorp common stock, (iii) pay cash to Columbia Bancorp, (iv) reduce the amount of the consideration paid pursuant to the warrant agreement or (v) any combination of the foregoing so that Fulton’s actually realized Total Profit shall not exceed $21,900,000 after taking into account the foregoing actions. Notwithstanding any other provision of the warrant, the warrant agreement or the merger agreement, the warrant may not be exercised for a number of shares as would, as of the date of exercise, result in a “Notional Total Profit” (as defined in the warrant agreement) of more than $21,900,000 and, if exercise of the warrant would otherwise result in the Notional Total Profit exceeding such amount, Fulton, in its discretion, may take any of the actions above so that the Notional Total Profit shall not exceed $21,900,000; provided, however, that Fulton is not restricted from a subsequent exercise of the warrant which at such time complies with the foregoing.
     Repurchase of Warrant or Warrant Shares
     Under the warrant agreement, in the event the warrant has become exercisable, Fulton has the right to require Columbia Bancorp to repurchase the warrant or, in the event the warrant has been exercised in whole or in part, redeem the shares obtained upon such exercise. In the case of a repurchase of shares obtained upon exercise of the warrant, the redemption price per share is to be equal to the highest of: (i) 110% of the exercise price, (ii) the highest price paid or agreed to be paid for any share of common stock by an acquiring person (defined as any person who or which is the beneficial owner of 25% or more of the Columbia Bancorp common stock) during the one year period immediately preceding the date of redemption, and (iii) in the event of a sale of all or substantially all of

Columbia Bancorp’s assets: (x) the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Columbia Bancorp as determined by a recognized investment banking firm selected by Fulton and reasonably acceptable to Columbia Bancorp, divided by (y) the number of shares of Columbia Bancorp common stock then outstanding. If the price paid consists in whole or in part of securities or assets other than cash, the value of such securities or assets shall be their then current market value as determined by a recognized investment banking firm selected by Fulton and reasonably acceptable to Columbia Bancorp.
     In the case of a repurchase of the warrant, the redemption price is to be equal to the product obtained by multiplying: (i) the number of shares of Columbia Bancorp common stock represented by the portion of the warrant that Fulton is requiring Columbia Bancorp to repurchase, multiplied by (ii) the excess of the redemption price over the exercise price, subject to the limitations on Fulton’s Total Profit described above.
     Registration Rights
     Columbia Bancorp granted Fulton the right to request registration under the Securities Act of 1933, as amended, or the Securities Act, for the shares of Columbia Bancorp common stock which are issuable upon exercise of the warrant.
Merger Agreement Amendment; Waivers
     Subject to any applicable legal restrictions, at any time prior to completion of the merger, Fulton and Columbia Bancorp may:
▪	amend the merger agreement, except that any amendment relating to the consideration to be received by the Columbia Bancorp stockholders in exchange for their shares must be approved by the Columbia Bancorp stockholders;

▪	extend the time for the performance of any of the obligations or other acts of Fulton and Columbia Bancorp required in the merger agreement; or

▪	waive any term or condition in the merger agreement to the extent permitted by law.
Termination of Merger; Effect of Termination
     Fulton and Columbia Bancorp may terminate the merger agreement at any time prior to completion of the merger by mutual written consent.
     Either Fulton or Columbia Bancorp may terminate the merger agreement at any time prior to completion of the merger if:
▪	there has been a material breach by the other party of a material representation, warranty or covenant in the merger agreement and such breach has not been cured within 30 days after written notice of such breach has been given; or

▪	any condition precedent to its obligations under the merger agreement remains unsatisfied as of June 30, 2006 through no fault of its own; or

▪	the board of directors of Columbia Bancorp, acting in good faith and consistent with Maryland law, takes certain actions in connection with an acquisition of Columbia Bancorp by a party other than Fulton, which it believes is more favorable to Columbia Bancorp’s stockholders.
     Columbia Bancorp can terminate the merger agreement if the closing market price for Fulton common stock, determined by averaging the price of Fulton’s common stock over a ten day period occurring just before the merger, is less than both:

▪	$14.79; and

▪	80% of the ratio of the Nasdaq Bank Index over the same ten-day period compared to the Index on July 26, 2005, times the “starting price” of Fulton stock ($18.49).
     However, if Columbia Bancorp is permitted to terminate on account of a reduction in Fulton’s stock price as explained above, Fulton may, at its option, cause Columbia Bancorp to amend the merger agreement to increase the exchange ratio to a level equal to the exchange ratio times 14.79 divided by the closing market price. This increase will end Columbia Bancorp’s ability to terminate the merger agreement under the Fulton stock price provisions.
     We anticipate that the merger will close in the first quarter of 2006. Neither Columbia Bancorp nor Fulton can predict whether the market price of Fulton’s common stock will increase, decrease or remain stable between the date of this document and the date of closing.
     In the event that either Fulton or Columbia Bancorp terminates the merger agreement, neither Fulton nor Columbia Bancorp will have any continuing liability or obligation other than the obligation dealing with confidentiality and any liabilities resulting from a breach by the other of a material term or condition of the merger agreement. However, if the merger terminates under certain circumstances, described above, Fulton will have the right to exercise the warrant.
Management and Operations after The Merger
     The board of directors and executive officers of Fulton and its subsidiaries will not change as a result of the merger, except that Fulton will appoint to its board of directors John M. Bond, Jr., the Chairman of the board of directors and Chief Executive Officer of Columbia Bancorp. The Columbia Bank’s current directors will remain as directors of The Columbia Bank.
     Employment; Severance
     Upon completion of the merger, Fulton will use its good faith efforts to continue the employment of the present employees of Columbia Bancorp and The Columbia Bank. Where that is not possible, Fulton will make severance payments to affected persons as described below.
     Except for Messrs. Bond and Scaldara and any other employees who have agreed in writing with Fulton otherwise, employees with written employment agreements will receive any severance payments to which they are entitled under such agreements. If the employment of employees without written agreements is involuntarily terminated, other than for unsatisfactory performance, within one year of the effective date of the merger, severance benefits will be paid in the amount of one week’s salary plus an additional one week’s salary for each year of service with Columbia Bancorp or a subsidiary, up to a maximum of 26 weeks’ salary. In the event the employment of employees without written agreements is involuntarily terminated following the one year anniversary of the effective date of the merger, severance payments will be made in accordance with Fulton’s then existing severance policy.
     Employee Benefits
     The employee benefits provided to former Columbia Bancorp employees that continue to be employed after the merger’s effective date will be substantially equivalent to the employee benefits, in the aggregate, provided by Columbia Bancorp prior to the merger for at least three years after the effective date of the merger, or until Fulton or its subsidiaries can no longer satisfy the applicable qualified retirement plan discrimination testing under the Internal Revenue Code. Each Columbia Bancorp employee who becomes an employee of Fulton or of a Fulton subsidiary will be entitled to full credit for each year of service with Columbia Bancorp for purposes of determining eligibility for vesting in Fulton’s employee benefit plans, programs and policies.

Regulatory Approvals
     Fulton and Columbia Bancorp must obtain regulatory approvals before the merger can be completed, but we cannot assure you that these regulatory approvals will be obtained or when they will be obtained.
     It is a condition to completion of the merger that Fulton and Columbia Bancorp receive all necessary regulatory approvals to the merger, without the imposition by any regulator of any condition or requirements that would materially and adversely impact the economic or business benefits of the merger. Fulton and Columbia Bancorp cannot assure you that the regulatory approvals of the merger will not contain terms, conditions or requirements that would have such an impact.
     Fulton and Columbia Bancorp are not aware of any material governmental approvals or actions that are required to complete the merger, except as described below. If any other approval or action is required, the parties expect that they will seek such approval or action.
     The merger is subject to the prior approval of the Board of Governors of the Federal Reserve System pursuant to the Bank Holding Company Act of 1956, as amended. Under this law, the Federal Reserve Board generally may not approve any proposed transaction:
▪	that would result in a monopoly or that would further a combination or conspiracy to monopolize banking in the United States, or

▪	that could substantially lessen competition in any section of the country, that would tend to create a monopoly in any section of the country, or that would be in restraint of trade, unless the Federal Reserve Board finds that the public interest in meeting the convenience and needs of the community served clearly outweighs the anti-competitive effects of the proposed transaction.
     The Federal Reserve Board is also required to consider the financial and managerial resources and future prospects of the bank holding companies and banks concerned, as well as the convenience and needs of the community to be served. Consideration of financial resources generally focuses on capital adequacy. Consideration of convenience and needs includes the parties’ performance under the Community Reinvestment Act of 1977, as amended.
     The merger may not be completed until the 30th day following the date of the Federal Reserve Board approval, although the Federal Reserve Board may reduce that period to 15 days. During this period, the United States Department of Justice has the opportunity to challenge the transaction on antitrust grounds. The commencement of any antitrust action would stay the effectiveness of the Federal Reserve Board’s approval, unless a court of competent jurisdiction specifically ordered otherwise.
     Fulton filed notice of the proposed merger with the Federal Reserve Bank of Philadelphia on October 20, 2005, seeking prior approval of the merger from the Federal Reserve Bank, pursuant to authority delegated to it by the Federal Reserve Board. As of the date of this document, the Federal Reserve Bank has not yet approved or disapproved the merger.
     The merger is also subject to the prior approval of the Maryland Commissioner of Financial Regulation under the provisions of the Financial Institutions Article of the Annotated Code of Maryland. As of the date of this document, the Commissioner of Financial Regulation has not yet approved or disapproved the merger.
Material Contacts between the Parties
     There have been no other material contracts or other transactions between Columbia Bancorp and Fulton since signing the merger agreement other than in connection with the transactions contemplated by the merger agreement, nor have there been any material contracts, arrangements, relationships or transactions between Columbia Bancorp and Fulton during the past five years, other than in connection with the merger agreement and as described in this document.

Material Federal Income Tax Consequences
     To complete the merger, Fulton and Columbia Bancorp must receive an opinion of Barley Snyder LLC, counsel to Fulton, that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and that Fulton and Columbia Bancorp will each be a party to the reorganization within the meaning of Section 368(b) of the Code. Barley Snyder LLC has provided this opinion and has consented to its inclusion in the registration statement.
     In the opinion of Barley Snyder LLC, the material federal income tax consequences of the merger will be as follows:
•	Fulton and Columbia Bancorp will not recognize gain or loss in the merger;

•	Columbia Bancorp’s stockholders will not recognize any gain or loss upon receipt of Fulton common stock in exchange for Columbia Bancorp common stock, except that (1) stockholders who receive cash proceeds for fractional share interests will recognize gain or loss equal to the difference between such proceeds and the tax basis allocated to their fractional share interests, and such gain or loss will constitute capital gain or loss if the stockholders held their Columbia Bancorp common stock as a capital asset at the effective date of the merger and (2) stockholders who receive cash consideration and Fulton common stock in exchange for Columbia Bancorp common stock will recognize gain, but not loss, realized with respect to any Columbia Bancorp common share but not in excess of the amount of cash received or deemed received for that Columbia Bancorp common share, and such gain will constitute capital gain if the stockholders held their Columbia Bancorp common stock as a capital asset at the effective date of the merger;

•	Columbia Bancorp’s stockholders who elect to receive only cash consideration in exchange for Columbia Bancorp common stock pursuant to the merger will generally recognize gain or loss based on the difference between the cash consideration received and the adjusted basis in the Columbia Bancorp common stock exchanged;

•	the tax basis of shares of Fulton common stock received by Columbia Bancorp’s stockholders in the merger will be the same as the tax basis of their shares of Columbia Bancorp common stock less any basis that would be allocable to a fractional share of Fulton common stock for which cash is received; and

•	the holding period of the Fulton common stock that Columbia Bancorp’s stockholders receive in the merger will include the holding period of their shares of Columbia Bancorp common stock, provided that they hold their Columbia Bancorp common stock as a capital asset at the time of the merger.
     This is not a complete description of all the federal income tax consequences of the merger and, in particular, does not address tax considerations that may affect the treatment of stockholders who acquired their Columbia Bancorp common stock pursuant to the exercise of employee stock options or otherwise as compensation, or stockholders which are exempt organizations or who are not citizens or residents of the United States. Each stockholder’s individual circumstances may affect the tax consequences of the merger to such stockholder. In addition, this discussion does not address the tax consequences of the merger under applicable state, local, or foreign laws. Accordingly, you should consult a tax advisor to discuss the specific tax consequences of the merger to you.
Accounting Treatment
     Fulton will account for the acquisition using the purchase method of accounting. Purchase accounting requires Fulton to allocate the total purchase price of the acquisition to the assets acquired and liabilities assumed, based on their respective fair values at the acquisition date, with any remaining unallocated acquisition cost being recorded as goodwill. Resulting goodwill balances are then subject to an impairment review on at least an annual basis. The results of Columbia Bancorp’s operations will be included in Fulton’s financial statements prospectively from the date of the acquisition.

     The total purchase price is estimated to be approximately $295 million, which includes the cost of Fulton stock to be issued, Columbia Bancorp options to be converted and certain acquisition related costs. The actual purchase price will depend on the percentage of shares paid in cash and the price of Fulton stock on the acquisition date. The total purchase price will be allocated to the net assets acquired as of the merger effective date, based on fair market values at that date. Fulton expects to record a core deposit intangible asset and goodwill as a result of the acquisition accounting.
     The Selected Historical and Pro Forma Combined Per Share Data in this document have been prepared based on Columbia Bancorp’s net assets and the fair market values of those net assets as calculated by Columbia Bancorp as of December 31, 2004 and June 30, 2005. In addition, the core deposit intangible was estimated to be $18.6 million, representing 3.5% of demand and savings deposits, and was assumed to be amortized over 8 years using an accelerated method. These assumptions resulted in goodwill of approximately $185.6 million. The actual amounts to be recorded by Fulton to reflect the purchase are dependent on various factors, including but not limited to, the interest rate environment and final valuations for loans and deposits and other assets and liabilities, including the core deposit intangible, and may differ materially from the estimates provided herein.
Expenses
     Fulton and Columbia Bancorp will each pay all their own costs and expenses, including fees and expenses of financial consultants, accountants and legal counsel, except that Fulton will pay for the cost of printing and mailing this document.
Resale of Fulton Common Stock
     The Fulton common stock issued in the merger will be freely transferable under the Securities Act except for shares issued to any Columbia Bancorp stockholder who is an “affiliate” of Columbia Bancorp or Fulton for purposes of SEC Rule 145.
     An “affiliate” of Columbia Bancorp is a person who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, Columbia Bancorp. These restrictions are expected to apply to the directors and executive officers of Columbia Bancorp and the holders of 10% or more of the outstanding Columbia common stock. The same restrictions apply to spouses and certain relatives of those persons and any trusts, estates, corporations or other entities in which those persons have a 10% or greater beneficial or equity interest. Any subsequent transfers of Fulton shares, however, by any person who is an affiliate of Columbia Bancorp at the time the merger is submitted for a vote of the Columbia Bancorp stockholders will, under existing law, require:
▪	the further registration under the Securities Act of the Fulton stock to be transferred;

▪	compliance with Rule 145 promulgated under the Securities Act, which permits sales under certain circumstances; or

▪	the availability of another exemption from registration.
     Each director and executive officer of Columbia Bancorp is expected to enter into an agreement with Fulton providing that, as an affiliate, he or she will not transfer any Fulton common stock received in the merger except in compliance with the securities laws.
Dividend Reinvestment Plan
     Fulton currently maintains a stockholder dividend reinvestment plan. This plan provides stockholders of Fulton with a simple and convenient method of investing cash dividends, as well as voluntary cash payments, in additional shares of Fulton common stock without payment of any brokerage commission or service charge. Fulton expects to continue to offer this plan after the effective date of the merger, and stockholders of Columbia Bancorp who become stockholders of Fulton will be eligible to participate in this plan.

Financial Interests of Management in the Merger
     When you are considering the recommendation of Columbia Bancorp’s board of directors with respect to approving the merger agreement and the merger, you should be aware that Columbia Bancorp directors and executive officers have interests in the merger as individuals which are in addition to, or different from, their interests as stockholders of Columbia Bancorp. The Columbia Bancorp board of directors was aware of these factors and considered them, among other matters, in approving the merger agreement and the merger. These interests are described below.
     Stock Options
     As of the record date, the directors and executive officers of Columbia Bancorp hold options to purchase approximately 429,305 shares of Columbia Bancorp common stock. On the effective date of the merger, each option will convert into cash or an option to acquire Fulton common stock as described above under “The Merger — Effect of the Merger — Stock Options” on page 40. In addition, all Columbia Bancorp options subject to vesting will immediately vest, in full, upon closing of the merger.
     Employment Agreements
     In connection with the merger agreement, Columbia Bancorp, The Columbia Bank, Fulton and each of Messrs. Bond and Scaldara entered into employment agreements. The employment agreements become effective on the effective date of the merger and, until effective, Messrs. Bond and Scaldara remain subject to existing employment agreements with Columbia Bancorp. Following the merger, Mr. Bond will be Chairman and Chief Executive Officer of The Columbia Bank and Mr. Scaldara will be President and Chief Operating Officer of The Columbia Bank. Each will be entitled to an annual base salary and to participate in The Columbia Bank’s incentive compensation plans. The Columbia Bank has also agreed to pay a portion of the change in control payment that each of Messrs. Bond and Scaldara would otherwise have been entitled to receive under his existing agreement with The Columbia Bank, with half of this amount payable on the effective date of the merger and half payable six months thereafter. If The Columbia Bank terminates either of Messrs. Bond or Scaldara’s employment without cause (as defined in the respective employment agreement) or if either of them terminates his employment for good reason (as defined in the respective employment agreement), the terminated person will be entitled to receive his base salary and incentive compensation for a period of three years and to receive all employee benefits that he was receiving prior to termination of employment during such three year period, subject to certain minimum payment amounts. Mr. Scaldara is also entitled to certain excise tax gross-up payments with respect to payments under his employment agreement. In addition, upon a change in control, all option grants and shares of restricted stock held by Messrs. Bond and Scaldara shall immediately become fully vested and exercisable. Each of Messrs. Bond and Scaldara will be subject to certain confidentiality and non-competition and non-solicitation provisions.
     Indemnification and Insurance
     The merger agreement provides that Fulton shall indemnify and hold harmless each present and former director, officer and employee of Columbia Bancorp or a Columbia Bancorp subsidiary, determined as of the effective time of the merger, against any costs or expenses, judgments, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, arising out of matters existing or occurring at or prior to the effective time of the merger, arising in whole or in part out of, or pertaining to the fact that he or she is or was a director, officer or employee of Columbia Bancorp or any of its subsidiaries.
     In addition, the merger agreement provides that Fulton shall maintain tail coverage for Columbia Bancorp’s existing directors’ and officers’ liability insurance policy for acts or omissions occurring prior to the effective time of the merger for the benefit of persons who are currently covered by such insurance policy for a period of six years following the effective time of the merger. Fulton may, however, substitute new policies in lieu of Columbia Bancorp’s existing policies if the new policies provide at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous.

     Directors Fees
     Certain of Columbia Bancorp’s and The Columbia Bank’s current directors will serve in one or more of the following capacities after the effective date of the merger:
•	One Columbia Bancorp director, John M. Bond, Jr., will serve as director of Fulton; and

•	All directors of The Columbia Bank will continue to serve as directors of The Columbia Bank.
     As such, each non-employee director will be entitled to receive fees for his or her service in such capacity equal to the fees received by him or her as in effect from time to time, subject to restrictions set forth on the merger agreement, for a period of three years. The fees payable to each non-employee director are $425 per meeting. Chairmen of committees of The Columbia Bank’s board of directors receive an additional $125 per meeting.
     Other than as set forth above, no director or executive officer of Columbia Bancorp has any direct or indirect material interest in the merger, except insofar as ownership of Columbia Bancorp common stock might be deemed such an interest.
INFORMATION ABOUT FULTON
General
     As permitted by the rules of the SEC, financial and other information relating to Fulton that is not included in or delivered with this document, including information relating to Fulton’s directors and executive officers, is incorporated herein by reference. See “Where You Can Find More Information” on page 67 and “Incorporation By Reference” on page 67.
Adoption of SFAS 123R
     In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 123R, “Share-Based Payments”. Statement 123R is a revision to the original Statement 123 which disallows the APB 25 method of accounting for stock options and requires public companies to recognize compensation expense related to stock-based compensation in their income statements. Companies can adopt Statement 123R using either “modified prospective application” or “modified retrospective application”. Modified retrospective application also results in restatement of prior period results, based on the amounts previously disclosed in prior period financial statements.
     The effective date of Statement 123R was originally the beginning of the first fiscal quarter after June 15, 2005. In April 2005, the SEC delayed the effective date to the beginning of the first fiscal year after June 15, 2005, or January 1, 2006 for Fulton. Early adoption is permissible. Fulton expects to adopt the provisions of Statement 123R in 2005, using modified retrospective application.
     The financial information presented in this Registration Statement and incorporated by reference to previous filings with the SEC has not been restated for SFAS 123R. It has not been restated as Fulton’s first filing subsequent to adoption of SFAS 123R under the 1934 Act is not expected to be made until subsequent to the effective date of this Registration Statement.
     To understand the expected impact of restatement for SFAS 123R, the reader should reference the footnotes to consolidated financial statements for Fulton’s 2004 Form 10-K, which is incorporated by reference. For 2004, the impact on diluted net income per share was a reduction of approximately $0.02 (restated for the impact of the stock dividend issued in 2005). Implementation of SFAS 123R is a complex process and the actual impact of a restatement may vary.

Market Price of and Dividends on Fulton Common Stock and Related Shareholder Matters
     Fulton common stock trades on the NASDAQ National Market under the symbol “FULT”. The table below shows for the periods indicated the amount of dividends paid per share and the quarterly ranges of high and low sales prices for Fulton common stock as reported by the NASDAQ National Market. Stock price information does not necessarily reflect mark-ups, mark-downs or commissions. Per share amounts have been retroactively adjusted to reflect the effect of stock dividends declared.

	Price Range Per Share		Per Share Dividend
	High	Low

2005
Fourth Quarter (through October 24, 2005)	$16.91	$15.61	$0.145
Third Quarter	18.90	16.20	0.145
Second Quarter	18.00	16.46	0.145
First Quarter	18.82	16.80	0.132

2004
Fourth Quarter	18.88	16.84	0.132
Third Quarter	17.52	16.00	0.132
Second Quarter	17.31	15.31	0.132
First Quarter	17.36	15.89	0.122

2003
Fourth Quarter	16.76	15.05	0.122
Third Quarter	16.38	14.66	0.122
Second Quarter	16.00	13.61	0.122
First Quarter	13.86	12.71	0.109
     For certain limitations on the ability of Fulton’s subsidiaries to pay dividends to Fulton, see Fulton’s Annual Report on Form 10-K for the year ended December 31, 2004, which is incorporated herein by reference. See “Where You Can Find More Information” on page 67.
     On July 26, 2005, the last full trading day prior to public announcement of the proposed merger, the high, low and last sales price of Fulton common stock were as follows:

High:	$18.63
Low:	$18.40
Last Sales price:	$18.49
     On October 24, 2005, the most recent practicable date prior to the printing of this document, the high, low and last sales price of Fulton common stock were as follows:

High:	$16.45
Low:	$16.20
Last Sales price:	$16.42
     You should obtain current market quotations prior to making any decisions about the merger.
Indemnification
     The Bylaws of Fulton provide for indemnification of its directors, officers, employees and agents to the fullest extent permitted under the laws of the Commonwealth of Pennsylvania, provided that the person seeking indemnification acted in good faith, in a manner he or she reasonably believed to be in the best interests of Fulton, and without willful misconduct or recklessness. Fulton has purchased insurance to indemnify its directors, officers, employees and agents under certain circumstances.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Fulton pursuant to the foregoing provisions of Fulton’s Bylaws, Fulton has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Description of Fulton Financial Common Stock
     General
     The authorized capital of Fulton consists exclusively of 600 million shares of common stock, par value $2.50 per share, and 10 million shares of preferred stock, without par value. As of June 30, 2005, there were issued and outstanding approximately 152,956,077 shares of Fulton common stock, which shares were held by 19,843 owners of record, and there were 5,942,926 shares issuable upon the exercise of options. No shares of preferred stock have been issued by Fulton. Fulton’s common stock is listed for quotation on the Nasdaq National Market System under the symbol “FULT”. The holders of Fulton common stock are entitled to one vote per share on all matters submitted to a vote of the shareholders and may not cumulate their votes for the election of directors. Each share of Fulton common stock is entitled to participate on an equal pro rata basis in dividends and other distributions. The holders of Fulton common stock do not have preemptive rights to subscribe for additional shares that may be issued by Fulton, and no share is entitled in any manner to any preference over any other share. Fulton Financial Advisors, N.A. serves as the transfer agent for Fulton.
     The holders of Fulton common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available. Fulton has in the past paid quarterly cash dividends to its shareholders on or about the 15th day of January, April, July and October of each year. The ability of Fulton to pay dividends to its shareholders is dependent primarily upon the earnings and financial condition of Fulton’s subsidiary banks. Funds for the payment of dividends on Fulton common stock are expected for the foreseeable future to be obtained primarily from dividends paid to Fulton by its bank subsidiaries, which dividends are subject to certain statutory limitations, described below:

Pennsylvania State Chartered Banks	Fulton Bank, Lebanon Valley Farmers Bank, Lafayette Ambassador Bank, and Premier Bank	may pay dividends only out of accumulated net earnings and may not declare or pay any dividend requiring a reduction of the statutorily required surplus of the institution

National Banks	Swineford National Bank, FNB Bank, N.A., Delaware National Bank, and Fulton Financial Advisors, N.A.	the approval of the Office of the Comptroller of the Currency is required under federal law if the total of all dividends declared during any calendar year would exceed the net profits (as defined) of the bank for the year, combined with its retained net profits (as defined) for the two preceding calendar years

Maryland Commercial Banks	Hagerstown Trust Company and The Peoples Bank of Elkton	may only declare a cash dividend from their undivided profits or (with the prior approval of the Commissioner of Financial Regulation) from its surplus in excess of 100% of its required capital stock, in each case after providing for due or accrued expenses, losses, interest and taxes. In addition, if Hagerstown’s or Peoples’ surplus becomes less than 100% of its required capital stock, Hagerstown or Peoples may not declare or pay any cash dividends that exceed 90% of its net earnings until its surplus becomes 100% of its required capital stock

New Jersey Banks	The Bank, Skylands Community Bank, First Washington State Bank, Somerset Valley Bank	may not declare or pay any dividends which would impair their capital stock or reduce their surplus to a level of less than 50% of their capital stock or if the surplus is currently less than 50% of the capital stock, the payment of such dividends would not reduce the surplus of the bank

Virginia Bank	Resource Bank	may only declare or pay any dividends up to the amount of retained earning
     In addition to the foregoing statutory restrictions on dividends, state banking regulations (with respect to state-chartered banks), the FDIC (with respect to state-chartered banks that are not members of the Federal Reserve System, such as Fulton Bank, Skylands Community Bank, Hagerstown Trust Company, The Bank, The Peoples Bank of Elkton, First Washington State Bank and Somerset Valley Bank), the Federal Reserve Board (with respect to state-chartered banks that are members of the Federal Reserve System, such as Lebanon Valley Farmers Bank, Lafayette Ambassador Bank, Premier Bank and Resource Bank), and the Office of the Comptroller of the Currency (with respect to national banks such as Swineford National Bank, FNB Bank, N.A., Delaware National Bank, and Fulton Financial Advisors, N.A.), also have adopted minimum capital standards and have broad authority to prohibit a bank from engaging in unsafe or unsound banking practices. Specifically, a member bank may not pay a dividend in excess of its net income less dividends declared, plus the prior two years net income, less dividends declared during the prior two years. The payment of a dividend by a bank could, depending upon the financial condition of the bank involved and other factors, be deemed to impair its capital or to be as such an unsafe or unsound practice.
     Dividend Reinvestment Plan
     The holders of Fulton common stock may elect to participate in the Fulton Financial Corporation Dividend Reinvestment Plan, which is a plan administered by Fulton Financial Advisors, N.A. as the plan agent. Under the dividend reinvestment plan, dividends payable to participating shareholders are paid to the plan agent and are used to purchase, on behalf of the participating shareholders, additional shares of Fulton common stock. Participating shareholders may make additional voluntary cash payments, which are also used by the plan agent to purchase, on behalf of such shareholders, additional shares of Fulton common stock. Shares of Fulton common stock held for the account of participating shareholders are voted by the plan agent in accordance with the instructions of each participating shareholder as set forth in his or her proxy.
     Securities Laws
     Fulton, as a business corporation, is subject to the registration and prospectus delivery requirements of the Securities Act and is also subject to similar requirements under state securities laws. Fulton’s common stock is registered with the SEC under Section 12(g) of the Securities Exchange Act of 1934, as amended, or the 1934 Act, and Fulton is subject to the periodic reporting, proxy solicitation and insider trading requirements of the 1934 Act. The executive officers, directors and 10% shareholders of Fulton are subject to certain restrictions affecting their right to buy and sell shares of Fulton common stock owned beneficially by them. Specifically, each such person is subject to the beneficial ownership reporting requirements and to the short-swing profit recapture provisions of Section 16 of the 1934 Act and may sell shares of Fulton common stock only: (i) in compliance with the provisions of C Rule 144 promulgated under the Securities Act, (ii) in compliance with the provisions of another applicable exemption from the registration requirements of the Securities Act, or (iii) pursuant to an effective registration statement filed with the SEC under the Securities Act.
     Anti-takeover Provisions
     The Amended and Restated Articles of Incorporation and Bylaws of Fulton include certain provisions which may be considered to be “anti-takeover” in nature because they may have the effect of discouraging or making more difficult the acquisition of control over Fulton by means of a hostile tender offer, exchange offer, proxy contest or similar transaction. These provisions are intended to protect the shareholders of Fulton by providing a measure of assurance that Fulton’s shareholders will be treated fairly in the event of an unsolicited takeover bid and by preventing a successful takeover bidder from exercising its voting control to the detriment of the other shareholders. However, the anti-takeover provisions set forth in the Amended and Restated Articles of Incorporation and Bylaws of Fulton, taken as a whole, may discourage a hostile tender offer, exchange offer, proxy solicitation or similar transaction relating to Fulton common stock. To the extent that these provisions actually discourage such a transaction, holders of Fulton common stock may not have an opportunity to dispose of part or all of their stock at a higher price than that prevailing in the market. In addition, these provisions make it more difficult to remove, and thereby may serve to entrench, incumbent directors and officers of Fulton, even if their removal would be regarded by some shareholders as desirable.
     The provisions in the Amended and Restated Articles of Incorporation of Fulton which may be considered to be “anti-takeover” in nature include the following:
▪	a provision that provides for substantial amounts of authorized but unissued capital stock, including a class of preferred stock whose rights and privileges may be determined prior to issuance by Fulton’s board of directors;

▪	a provision that does not permit shareholders to cumulate their votes for the election of directors;

▪	a provision that requires a greater than majority shareholder vote in order to approve certain business combinations and other extraordinary corporate transactions;

▪	a provision that establishes criteria to be applied by the board of directors in evaluating an acquisition proposal;

▪	a provision that requires a greater than majority shareholder vote in order for the shareholders to remove a director from office without cause;

▪	a provision that prohibits the taking of any action by the shareholders without a meeting and eliminates the right of shareholders to call a special meeting;

▪	a provision that limits the right of the shareholders to amend the Bylaws; and

▪	a provision that requires, under certain circumstances, a greater than majority shareholder vote in order to amend the Amended and Restated Articles of Incorporation.
     The provisions of the Bylaws of Fulton which may be considered to be “anti-takeover” in nature include the following:
▪	a provision that limits the permissible number of directors;

▪	a provision that establishes a board of directors divided into three classes, with members of each class elected for a three-year term that is staggered with the terms of the members of the other two classes; and

▪	a provision that requires advance written notice as a precondition to the nomination of any person for election to the board of directors, other than in the case of nominations made by existing management.
     As a Pennsylvania business corporation and a corporation whose common shares are registered under the 1934 Act, Fulton is subject to, and may take advantage of the protections of, the anti-takeover provisions of the Pennsylvania Business Corporation Law of 1988, as amended. These anti-takeover provisions, which are designed to discourage the acquisition of control over a targeted Pennsylvania business corporation, include:
▪	a provision whereby the directors of the corporation, in determining what is in the best interests of the corporation, may consider factors other than the economic interests of the shareholders, such as the effect of any action upon other constituencies, including employees, suppliers, customers, creditors and the community in which the corporation is located;

▪	a provision that permits shareholders to demand that a controlling person pay to them the fair value of their shares in cash upon a change in control;

▪	a provision that restricts certain business combinations unless there is prior approval by the directors or a supermajority of the shareholders;

▪	a provision permitting a corporation to adopt a shareholders rights plan;

▪	a provision denying the right to vote to a person who acquires a specified percentage of stock ownership unless those voting rights are restored by a vote of disinterested shareholders; and

▪	a provision requiring a person who acquires “control shares”, which are described in the previous sentence, to disgorge to the corporation all profits from the sale of equity securities within eighteen months thereafter.
     Corporations may elect to “opt out” of any or all of these anti-takeover provisions of the Pennsylvania corporate law. Fulton has not elected to opt out of any of the protections provided by the anti-takeover statutes.
     On April 27, 1999, Fulton extended the term of its Shareholder Rights Plan, originally adopted in June of 1989, by ten years. The plan is intended to discourage unfair or financially inadequate takeover proposals and abusive takeover practices and to encourage third parties who may in the future be interested in acquiring Fulton to negotiate with Fulton’s board of directors. The plan may have the effect of discouraging or making more difficult the acquisition of Fulton by means of a hostile tender offer, exchange offer or similar transaction. The plan is similar to shareholder rights plans which have been adopted by other bank holding companies and business corporations and contains “flip-in” rights (allowing certain shareholders to purchase Fulton’s common stock equal to two times the right’s exercise price) and “flip-over” rights (allowing rights holders to acquire shares of the acquirer’s stock at a substantial discount) which are typically included in plans of this kind. Each share of Fulton common stock, including all shares that will be issued to Columbia Bancorp’s stockholders in the merger, also represent one right pursuant to the terms of the shareholder rights plan, which right will initially, and until it becomes exercisable, trade with and be represented by the Fulton common stock certificates to be received by the stockholders of Columbia Bancorp.
     The management of Fulton does not presently contemplate recommending to the shareholders the adoption of any additional anti-takeover provisions.
INFORMATION ABOUT COLUMBIA BANCORP
     As permitted by the rules of the SEC, financial and other information relating to Columbia Bancorp, including information relating to Columbia Bancorp’s directors and executive officers, is incorporated herein by reference. See “Where You Can Find More Information” on page 67 and “Incorporation By Reference” on page 68. A copy of Columbia Bancorp’s 10-K for the year ended December 31, 2004 is incorporated herein by reference.
General
     Columbia Bancorp is a Maryland corporation and a registered bank holding company headquartered in Columbia, Maryland. Columbia Bancorp is the holding company for The Columbia Bank, a Maryland state chartered commercial bank. The bank is a full service commercial bank, providing a wide range of business and consumer financial services through 24 branch offices that span from the Washington, D.C. area to northeast of Baltimore, Maryland. In addition to The Columbia Bank, Columbia Bancorp has the following wholly-owned subsidiaries:

▪	Columbia Bancorp Statutory Trust I, Columbia Bancorp Statutory Trust II and Columbia Bancorp Statutory Trust III, each of which has issued trust preferred securities.
     In addition, The Columbia Bank has the following wholly-owned subsidiaries:
▪	McAlpine Enterprises, Inc, Howard I, LLC and Howard II, LLC, which are inactive, but have been used primarily to manage properties acquired through foreclosure; and

▪	Columbia Leasing, Inc., which is an inactive commercial leasing company.
     Columbia Bancorp had approximately $1.28 billion in assets and $976 million in deposits at June 30, 2005. On June 30, 2005, The Columbia Bank employed 309 full-time and 76 part-time employees throughout its branch offices.
Market Price of and Dividends on Columbia Bancorp Common Stock and Related Stockholder Matters
     The Columbia Bancorp common stock trades on the NASDAQ National Market under the symbol “CBMD”. As of October 24, 2005, there were 6,938,867 shares of Columbia Bancorp common stock issued and outstanding, held by approximately 752 stockholders of record. The following table sets forth the high and low sale prices for shares of Columbia Bancorp common stock for the periods indicated as reported on the Nasdaq National Market and the cash dividends paid per share for such periods. Such prices do not necessarily reflect mark-ups, mark-downs or commissions. Per share amounts have been retroactively adjusted to reflect the effect of all stock dividends and stock splits.

	Price Range Per Share		Per Share Dividend
	High	Low
2005
Fourth Quarter (through October 24, 2005)	$40.54	$38.48	$.170
Third Quarter	42.19	34.85	.170
Second Quarter	36.96	30.21	.170
First Quarter	35.49	31.30	.170

2004
Fourth Quarter	$37.49	$28.25	$.170
Third Quarter	30.10	26.50	.150
Second Quarter	32.00	28.05	.150
First Quarter	32.86	29.00	.150

2003
Fourth Quarter	$32.49	$27.21	$.150
Third Quarter	29.67	23.96	.125
Second Quarter	26.00	22.41	.125
First Quarter	25.32	21.35	.125
     The merger agreement restricts the amount of dividends that Columbia Bancorp may pay as described under the heading “The Merger — Dividends” on page 42.
     On July 26, 2005, the last full trading day prior to public announcement of the proposed merger, the high, low and last sales price of Columbia Bancorp common stock were as follows:

High:	$37.47
Low:	$36.82
Last Sales Price:	$37.25

On October 24, 2005, the most recent practicable date prior to the printing of this document, the high, low and last sales price of Columbia Bancorp common stock were as follows:

High:	$40.00
Low:	$39.62
Last Sales Price:	$40.00
     You should obtain current market quotations prior to making any decisions as to the merger agreement.
COMPARISON OF STOCKHOLDER RIGHTS
     If Fulton and Columbia Bancorp complete the merger, stockholders of Columbia Bancorp automatically will become shareholders of Fulton, and their rights as shareholders will thereafter be determined by the Pennsylvania Business Corporation Law of 1988, as amended, and by Fulton’s Amended and Restated Articles of Incorporation and Bylaws. The following is a summary of material differences between the rights of holders of Fulton common stock and the rights of holders of Columbia Bancorp common stock. These differences arise from differing provisions of the charter and bylaws of Fulton and Columbia Bancorp, differences in Maryland and Pennsylvania corporate law and from the existence of Fulton’s Shareholder Rights Plan.

	COLUMBIA BANCORP	FULTON
Title	Common Stock, $0.01 par value per share	Common Stock, $2.50 par value per share

Shares Authorized	Columbia Bancorp’s charter authorizes issuance of up to 10,000,000 shares of capital stock, $0.01 par value per share, all of which are classified as “Common Stock”. Columbia Bancorp’s charter provides that the board of directors has the power to classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock.	Fulton’s charter authorizes issuance of up to 600,000,000 shares of common stock, par value $2.50 per share.

Shares Issued & Outstanding	6,938,276 shares, as of September 30, 2005	156,953,150 shares, as of September 30, 2005

Preemptive Rights	No	No

Classification of board of directors	Columbia Bancorp’s bylaws provide that the board of directors shall be divided into three classes as nearly equal in number as possible, with each class serving a three year term.	Fulton’s bylaws provide that the board of directors shall be divided into three classes as nearly equal as possible with each class serving a three year term.

Voting: Election and Removal of Directors	Columbia Bancorp’s bylaws provide that a plurality of all the votes cast at a meeting of stockholders at which a quorum is present is sufficient to elect a director. There is no cumulative voting.	Fulton’s bylaws provide that a plurality of all the votes cast at a meeting of stockholders at which a quorum is present is sufficient to elect a director. There is no cumulative voting.
Fulton’s articles of incorporation provide that,

	COLUMBIA BANCORP	FULTON
Columbia Bancorp’s charter provides that, subject to the rights of the holders of any class separately entitled to elect one or more directors, any director or the entire board of directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of the holders of at least 80% of the combined voting power of all classes of shares of capital stock entitled to vote in the election of directors.	subject to the rights of the holders of any class separately entitled to elect one or more directors, a director may be removed by shareholder vote:

(1) With cause, by a majority of the voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class; or

(2) Without cause, by not less than 85% of the voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class

Voting: Approval of Fundamental Transactions	2/3 of all votes entitled to be cast at stockholders meeting.	2/3 of voting power of the then outstanding voting stock

Voting: Amendment of Articles of Incorporation	The affirmative vote of a majority of all votes entitled to be cast by the stockholders of Columbia Bancorp on the matter is required following approval by Columbia Bancorp’s board of directors of such amendment, provided that certain provisions of Columbia Bancorp’s charter require the approval of 80% entitled to be cast thereon.	Amendment of Fulton’s articles with respect to the provisions regarding Fulton’s authorized shares, required votes for fundamental transactions, removal of directors, ability to call (or act without) a special meeting and requirements to amend the articles and bylaws require the approval of either: (i) affirmative vote of holders of 85% of voting power; or (ii) approval of a majority of directors and continuing directors and affirmative vote of 66-2/3 of holders of voting power. All other amendments of Fulton’s articles must be approved by either: (a) majority of directors and the affirmative vote of holders of a majority of voting power or (b) the affirmative vote of holders of 85% of voting power.

Voting: Other Matters	One vote for each share owned of record.	One vote for each share owned of record.
	Columbia Bancorp’s bylaws provide that a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting.	Fulton’s bylaws provide that a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting.

Approval Required for Restricted Transactions with Significant Beneficial Owners	The Maryland Business Combination Act, which is contained in the MGCL, provides that unless exempted, a Maryland corporation may not engage in business combinations, including mergers, dispositions of 10% or more of its assets, issuances of shares of stock or other specified transactions, with an “interested stockholder” or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder became an interested stockholder, and thereafter unless certain	Approval of a fundamental transaction with or involving an interested shareholder (generally speaking, a 5% or greater beneficial owner of Fulton’s voting stock) or an affiliate or associate of an interested shareholder requires the affirmative vote of holders of not less than 85% of the voting power of the then outstanding shares of voting stock. If such transaction is approved by a majority of continuing directors, or six economic and procedural conditions are met by the transaction, then the holders of not less than 66-2/3% of the voting power of the then

	COLUMBIA BANCORP	FULTON
	criteria specified in the Maryland Business Combination Act are met. These criteria include approval by an 80% supermajority vote of the stockholders unless the stockholders receive, in any such business combination, a minimum price for the shares, determined in accordance with the provisions of the statute. An interested stockholder is generally a person owning or controlling, directly or indirectly, 10% or more of the voting power of the outstanding stock of a Maryland corporation.	outstanding shares of voting stock is required.

Columbia Bancorp’s board of directors has adopted a resolution exempting the merger with Fulton from the Maryland Business Combination Act. However, Columbia Bancorp’s board of directors could repeal or modify this resolution prior to the closing of the merger, in which case, the provisions of the Maryland Business Combination Act will be applicable to the business combination between Columbia Bancorp and Fulton.

Dissenters’ Rights	The Maryland General Corporation Law (the “MGCL”) generally provides that a stockholder of a Maryland corporation is not entitled to dissenters’ rights if the stock received in a merger is designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.	The Pennsylvania Business Corporation Law (the “BCL”) generally provides that a shareholder of a Pennsylvania corporation is not entitled to dissenters’ rights if the stock received in a merger is designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

Dividend Reinvestment Plan	Yes	Yes

Market	Listed for quotation on the Nasdaq National Market	Listed for quotation on Nasdaq National Market

Registered under 1934 Act	Yes	Yes

Limitation of Liability of Directors for Monetary Damages	Columbia Bancorp’s charter provides for the elimination of personal liability for directors and officers to the fullest extent possible under applicable law.	Fulton’s charter provides for the elimination of personal liability for directors and officers to the fullest extent possible under applicable law.

	Under applicable law, by virtue of such charter provision, a director or officer of Columbia Bancorp will have no personal liability to Columbia Bancorp or its stockholders for monetary damages except: (i) to the extent that it is proved that the director or officer actually received an improper personal benefit or profit in money, property or services for the amount	Under applicable law, by virtue of such charter provision, a director or officer of Fulton will have no personal liability to Fulton or its stockholders for monetary damages except: (i) to the extent the director has breached or failed to perform the duties of his office under Section 8363 of the Directors’ Liability Act, and (ii) the breach or failure to perform constitutes self-dealing, willful

	COLUMBIA BANCORP	FULTON
of the improper personal benefit or profit in money, property or services actually received; or (ii) to the extent that a judgment or other adjudication adverse to the director or officer is entered in a proceeding based on a finding in the proceeding that the director’s or officer’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.	misconduct or recklessness.
These provisions do not exempt a director from: (a) the responsibility or liability of a director pursuant to any criminal statute; or (b) the liability of a director for the payment of taxes pursuant to local, state or federal law.

Indemnification of Directors, Officers and Employees	Columbia Bancorp’s charter and bylaws provide that Columbia Bancorp will indemnify its directors to the fullest extent permitted by applicable law and will indemnify its officers to such extent as shall be authorized by the board of directors of Columbia Bancorp and permitted by law.
	The applicable provisions of the MGCL allow corporations to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, partner, trustee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan unless it is established that: (i) the act or omission was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the person had reasonable cause to believe that the act or omission was unlawful.	Fulton’s bylaws provide that Fulton will indemnify its officers and directors to the fullest extent permitted by applicable law. The applicable provisions of the BCL allow corporations to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of he fact that he is or was a representative of the corporation, if (i) he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, (ii) with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

Qualification of Directors	Columbia Bancorp’s bylaws prohibit a person standing for election as a director who would be 70 years of age on or before the date of the election (with no age limit in the case of any person who is serving as the Chairman of the board of directors, the chairman of any standing committee of the board of directors, the Chief Executive Officer or the President just prior to his election).	Fulton’s bylaws prohibit a person standing for election as a director who would be 70 years of age on or before the date of the election.

	COLUMBIA BANCORP	FULTON
Authorized Class of Preferred Stock	Columbia Bancorp currently has no authorized preferred stock.
	Columbia Bancorp’s charter provides that the board of directors has the power to classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock.	Fulton’s articles of incorporation authorize 10,000,000 shares of preferred stock, without par value, which can be issued under terms and conditions to be determined by the board of directors.

Right of Stockholders to call an Annual Meeting	No	No

Right of Stockholders to call a Special Meeting	Special meetings of stockholders shall only be called by the secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting. Such requests shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. At a special meeting of the stockholders, only the business described in the notice of the meeting shall be conducted.	Fulton’s articles of incorporation provide that a special meeting may only be called by (i) the Chief Executive Officer of the corporation, (ii) the Executive Committee of the board of directors, or (iii) the board of directors pursuant to a resolution adopted by the affirmative vote of a majority of the whole board of directors. Special meetings may not be called by shareholders.

Stockholder Inspection Rights	Pursuant to the MGCL, one or more persons who have been stockholders of a Maryland corporation for at least six months and in total hold at least 5% of the outstanding stock of any class may request a statement of the corporation’s current assets and liabilities and may inspect and copy the corporation’s books of account and stock ledger.	Pursuant to the BCL, every shareholder may, upon written demand stating a proper purpose therefor, have a right to examine the share register, books and records of account, and records of the proceedings of the incorporators, shareholders and directors of the company and to make copies or extracts. A proper purpose shall mean a purpose reasonably related to the interest of the person as a shareholder.

Right of Stockholders to act by Written Consent	Under the MGCL, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if written consent or consents setting forth the action taken are signed by the holders of all of the outstanding stock entitled to vote on the matter, and if a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it, are filed with the records of the stockholders’ meetings.	Fulton’s articles of incorporation prohibit shareholders from consenting in writing to action without a meeting.
ADJOURNMENT
     If Columbia Bancorp does not have sufficient votes for a quorum or to approve the merger agreement at the special meeting, Columbia Bancorp intends to adjourn the special meeting to permit further solicitation of proxies. The board of directors of Columbia Bancorp recommends that stockholders vote their proxies in favor of the adjournment proposal so that their proxies may be used to vote for an adjournment if necessary. The proxy holders will vote properly executed proxies in favor of the adjournment proposal unless the proxies indicate otherwise. If Columbia Bancorp adjourns the special meeting, Columbia Bancorp will not give notice of the time and place of the adjourned special meeting other than by an announcement of such time and place at the special meeting.
EXPERTS
     The consolidated financial statements of Fulton Financial Corporation as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
     The audit report on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, contains an explanatory paragraph that states Fulton Financial Corporation acquired First Washington FinancialCorp. on December 31, 2004, and management excluded from its assessment of the effectiveness of Fulton Financial Corporation’s internal control over financial reporting as of December 31, 2004, First Washington FinancialCorp.’s internal control over financial reporting associated with total assets of approximately $585 million and total revenues of $0 included in the consolidated financial statements of Fulton Financial Corporation as of and for the year ended December 31, 2004. The audit of internal control over financial reporting of Fulton Financial Corporation also excluded an evaluation of the internal control over financial reporting for First Washington FinancialCorp.
     The consolidated financial statements of Columbia Bancorp as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
LEGAL MATTERS
     Barley Snyder LLC will pass on the validity of the Fulton common stock issued in the merger and certain federal income tax consequences of the merger.
     DLA Piper Rudnick Gray Cary US LLP has acted as counsel to Columbia Bancorp in connection with the merger.
OTHER MATTERS
     Columbia Bancorp’s board of directors knows of no matters other than those described in this document or referred to in the accompanying notice of special meeting of stockholders that may be presented at the special meeting. However, if any other matter should be properly presented for consideration and voting at the special meeting or any adjournments of the special meeting, the proxy holders will vote the proxies in their discretion in the manner they determine to be in Columbia Bancorp’s best interest.
STOCKHOLDER PROPOSALS
     Because Columbia Bancorp and Fulton anticipate that the merger will be completed no later than the first quarter of 2006, Columbia Bancorp does not anticipate holding a 2006 annual meeting of Columbia Bancorp stockholders.

WHERE YOU CAN FIND MORE INFORMATION
     Fulton and Columbia Bancorp are subject to the informational requirements of the Securities Exchange Act of 1934, and file reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, proxy statements and other information that Fulton and/or Columbia Bancorp file at the Securities and Exchange Commission’s public reference rooms at One Station Place, 100 F Street, N.E., Washington, D.C. 20549. You may call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. Fulton’s and Columbia Bancorp’s Securities and Exchange Commission filings are also available on the Securities and Exchange Commission’s Internet site at http://www.sec.gov. You can also inspect reports, proxy statements and other information concerning Fulton or Columbia Bancorp at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. Additionally, Columbia Bancorp’s Internet site is www.thecolumbiabank.com. Fulton’s Internet site is www.fult.com.
     Fulton filed a Registration Statement on Form S-4 (No. 333-128894) to register with the Securities and Exchange Commission the Fulton common stock issuable to Columbia Bancorp stockholders in the merger. This document is a part of that Registration Statement and constitutes a prospectus of Fulton in addition to being a proxy statement of Columbia Bancorp for the special meeting. As allowed by Securities and Exchange Commission rules, this document does not contain all the information you can find in the Registration Statement or the exhibits to the Registration Statement.
INCORPORATION BY REFERENCE
     Some of the information that you may want to consider in deciding how to vote with respect to the merger is not physically included in this document, but rather is “incorporated by reference” to documents that have been filed by Fulton and Columbia Bancorp with the Securities and Exchange Commission. As permitted by the SEC, the following documents are incorporated by reference in this document:
     Documents filed by Fulton (SEC File No. 0-10587):
▪	Annual Report on Form 10-K, filed March 16, 2005, for the year ended December 31, 2004;

▪	Quarterly Reports on Form 10-Q, filed May 10, 2005, for the quarter ended March 31, 2005 and filed August 9, 2005 for the quarter ended June 30, 2005;

▪	Current Reports on Form 8-K filed: January 3, 2005, July 26, 2005, January 18, 2005, March 2, 2005, March 16, 2005, March 22, 2005, March 24, 2005, March 31, 2005, April 13, 2005, May 5, 2005, June 9, 2005, June 15, 2005, June 24, 2005, June 27, 2005, July 1, 2005, July 5, 2005, July 19, 2005, July 26, 2005, July 27, 2005, July 29, 2005 and August 9, 2005 and;

▪	The description of Fulton common stock contained in Fulton’s registration statement on Form 8-A, dated July 3, 1989, and any amendment or reports filed for purposes of updating such description.
     Documents filed by Columbia Bancorp (SEC File No.0-24302):
▪	Annual Report on Form 10-K filed March 15, 2005, for the year ended December 31, 2004;

▪	Quarterly Reports on Form 10-Q filed May 10, 2005 for the quarter ended March 31, 2005 and filed August 8, 2005 for the quarter ended June 30, 2005;

▪	Current Reports on Form 8-K filed: January 3, 2005, February 4, 2005, March 25, 2005, and July 29, 2005.

▪	The description of Columbia Bancorp common stock contained in its Registration Statement on Form 8-A, dated June 9, 1994.

     All documents filed by Fulton and Columbia Bancorp pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this document and prior to the date of the special meeting are also incorporated by reference into this document and will be deemed to be a part hereof from the date of filing of such documents.
     Any statement contained in a document that is incorporated by reference will be deemed to be modified or superseded for all purposes to the extent that a statement contained herein (or in any other document that is subsequently filed with the Securities and Exchange Commission and incorporated by reference) modifies or is contrary to that previous statement.
     We may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the Securities and Exchange Commission. Documents incorporated by reference are available from Fulton or Columbia Bancorp without charge, excluding all exhibits unless we have specifically incorporated an exhibit into this document by reference. Columbia Bancorp stockholders may obtain documents incorporated by reference in this document, with respect to Fulton, by requesting them in writing or by telephone from: Fulton Financial Corporation, One Penn Square, Lancaster, PA 17602, Attention: George R. Barr, Jr. (telephone number (717) 291-2411), and with respect to Columbia Bancorp, by requesting them in writing or by telephone from: Columbia Bancorp, 7162 Columbia Gateway Drive, Columbia, MD 21046, Attention: Sibyl S. Malatras (telephone number 410-423-8000). In order to ensure timely delivery of such documents, any request should be made by November 28, 2005.
     All information contained or incorporated by reference in this document relating to Fulton and its subsidiaries has been supplied by Fulton. All information contained or incorporated by reference in this document relating to Columbia Bancorp and its subsidiaries has been supplied by Columbia Bancorp.

EXHIBIT A
AGREEMENT AND PLAN OF MERGER

EXHIBIT A

Agreement and Plan of Merger
By and Between
Columbia Bancorp and
Fulton Financial Corporation
July 26, 2005

A-ii

A-iii

Section 11.4 Counterparts	66
Section 11.5 Governing Law	66
Section 11.6 Parties in Interest	66
Section 11.7 Disclosure Schedules.	67
Section 11.8 Entire Agreement	67
Section 11.9 Definitions	67
A-iv

INDEX OF SCHEDULES

Schedule 2.3	Columbia Options

Schedule 3.3	Other Columbia Subsidiaries

Schedule 3.6	Financial Statements

Schedule 3.7	Undisclosed Liabilities

Schedule 3.8	Changes

Schedule 3.9	Dividends, Distributions and Stock Purchases

Schedule 3.10	Taxes

Schedule 3.11	Title to and Condition of Assets

Schedule 3.12	Contracts

Schedule 3.13	Litigation and Governmental Directives

Schedule 3.14	Compliance with Laws; Governmental Authorizations

Schedule 3.15	Insurance

Schedule 3.16	Financial Institutions Bonds

Schedule 3.17	Labor Relations and Employment Agreements

Schedule 3.18	Employee Benefit Plans

Schedule 3.19	Related Party Transactions

Schedule 3.20	Finders

Schedule 3.22	Environmental Matters

Schedule 3.26	Loan Portfolio

Schedule 3.27	Investment Portfolio

Schedule 3.29	Regulatory Agreements

Schedule 4.5	Subsidiaries

Schedule 4.6	Financial Statements

Schedule 4.7	Undisclosed Liabilities

Schedule 4.8	Dividends, Distributions and Stock Purchases

Schedule 4.9	Litigation and Governmental Directives

Schedule 4.10	Compliance with Laws; Governmental Authorizations

Schedule 4.14	Environmental Matters

Schedule 4.19	Taxes

Schedule 5.1	Conduct of Business

Schedule 5.1(xxi)	Pending and Contemplated Applications
A-v

INDEX OF EXHIBITS

Exhibit A	Form of Warrant Agreement

Exhibit B	Form of Warrant

Exhibit C	Form of Voting Agreement

Exhibit D	Form of Employment Agreements

Exhibit E	Form of Opinion of Columbia’s Counsel

Exhibit F	Form of Opinion of Fulton’s Counsel
A-vi

Agreement and Plan of Merger
     AGREEMENT AND PLAN OF MERGER made as of the 26th day of July, 2005, by and between FULTON FINANCIAL CORPORATION, a Pennsylvania business corporation having its administrative headquarters at One Penn Square, P.O. Box 4887, Lancaster, Pennsylvania 17604 (“Fulton”), and COLUMBIA BANCORP, a Maryland corporation having its administrative headquarters at 7168 Columbia Gateway Drive, Columbia, Maryland 21046 (“Columbia”).
BACKGROUND:
     Fulton is a financial holding company registered under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). Columbia is a bank holding company registered under the BHC Act and is the parent of The Columbia Bank, a Maryland trust company (“The Columbia Bank”). In addition to The Columbia Bank, Columbia has three 100% directly owned subsidiaries: Columbia Bancorp Statutory Trust I, Columbia Bancorp Statutory Trust II and Columbia Bancorp Statutory Trust III, which were formed in connection with Columbia’s issuance of trust preferred securities (the “Columbia Trust Preferred Securities”). The Columbia Bank has four 100% directly owned subsidiaries: McAlpine Enterprises, Inc., Howard I, LLC and Howard II, LLC, which are used primarily to manage properties acquired through foreclosure, and Columbia Leasing, Inc., which is an inactive commercial leasing company. The Columbia Bank and all other wholly-owned subsidiaries of Columbia and The Columbia Bank are collectively referred to herein as the “Columbia Subsidiaries”. The Boards of Directors of Fulton and Columbia have determined that it is in the best interests of Fulton and Columbia, respectively, to merge with each other, resulting in The Columbia Bank becoming a subsidiary of Fulton. Subject to the terms and conditions of this Agreement, the foregoing transaction will be accomplished by means of a merger (the “Merger”) in which (i) Columbia will be merged with and into Fulton, (ii) Fulton will survive the Merger, and (iii) all of the outstanding shares of the common stock of Columbia, $ .01 par value per share (“Columbia Common Stock”), will be converted into cash and shares of the common stock of Fulton, par value $2.50 per share, and the associated Fulton Rights (as such term is defined in Section 2.1 herein) (“Fulton Common Stock”) on the terms described in this Agreement.
     In connection with the execution of this Agreement, the parties are to enter into a Warrant Agreement in substantially the form of Exhibit A attached hereto (the “Warrant Agreement”), which provides for the delivery by Columbia of a warrant in substantially the form of Exhibit B attached hereto (the “Warrant”) entitling Fulton to purchase shares of Columbia Common Stock in certain circumstances. In addition, Columbia has obtained voting agreements in the form of Exhibit C attached hereto, from the directors and executive officers listed on Exhibit C, who have agreed to vote shares of voting capital stock beneficially owned by them in Columbia in favor of this Agreement, the Merger and, to the extent required, all transactions incident thereto (collectively, the “Voting Agreements”).
WITNESSETH:
     NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound, the parties hereby agree as follows:

ARTICLE I — THE MERGER
     Subject to the terms and conditions of this Agreement, Columbia shall merge with and into Fulton in accordance with the following:
     Section 1.1 Merger. At the Effective Time (as defined in Section 9.2 herein) (i) Columbia shall merge with and into Fulton pursuant to the provisions of the Pennsylvania Business Corporation Law of 1988, as amended (the “BCL”), and the Maryland General Corporation Law (the "GCL”), whereupon the separate existence of Columbia shall cease, and Fulton shall be the surviving corporation (hereinafter sometimes referred to as the “Surviving Corporation”), and (ii) all of the outstanding shares of Columbia Common Stock will be converted into Fulton Common Stock and cash in accordance with the provisions of Article II hereof.
     Section 1.2 Name. The name of the Surviving Corporation shall be “Fulton Financial Corporation”. The address of the principal office of the Surviving Corporation will be One Penn Square, P.O. Box 4887, Lancaster, Pennsylvania 17604.
     Section 1.3 Articles of Incorporation. The Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of Fulton as in effect at the Effective Time.
     Section 1.4 Bylaws. The Bylaws of the Surviving Corporation shall be the Bylaws of Fulton as in effect at the Effective Time.
     Section 1.5 Directors and Officers. The directors and officers of the Surviving Corporation shall be the directors and officers of Fulton in office at the Effective Time. Each of such directors and officers shall serve until such time as his successor is duly elected and has qualified.
ARTICLE II — CONVERSION OF SHARES AND EXCHANGE OF STOCK CERTIFICATES
     Section 2.1 Conversion of Shares. At the Effective Time (as defined in Section 9.2 herein) the shares of Columbia Common Stock then outstanding shall be converted into shares of Fulton Common Stock and cash, as follows:
     (a) Conversion of Columbia Shares. Except as set forth in subsection (d) below, each share of Columbia Common Stock (a “Columbia Share”) issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding and be cancelled and extinguished and converted into the right to receive, upon the surrender of the share certificates evidencing the Columbia Shares, the Fulton Stock Consideration or the Cash Consideration, or a combination of Fulton Stock Consideration and the Cash Consideration, without any interest thereon, as specified in this Article II (the “Merger Consideration”) in accordance with Section 2.2 herein.
     (b) Definitions. For purposes hereof, the following terms have the following respective meanings:

“Cash Consideration” means an amount in cash payable in the Merger at a rate of $42.48 per Columbia Share.
“Conversion Ratio” means 2.325.
“Outstanding Shares” means the aggregate number of Columbia Shares outstanding immediately prior to the Effective Time, but excluding Columbia Shares to be cancelled pursuant to Section 2.1(d), which number will not be greater than the number of shares outstanding on the date of this Agreement (except as permitted in Section 5.1 herein)
“Fulton Rights” means rights to purchase common stock of Fulton distributed to holders of common stock of Fulton pursuant to a Rights Agreement dated June 20, 1989, as amended and restated as of April 27, 1999 (the “Fulton Rights Agreement”).
“Fulton Stock Consideration” means that number of shares of Fulton Common Stock payable in the Merger at a rate of one share of Fulton Common Stock multiplied by the Conversion Ratio per Columbia Share. In the event that Fulton shall at any time before the Effective Time: (i) issue a dividend payable in shares of Fulton Common Stock, (ii) combine the outstanding shares of Fulton Common Stock into a smaller number of shares, or (iii) subdivide the outstanding shares of Fulton Common Stock into a greater number of shares, then the Conversion Ratio shall be proportionately adjusted (calculated to four decimal places), so that each Columbia stockholder shall receive at the Effective Time, in exchange for his shares of Columbia Common Stock, the number of shares of Fulton Common Stock as would then have been owned by him if the Effective Time had occurred before the record date of such event. For example, if Fulton were to declare a five percent (5%) stock dividend after the date of this Agreement and if the record date for that stock dividend were to occur before the Effective Time, the Conversion Ratio would be adjusted from 2.325 to 2.413 shares. In the event that between the date of this Agreement, and the Effective Time, the issued and outstanding shares of Fulton Common Stock shall have been effected or changed into a different number of shares or a different class of shares as a result of a stock split, reverse stock split, stock dividend, spin-off, extraordinary dividend, recapitalization, reclassification, subdivision, combination of shares or other similar transaction, or there shall have been a record date declared for any such matter, the Fulton Stock Consideration shall be proportionately adjusted.
“Stock Test Amount” means the product of (i) the number of Outstanding Shares to be converted into Fulton Stock Consideration (determined after taking into account adjustments under Section 2.2(b)(i)), multiplied by (ii) the Conversion Ratio, multiplied by (iii) the Fulton Share Value.
“Cash Test Amount” means the product of (i) the number of Outstanding Shares to be converted into the right to receive the Cash Consideration (determined after taking into account adjustments under Section 2.2(b)(i)), multiplied by (ii) $42.48.
"Fulton Share Value” means the lowest price at which a share of Fulton Common Stock trades on NASDAQ on the Effective Date.
     (c) No Fractional Shares. No fractional shares of Fulton Common Stock shall be issued in connection with the Merger. In lieu of the issuance of any fractional share to which he would otherwise be entitled, each former stockholder of Columbia shall receive in cash an amount equal to the fair market value of his fractional interest, which fair market value shall be determined by multiplying such fraction by $42.48.
     (d) Cancelled Columbia Shares. Notwithstanding the provisions of Section 2.1(a) herein, the following shares of Columbia Common Stock shall not be converted into Fulton Common Stock and shall be cancelled at the Effective Time: (i) shares of Columbia Common Stock then owned by Fulton or any direct or indirect subsidiary of Fulton (except for trust account shares or shares acquired in connection with debts previously contracted); and (ii) shares of Columbia Common Stock owned by Columbia or any direct or indirect subsidiary of Columbia (except for trust account shares or shares acquired in connection with debts previously contracted).
     (e) Closing Market Price. For purposes of this Agreement, the “Closing Market Price” shall be the average of the per share closing bid and asked prices for Fulton Common Stock, calculated to two decimal places, for the ten (10) consecutive trading days immediately preceding the date which is two (2) business days before the Effective Date (as such term is defined in Section 9.2 herein), as reported on the National Market System of the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), the foregoing period of ten (10) trading days being hereinafter sometimes referred to as the “Price Determination Period” (For example, if January 15, 2006 were to be the Effective Date, then the Price Determination Period would be December 29-30, 2005 and January 2-6 and January 9-11, 2006). In the event that NASDAQ shall fail to report closing bid and asked prices for Fulton Common Stock for any trading day during the Price Determination Period, the closing bid and asked prices for that day shall be equal to the average of the closing bid and asked prices as quoted: (i) by F. J. Morrissey & Company, Inc. and by Ryan, Beck & Co.; or (ii) in the event that both of these firms are not then making a market in Fulton Common Stock, by two brokerage firms then making a market in Fulton Common Stock to be selected by Fulton and approved by Columbia.
     Section 2.2 Exchange of Stock Certificates. Columbia Common Stock certificates shall be exchanged for certificates evidencing the Fulton Stock Consideration and the Cash Consideration in accordance with the following procedures:
     (a) Election Procedure. Each holder of Columbia Shares (other than holders of Columbia Shares to be cancelled as set forth in Section 2.1(d)) shall have the right to submit a request specifying either that such holder’s Columbia Shares shall be converted into the

Fulton Stock Consideration, Cash Consideration or a combination of Cash Consideration and Fulton Stock Consideration, without interest, in the Merger in accordance with the following procedures:
     (i) Each holder of Columbia Shares may specify in a request made in accordance with the provisions of this Section 2.2 (herein called an “Election”) to either: (i) convert each Columbia Share owned by such holder into the right to receive the Fulton Stock Consideration in the Merger (a “Stock Election”); (ii) convert each Columbia Share owned by such holder into the right to receive the Cash Consideration in the Merger (a “Cash Election”); or (iii) convert a portion of the Columbia Shares owned by such holder into the right to receive the Cash Consideration in the Merger, and a portion of the Columbia Shares owned by such holder into the right to receive the Fulton Stock Consideration in the Merger, in such ratio of Fulton Stock Consideration to Cash Consideration of 90%/10% 80%/20%, 70%/30%, 60%/40%, 50%/50%, 40%/60%, 30%/70%, 20%/80%, 10%/90% (a “Cash/Stock Election”). A Form of Election (as defined below) shall be included with each copy of the Proxy Statement/Prospectus (as defined in Section 6.1(b)) mailed to stockholders of Columbia in connection with the meeting of stockholders called to consider the approval of this Agreement. Fulton and Columbia shall each use its reasonable best efforts to mail or otherwise make available the Form of Election to all persons who become holders of Columbia Shares during the period between the record date for such stockholder meeting and the Election Deadline (as defined in Section 2.2(a)(iv)).
     (ii) Fulton shall prepare a form (the “Form of Election”), which shall be in form and substance acceptable to Columbia, pursuant to which each holder of Columbia Shares, no later than at the close of business on the Election Deadline, may make an Election and which shall be mailed to the Columbia stockholders in accordance with Section 2.2(a)(i) so as to permit Columbia’s stockholders to exercise their right to make an Election on or prior to the Election Deadline.
     (iii) Holders of record of Columbia Shares who hold such shares as nominees, trustees, or in other representative capacities may submit multiple Forms of Election, provided that such representative certifies that each Form of Election covers all Columbia Shares held by such representative for a particular beneficial owner.
     (iv) Not later than the filing of the Proxy Statement/Prospectus with the Securities and Exchange Commission (the “SEC”), as contemplated in Section 6.1(b) hereof, Fulton shall appoint Fulton Financial Advisors, National Association, as the person to receive Forms of Election and to act as exchange agent under this Agreement (the “Exchange Agent”). Any Columbia stockholder’s Election shall have been made properly only if the Exchange Agent shall have received, by 5:00 p.m. local time in the city in which the principal office of such Exchange Agent is located, on the date of the Election Deadline, a Form of Election properly completed and signed and accompanied by certificates for the Columbia Shares to which such Form of Election relates (or by an appropriate guarantee of delivery of such certificates, as set forth in such Form of Election, from a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States provided such certificates are in fact delivered to the Exchange Agent by the time required in such guarantee of delivery). Failure to deliver Columbia Shares covered by such a guarantee of delivery within the time set forth on such guarantee shall be deemed to invalidate any otherwise properly made Election. As used herein, “Election Deadline” means the date announced by Fulton (which date shall be agreed upon by Columbia), as the last day on which Forms of Election will be accepted, which date shall be no more than ten (10) business days before the Effective Time. In the event this Agreement shall have been terminated prior to the Effective Time, the Exchange Agent shall immediately return all Forms of Election and certificates for Columbia Shares to the appropriate Columbia stockholders.
     (v) Any Columbia stockholder may at any time prior to the Election Deadline change his Election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a revised Form of Election properly completed and signed.
     (vi) Any Columbia stockholder may, at any time prior to the Election Deadline, revoke his Election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his certificates for Columbia Shares, or of the guarantee of delivery of such certificates, previously deposited with the Exchange Agent. All Elections shall be revoked automatically if the Exchange Agent is notified in writing by Fulton or Columbia that this Agreement has been terminated. Any Columbia stockholder who shall have deposited certificates for Columbia Shares with the Exchange Agent shall have the right to withdraw such certificates by written notice received by the Exchange Agent prior to the Election Deadline and thereby revoke his Election as of the Election Deadline if the Merger shall not have been consummated prior thereto.
     (vii) Fulton and Columbia shall have the right to make rules, not inconsistent with the terms of this Agreement, governing the validity of the Forms of Election, the manner and extent to which Elections are to be taken into account in making the determinations prescribed by Section 2.2, the issuance and delivery of certificates for Fulton Common Stock into which Columbia Shares are converted in the Merger and the payment of cash for Columbia Shares converted into the right to receive the Cash Consideration in the Merger.
     (b) Issuance of Fulton Stock Consideration and Payment of Cash Consideration; Proration. The manner in which each Columbia Share (except Columbia Shares to be cancelled as set forth in Section 2.1(d)) shall be converted into the Fulton Stock Consideration, the Cash Consideration or the right to receive a combination of Fulton

Stock Consideration and Cash Consideration at the Effective Time shall be as set forth in this Section 2.2(b) subject to the provisions of Section 2.2(b)(i)(A).
     (i) As is more fully set forth below, the number of Columbia Shares to be converted into the right to receive the Cash Consideration in the Merger pursuant to this Agreement shall not exceed fifty percent (50%) of all Outstanding Shares (the “Maximum Cash Percentage”) and shall not be less than twenty percent (20%) of all Outstanding Shares (the “Minimum Cash Percentage”); provided, however, that for federal income tax purposes, it is intended that the Merger should qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and, notwithstanding anything to the contrary contained herein, in order that the Merger will not fail to satisfy continuity of interest requirements under applicable federal income tax principles relating to reorganizations under Section 368(a) of the Code, as reasonably determined by Barley Snyder LLC, Fulton shall increase the number of Outstanding Shares that will be converted into the Fulton Stock Consideration and reduce the number of Outstanding Shares that will be converted into the right to receive the Cash Consideration to the extent, if any, necessary to cause the Stock Test Amount to exceed the Cash Test Amount by at least $100.00 provided, however, that, solely for purposes of determining whether the Stock Test Amount exceeds the Cash Test Amount, shares issuable under Fulton Stock Options issued under Section 2.3 and cash paid for Columbia Options pursuant to Section 2.3 shall be disregarded.
     (ii) If the percentage of Outstanding Shares for which a Cash Election is made (including the cash portion of any Cash/Stock Elections) exceeds the Minimum Cash Percentage and is less than the Maximum Cash Percentage, all Elections shall be honored as submitted and all Non-Electing Shares shall be converted into the Cash Consideration until the Maximum Cash Percentage is reached and thereafter into Fulton Stock Consideration.
     (iii) If the percentage of Outstanding Shares for which a Cash Election is made (including the cash portion of any Cash/Stock Elections) exceeds the Maximum Cash Percentage: Each Columbia Share for which the holder made a Stock Election, the portion of each Cash/Stock Election electing Fulton Stock Consideration (collectively, the “Aggregate Stock Elections”) and each Non-Electing Share shall be converted in the Merger into the Fulton Stock Consideration. Each Columbia Share for which a Cash Election has been received and the portion of a Cash/Stock Election electing Cash Consideration (collectively, the “Aggregate Cash Elections”) shall be converted into the right to receive Cash Consideration and Fulton Stock Consideration in the following manner:
     (A) Each Columbia stockholder shall have the Pro-rated Cash Percentage of the Columbia Shares for which he or she elected Cash Consideration (including the cash portion of any Cash/Stock Election) converted into the Cash Consideration;

     (B) Each Columbia stockholder shall have the Remaining Stock Percentage of the Columbia Shares for which he or she elected Cash Consideration (including the portion of any Cash/Stock Election electing Cash Consideration) converted into the Fulton Stock Consideration; and
     (C) For the purposes of the foregoing:
“Aggregate Cash Election Percentage” shall mean the percentage of Outstanding Shares represented by the Aggregate Cash Elections.
“Pro-rated Cash Percentage” shall mean the percentage determined by the following formula:
1 — (Aggregate Cash Election Percentage — 50%)/Aggregate Cash Election Percentage
“Remaining Stock Percentage” shall mean the percentage determined by subtracting the Pro-rated Cash Percentage from 100%.
     (iv) If the percentage of Outstanding Shares for which a Cash Election is made (including the cash portion of any Cash/Stock Elections) is less than the Minimum Cash Percentage: Each Columbia Share for which the Aggregate Cash Elections have been made and each Non-Electing Share shall be converted in the Merger into the Cash Consideration. Each Columbia Share for which the Aggregate Stock Elections have been made shall be converted into the right to receive the Cash Consideration and Fulton Stock Consideration in the following manner:
     (A) Each Columbia Stockholder shall have the Pro-rated Stock Percentage of the Columbia Shares for which he or she elected Fulton Stock Election converted into the Fulton Stock Consideration;
     (B) Each Columbia Stockholder shall have the Remaining Cash Percentage of the Columbia Shares for which he or she elected Fulton Stock Consideration (including the portion of any Cash/Stock Election electing Fulton Stock Consideration) converted into the Cash Consideration; and
     (C) For the purposes of the foregoing:
“Aggregate Stock Election Percentage” shall mean the percentage of Outstanding Shares represented by the Aggregate Stock Elections.
“Pro-rated Stock Percentage” shall mean the percentage determined by the following formula:

     1 — (Aggregate Stock Election Percentage — 80%)/Aggregate Stock Election Percentage
“Remaining Cash Percentage” shall mean the percentage determined by subtracting the Pro-rated Stock Percentage from 100%.
     (v) If Non-Electing Shares are not converted under Sections (i) — (iv) above, the Exchange Agent shall convert each Non-Electing Share into the Cash Consideration.
     (vi) For the purposes of this Section 2.2, Outstanding Shares as to which an Election is not in effect at the Election Deadline shall be called “Non-Electing Shares.” If Fulton shall determine that any Election is not properly made with respect to any Columbia Shares, such Election shall be deemed to be not in effect, and the Columbia Shares covered by such Election shall, for purposes hereof, be deemed to be Non-Electing Shares. Fulton, Columbia and the Exchange Agent shall have no obligation to notify any person of any defect in any Form of Election submitted to the Exchange Agent.
     (vii) The Exchange Agent shall make all computations contemplated by this Section 2.2 and all such computations shall be conclusive and binding on the holders of Columbia Shares absent manifest error.
     (c) Issuance of Fulton Stock Consideration.
     (i) Immediately prior to the Effective Time, Fulton shall deliver to the Exchange Agent, in trust for the benefit of the holders of Columbia Shares, certificates representing an aggregate number of shares of Fulton Common Stock as nearly as practicable equal to the number of shares to be converted into Fulton Common Stock as determined in Section 2.2(b)
     (ii) As soon as practicable following the Effective Time, each holder of Columbia Shares converted into Fulton Stock Consideration pursuant to Article II, upon proper surrender to the Exchange Agent with a properly completed Letter of Transmittal (to the extent not previously surrendered with a Form of Election ) of one or more certificates for such Columbia Shares for cancellation, shall be entitled to receive (and the Exchange Agent shall deliver) certificates representing the number of shares of Fulton Common Stock into which such Columbia Shares shall have been converted in the Merger.
     (iii) No dividends or distributions that have been declared, if any, will be paid to persons entitled to receive certificates for shares of Fulton Common Stock until such persons surrender their certificates for Columbia Shares, at which time all such dividends and distributions shall be paid. In no event shall the persons entitled to receive such dividends be entitled to receive interest on such dividends. If any certificate for such Fulton Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer taxes or other taxes required by reason of issuance in a name other than the registered holder of the certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Columbia Shares for any Fulton Common Stock or dividends thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.
     (d) Payment of Cash Consideration. Immediately prior to the Effective Time, Fulton shall deposit with the Exchange Agent, in trust for the benefit of the holders of Columbia Shares, an amount in cash equal to the Cash Consideration to be paid to holders of Columbia Shares to be converted into the right to receive the Cash Consideration as determined in Section 2.2(b). As soon as practicable following the Effective Time, the Exchange Agent shall distribute to holders of Columbia Shares converted into the right to receive the Cash Consideration and determined in accordance with Section 2.2(b), upon proper surrender to the Exchange Agent (to the extent not previously surrendered with a Form of Election) of one or more certificates for such Columbia Shares for cancellation, a bank check for an amount equal to the Cash Consideration multiplied by the number of Columbia Shares to converted. In no event shall the holder of any such surrendered certificates be entitled to receive interest on any of the Cash Consideration to be received in the Merger. If such check is to be issued in the name of a person other than the person in whose name the certificates surrendered for exchange therefor are registered, it shall be a condition of the exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of issuance of such check to a person other than the registered holder of the certificates surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Columbia Shares for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.
     (e) Letter of Transmittal. Fulton will instruct the Exchange Agent to mail to each holder of record of Columbia Shares who has not previously surrendered such holder’s certificates with a validly executed Form of Election as soon as reasonably practical after the Effective Time, (i) a Letter of Transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such holder’s certificates shall pass, only upon proper delivery of the certificates to the Exchange Agent and shall be in such form and have such other provisions as shall be agreed upon by Columbia prior to the Effective Time) and (ii) instructions for use in effecting the surrender of certificates in exchange for the Merger Consideration (the “Letter of Transmittal”).

     (f) Missing Certificates.
     (i) If any holder of Columbia Shares convertible into the right to receive the Merger Consideration is unable to deliver the certificates which represent such shares, the Exchange Agent shall deliver to such holder the Merger Consideration to which the holder is entitled for such shares upon presentation of the following:
     (A) evidence to the reasonable satisfaction of Fulton that any such certificate has been lost, wrongfully taken or destroyed;
     (B) such security or indemnity as may be reasonably requested by Fulton in accordance with industry standards to indemnify and hold harmless Fulton and the Exchange Agent; and
     (C) evidence satisfactory to Fulton that such person is the owner of the shares theretofore represented by each certificate claimed to be lost, wrongfully taken or destroyed and that the holder is the person who would be entitled to present such certificate for payment pursuant to this Agreement.
     (ii) Fulton shall receive any remaining Cash Consideration and Fulton Stock Consideration on deposit with the Exchange Agent on the date which is one year after the Effective Date, and any stockholder of Columbia who has not surrendered his certificate(s) to the Exchange Agent prior to such time shall be entitled to receive the Merger Consideration without interest upon the surrender of such certificate(s) to Fulton, subject to applicable escheat or abandoned property laws.
     (iii) In the event that any certificates for Columbia Shares have not been surrendered for exchange in accordance with this Section on or before the first anniversary of the Effective Time, Fulton may at any time thereafter, with or without notice to the holders of record of such certificates, sell for the accounts of any or all of such holders any or all of the shares of Fulton Common Stock which such holders are entitled to receive under Article II hereof (the “Unclaimed Shares”). Any such sale may be made by public or private sale or sale at any broker’s board or on any securities exchange in such manner and at such times as Fulton shall determine. If, in the opinion of counsel for Fulton, it is necessary or desirable, any Unclaimed Shares may be registered for sale under the Securities Act of 1933, as amended (the “1933 Act”), and applicable state laws. Fulton shall not be obligated to make any sale of Unclaimed Shares if it shall determine not to do so, even if notice of the sale of the Unclaimed Shares has been given. The net proceeds of any such sale of Unclaimed Shares shall be held for holders of the unsurrendered certificates for Columbia Shares whose Unclaimed Shares have been sold, to be paid to them upon surrender of the certificates for shares of Fulton Common Stock. From and after any such sale, the sole right of the holders of the unsurrendered certificates for Columbia Shares whose Unclaimed Shares have been sold shall be the right to collect the net sale proceeds held by Fulton for their respective accounts, and such holders shall not be entitled to receive any interest on such net sale proceeds held by Fulton. If outstanding certificates are not surrendered or the payment for them is not claimed prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property laws, escheat laws and any other applicable law, become the property of Fulton (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, none of Fulton, Columbia, the Exchange Agent or any other person shall be liable to any former holder of Columbia Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.
     (g) Withholding Rights. Fulton shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from funds provided by the holder or from the consideration otherwise payable pursuant to this Agreement to any holder of Columbia Shares, the minimum amounts (if any) that Fulton is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of tax law. To the extent that amounts are so withheld by Fulton, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Columbia Shares in respect of which such deduction and withholding was made by Fulton.
     (h) Expenses. All costs and expenses associated with the foregoing surrender and exchange procedure shall be borne by Fulton.
     Section 2.3 Treatment of Outstanding Columbia Options.
     (a) At the Effective Time, each option (collectively, “Columbia Options”) to purchase shares of Columbia Common Stock that (i) is outstanding at the Effective Time, (ii) has been granted pursuant to Columbia’s 1987 Stock Option Plan, as amended, 1990 Director Stock Option Plan, as amended and 1997 Stock Option Plan, as amended (collectively, the “Columbia Stock Option Plans”); and (iii) would otherwise survive the Effective Time, in the absence of the transactions contemplated by this Agreement, shall, at the election of the holder of a Columbia Option made on or before the Election Deadline, either (A) be entitled to cash in an amount equal to the number of shares of Columbia Common Stock covered by such Columbia Option multiplied by the excess, if any, of $42.48 over the exercise price per share of such Columbia Option or (B) be assumed by Fulton through the grant of an option to acquire shares of Fulton Common Stock on the terms set forth below (each Columbia Option, as assumed, a “Fulton Stock Option”). In the absence of an election by the holder of a Columbia Option and subject to the next sentence, Columbia Options held by such holder shall be converted to cash .
     (b) A Fulton Stock Option shall be a stock option to acquire shares of Fulton Common Stock with the following terms: (i) the number of shares of Fulton Common Stock which may be acquired pursuant to such Fulton Stock Option shall be equal to the product of the number of shares of Columbia Common Stock covered by the Columbia

Option multiplied by the Conversion Ratio, provided that any fractional share of Fulton Common Stock resulting from such multiplication shall be rounded down to the nearest whole share; (ii) the exercise price per share of Fulton Common Stock shall be equal to the exercise price per share of Columbia Common Stock of such Columbia Option, divided by the Conversion Ratio, provided that such exercise price shall be rounded up to the nearest whole cent; (iii) the duration and other terms of such Fulton Stock Option shall be identical to the duration and other terms of such Columbia Option (giving effect to the terms of the Columbia Stock Option Plans or the Columbia Options providing for accelerated vesting as a result of the transactions contemplated by this Agreement) except that all references to Columbia shall be deemed to be references to Fulton and its affiliates, where the context so requires, and shall remain exercisable until the stated expiration date of the corresponding Columbia Option; (iv) Fulton shall assume such Columbia Option, whether vested or not vested, as contemplated by Section 424(a) of the Code; and (v) to the extent Columbia Options qualify as incentive stock options under Section 422 of the Code, the Fulton Stock Options exchanged therefor shall also so qualify. In connection with the foregoing, (i) the foregoing is intended to effect an assumption of a Columbia Option by Fulton under Section 424(a) of the Code and (ii) neither a Fulton Option nor the assumption of a Columbia Option shall give the holder of a Columbia Option additional benefits which he did not have under such Columbia Option within the meaning of Section 424(a)(1) of the Code. Subject to the Fulton Stock Options and the foregoing, the Columbia Stock Option Plans and all options or other rights to acquire Columbia Common Stock issued thereunder shall terminate at the Effective Time. Fulton shall not issue or pay for any fractional shares otherwise issuable upon exercise of a Fulton Stock Option.
     (c) Prior to the Effective Time, Fulton shall take appropriate action to reserve for issuance and, if not previously registered pursuant to the 1933 Act, register the number of shares of Fulton Common Stock necessary to satisfy Fulton’s obligations with respect to the issuance of Fulton Common Stock pursuant to the exercise of Fulton Stock Options and under Section 2.3.
     (d) On or before the Election Deadline (to the extent required as determined by Fulton or Columbia under applicable law, the terms of the Columbia Stock Option Plans or otherwise), Fulton shall receive agreements from each holder of a Columbia Option that does not elect to exercise such Columbia Option immediately prior to the Effective Time and have the Columbia Common Stock acquired as a result of such exercise converted into cash or Fulton Common Stock pursuant to Section 2.1 of this Agreement, pursuant to which each such holder agrees to accept cash or a Fulton Stock Option in substitution for the Columbia Option, as of the Effective Time.
     (e) Schedule 2.3 sets forth a listing of each Columbia Option as of the date of this Agreement (copies of which have been provided to Fulton), including the name of each holder of such Columbia Option, the date of grant, the number of shares of Columbia Common Stock subject to such Columbia Option, the exercise price per share of such Columbia Option, the expiration date, and the classification of whether such Columbia Option is an incentive stock option or a nonqualified stock option.
     Section 2.4 Reservation of Shares. Fulton agrees that (i) prior to the Effective Time, it will take appropriate action to reserve a sufficient number of authorized but unissued shares of Fulton Common Stock to be issued in accordance with this Agreement, and (ii) at the Effective Time, Fulton will issue shares of Fulton Common Stock to the extent set forth in, and in accordance with, this Agreement.
     Section 2.5 Taking Necessary Action. Fulton and Columbia shall take all such actions as may be reasonably necessary or appropriate in order to effectuate the transactions contemplated hereby including, without limitation, providing information necessary for preparation of any filings needed to obtain the regulatory approvals required to consummate the Merger. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Fulton with full title to all properties, assets, rights, approvals, immunities and franchises of Columbia, the officers and directors of Columbia, at the expense of Fulton, shall use commercially reasonable efforts to take all such necessary action.
     Section 2.6 Press Releases, Etc. Fulton and Columbia agree that all press releases or other public communications relating to this Agreement or the transactions contemplated hereby will require mutual approval by Fulton and Columbia, unless counsel has advised any such party that such release or other public communication must immediately be issued and the issuing party has not been able, despite its good faith efforts, to obtain such approval.
     Section 2.7 Fulton Common Stock. Each share of Fulton Common Stock that is issued and outstanding immediately before the Effective Time shall, on and after the Effective Time, remain issued and outstanding as one (1) share of Fulton Common Stock, and each holder thereof shall retain his rights therein. The holders of the shares of Fulton Common Stock outstanding immediately prior to the Effective Time shall, immediately after the Effective Time, continue to hold a majority of the outstanding shares of Fulton Common Stock.
     Section 2.8 Dissenters’ Rights. Pursuant to Section 3-202(c) of the GCL, the stockholders of Columbia shall not be entitled to exercise dissenters’ rights.
     Section 2.9 Certain Actions. Prior to the Effective Time, Fulton and Columbia shall take all such steps as may be required to cause any dispositions of shares of Columbia Common Stock (including derivative securities with respect to such shares) resulting from the transactions contemplated by Article II of this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), with respect to Columbia to be exempt under Rule 16b-3 promulgated under the 1934 Act, such steps to be taken in accordance with the No-Action Letter dated January 12, 1999 issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

ARTICLE III — REPRESENTATIONS AND WARRANTIES OF COLUMBIA
   Columbia represents and warrants to Fulton, as of the date of this Agreement, as follows:
     Section 3.1 Authority. The execution and delivery of this Agreement, the Warrant Agreement and the Warrant and the performance of the transactions contemplated herein and therein have been authorized by the Board of Directors of Columbia. At a meeting duly called and held, by a vote of at least a majority of the members of the Board of Directors, the Board of Directors (i) approved the Merger and this Agreement, and (ii) directed that this Agreement and Merger be submitted for approval by its stockholders with the recommendation of the Board of Directors that the stockholders of Columbia approve this Agreement, the Merger and the transactions contemplated thereby, and, except for the approval of this Agreement by its stockholders, Columbia has taken all corporate action necessary on its part to authorize this Agreement, the Warrant Agreement and the Warrant and the performance of the transactions contemplated herein and therein. This Agreement, the Warrant Agreement and the Warrant have been duly executed and delivered by Columbia and, assuming due authorization, execution and delivery by Fulton, constitute valid and binding obligations of Columbia, enforceable against Columbia in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, regulations and rules affecting financial institutions and subject as to enforceability, to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity (the “Bankruptcy and Equity Exceptions”). The execution, delivery and performance of this Agreement, the Warrant Agreement and the Warrant will not constitute a violation or breach of or default under (i) the Articles of Incorporation or Bylaws of Columbia, (ii) the Articles of Incorporation or Bylaws of The Columbia Bank, (iii) any statute, rule, regulation, order, decree or directive of any governmental authority or court applicable to Columbia or any Columbia Subsidiary, subject to the receipt of all required governmental approvals, or (iv) any agreement, contract, memorandum of understanding, indenture or other instrument to which Columbia or any Columbia Subsidiary is a party or by which Columbia or any Columbia Subsidiary or any of their properties are bound.
     Section 3.2 Organization and Standing. Columbia is a corporation that is duly organized, validly existing and in good standing under the laws of the State of Maryland. Columbia is a bank holding company under the BHC Act, and has full power and lawful authority to own and hold its properties and to carry on its business as presently conducted. The Columbia Bank is a trust company that is duly organized, validly existing and in good standing under the laws of the State of Maryland. The Columbia Bank is an insured bank under the provisions of the Federal Deposit Insurance Act, as amended (the “FDI Act”), and is not a member of the Federal Reserve System. The Columbia Bank has full power and lawful authority to own and hold its properties and to carry on its business as presently conducted. Each of the Columbia Subsidiaries currently conducting operations other than The Columbia Bank is an entity or business trust that is duly organized, validly existing and in good standing under the laws of its state of incorporation or formation. Each of the Columbia Subsidiaries currently conducting operations has full power and lawful authority to own and hold its properties and to carry on its business as presently conducted.
     Section 3.3 Subsidiaries. The Columbia Bank, Columbia Bancorp Statutory Trust I, Columbia Bancorp Trust II and Columbia Bancorp Statutory Trust III are wholly-owned subsidiaries of Columbia (except that Columbia owns 100% of the common securities of such trusts and third parties own the capital securities issued by such trusts). Each of McAlpine

Enterprises, Inc., Howard I, LLC, Howard II, LLC and Columbia Leasing, Inc. is a wholly-owned subsidiary of The Columbia Bank. Except for the Columbia Subsidiaries, Columbia owns no subsidiaries, directly or indirectly.
     Section 3.4 Capitalization. The authorized capital of Columbia consists exclusively of 10,000,000 shares of Columbia Common Stock. As of the date of this Agreement, 6,932,702 shares of Columbia Common Stock are outstanding, all of which are validly issued, fully paid and non-assessable. In addition, as of the date of this Agreement, 641,815 shares of Columbia Common Stock are subject to issuance upon the exercise of Columbia Options and 1,881,809 shares of Columbia Common Stock will be reserved for issuance upon exercise of the Warrant. Except for the Columbia Options and the Warrant, there are no outstanding obligations, options or rights of any kind entitling other persons to acquire shares of Columbia Common Stock and there are no outstanding securities or other instruments of any kind that are convertible into shares of Columbia Common Stock. The authorized capital of The Columbia Bank consists exclusively of shares of common stock (the “Columbia Bank Common Stock”). All of the outstanding shares of Columbia Bank Common Stock are owned beneficially and of record by Columbia and are validly issued, fully-paid and non-assessable. There are no outstanding obligations, options or rights of any kind entitling other persons to acquire shares of Columbia Bank Common Stock, and there are no outstanding securities or instruments of any kind that are convertible into shares of Columbia Bank Common Stock. All outstanding shares of the capital stock or membership interests, as applicable, of the other Columbia Subsidiaries are owned beneficially and of record by Columbia or The Columbia Bank, as appropriate, except that, in the case of Columbia Bancorp Statutory Trust I, Columbia Bancorp Statutory Trust II and Columbia Bancorp Statutory Trust III, Columbia owns 100% of the common securities and the purchasers thereof own the capital securities issued by each said trust. There are no outstanding obligations, options or rights of any kind entitling other persons to acquire shares of such Columbia Subsidiaries, and there are no outstanding securities or instruments of any kind that are convertible into shares of such Columbia Subsidiaries. The Columbia Bank Common Stock and the common stock or membership interests of the other Columbia Subsidiaries are sometimes collectively referred to herein as the “Columbia Subsidiaries Common Equity”.
     Section 3.5 Charter, Bylaws and Minute Books. The copies of the Certificate of Incorporation and Bylaws or Articles of Organization and Operating Agreements (or, with respect to Columbia Bancorp Statutory Trust I, Columbia Bancorp Statutory Trust II and Columbia Bancorp Statutory Trust III, their trust declarations) of Columbia and the Columbia Subsidiaries that have been made available to Fulton for inspection are true, correct and complete. Except as previously disclosed to Fulton in writing, the minute books of Columbia and the Columbia Subsidiaries that have been made available to Fulton for inspection are true, correct and complete in all material respects and accurately record the actions taken by the Boards of Directors and stockholders or members of Columbia and the Columbia Subsidiaries at the meetings documented in such minutes, excluding information related to the transactions contemplated by this Agreement and to any other merger, consolidation, share exchange or sale, exchange or other disposition of all, or substantially all, of Columbia’s property or assets.

     Section 3.6 Financial Statements.
     (a) Columbia has delivered to Fulton the following financial statements: Consolidated Balance Sheets of Columbia at December 31, 2004 and 2003 and Consolidated Statements of Income, Statements of Stockholders’ Equity, and Consolidated Statements of Cash Flows of Columbia for the years ended December 31, 2004, 2003 and 2002, audited by KPMG LLP, and set forth in the 2004 Annual Report to Columbia’s stockholders and unaudited Consolidated Balance Sheets of Columbia at March 31, 2005 and unaudited Consolidated Statements of Income for the three-month periods ended March 31, 2005 and 2004, unaudited Consolidated Statements of Stockholders’ Equity for the three-month periods ended March 31, 2005 and 2004 and unaudited Consolidated Statements of Cash Flows for the three-month periods ended March 31, 2005 and 2004, as filed with the SEC in a Quarterly Report on Form 10-Q (the aforementioned Balance Sheet as of March 31, 2005 being hereinafter referred to as the “Columbia Balance Sheet”). Each of the foregoing financial statements fairly present the consolidated financial position, and results of operations and cash flows of Columbia at their respective dates and for the respective periods then ended and has been prepared in accordance with United States generally accepted accounting principles consistently applied (“GAAP”), except as otherwise noted in a footnote thereto and except for (i) the omission of the notes from the financial statements applicable to any interim period and (ii) with respect to any interim period, normal year-end adjustments.
     (b) Except (A) as reflected in Columbia’s unaudited balance sheet at March 31, 2005 or liabilities described in any notes thereto (or liabilities for which neither accrual nor footnote disclosure is required pursuant to GAAP) or (B) for liabilities incurred in the ordinary course of business since March 31, 2005 consistent with past practices or in connection with this Agreement or the transactions contemplated hereby, neither Columbia nor any of its subsidiaries has any material liabilities or obligations of any nature. The Columbia SEC Reports describe and Columbia has delivered to Fulton copies of the documentation creating or governing, all securitization transactions and “off-balance sheet arrangements” (as defined in Item 303(c) of Regulation S-K of the SEC) effected by Columbia or its subsidiaries since KPMG LLP expressed its opinion with respect to the financial statements of Columbia and its subsidiaries included in the Columbia SEC Reports (including the related notes).
     (c) KPMG LLP is and has been (x) since September 24, 2003, a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “SOX Act”)), (y) throughout the periods covered by such financial statements, “independent” with respect to Columbia within the meaning of Regulation S-X, and (z) since May 6, 2003, in compliance with subsections (g) through (l) of Section 10A of the 1934 Act and the related Rules of the SEC and the Public Company Accounting Oversight Board. The Columbia SEC Reports describe the types of non-audit services performed by KPMG LLP for Columbia and its subsidiaries since January 1, 2002, other than non-audit services performed in connection with the transactions contemplated by this Agreement.
     (d) Each of Columbia and the Columbia Subsidiaries maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls which provide assurance that (i) transactions are executed with management’s authorization; (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of Columbia and to maintain accountability for Columbia’s consolidated assets; (iii) access to Columbia’s assets is permitted only in accordance with management’s authorization; (iv) the reporting of Columbia’s assets is compared with existing assets at regular intervals; and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.
     (e) Columbia has, on a timely basis, filed all forms, reports and documents required to be filed by it with the SEC since January 1, 2002. Except to the extent available in full without redaction on the SEC’s website through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), Columbia has delivered to Fulton copies in the form filed with the SEC of (i) Columbia’s Annual Reports on Form 10-K for each fiscal year of Columbia from and after January 1, 2002, (ii) its Quarterly Reports on Form 10-Q for each of the first three fiscal quarters in each of the fiscal years of Columbia referred to in clause (i) above, (iii) all proxy statements relating to Columbia’s meetings of stockholders (whether annual or special) held, and all information statements relating to stockholder consents since the beginning of the first fiscal year referred to in clause (i) above, (iv) all certifications and statements required by (x) the SEC’s Order dated June 27, 2002 pursuant to Section 21(a)(1) of the 1934 Act (File No. 4-460), (y) 18 U.S.C. §1350 (Section 906 of the SOX Act) with respect to any report referred to in clause (i) or (iii) above, (y) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to Fulton pursuant to this Section 3.6) filed by Columbia with the SEC since the beginning of the first fiscal year referred to in clause (i) above (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii), (iv) and (v) above are, collectively, the “Columbia SEC Reports” and, to the extent available in full without redaction on the SEC’s website through EDGAR two days prior to the date of this Agreement, are, collectively, the “Filed Columbia SEC Reports”), and (vi) all comment letters received by Columbia from the Staff of the SEC since January 1, 2002 and all responses to such comment letters by or on behalf of Columbia. The Columbia SEC Reports (x) were prepared in accordance with the requirements of the 1933 Act and the 1934 Act, as the case may be, and the rules and regulations thereunder and (y) did not at the time they were filed with the SEC, or will not at the time they are filed with the SEC, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No Subsidiary of Columbia is or has been required to file any form, report, registration statement or other document with the SEC.
     (f) Columbia maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the 1934 Act; such controls and procedures are effective to ensure that all material information concerning Columbia and its subsidiaries is made known on a timely basis to the individuals responsible for the preparation of Columbia’s filings with the SEC and other public disclosure documents. Schedule 3.6 lists, and Columbia has delivered to Fulton copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures. To Columbia’s knowledge, except as set forth in the Columbia SEC Reports, each director and executive officer of Columbia has filed with the SEC on a timely basis all statements required by Section 16(a) of the 1934 Act and the rules and regulations thereunder since January 1, 2002. As used in this Section 3.6, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC. To the extent required, Columbia and The Columbia Bank have in place “disclosure controls and procedures” as defined in Rules 13a-15(e) and 15(d)-15(e) of the 1934 Act to allow Columbia’s management to make timely decisions regarding required disclosures and to make the certifications of the Chief Executive Officer and Chief Financial Officer of Columbia required under the 1934 Act. Since March 31, 2005, there has not been any material change in the internal controls utilized by Columbia to assure that its consolidated financial statements conform with GAAP. Without limiting the generality of the foregoing, Columbia’s disclosure controls and procedures are designed and maintained to ensure that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, (v) all information (both financial and non-financial) required to be disclosed by Columbia in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and (vi) all such information is accumulated and communicated to Columbia’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of Columbia required under the 1934 Act with respect to such reports. None of Columbia’s or any Columbia Subsidiary’s records, systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Columbia or the Columbia Subsidiaries or their independent accountants.
     (g) Each of the Chief Executive Officer and the Chief Financial Officer of Columbia has signed, and Columbia has furnished to the SEC, all certifications required by Sections 302 and 906 of the SOX Act; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither Columbia nor any of its officers has received notice from any Governmental Entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.

     (h) Columbia heretofore has provided to Fulton complete and correct copies of all certifications filed with the SEC pursuant to Sections 302 and 906 of the SOX Act and to the Knowledge of Columbia, the matters and statements made in such certificates were true as of the date thereof.
     Section 3.7 Absence of Undisclosed Liabilities. Except as disclosed in Schedule 3.7, or as reflected, noted or adequately reserved against in the Columbia Balance Sheet, at March 31, 2005, Columbia had no material liabilities (whether accrued, absolute, contingent or otherwise) which were required to be reflected, noted or reserved against in the Columbia Balance Sheet under GAAP. Except as disclosed in Schedule 3.7, Columbia and the Columbia Subsidiaries have not incurred, since March 31, 2005, any such liability, other than liabilities of the same nature as those set forth in the Columbia Balance Sheet, all of which have been incurred in the Ordinary Course of Business. For purposes of this Agreement, the term “Ordinary Course of Business” shall mean the ordinary course of business consistent with Columbia’s and the Columbia Subsidiaries’ customary business practices.
     Section 3.8 Absence of Changes. Since March 31, 2005, Columbia and the Columbia Subsidiaries have each conducted their businesses in the Ordinary Course of Business and, except as disclosed in Schedule 3.8, neither Columbia nor the Columbia Subsidiaries have undergone any changes in their condition (financial or otherwise), assets, liabilities, business, results of operations or future prospects other than changes in the Ordinary Course of Business, which have been, in the aggregate, materially adverse as to Columbia and the Columbia Subsidiaries on a consolidated basis (a “Columbia Material Adverse Effect”).
     Section 3.9 Dividends, Distributions and Stock Purchases. Since March 31, 2005, Columbia has not declared, set aside, made or paid any dividend or other distribution in respect of the Columbia Common Stock, or purchased, issued or sold any shares of Columbia Common Stock or the Columbia Subsidiaries Common Equity, other than as described in the Columbia SEC Reports.
     Section 3.10 Taxes. Columbia and The Columbia Bank have filed all federal, state, county, municipal and foreign tax returns, reports and declarations which are required to be filed by them or either of them as of March 31, 2005. Except as disclosed in Schedule 3.10: (i) Columbia and The Columbia Bank have paid all taxes, penalties and interest which have become due pursuant thereto or which became due pursuant to federal, state, county, municipal or foreign tax laws applicable to the periods covered by the foregoing tax returns, (ii) neither Columbia nor the Columbia Subsidiaries have received any notice of deficiency or assessment of additional taxes, and no tax audits are in process; and (iii) the Internal Revenue Service (the “IRS”) has not commenced or given notice of an intention to commence any examination or audit of the federal income tax returns of Columbia or The Columbia Bank for any year through and including the year ended December 31, 2004. Except as disclosed in Schedule 3.10, neither Columbia nor the Columbia Subsidiaries have granted any waiver of any statute of limitations or otherwise agreed to any extension of a period for the assessment of any federal, state, county, municipal or foreign income tax. The accruals and reserves reflected in the Columbia Balance Sheet for taxes (including interest and penalties, if any, thereon) have been made in accordance with GAAP.
     Section 3.11 Title to and Condition of Assets. Except as disclosed in Schedule 3.11, Columbia and the Columbia Subsidiaries have good and marketable title to all material consolidated real and personal properties and assets reflected in the Columbia Balance Sheet or acquired subsequent to March 31, 2005, (other than property and assets disposed of in the Ordinary Course of Business), free and clear of all liens or encumbrances of any kind whatsoever; provided, however, that the representations and warranties contained in this sentence do not cover liens or encumbrances that: (i) are reflected in the Columbia Balance Sheet or in Schedule 3.11; (ii) represent liens of current taxes not yet due or which, if due, may be paid without penalty, or which are being contested in good faith by appropriate proceedings; and (iii) represent such imperfections of title, liens, encumbrances, zoning requirements and easements, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present use, of the properties and assets subject thereto. The material structures and other improvements to real estate, furniture, fixtures and equipment reflected in the Columbia Balance Sheet or acquired subsequent to March 31, 2005: (A) are in good operating condition and repair (ordinary wear and tear excepted), and (B) comply in all material respects with all applicable laws, ordinances and regulations, including without limitation all building codes, zoning ordinances and other similar laws, except where any noncompliance would not materially detract from the value, or interfere with the present use, of such structures, improvements, furniture, fixtures and equipment. Columbia and the Columbia Subsidiaries own or have the right to use all real and personal properties and assets that are material to the conduct of their respective businesses as presently conducted.
     Section 3.12 Contracts.
     (a) Each written or oral contract entered into by Columbia or the Columbia Subsidiaries (other than loan agreements, promissory notes, deeds of trust and other contracts with customers reasonably entered into by Columbia or the Columbia Subsidiaries in the Ordinary Course of Business) which involves aggregate payments or receipts in excess of $100,000 per year, including without limitation every employment contract, employee benefit plan, agreement, lease, license, indenture, mortgage and other commitment to which either Columbia or the Columbia Subsidiaries are a party or by which Columbia or the Columbia Subsidiaries or any of their properties may be bound (collectively referred to herein as “Material Contracts”) is identified in Schedule 3.12. Except as disclosed in Schedule 3.12, all Material Contracts are enforceable against Columbia or the Columbia Subsidiaries, as the case may be, and Columbia or the Columbia Subsidiaries have in all material respects performed all obligations required to be performed by them to date and are not in default in any material respect and Columbia has no Knowledge (as defined in Section 3.13) of any default by a third party under a Material Contract. Schedule 3.12 identifies all Material Contracts which require the consent or approval of third parties to the execution and delivery of this Agreement or to the consummation of the transactions contemplated herein.

     (b) Except for the Warrant Agreement and as set forth in Schedule 3.12, as of the date of this Agreement, neither Columbia nor the Columbia Subsidiaries is a party to, or bound by, any oral or written:
     (i) “material contract” as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC;
     (ii) consulting agreement involving the payment of more than $100,000 per annum or extending for a period longer than one year;
     (iii) agreement with any officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction of the nature contemplated by this Agreement;
     (iv) agreement with respect to any officer providing any term of employment or compensation guarantee extending for a period longer than one year or for a payment in excess of $100,000;
     (v) agreement or plan, including any stock option plan, stock appreciation rights plan, employee stock ownership plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;
     (vi) agreement containing covenants that limit its ability to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, it may carry on its business (other than as may be required by law or any regulatory agency);
     (vii) agreement, contract or understanding, other than this Agreement, and the Warrant Agreement, regarding the capital stock of Columbia and/or The Columbia Bank or committing to dispose of some or all of the capital stock or substantially all of the assets of Columbia and/or The Columbia Bank;
     (viii) collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization;
     (ix) deferred compensation plan or arrangement; or
     (x) joint venture agreements.
     Section 3.13 Litigation and Governmental Directives. Except as disclosed in Schedule 3.13, (i) there is no litigation, investigation or proceeding pending, or to the Knowledge (as that term is defined below) of Columbia or the Columbia Subsidiaries, threatened, that involves Columbia or the Columbia Subsidiaries or any of their properties and that, if determined adversely, would have a Columbia Material Adverse Effect; (ii) there are no outstanding orders, writs, injunctions, judgments, decrees, regulations, directives, consent agreements or memoranda of understanding issued by any federal, state or local court or governmental agency or authority or arbitration tribunal (each a “Governmental Entity” issued against or with the consent of Columbia or the Columbia Subsidiaries that would have a Columbia Material Adverse Effect or that materially restricts the right of Columbia or the Columbia Subsidiaries to carry on their businesses as presently conducted taken as a whole; and (iii) neither Columbia nor the Columbia Subsidiaries have Knowledge of any fact or condition presently existing that might give rise to any litigation, investigation or proceeding which, if determined adversely to either Columbia or the Columbia Subsidiaries, would have a Columbia Material Adverse Effect or would materially restrict the right of Columbia or the Columbia Subsidiaries to carry on their businesses as presently conducted taken as a whole. All litigation (except for bankruptcy proceedings in which Columbia or the Columbia Subsidiaries have filed proofs of claim) in which Columbia or the Columbia Subsidiaries are involved as a plaintiff (other than routine collection and foreclosure suits initiated in the Ordinary Course of Business) in which the amount sought to be recovered is greater than $125,000 is identified in Schedule 3.13. In this Agreement, the terms “Knowledge of Columbia or The Columbia Bank” and “Knowledge of Columbia and the Columbia Subsidiaries” shall mean the actual knowledge of the Contract Employees (as defined in Section 3.17).
     Section 3.14 Compliance with Laws; Governmental Authorizations. Except as disclosed in Schedule 3.14 or where noncompliance would not have a Columbia Material Adverse Effect: (i) Columbia and the Columbia Subsidiaries are in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, directives, consent agreements, memoranda of understanding, permits, concessions, grants, franchises, licenses, and other governmental authorizations or approvals applicable to Columbia or the Columbia Subsidiaries or to any of their properties; and (ii) all material permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the business of Columbia or the Columbia Subsidiaries as presently conducted have been duly obtained and are in full force and effect, and there are no proceedings pending or, to the Knowledge of Columbia threatened, which may result in the revocation, cancellation, suspension or materially adverse modification of any thereof.
     Section 3.15 Insurance. All policies of insurance relating to Columbia’s and the Columbia Subsidiaries’ operations (except for title insurance policies), including without limitation all financial institutions bonds, held by or on behalf of Columbia or the Columbia Subsidiaries are listed in Schedule 3.15. All such policies of insurance are in full force and effect, and no notices of cancellation have been received in connection therewith.
     Section 3.16 Financial Institutions Bonds. Since January 1, 2000, The Columbia Bank has continuously maintained in full force and effect one or more financial institutions bonds listed in Schedule 3.16 insuring The Columbia Bank against acts of dishonesty by each of its employees. No claim has been made under any such bond and The Columbia Bank has no Knowledge of any fact or condition presently existing which might form the basis of a claim under any such bond. The Columbia Bank has received no notice that its present financial institutions bond or bonds will not be renewed by its carrier on substantially the same terms as those now in effect.
     Section 3.17 Labor Relations and Employment Agreements. Neither Columbia nor any of the Columbia Subsidiaries is a party to or bound by any collective bargaining agreement. To their Knowledge, Columbia and the Columbia Subsidiaries enjoy good working relationships with their employees, and there are no labor disputes pending, or to the Knowledge of Columbia or The Columbia Bank threatened, that would have a Columbia Material Adverse Effect. Except as disclosed in Schedule 3.17, neither Columbia nor any of the Columbia Subsidiaries has any employment contract, change of control agreement or policy, severance agreement, deferred compensation agreement, consulting agreement or similar obligation (including any related amendments, each an “Employment Obligation”) with any director, officer, employee, agent or consultant; provided however, that, as of the date of this Agreement (and effective as of the Effective Time), each of John M. Bond, Jr. and John A. Scaldara, Jr. (the “Contract Employees”) has executed employment agreements (the “Employment Agreements”) with Fulton and The Columbia Bank so as to, among other things, (i) consent to certain changes in their respective duties, powers and functions following the Merger, such agreements to be substantially in the form of Exhibit D attached hereto and (ii) provide for the payment of a portion of the “change of control” payments due under their existing employment agreements with Columbia or The Columbia Bank. Except as disclosed in Schedule 3.17, as of the Effective Time (as defined in Section 9.2 herein), neither Columbia nor the Columbia Subsidiaries will have any liability for employee termination rights arising out of any Employment Obligation and neither the execution of this Agreement nor the consummation of the Merger shall, by itself, entitle any employee of Columbia or the Columbia Subsidiaries to any “change of control” payments or benefits. Except as set forth on Schedule 3.17, no payment that is owed or may become due to any director, officer, employee, or agent of Columbia or any Columbia Subsidiary as a result of the consummation of the Merger will be non-deductible to Columbia or any Columbia Subsidiary or subject to tax under IRC § 280G or § 4999; nor, except as set forth on Schedule 3.17, will Columbia or any Columbia Subsidiary be required to “gross up” or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person as a result of the consummation of the Merger.
     Section 3.18 Employee Benefit Plans. All employee benefit plans, contracts or arrangements to which Columbia or the Columbia Subsidiaries are a party or by which Columbia or the Columbia Subsidiaries are bound, including without limitation all pension, retirement, deferred compensation, savings, incentive, bonus, profit sharing, stock purchase, stock option, life insurance, death or survivor’s benefit, health insurance, sickness, disability, medical, surgical, hospital, severance, layoff or vacation plans, contracts or arrangements (collectively the “Columbia Benefit Plans”), but not including the Employment Obligations described in Section 3.17, are identified in Schedule 3.18. Each of the Columbia Benefit Plans which is an “employee pension benefit plan” as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”; each such Plan being herein called a “Columbia Pension Plan”) is exempt from tax under Sections 401 and 501 of the Code and has been maintained and operated in material compliance with all applicable provisions of the Code and ERISA, except where a failure to so comply would not result in a material liability. No “prohibited transaction” (as such term is defined in Section 4975 of the

Code or Section 406 of ERISA) and not otherwise exempt under ERISA or the Code has occurred in respect of the Columbia Pension Plans. There have been no material breaches of fiduciary duty by any fiduciary under or with respect to the Columbia Pension Plans or any other Columbia Benefit Plan which is an employee welfare benefit plan as defined in Section 3(1) of ERISA, and no claim is pending or, to the Knowledge of Columbia, threatened with respect to any Columbia Benefit Plan other than claims for benefits made in the Ordinary Course of Business. Neither Columbia nor the Columbia Subsidiaries have incurred any material penalty imposed by the Code or by ERISA with respect to the Columbia Pension Plans or any other Columbia Benefit Plan. Within the past five years, there has not been any audit of any Columbia Benefit Plan by the U.S. Department of Labor or the IRS.
     Section 3.19 Related Party Transactions.
     (a) Except as disclosed in Schedule 3.19, neither Columbia nor any of the Columbia Subsidiaries has any contract, extension of credit, or business arrangement of any kind with any of the following persons: (i) any executive officer or director (including any person who has served in such capacity since January 1, 2000) of Columbia or any of the Columbia Subsidiaries; (ii) any stockholder owning five percent (5%) or more of the outstanding Columbia Common Stock; and (iii) any “associate” (as defined in Rule 405 under the 1933 Act) of the foregoing persons or any business in which any of the foregoing persons is an officer, director, employee or five percent (5%) or greater equity owner. Each such contract or extension of credit disclosed in Schedule 3.19, except as otherwise specifically described therein, has been made in the Ordinary Course of Business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable arms’ length transactions with other persons that do not involve more than a normal risk of collectability or present other unfavorable features.
     (b) Except as disclosed in Schedule 3.19, Columbia has not, since July 30, 2002, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of Columbia. Schedule 3.19 identifies any loan or extension of credit maintained by Columbia to which the second sentence of Section 13(k)(l) of the 1934 Act applies.
     Section 3.20 No Finder. Except as disclosed in Schedule 3.20, neither Columbia nor any of the Columbia Subsidiaries have paid or become obligated to pay any fee or commission of any kind whatsoever to any investment banker, broker, finder, financial advisor or other intermediary for, on account of or in connection with the transactions contemplated in this Agreement.
     Section 3.21 Complete and Accurate Disclosure. Neither this Agreement (insofar as it relates to Columbia, the Columbia Subsidiaries, the Columbia Common Stock, the Columbia Subsidiaries’ Common Equity, and the involvement of Columbia and the Columbia Subsidiaries in the transactions contemplated hereby) nor any Exhibits or Schedules to this Agreement nor the Financial Statements delivered by Columbia to Fulton pursuant to Section 3.6 contains any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
     Section 3.22 Environmental Matters. Except as disclosed in Schedule 3.22, neither Columbia nor any of the Columbia Subsidiaries has any material liability relating to any environmental contaminant, pollutant, toxic or hazardous waste or other similar substance that has been generated, used, stored, processed, disposed of or discharged onto any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor’s right) or leased by Columbia or any of the Columbia Subsidiaries and which is required to be reflected, noted or adequately reserved against in Columbia’s consolidated financial statements under GAAP. In particular, without limiting the generality of the foregoing sentence, but subject to the materiality and financial statement disclosure standards therein, except as disclosed in Schedule 3.22, neither Columbia nor any of the Columbia Subsidiaries have environmental liabilities based on their use or incorporation of: (i) any materials containing asbestos in any building or other structure or improvement located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor’s right) or leased by Columbia or any of the Columbia Subsidiaries; (ii) any electrical transformers, fluorescent light fixtures with ballasts or other equipment containing PCB’s on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor’s right) or leased by Columbia or any of the Columbia Subsidiaries; or (iii) any underground storage tanks for the storage of gasoline, petroleum products or other toxic or hazardous wastes or similar substances located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor’s right) or leased by Columbia or any of the Columbia Subsidiaries.
     Section 3.23 Proxy Statement/Prospectus. At the time the Proxy Statement/Prospectus (as defined in Section 6.1(b) herein) is mailed to the stockholders of Columbia and at all times subsequent to such mailing, up to and including the Effective Time, the Proxy Statement/Prospectus (including any pre- and post-effective amendments and supplements thereto), with respect to all information relating to Columbia, the Columbia Subsidiaries, Columbia Common Stock, the Columbia Subsidiaries Common Equity and all actions taken and statements made by Columbia and the Columbia Subsidiaries in connection with the transactions contemplated herein (except for information provided by Fulton to Columbia or the Columbia Subsidiaries) will: (i) comply in all material respects with applicable provisions of the 1933 Act, and the 1934 Act and the applicable rules and regulations of the SEC thereunder; and (ii) not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact that is required to be stated therein or necessary in order (A) to make the statements therein not false or misleading, or (B) to correct any statement in an earlier communication with respect to the Proxy Statement/Prospectus which has become false or misleading.

     Section 3.24 SEC Filings. No registration statement, offering circular, proxy statement, schedule or report filed and not withdrawn by Columbia or The Columbia Bank with the SEC under the 1933 Act or the 1934 Act, on the date of effectiveness (in the case of any registration statement or offering circular) or on the date of filing (in the case of any report or schedule) or on the date of mailing (in the case of any proxy statement), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
     Section 3.25 Reports. Columbia and The Columbia Bank have filed all material reports, registrations and statements that are required to be filed with the Federal Reserve Board (the “FRB”), the Federal Deposit Insurance Company (“FDIC”), the Commissioner of Financial Regulation, Maryland Department of Labor, Licensing and Regulation (the “Department”) and any other applicable federal, state or local governmental or regulatory authorities and such reports, registrations and statements referred to in this Section 3.25 were, as of their respective dates, in compliance in all material respects with all of the statutes, rules and regulations enforced or promulgated by the governmental or regulatory authority with which they were filed; provided, however, that the failure to file any such report, registration, or statement or the failure of any report, registration or statement to comply with the applicable regulatory standard shall not be deemed to be a breach of the foregoing representation unless such failure has or may have a Columbia Material Adverse Effect. Columbia has furnished Fulton with, or made available to Fulton, copies of all such filings made in the last three fiscal years and in the period from January 1, 2005 through the date of this Agreement. Columbia is required to file reports with the SEC pursuant to Section 12 of the 1934 Act, and Columbia has made all appropriate filings under the 1934 Act and the rules and regulations promulgated thereunder; provided, however, that the failure to make any such filing shall not be deemed to be a breach of the foregoing representation unless such failure has or may have a Columbia Material Adverse Effect. The Columbia Common Stock is traded on NASDAQ under the symbol “CBMD”.
     Section 3.26 Loan Portfolio of The Columbia Bank.
     (a) Attached hereto as Schedule 3.26 is a list of (i) all outstanding commercial loans, commercial loan commitments and commercial letters of credit of The Columbia Bank in excess of $3,000,000, (ii) all loans of The Columbia Bank classified by The Columbia Bank or any regulatory authority as “Monitor,” “Substandard,” “Doubtful” or “Loss,” (iii) all commercial and mortgage loans of The Columbia Bank classified as “non-accrual,” and (iv) all commercial loans of The Columbia Bank classified as “in substance foreclosed.”
     (b) The Columbia Bank has adequately reserved for or charged off loans in accordance with applicable regulatory requirements, United States GAAP and current written policies of The Columbia Bank.
     (c) Except as set forth on Schedule 3.26, The Columbia Bank does not engage in so-called “subprime Section 32 lending.” For the purposes of this representation, “subprime Section 32 lending” shall be deemed to refer to programs that target borrowers with weakened credit histories typically characterized by payment delinquencies, previous charge-offs, judgments or bankruptcies, or that target borrowers with questionable repayment capacity evidenced by low credit scores or high debt-burden ratios.
     Section 3.27 Investment Portfolio. Attached hereto as Schedule 3.27 is a list of all securities held by Columbia and the Columbia Subsidiaries for investment, showing the holder,

principal amount, book value and market value of each security as of a recent date, and of all short-term investments held by them as of March 31, 2005. These securities are free and clear of all liens, pledges and encumbrances, except as shown on Schedule 3.27. Except as set forth on Schedule 3.27, the investment portfolio of Columbia or the Columbia Subsidiaries does not include any financial derivatives.
     Section 3.28 Regulatory Examinations.
     (a) Except for normal examinations conducted by a regulatory agency in the Ordinary Course of Business, to Columbia’s Knowledge, no regulatory agency has initiated any material proceeding or investigation into the business or operations of Columbia or any of the Columbia Subsidiaries within the past three (3) years. Except as otherwise disclosed in Schedule 3.28, neither Columbia nor any of the Columbia Subsidiaries have received any notice from any regulatory agency relating to any examinations of Columbia and any of the Columbia Subsidiaries which would have a Columbia Material Adverse Effect.
     (b) Neither Columbia nor any of the Columbia Subsidiaries are required to divest any assets currently held by it or discontinue any activity currently conducted as a result of the Federal Deposit Insurance Corporation Improvement Act of 1991, any regulations promulgated thereunder, or otherwise which would have a Columbia Material Adverse Effect.
     Section 3.29 Regulatory Agreements and Matters.
     (a) Except as set forth on Schedule 3.29, on the date hereof, neither Columbia nor The Columbia Bank is a party to any assistance agreement, directive, commitment letter, supervisory agreement or letter, memorandum of understanding, consent order, cease and desist order, or condition of any regulatory order, decree or similar directive with or by the FDIC, the FRB, the Department or any other financial services regulatory agency having jurisdiction over Columbia or The Columbia Bank that relates to the conduct of the business of Columbia or The Columbia Bank, nor has Columbia or The Columbia Bank been advised by any such regulatory agency or other governmental entity that it is considering issuing or requesting any such agreement, order or decree.
     (b) No report has been made by any attorney to Columbia’s chief legal officer, chief executive officer, board of directors (or committee thereof) or other representative pursuant to 17 CFR Part 205.

     (c) Columbia is, or will timely be in all material respects, in compliance with all current and proposed listing and corporate governance requirements of NASDAQ, and is in compliance in all material respects, and will continue to remain in compliance following the Effective Time, with all rules, regulations, and requirements of the SOX Act and the SEC.
     (d) Each of Columbia and its senior financial officers has had the opportunity to consult with Columbia’s independent auditors and with Columbia’s outside counsel with respect to, and (to the extent applicable to the Company) is familiar in all material respects, with all of the requirements of the SOX Act. Columbia’s directors have had the opportunity to consult with Columbia’s independent auditors and with Columbia’s outside counsel with respect to, and (to the extent applicable to the Company) each has a reasonable understanding in all material respects, of all of the requirements of the SOX Act. The Company is in material compliance with the provisions of the SOX Act applicable to it as of the date hereof and has implemented such programs and has taken reasonable steps, upon the advice of Columbia’s independent auditors and outside counsel, respectively, to ensure Columbia’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) and all provisions of the SOX Act which shall become applicable to Columbia after the date hereof.
     Section 3.30 Beneficial Ownership of Fulton Common Stock. Columbia and the Columbia Subsidiaries do not, and prior to the Effective Time, Columbia and the Columbia Subsidiaries will not, own beneficially (within the meaning of SEC Rule 13d 3(d)(1)) more than five percent (5%) of the outstanding shares of Fulton Common Stock.
     Section 3.31 Fairness Opinion. Columbia’s Board of Directors has received a written opinion from Danielson Associates Inc. to be updated in writing prior to the publication of the Proxy Statement/Prospectus (a copy of such updated written opinion being provided simultaneously to Fulton at the time of receipt), to the effect that the Conversion Ratio and the Cash Consideration, at the time of execution of this Agreement and the mailing of the Proxy Statement/Prospectus, is fair to Columbia’s stockholders from a financial point of view.
ARTICLE IV — REPRESENTATIONS AND WARRANTIES OF FULTON
     Fulton represents and warrants to Columbia, as of the date of this Agreement and as of the date of the Closing, as follows:
     Section 4.1 Authority. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been authorized by the Board of Directors of Fulton, and no other corporate or shareholder action on the part of Fulton is necessary to authorize this Agreement or consummate the transactions contemplated herein. This Agreement has been duly executed and delivered by Fulton and, assuming due authorization, execution and delivery by Columbia, constitutes a valid and binding obligation of Fulton, enforceable against Fulton in accordance with its terms, subject to the Bankruptcy and Equity Exceptions. The execution, delivery and consummation of this Agreement will not constitute a violation or breach of or default under the Articles of Incorporation or Bylaws of Fulton or any statute, rule, regulation, order, decree or directive of any governmental authority or court applicable to Fulton, agreement, contract, memorandum of understanding, indenture or other instrument to which Fulton is a party or by which Fulton or any of its properties are bound.
     Section 4.2 Organization and Standing. Fulton is a business corporation that is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Fulton is a registered financial holding company under the BHC Act and has full power and lawful authority to own and hold its properties and to carry on its business as presently conducted.
     Section 4.3 Capitalization. The authorized capital of Fulton consists exclusively of 600,000,000 shares of Fulton Common Stock and 10,000,000 shares of preferred stock without par value (the “Fulton Preferred Stock”). As of July 21, 2005, there were 172,118,122 shares of Fulton Common Stock validly issued, fully paid and non-assessable and 15,311,691 shares are held as treasury shares. No shares of Fulton Preferred Stock have been issued as of the date of this Agreement, and Fulton has no present intention to issue any shares of Fulton Preferred Stock. As of the date of this Agreement, there are no outstanding obligations, options or rights of any kind entitling other persons to acquire shares of Fulton Common Stock or shares of Fulton Preferred Stock and there are no outstanding securities or other instruments of any kind convertible into shares of Fulton Common Stock or into shares of Fulton Preferred Stock, except as follows: (i) 5,837,659 shares of Fulton Common Stock were issuable upon the exercise of outstanding stock options granted under the Fulton Incentive Stock Option Plan and the Fulton Employee Stock Purchase Plan and (ii) there were outstanding 172,118,122 Rights representing the right under certain circumstances to purchase shares of Fulton Common Stock pursuant to the terms of a Fulton Rights Agreement and (iii) 2,671,846 shares of Fulton Common Stock reserved from time to time for issuance pursuant to Fulton’s Employee Stock Purchase and Dividend Reinvestment Plans. All shares of Fulton Common Stock that are issued in the Merger shall include purchase Rights under the Fulton Rights Agreement unless, prior to the Effective Date, all Rights issued under said Agreement shall have been redeemed by Fulton without a Distribution Date having occurred under such Agreement.
     Section 4.4 Articles of Incorporation and Bylaws. The copies of the Articles of Incorporation, as amended, and of the Bylaws, as amended, of Fulton that have been delivered to Columbia are true, correct and complete.
     Section 4.5 Subsidiaries. Schedule 4.5 contains a list of all subsidiaries (“Fulton Subsidiaries”) which Fulton owns, directly or indirectly. Except as otherwise disclosed on Schedule 4.5: (i) Fulton owns, directly or indirectly, all of the outstanding shares of capital stock of each Fulton Subsidiary, and (ii) as of the date of this Agreement: (A) there are no outstanding obligations, options or rights of any kind entitling persons (other than Fulton or any Fulton Subsidiary) to acquire shares of capital stock of any Fulton Subsidiary, and (B) there are no outstanding securities or other instruments of any kind held by persons (other than Fulton or any Fulton Subsidiary) that are convertible into shares of capital stock of any Fulton Subsidiary. Each Fulton Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction pursuant to which it is incorporated. Each Fulton Subsidiary has full power and lawful authority to own and hold its properties and to carry on its business as presently conducted. Each Fulton Subsidiary which is a banking institution is an insured bank under the provisions of the FDI Act.
     Section 4.6 Financial Statements.
     (a) Fulton has delivered to Columbia the following financial statements: Consolidated Balance Sheets at December 31, 2004 and 2003 and Consolidated Statements of Income, Consolidated Statements of Stockholders’ Equity, and Consolidated Statements of Cash Flows for the years ended December 31, 2004, 2003 and 2002, audited by KPMG LLP and set forth in the Annual Report to the shareholders of Fulton for the year ended December 31, 2004, and unaudited Consolidated Balance Sheets as of March 31, 2005, unaudited Consolidated Statements of Income for the three-month periods ended March 31, 2005 and 2004, and unaudited Consolidated Statements of Cash Flows for the three-months ended March 31, 2005 and 2004 as filed with the SEC in a Quarterly Report on Form 10-Q (the Consolidated Balance Sheet as of March 31, 2005 being hereinafter referred to as the “Fulton Balance Sheet”). Each of the foregoing financial statements fairly presents the consolidated financial position, assets, liabilities and results of operations and cash flows of Fulton at their respective dates and for the respective periods then ended and has been prepared in accordance with GAAP, except as otherwise noted in a footnote thereto.
     (b) Except (A) as reflected in Fulton’s unaudited balance sheet at March 31, 2005 or liabilities described in any notes thereto (or liabilities for which neither accrual nor footnote disclosure is required pursuant to GAAP) or (B) for liabilities incurred in the ordinary course of business since March 31, 2005 consistent with past practices or in connection with this Agreement or the transactions contemplated hereby, neither Fulton nor any of the Fulton Subsidiaries has any material liabilities or obligations of any nature. Schedule 4.6 lists and Fulton has delivered to Columbia copies of the documentation creating or governing, all securitization transactions and “off-balance sheet arrangements” (as defined in Item 303(c) of Regulation S-K of the SEC) effected by Fulton or the Fulton Subsidiaries since KPMG LLP expressed its opinion with respect to the financial statements of Fulton and the Fulton Subsidiaries included the Fulton SEC Reports (including the related notes).
     (c) KPMG LLP is and has been (x) since September 24, 2003, a registered public accounting firm (as defined in Section 2(a)(12) of the SOX Act), (y) throughout the periods covered by such financial statements, “independent” with respect to Fulton within the meaning of Regulation S-X, and (z) since May 6, 2003, in compliance with subsections (g) through (l) of Section 10A of the 1934 Act and the related Rules of the SEC and the Public Company Accounting Oversight Board. Schedule 4.6 lists all non-audit services performed by KPMG LLP for Fulton and the Fulton Subsidiaries since January 1, 2002.
     (d) Each of Fulton and the Fulton Subsidiaries maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls which provide assurance that (i) transactions are executed with management’s authorization; (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of Fulton and to maintain accountability for Fulton’s consolidated assets; (iii) access to Fulton’s assets is permitted only in accordance with management’s authorization; (iv) the reporting of Fulton’s assets is compared with existing assets at regular intervals; and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.
     (e) Fulton has, on a timely basis, filed all forms, reports and documents required to be filed by it with the SEC since January 1, 2002. Schedule 4.6 lists, and except to the extent available in full without redaction on the SEC’s website through EDGAR has delivered to Columbia copies in the form filed with the SEC of (i) Fulton’s Annual Reports on Form 10-K for each fiscal year of Fulton’s beginning since January 1, 2002, (ii) its Quarterly Reports on Form 10-Q for each of the first three fiscal quarters in each of the fiscal years of Fulton referred to in clause (i) above, (iii) all proxy statements relating to Fulton’s meetings of stockholders (whether annual or special) held, and all information statements relating to stockholder consents since the beginning of the first fiscal year referred to in clause (i) above, (iv) all certifications and statements required by (x) the SEC’s Order dated June 27, 2002 pursuant to Section 21(a)(1) of the 1934 Act (File No. 4-460), (y) 18 U.S.C. §1350 (Section 906 of the SOX Act) with respect to any report referred to in clause (i) or (iii) above, (v) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to Columbia pursuant to this Section 4.6) filed by Fulton with the SEC since the beginning of the first fiscal year referred to in clause (i) above (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii), (iv) and (v) above are, collectively, the “Fulton SEC Reports” and, to the extent available in full without redaction on the SEC’s website through EDGAR two days prior to the date of this Agreement, are, collectively, the “Filed Fulton SEC Reports”), and (vi) all comment letters received by Fulton from the Staff of the SEC since January 1, 2002 and all responses to such comment letters by or on behalf of Fulton. The Fulton SEC Reports (x) were or will be prepared in accordance with the requirements of the 1933 Act and the 1934 Act, as the case may be, and the rules and regulations thereunder and (y) did not at the time they were filed with the SEC, or will not at the time they are filed with the SEC contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No Fulton Subsidiary is or has been required to file any form, report, registration statement or other document with the SEC.
     (f) Fulton maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the 1934 Act; such controls and procedures are effective to ensure that all material information concerning Fulton and the Fulton Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of Fulton’s filings with the SEC and other public disclosure documents. Schedule 4.6 lists, and Fulton has delivered to Columbia copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures. To Fulton’s knowledge, each director and executive officer of Fulton has filed with the SEC on a timely basis all statements required by Section 16(a) of the 1934 Act and the rules and regulations thereunder since January 1, 2002. As used in this Section 4.6, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC. To the extent required, Fulton has in place “disclosure controls and procedures” as defined in Rules 13a-15(e) and 15(d)-15(e) of the 1934 Act to allow Fulton’s management to make timely decisions regarding required disclosures and to make the certifications of the Chief Executive Officer and Chief Financial Officer of Fulton required under the 1934 Act. Since March 31, 2005, there has not been any material change in the internal controls utilized by

Fulton to assure that its consolidated financial statements conform with GAAP. Without limiting the generality of the foregoing, Fulton’s disclosures and controls are designed and maintained to ensure that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, (v) all information (both financial and non-financial) required to be disclosed by Fulton in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and (vi) all such information is accumulated and communicated to Fulton’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of Fulton required under the 1934 Act with respect to such reports. None of Fulton’s or any Fulton Subsidiary’s records, systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Fulton or the Fulton Subsidiaries or their independent accountants.
     (g) Each of the Chief Executive Officer and the Chief Financial Officer of Fulton has signed, and Fulton has furnished to the SEC, all certifications required by Sections 302 and 906 of the SOX Act; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither Fulton nor any of its officers has received notice from any Governmental Entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.
     (h) Fulton heretofore has provided to Columbia complete and correct copies of all certifications filed with the SEC pursuant to Sections 302 and 906 of the SOX Act and hereby reaffirms, represents and warrants to Columbia the matters and statements made in such certificates.

     Section 4.7 Absence of Undisclosed Liabilities. Except as disclosed in Schedule 4.7 or as reflected, noted or adequately reserved against in the Fulton Balance Sheet, at March 31, 2005, Fulton had no material liabilities (whether accrued, absolute, contingent or otherwise) which were required to be reflected, noted or reserved against in the Fulton Balance Sheet under GAAP. Except as disclosed in Schedule 4.7, since March 31, 2005, Fulton has not incurred any such liability other than liabilities of the same nature as those set forth in the Fulton Balance Sheet, all of which have been reasonably incurred in the ordinary course of business consistent with Fulton’s customary business practices (the “Ordinary Course of Business of Fulton”).
     Section 4.8 Absence of Changes; Dividends, Etc. Since March 31, 2005 (a) there has not been any material and adverse change in the condition (financial or otherwise), results of operations, assets, liabilities, business or future prospects of Fulton and the Fulton Subsidiaries on a consolidated basis (a “Fulton Material Adverse Effect”) and (b) except as disclosed in Schedule 4.8, Fulton has not declared, set aside, made or paid any dividend or other distribution in respect of the Fulton Common Stock, or purchased, issued or sold any shares of Fulton Common Stock or the Fulton Subsidiaries Common Stock.
     Section 4.9 Litigation and Governmental Directives. Except as disclosed in Schedule 4.9: (i) there is no litigation, investigation or proceeding pending, or to the knowledge of Fulton or the Fulton Subsidiaries threatened, that involves Fulton or any Fulton Subsidiary or its properties and that, if determined adversely to Fulton or the Fulton Subsidiary, would have a Fulton Material Adverse Effect; (ii) there are no outstanding orders, writs, injunctions, judgments, decrees, regulations, directives, consent agreements or memoranda of understanding issued by any federal, state or local court or governmental agency or authority or of any arbitration tribunal issued against or with the consent of Fulton against Fulton which would have a Fulton Material Adverse Effect or materially restrict the right of Fulton to carry on its business as presently conducted; and (iii) Fulton has no knowledge of any fact or condition presently existing that might give rise to any litigation, investigation or proceeding which, if determined adversely to Fulton, would have a Fulton Material Adverse Effect or materially restrict the right of Fulton to carry on its business as presently conducted.
     Section 4.10 Compliance with Laws; Governmental Authorizations. Except as disclosed in Schedule 4.10 or where noncompliance would not have a Fulton Material Adverse Effect: (i) Fulton and each of the Fulton Subsidiaries are in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, directives, consent agreements, memoranda of understanding, permits, concessions, grants, franchises, licenses, and other governmental authorizations or approvals applicable to their respective operations and properties; and (ii) all permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the respective businesses of Fulton and each of the Fulton Subsidiaries as presently conducted have been duly obtained and are in full force and effect, and there are no proceedings pending or threatened which may result in the revocation, cancellation, suspension or materially adverse modification of any thereof.
     Section 4.11 Complete and Accurate Disclosure. Neither this Agreement (insofar as it relates to Fulton, the Fulton Subsidiaries, Fulton Common Stock, and the

involvement of Fulton in the transactions contemplated hereby) nor any Exhibits or Schedules to this Agreement nor the Financial Statements delivered by Fulton to Columbia pursuant to Section 4.6 contains any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
     Section 4.12 Labor Relations. Neither Fulton nor any of the Fulton Subsidiaries is a party to or bound by any collective bargaining agreement. To its knowledge, Fulton and each of the Fulton Subsidiaries enjoy good working relationships with their employees, and there are no labor disputes pending, or to the knowledge of Fulton or any Fulton Subsidiary threatened, that would have a Fulton Material Adverse Effect.
     Section 4.13 Employee Benefit Plans. Fulton’s contributory profit-sharing plan, defined benefits pension plan and 401(k) plan (hereinafter collectively referred to as the “Fulton Pension Plans”) are exempt from tax under Sections 401 and 501 of the Code, have been maintained and operated in compliance with all applicable provisions of the Code and ERISA, are not subject to any accumulated funding deficiency within the meaning of ERISA and the regulations promulgated thereunder, and do not have any outstanding liability to the Pension Benefit Guaranty Corporation (the “PBGC”). No “prohibited transaction” or “reportable event” (as such terms are defined in the Code or ERISA) has occurred with respect to the Fulton Pension Plans or any other employee benefit plan to which Fulton or any of the Fulton Subsidiaries are a party or by which Fulton or any of the Fulton Subsidiaries are bound (each hereinafter called a “Fulton Benefit Plan”). There have been no breaches of fiduciary duty by any fiduciary under or with respect to the Fulton Pension Plans or any other Fulton Benefit Plan, and no claim is pending or threatened with respect to any Fulton Benefit Plan other than claims for benefits made in the Ordinary Course of Business of Fulton. Neither Fulton or any of the Fulton Subsidiaries have incurred any liability for any tax imposed by Section 4975 of the Code or for any penalty imposed by the Code or by ERISA with respect to the Fulton Pension Plans or any other Fulton Benefit Plan. There has not been any audit of any Fulton Benefit Plan by the U.S. Department of Labor, the IRS or the PBGC since 1990.
     Section 4.14 Environmental Matters. Except as disclosed in Schedule 4.14, Fulton has no material liability relating to any environmental contaminant, pollutant, toxic or hazardous waste or other similar substance that has been used, generated, stored, processed, disposed of or discharged onto any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or other exercise of any creditor’s right) or leased by Fulton and which is required to be reflected, noted or adequately reserved against in Fulton’s consolidated financial statements under GAAP. In particular, without limiting the generality of the foregoing sentence, but subject to the materiality standard therein, except as disclosed in Schedule 4.14, neither Fulton nor any of the Fulton Subsidiaries have used or incorporated: (i) any materials containing asbestos in any building or other structure or improvement located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor’s right) or leased by Fulton or any of the Fulton Subsidiaries; (ii) any electrical transformers, fluorescent light fixtures with ballasts or other equipment containing PCB’s on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor’s right) or leased by Fulton or any of the Fulton Subsidiaries; or (iii) any underground storage tanks for the storage of gasoline, petroleum products or other toxic or hazardous wastes or similar substances located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor’s right) or leased by Fulton or any of the Fulton Subsidiaries.
     Section 4.15 SEC Filings. No registration statement, offering circular, proxy statement, schedule or report filed and not withdrawn by Fulton with the SEC under the 1933 Act or the 1934 Act, on the date of effectiveness (in the case of any registration statement or offering circular) or on the date of filing (in the case of any report or schedule) or on the date of mailing (in the case of any proxy statement), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     Section 4.16 Proxy Statement/Prospectus. At the time the Proxy Statement/Prospectus (as defined in Section 6.1(b)) is mailed to the stockholders of Columbia and at all times subsequent to such mailing, up to and including the Effective Time, the Proxy Statement/Prospectus (including any pre- and post-effective amendments and supplements thereto), with respect to all information relating to Fulton, Fulton Common Stock, and actions taken and statements made by Fulton in connection with the transactions contemplated herein (other than information provided by Columbia or The Columbia Bank to Fulton), will: (i) comply in all material respects with applicable provisions of the 1933 Act and 1934 Act and the applicable rules and regulations thereunder; and (ii) not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact that is required to be stated therein or necessary in order (A) to make the statements therein not false or misleading, or (B) to correct any statement in an earlier communication with respect to the Proxy Statement/Prospectus which has become false or misleading.
     Section 4.17 Regulatory Approvals. Fulton is not aware of any reason why any of the required regulatory approvals to be obtained in connection with the Merger should not be granted by such regulatory authorities or why such regulatory approvals should be conditioned on any requirement which would be a significant impediment to Fulton’s ability to carry on its business.
     Section 4.18 No Finder. Fulton has not paid or become obligated to pay any fee or commission of any kind whatsoever to any investment banker, broker, finder, advisor or other intermediary for, on account of, or in connection with the transactions contemplated in this Agreement.
     Section 4.19 Taxes. Fulton has filed, or, as disclosed in Schedule 4.19 has received extension for filing, all federal, state, county, municipal and foreign tax returns, reports and declarations which are required to be filed by it as of December 31, 2004. Except as disclosed in Schedule 4.19, (i) Fulton has paid all taxes, penalties and interest which have become due pursuant thereto or which became due pursuant to federal, state, county, municipal or foreign tax laws applicable to the periods covered by the foregoing tax returns, (ii) Fulton has not received any notice of deficiency or assessment of additional taxes; (iii) the IRS has not commenced or given notice of an intention to commence any examination or audit of the federal income tax returns of Fulton for any year through and including the year ended December 31, 2004. Except as disclosed in Schedule 4.19, Fulton has not granted any waiver of any statute of limitations or otherwise agreed to any extension of a period for the assessment of any federal, state, county, municipal or foreign income tax. Except as disclosed in Schedule 4.19, the accruals and reserves reflected in the Fulton Balance Sheet for taxes (including interest and penalties, if any, thereon) have been made in accordance with GAAP.
     Section 4.20 Title to and Condition of Assets. Fulton has good and marketable title to all material consolidated real and personal properties and assets reflected in the Fulton Balance Sheet or acquired subsequent to March 31, 2005 (other than property and assets disposed of in the Ordinary Course of Business of Fulton), free and clear of all liens or encumbrances of any kind whatsoever; provided, however, that the representations and warranties contained in this sentence do not cover liens or encumbrances that: (i) are reflected in the Fulton Balance Sheet; (ii) represent liens of current taxes not yet due or which, if due, may be paid without penalty, or which are being contested in good faith by appropriate proceedings; and (iii) represent such imperfections of title, liens, encumbrances, zoning requirements and easements, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present or proposed use, of the properties and assets subject thereto. Fulton owns or has the right to use all real and personal properties and assets that are material to the conduct of its business as presently conducted.
     Section 4.21 Contracts. All Fulton Material Contracts are enforceable against Fulton, and Fulton has in all material respects performed all obligations required to be performed by it to date and is not in default in any material respect and has no knowledge of any default by a third party under a Fulton Material Contract. “Fulton Material Contracts” shall be defined as each written or oral contract entered into by Fulton or any Fulton Subsidiary (other than contracts with customers reasonably entered into by Fulton in the Ordinary Course of Business of Fulton) which involves aggregate payments or receipts in excess of $500,000 per year, including without limitation every employment contract, employee benefit plan, agreement, lease, license, indenture, mortgage and other commitment to which either Fulton or a Fulton Subsidiary is a party or by which Fulton or any of the Fulton Subsidiaries or any of their properties may be bound.
     Section 4.22 Insurance. All policies of insurance relating to operations of Fulton, including without limitation all financial institutions bonds, held by or on behalf of Fulton are in full force and effect, and no notices of cancellation have been received in connection therewith.
     Section 4.23 Reports. Fulton and the Fulton Subsidiaries have filed all material reports, registrations and statements that are required to be filed with the FRB, the FDIC, the Pennsylvania Department of Banking (the “Pennsylvania Department”), and any other applicable federal, state or local governmental or regulatory authorities and such reports, registrations and statements referred to in this Section 4.23 were, as of their respective dates, in compliance in all material respects with all of the statutes, rules and regulations enforced or promulgated by the governmental or regulatory authority with which they were filed; provided, however, that the failure to file any such report, registration or statement or the failure of any report, registration or statement to comply with the applicable regulatory standard shall not be deemed to be a breach of the foregoing representation unless such failure has or may have a material adverse impact on Fulton and the Fulton Subsidiaries on a consolidated basis. Fulton has furnished Columbia with, or made available to Columbia, copies of all such filings made in the last three fiscal years and in the period from January 1, 2005 through the date of this Agreement. Fulton is required to file reports with the SEC pursuant to Section 12 of the 1934 Act, and Fulton has made all appropriate filings under the 1934 Act and the rules and regulations promulgated thereunder; provided, however, that the failure to make any such filing shall not be deemed to be a breach of the foregoing representation unless such failure has or may have a material adverse impact on Fulton and the Fulton subsidiaries. The Fulton Common Stock is traded on NASDAQ under the symbol “FULT.”
     Section 4.24 Regulatory Agreements and Matters.
     (a) Except as set forth on Schedule 4.24, on the date hereof, neither Fulton nor any Fulton Subsidiary is a party to any assistance agreement, directive, commitment letter, supervisory agreement or letter, memorandum of understanding, consent order, cease and desist order, or condition of any regulatory order, decree or similar directive with or by the FDIC, the FRB, the Pennsylvania Department or any other financial services regulatory agency having jurisdiction over Fulton or any Fulton Subsidiary that relates to the conduct of the business of Fulton or any Fulton Subsidiary Bank, nor has Fulton or any Fulton Subsidiary been advised by any such regulatory agency or other governmental entity that it is considering issuing or requesting any such agreement, order or decree.
     (b) No report has been made by any attorney to Fulton’s chief legal officer, chief executive officer, board of directors (or committee thereof) or other representative pursuant to 17 CFR Part 205.
     (c) Fulton is, or will timely be in all material respects, in compliance with all current and proposed listing and corporate governance requirements of NASDAQ, and is in compliance in all material respects, and will continue to remain in compliance following the Effective Time, with all rules, regulations, and requirements of the SOX Act and the SEC.
     (d) Fulton is in material compliance with the provisions of the SOX Act applicable to it as of the date hereof and has implemented such programs and has taken reasonable steps, upon the advice of Fulton’s independent auditors and outside counsel, respectively, to ensure Fulton’s future compliance (not later than the relevant statutory and regulatory deadlines therefore) and all provisions of the SOX Act which shall become applicable to Fulton after the date hereof.
     Section 4.25 Regulatory Examinations. Except for normal examinations conducted by a regulatory agency in the Ordinary Course of Business of Fulton, to Fulton’s knowledge, no regulatory agency has initiated any material proceeding or investigation into the business or operations of Fulton within the past three (3) years. Fulton has not received any notice objection from any regulatory agency relating to any examinations of Fulton which would have a Fulton Material Adverse Effect.
     Fulton is not required to divest any assets currently held by it or discontinue any activity currently conducted as a result of the Federal Deposit Insurance Corporation Improvement Act of 1991, any regulations promulgated thereunder, or otherwise which would have a materially adverse effect on Fulton.
ARTICLE V — COVENANTS OF COLUMBIA
     From the date of this Agreement until the Effective Time, Columbia covenants and agrees to do, and shall cause the Columbia Subsidiaries to do, the following:
     Section 5.1 Conduct of Business. Except as otherwise consented to by Fulton in writing (such consent not to be unreasonably withheld) or as set forth on Schedule 5.1, Columbia and the Columbia Subsidiaries shall:
     (i) use all reasonable efforts to carry on their respective businesses in, and only in, the Ordinary Course of Business;
     (ii) use all reasonable efforts to preserve their present business organizations, to retain the services of substantially all of their present officers and employees, and to maintain their relationships with customers, suppliers and others having business dealings with Columbia or any of the Columbia Subsidiaries;
     (iii) maintain all of their structures, equipment and other real property and tangible personal property in good repair, order and condition, except for ordinary wear and tear and damage by unavoidable casualty;
     (iv) use all reasonable efforts to preserve or collect all material claims and causes of action belonging to Columbia or any of the Columbia Subsidiaries;
     (v) keep in full force and effect all insurance policies now carried by Columbia or any of the Columbia Subsidiaries;
     (vi) perform in all material respects each of their obligations under all Material Contracts to which Columbia or any of the Columbia Subsidiaries are a party or by which any of them may be bound or which relate to or affect their properties, assets and business;
     (vii) maintain their books of account and other records in the Ordinary Course of Business;
     (viii) comply in all material respects with all statutes, laws, ordinances, rules and regulations, decrees, orders, consent agreements, memoranda of understanding and other federal, state, and local governmental directives applicable to Columbia or any of the Columbia Subsidiaries and to the conduct of their businesses;
     (ix) not amend Columbia’s or any of the Columbia Subsidiaries’ Certificate of Incorporation or Bylaws, except in accordance with the terms hereof or to the extent necessary to consummate the transactions contemplated by this Agreement;
     (x) not enter into or assume any Material Contract, incur any material liability or obligation, or make any material commitment, except in the Ordinary Course of Business;
     (xi) not make any material acquisition or disposition of any properties or assets (except for acquisitions or dispositions of properties or assets in accordance with any Material Contract disclosed on Schedule 3.12 or which do not exceed, in any case, $100,000), or subject any of their properties or assets to any material lien, claim, charge, or encumbrance of any kind whatsoever, except for loan and investment activity engaged in the Ordinary Course of Business and consistent with past practice;
     (xii) not knowingly take or permit to be taken any action which would constitute or cause a material breach of any representation, warranty or covenant set forth in this Agreement as of or subsequent to the date of this Agreement or as of the Effective Date;
     (xiii) except as permitted in Section 5.10 herein, not declare, set aside or pay any dividend or make any other distribution in respect of Columbia Common Stock;
     (xiv) not authorize, purchase, redeem, issue (except upon the exercise of outstanding options under the Columbia Stock Option Plans) or sell (or grant options or rights to purchase or sell) any shares of Columbia Common Stock or any other equity or debt securities of Columbia (other than the Warrant or the Columbia Common Stock issuable under the Warrant);
     (xv) not increase the rate of compensation of, pay a bonus or severance compensation to, establish or amend any Columbia Benefit Plan, except as required by law, or enter into or amend any Employment Obligation, severance or “change in control” agreement or arrangement with any officer, director, employee or consultant of Columbia or any of the Columbia Subsidiaries, except that Columbia and the Columbia Subsidiaries may grant reasonable salary increases and bonuses to their officers and employees in the Ordinary Course of Business to the extent consistent with past practice, in magnitude and otherwise;
     (xvi) not enter into any related party transaction of the kind contemplated in Section 3.19 herein;

     (xvii) in determining the additions to loan loss reserves and the loan write-offs, writedowns and other adjustments that reasonably should be made by The Columbia Bank and classifying, valuing and retaining its investment portfolio, during the fiscal year ending December 31, 2005 and thereafter, Columbia and the Columbia Subsidiaries shall act in accordance with GAAP and shall advise Fulton of, and provide Fulton with the opportunity to comment on, any material changes thereto;
     (xviii) file with appropriate federal, state, local and other governmental agencies all tax returns and other material reports required to be filed, pay in full or make adequate provisions for the payment of all taxes, interest, penalties, assessments or deficiencies shown to be due on tax returns or by any taxing authorities and report all information on such returns truthfully, accurately and completely;
     (xix) not renew any existing contract for services, goods, equipment or the like or enter into, amend in any material respect or terminate any contract or agreement (including without limitation any settlement agreement with respect to litigation) involving an amount in excess of $250,000 or for a term of one year or more;
     (xx) except as permitted by (xi) above, not make any capital expenditures other than in the Ordinary Course of Business or as necessary to maintain existing assets in good repair;
     (xxi) not make application for the opening or closing of any, or open or close any, branches or automated banking facility except as disclosed on Schedule 5.1(xxi);
     (xxii) not make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructuring in the Ordinary Course of Business consistent with customary banking practice;
     (xxiii) not take any other action which would cause the Merger not to qualify as a tax-free reorganization under Section 368 of the Code; and
     (xxiv) following receipt of both stockholder and regulatory approval of the Merger and upon agreement as to the Effective Date by Fulton and Columbia, conform its practices to the standards used by Fulton, with respect to its investment and loan portfolios and loan loss reserve; provided, however, (A) in taking such actions, Columbia shall not be required to breach any existing contractual obligations and (B) any such actions taken at the request of Fulton shall be subject to the provisions of subparagraph (a) of Section 7.2(f) herein.

     Section 5.2 Best Efforts. Columbia and the Columbia Subsidiaries shall cooperate with Fulton and shall use their best efforts to do or cause to be done all things necessary or appropriate on their part in order to fulfill the conditions precedent set forth in Article VII of this Agreement and to consummate the transactions contemplated by this Agreement, including the Merger. In particular, without limiting the generality of the foregoing sentence, Columbia and the Columbia Subsidiaries shall: (i) cooperate with Fulton in the preparation of all required applications for regulatory approval of the transactions contemplated by this Agreement and in the preparation of the Registration Statement (as defined in Section 6.1(b)); and (ii) cooperate with Fulton in making Columbia’s and the Columbia Subsidiaries’ employees reasonably available for training by Fulton at Columbia’s and the Columbia Subsidiaries’ facilities prior to the Effective Time, to the extent that such training is deemed reasonably necessary by Fulton to ensure that Columbia’s and the Columbia Subsidiaries’ facilities will be properly operated in accordance with Fulton’s policies after the Merger.
     Section 5.3 Access to Properties and Records. Columbia and the Columbia Subsidiaries shall give to Fulton and its authorized employees and representatives (including without limitation its counsel, accountants, economic and environmental consultants and other designated representatives) such access during normal business hours to all properties, books, contracts, documents and records of Columbia and the Columbia Subsidiaries as Fulton may reasonably request, subject to the obligation of Fulton and its authorized employees and representatives to maintain the confidentiality of all nonpublic information concerning Columbia and the Columbia Subsidiaries obtained by reason of such access and subject to applicable law.
     Section 5.4 Subsequent Financial Statements. Between the date of signing of this Agreement and the Effective Time, Columbia and the Columbia Subsidiaries shall promptly prepare and deliver to Fulton as soon as practicable all internal monthly and quarterly financial statements, all quarterly and annual reports to stockholders and all reports to regulatory authorities prepared by or for either Columbia or any of the Columbia Subsidiaries (which additional financial statements and reports are hereinafter collectively referred to as the “Additional Columbia Financial Statements”). Columbia shall be deemed to make the representations and warranties set forth in Section 3.6, 3.7 and 3.8 to Fulton with respect to the Additional Columbia Financial Statements upon delivery thereof.
     Section 5.5 Update Schedules. Columbia or any of the Columbia Subsidiaries shall promptly disclose to Fulton in writing any material change, addition, deletion or other modification to the information set forth in its Schedules hereto.
     Section 5.6 Notice. Columbia or any of the Columbia Subsidiaries shall promptly notify Fulton in writing of any actions, claims, investigations, proceedings or other developments which, if pending or in existence on the date of this Agreement, would have been required to be disclosed to Fulton in order to ensure the accuracy of the representations and warranties set forth in this Agreement or which otherwise would have a Columbia Material Adverse Effect or restrict in any material manner their ability to carry on their respective businesses as presently conducted.

     Section 5.7 No Solicitation.
     (a) Columbia and the Columbia Subsidiaries shall not, and shall not authorize or permit any of their officers, directors or employees or any investment banker, financial advisor or attorney to initiate or encourage or take any other action to facilitate (including by way of furnishing non-public information) any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, provided, however, that if, at any time the Board of Directors of Columbia determines in good faith, after consultation with outside counsel, that failure to do so would be inconsistent with their responsibilities under Maryland law, Columbia, in response to a written Acquisition Proposal that (i) was unsolicited or that did not otherwise result from a breach of this Section, and (ii) may lead to a Superior Proposal, Columbia and the Columbia Subsidiaries may (x) furnish non-public information with respect to Columbia or the Columbia Subsidiaries to the person who made such Acquisition Proposal pursuant to a customary confidentiality agreement and (y) participate in negotiations regarding such Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any director or officer of Columbia or any of the Columbia Subsidiaries or any investment banker, financial advisor, attorney, accountant, or other representative of Columbia or any of the Columbia Subsidiaries, whether or not acting on behalf of Columbia or any of its subsidiaries, shall be deemed to be a breach of this Section by Columbia.
     (b) Columbia shall call a meeting of its stockholders to be held as promptly as practicable for the purpose of voting upon this Agreement and shall take, in good faith, all actions which are necessary or appropriate on its part in order to secure the approval of this Agreement by its stockholders at the meeting, including recommending the approval of this Agreement by Columbia’s stockholders; provided, however, that Columbia’s Board of Directors shall not be required to take any action otherwise required by this sentence that it has determined in good faith, after consultation with outside counsel, would be inconsistent with their responsibilities under Maryland law.
     (c) The Board of Directors of Columbia shall not (1) fail to recommend this Agreement, withdraw or modify, or propose to withdraw or modify, in a manner adverse to Fulton, its approval or recommendation of this Agreement or the Merger unless there is an Acquisition Proposal outstanding, (2) approve or recommend, or propose to approve or recommend, an Acquisition Proposal or (3) cause Columbia to enter into any letter of intent, agreement in principle, acquisition agreement or other agreement with respect to an Acquisition Proposal unless the Board of Directors of Columbia shall have determined in good faith after consultation with outside counsel, that failure to do so would be inconsistent with their responsibilities under Maryland law and that the applicable Acquisition Proposal is a Superior Proposal.
     (d) Nothing contained in this Section shall prohibit Columbia from at any time taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the 1934 Act, as amended, provided, however, that neither Columbia nor its Board of Directors shall, except as permitted by paragraph (b) or (c) of this section, propose to approve or recommend, an Acquisition Proposal.

     (e) Columbia shall promptly (but in any event within one day) advise Fulton orally and in writing of any Acquisition Proposal or any inquiry regarding the making of an Acquisition Proposal including any request for information, the material terms and conditions of such request, Acquisition Proposal or inquiry and the identity of the person making such request, Acquisition Proposal or inquiry. Columbia will, to the extent reasonably practicable, keep Fulton fully informed of the status and details (including amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry.
     (i) In the event the Board of Directors of Columbia takes any of the actions set forth in clauses (1), (2) and/or (3) of Section 5.7(c) in compliance with the standards therein, such action shall allow termination of this Agreement by Fulton under Section 8.1(b)(iii) herein which shall be treated in the same manner as termination under Section 8.1(a) herein and shall allow exercise of the Warrant. In the event the Board of Directors of Columbia takes any of the actions set forth in clauses (1), (2) and/or (3) of Section 5.7(c) without compliance with the standards therein, such action shall constitute a breach allowing termination of this Agreement by Fulton under Section 8.1(b)(iii) herein which shall be treated in the same manner as termination by Fulton under Section 8.1(b)(i) herein and shall allow exercise of the Warrant.
     (ii) This Agreement may be terminated by Columbia prior to the stockholders meeting of Columbia if (A) the Board of Directors of Columbia shall have determined in good faith after consultation with outside counsel that failure to do so would be reasonably likely to be inconsistent with their responsibilities under Maryland law, (B) it is not in breach of its obligations under this Section 5.7 in any material respect and has complied with, and continues to comply with, all requirements and procedures of this Section 5.7 in all material respects and the Board of Directors of Columbia has authorized, subject to complying with the terms of this Agreement, Columbia to enter into a binding written agreement for a transaction that constitutes a Superior Proposal and Columbia notifies Fulton in writing that it intends to enter into such agreement, attaching the most current version of such agreement to such notice; (C) Fulton does not make, within five (5) business days after receipt of Columbia’s written notice of its intention to enter into a binding agreement for a Superior Proposal, any offer that the Board of Directors of Columbia reasonably and in good faith determines, after consultation with its financial and legal advisors, is at least as favorable to the stockholders of Columbia as the Superior Proposal and during such period Columbia reasonably considers and discusses in good faith all proposals submitted by Fulton and, without limiting the foregoing, meets with, and causes its financial and legal advisors to meet with, Fulton and its advisors from time to time as required by Fulton to consider and discuss in good faith Fulton’s proposals, and (D) prior to Columbia’s termination pursuant to this Section 5.7(e)(ii), Columbia confirms in writing that such termination allows exercise of the Warrant. Columbia agrees (x) that it will not enter into a binding agreement referred to in clause (B) above until at least the five (5) business days after Fulton has received the notice to Fulton required by clause (C) and (y) to notify Fulton promptly if its intention to enter into a binding agreement referred to in its notice to Fulton shall change at any time after giving such notice.
     (f) For the purpose of this Section 5.7:
     (i) “Acquisition Proposal” shall mean a written proposal or written offer (other than by another party hereto) for a tender or exchange offer for securities of Columbia or any of the Columbia Subsidiaries, or a merger, consolidation or other business combination involving an acquisition of Columbia or any of the Columbia Subsidiaries or any proposal to acquire in any manner a substantial equity interest in or a substantial portion of the assets of Columbia or any of the Columbia Subsidiaries.
     (ii) A “Superior Proposal” shall be an Acquisition Proposal that the Board of Directors of Columbia believes in good faith (after consultation with its financial advisor) is reasonably capable of being completed, taking into account all relevant legal, financial, regulatory and other aspects of the Acquisition Proposal and the source of its financing, on the terms proposed and, believes in good faith (after consultation with its financial advisor), would, if consummated, result in a transaction more favorable to the stockholders of Columbia from a financial point of view, than the transactions contemplated by this Agreement and believes in good faith (after consultation with its financial advisor) that the person making such Acquisition Proposal has, or is reasonably likely to have or obtain, any necessary funds or customary commitments to provide any funds necessary to consummate such Acquisition Proposal.
     Section 5.8 Affiliate Letters. Columbia shall use its best efforts to deliver or cause to be delivered to Fulton, at or before the Closing, a letter from each of the executive officers and directors of Columbia and shall use its best efforts to obtain and deliver such a letter from each stockholder of Columbia who may be deemed to be an “affiliate” (as that term is defined for purposes of Rules 145 and 405 promulgated by the SEC under the 1933 Act) of Columbia, in form and substance satisfactory to Fulton and Columbia, under the terms of which each such officer, director or stockholder acknowledges and agrees to abide by all limitations imposed by the 1933 Act and by all rules, regulations and releases promulgated thereunder by the SEC with respect to the sale or other disposition of the shares of Fulton Common Stock to be received by such person pursuant to this Agreement.
     Section 5.9 No Purchases or Sales of Fulton Common Stock During Price Determination Period. Columbia and the Columbia Subsidiaries shall not, and shall use their best efforts to ensure that their executive officers and directors do not, and shall use their best efforts to ensure that each stockholder of Columbia who may be deemed an “affiliate” (as defined in SEC Rules 145 and 405) of Columbia does not, purchase or sell on NASDAQ, or submit a bid to purchase or an offer to sell on NASDAQ, directly or indirectly, any shares of Fulton Common Stock or any options, rights or other securities convertible into shares of Fulton Common Stock during the Price Determination Period, provided, however, that Columbia may purchase shares of Columbia Common Stock in the ordinary course of business during the Price Determination Period for the benefit of Columbia’s Benefit Plans or Columbia’s Dividend Reinvestment Plan.
     Section 5.10 Dividends. Between the date of this Agreement and the Effective Date, Columbia shall not declare or pay cash dividends on the Columbia Common Stock; provided, however, that (a) Columbia may declare and pay a quarterly dividend of up to $0.17 per share on the Columbia Common Stock on each of (i) July 28, 2005; and (ii) October 28, 2005, provided that the Effective Date does not occur (or is not expected to occur) on or before the record date for the dividend on Fulton Common Stock scheduled to be paid on or about October 14, 2005; and (b) Columbia may declare and pay a quarterly dividend of up to $0.19 per share on the Columbia Common Stock on each of (i) January 25, 2006, provided that the Effective Date does not occur (or is not expected to occur) on or before the record date for the dividend on the Fulton Common Stock scheduled to be paid on or about January 16, 2006; (ii) April 14, 2006, provided that the Effective Date does not occur (or is not expected to occur) on or before the record date for the dividend on the Fulton Common Stock scheduled to be paid on or about April 14, 2006 and (iii) July 28, 2006, provided that the Effective Date does not occur (or is not expected to occur) on or before the record date for the dividend on the Fulton Common Stock scheduled to be paid on or about July 14, 2006 (it being the intent of Fulton and Columbia that Columbia be permitted to pay a dividend on the Columbia Common Stock on the dates indicated in subsections (a)(ii), (b)(i), (ii) and (iii) above only if the stockholders of Columbia, upon becoming shareholders of Fulton, would not be entitled to receive a dividend on the Fulton Common Stock on the payment dates indicated in such subsections.
     Section 5.11 Internal Controls. Between the date of this Agreement and the Closing Date, Columbia shall permit Fulton senior officers to meet with the Chief Financial Officer of Columbia and other officers responsible for the Columbia Financial Statements, the internal controls of Columbia and the disclosure controls and procedures of Columbia to discuss such matters as Fulton may deem reasonably necessary or appropriate for Fulton to satisfy its obligations under Sections 302, 404 and 906 of the SOX Act and any rules and regulations relating thereto. Fulton shall have continuing access through the Effective Time to both the Columbia books and records and internal audit team for the purpose of ongoing assessment of internal controls and shall cause its outside auditors to provide any documentation regarding Columbia’s internal control to Fulton and cause its auditors to be available for discussions with Fulton’s representatives regarding Columbia’s systems of internal controls.
     Section 5.12 Certain Matters, Certain Revaluations, Changes and Adjustments.
     Notwithstanding that Columbia believes that it and the Columbia Subsidiaries have established all reserves and taken all provisions for possible loan losses required by GAAP and applicable laws, rules and regulations, Columbia recognizes that Fulton may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). At or before the Effective Time, upon the request of Fulton and Fulton’s written confirmation that all conditions precedent under Article VII (other than the delivery of customary closing documents) have been satisfied or waived, and in order to formulate the plan of integration for the Merger, Columbia shall, consistent with GAAP, modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied consistently on a mutually satisfactory basis with those of Fulton and establish such accruals and reserves as shall be necessary to reflect Merger-related expenses and costs incurred by Columbia and its Subsidiaries, provided, however, that Columbia shall not be required to take such action prior to receipt of stockholder and regulatory approvals; and provided further, however, that no accrual or reserve made by Columbia or any Columbia Subsidiary pursuant to this Section 5.12 or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred.
     Section 5.13 Other Policies. Between the date of this Agreement and the Effective Time, Columbia shall cooperate with Fulton to reasonably conform the policies and procedures of Columbia and its Subsidiaries regarding applicable regulatory matters to those of Fulton and the Fulton Subsidiaries, as Fulton may reasonably identify to Columbia from time to time, provided, however, that implementation of such conforming actions may at Columbia’s discretion be delayed until the time period following satisfaction of the conditions set forth in Section 5.12.
     Section 5.14 Other Transactions. Columbia acknowledges that Fulton may be in the process of acquiring other banks and financial institutions or in offering securities to the public and that in connection with such transactions, information concerning Columbia and the Columbia Subsidiaries may be required to be included in the registration statements, if any, for the sale of securities of Fulton or in SEC reports in connection with such transactions. Fulton shall provide Columbia and its counsel with copies of such registration statements at the time of filing. Columbia agrees to provide Fulton with any information, certificates, documents or other materials about Columbia and the Columbia Subsidiaries as are reasonably necessary to be included in such SEC reports or registration statements, including registration statements which may be filed by Fulton prior to the Effective Time. Columbia shall use its reasonable efforts to cause its attorneys and accountants to provide Fulton and any underwriters for Fulton with any consents, comfort letters, opinion letters, reports or information which are necessary to complete the registration statements and applications for any such acquisition or issuance of securities. Fulton shall not file with the SEC any registration statement or amendment thereto or supplement thereof containing information regarding Columbia unless Columbia shall have consented in writing to such filing, which consent shall not be unreasonably delayed or withheld.
     Section 5.15 Transaction Expenses of Columbia.
     (a) Columbia shall cause its and the Columbia Subsidiaries’ professionals to render monthly invoices within 30 days after the end of each month. Columbia shall advise Fulton monthly of all out-of-pocket expenses which Columbia and the Columbia Subsidiaries have incurred in connection with the transactions contemplated hereby. Columbia shall not, and shall cause each of the Columbia Subsidiaries not to, pay fees and expenses to its accountants or attorneys on any basis different than the basis on which such professionals would be paid in the absence of any business combination.
     (b) Columbia, in reasonable consultation with Fulton and at Fulton’s expense, shall make all arrangements with respect to the printing and mailing of the Prospectus/Proxy Statement.
ARTICLE VI — COVENANTS OF FULTON
     From the date of this Agreement until the Effective Time, or until such later date as may be expressly stipulated in any Section of this Article VI, Fulton covenants and agrees to do the following:
     Section 6.1 Best Efforts. Fulton shall cooperate with Columbia and the Columbia Subsidiaries and shall use its best efforts to do or cause to be done all things necessary or appropriate on its part in order to fulfill the conditions precedent set forth in Article VII of this Agreement and to consummate the transactions contemplated by this Agreement, including the Merger. In particular, without limiting the generality of the foregoing sentence, Fulton agrees to do the following:
     (a) Applications for Regulatory Approval. Fulton shall promptly prepare and file, with the cooperation and assistance of (and after review by) Columbia and its counsel and accountants, all required applications for regulatory approval of the transactions contemplated by this Agreement, including without limitation applications for approval under the BHC Act and the Financial Institutions Article of the Annotated Code of Maryland, as amended.
     (b) Registration Statement. Fulton shall promptly prepare, with the cooperation and assistance of (and after review by) Columbia and its counsel and accountants, and file with the SEC a registration statement (the “Registration Statement”) for the purpose of registering under the 1933 Act the shares of Fulton Common Stock to be issued to stockholders of Columbia under the provisions of this Agreement and a proxy statement and prospectus which is prepared as a part thereof (the “Proxy Statement/Prospectus”) for the purpose of registering under the 1933 Act the shares of Fulton Common Stock to be issued to the stockholders of Columbia, and the soliciting of the proxies of Columbia’s stockholders in favor of the Merger, under the provisions of this Agreement. Fulton may rely upon all information provided to it by Columbia and The Columbia Bank in connection with the preparation of the Proxy Statement/Prospectus and Fulton shall not be liable for any untrue statement of a material fact or any omission to state a material fact in the Registration Statement, or in the Proxy Statement/Prospectus, if such statement is made by Fulton in reliance upon any information provided to Fulton by Columbia or the Columbia Subsidiaries or by any of their officers, agents or representatives. Fulton shall provide a draft of the Registration Statement to Columbia and its counsel for comment and review at least ten (10) business days in advance of the anticipated filing date.

     (c) State Securities Laws. Fulton, with the cooperation and assistance of Columbia and its counsel and accountants, shall promptly take all such actions as may be necessary or appropriate in order to comply with all applicable securities laws of any state having jurisdiction over the transactions contemplated by this Agreement.
     (d) Stock Listing. Fulton, with the cooperation and assistance of Columbia and its counsel and accountants, shall promptly take all such actions as may be necessary or appropriate in order to list the shares of Fulton Common Stock to be issued in the Merger on NASDAQ.
     (e) Adopt Amendments. Fulton shall not adopt any amendments to its charter or bylaws or other organizational documents that would alter the terms of Fulton’s Common Stock or could reasonably be expected to have a material adverse effect on the ability of Fulton to perform its obligations under this Agreement.
     (f) Tax Treatment. Fulton shall take no action which would have the effect of causing the Merger not to qualify as a tax-free reorganization under Section 368 of the Code.
     Section 6.2 Access to Properties and Records. Fulton shall give to Columbia and to its authorized employees and representatives (including without limitation Columbia’s counsel, accountants, economic and environmental consultants and other designated representatives) such access during normal business hours to all properties, books, contracts, documents and records of Fulton as Columbia may reasonably request, subject to the obligation of Columbia and its authorized employees and representatives to maintain the confidentiality of all nonpublic information concerning Fulton obtained by reason of such access and subject to applicable law.
     Section 6.3 Subsequent Financial Statements. Between the date of signing of this Agreement and the Effective Time, Fulton shall promptly prepare and deliver to Columbia as soon as practicable each Quarterly Report to Fulton’s shareholders and any Annual Report to Fulton’s shareholders and all reports to regulatory authorities normally prepared by Fulton. Fulton shall be deemed to make the representations and warranties set forth in Sections 4.6, 4.7 and 4.8 herein to Columbia with respect to the financial statements (hereinafter collectively referred to as the “Additional Fulton Financial Statements”) set forth in the foregoing Quarterly Reports and any Annual Report to Fulton’s shareholders upon delivery thereof.
     Section 6.4 Update Schedules. Fulton shall promptly disclose to Columbia in writing any change, addition, deletion or other modification to the information set forth in its Schedules to this Agreement.
     Section 6.5 Notice. Fulton shall promptly notify Columbia in writing of any actions, claims, investigations, proceedings or other developments which, if pending or in existence on the date of this Agreement, would have been required to be disclosed to Columbia in order to ensure the accuracy of the representations and warranties set forth in this Agreement or which otherwise would have a Fulton Material Adverse Effect or materially restrict in any manner the right of Fulton to carry on its business as presently conducted.

     Section 6.6 No Purchase or Sales of Fulton Common Stock During Price Determination Period Neither Fulton nor any Fulton Subsidiary, nor any executive officer or director of Fulton or any Fulton Subsidiary, nor any shareholder of Fulton who may be deemed to be an “affiliate” (as that term is defined for purposes of Rules 145 and 405 promulgated by the SEC under the 1933 Act) of Fulton, shall purchase or sell on NASDAQ, or submit a bid to purchase or an offer to sell on NASDAQ, directly or indirectly, any shares of Fulton Common Stock or Columbia Common Stock or any options, rights or other securities convertible into shares of Fulton Common Stock or Columbia Common Stock during the Price Determination Period; provided, however, that Fulton may purchase shares of Fulton Common Stock in the Ordinary Course of Business of Fulton during the Price Determination Period for the benefit of Fulton’s Benefit Plans or Fulton’s Dividend Reinvestment Plan.
     Section 6.7 Assumption of Columbia Trust Preferred Securities. Fulton agrees that, effective with the Effective Date, it shall assume the Columbia Trust Preferred Securities, and all of Columbia’s obligations under the related Indentures, and shall take all actions necessary or appropriate in accordance therewith, including, if requested by the trustee, execution of a supplemental indenture and other appropriate documents or certificates.
     Section 6.8 Employment Arrangements.
          (a) In arriving at the Merger Consideration, Fulton anticipated that there will be some consolidation of The Columbia Bank’s “back room” operations. Subject to that caveat, from and after the Effective Time, (i) Fulton, The Columbia Bank or another subsidiary of Fulton (any such parties employing employees of Columbia or a Columbia Subsidiary, the “Fulton Employers”) shall: (A) satisfy each of the Employment Obligations, and (B) use its good faith efforts to retain each present employee of Columbia and the Columbia Subsidiaries in such employee’s current position and salary compensation (or, if offered to, and accepted by, an employee, a position for which the employee is qualified with the Fulton Employers at a compensation commensurate with the position), (ii) in the event that the Fulton Employers shall continue to employ officers or employees of Columbia and the Columbia Subsidiaries as of the Effective Time, the Fulton Employers shall employ such persons on the Effective Time who are not Contract Employees as “at-will” employees, and (iii) in the event the Fulton Employers are not willing to employ, or terminate the employment (other than as a result of unsatisfactory performance of their respective duties) of, any officers or employees of Columbia or the Columbia Subsidiaries who are not Contract Employees, the Fulton Employers shall pay severance benefits to such employees (other than Contract Employees) as follows: (A) in the event employment is terminated on or prior to the date which is one year after the Effective Date, one week’s salary plus one week’s salary for each year of service with Columbia or a Columbia Subsidiary, or predecessor of Columbia or a Columbia Subsidiary if such service was recognized by Columbia for the purposes of Columbia’s 401(k) Plan, up to a maximum of 26 weeks’ salary; (B) in the event employment is terminated thereafter, in accordance with the then existing severance policy of Fulton or its successor; or (C) as otherwise agreed between Fulton and Columbia.

          (b) The Fulton Employers shall be obligated to provide employee benefits to each person who is an employee of Columbia or a Columbia Subsidiary immediately before the Effective Time and continues to be employed that are substantially equivalent, in the aggregate, to the benefits under the Columbia Benefit Plans prior to the Effective Time, until at least three (3) years after the Effective Date. Notwithstanding the immediately preceding sentence, if the Fulton Employers can no longer satisfy the applicable employee benefit plan testing requirements under the Code after applicable transition periods under the Code with respect to a Fulton Benefit Plan then the Fulton Employers shall provide appropriately adjusted benefits to each person who is an employee of Columbia or a Columbia Subsidiary that would permit such Fulton Benefit Plan to satisfy the applicable test under the Code.
          (c) For at least the required three-year period, the Fulton Employers shall adopt or maintain a Fulton Benefit Plan that is a 401(k) plan for the benefit of each person who is an employee of Columbia or a Columbia Subsidiary, as of the Effective Time, and who is eligible to participate in the Columbia Bancorp 401(k) Plan as of the Effective Date. Such Fulton Benefit Plan shall provide either (i) a matching contribution equal to 50% of each participant’s salary deferral contributions made under such 401(k) plan, with the matching contribution applicable only to salary deferral contributions up to 15% covered compensation or (ii) such other employer contribution amounts as proposed by Fulton and agreed upon by Columbia on or before the Effective Date.
          (d) For at least the required three-year period, the Fulton Employers shall adopt or maintain a Fulton Benefit Plan that is a deferred compensation plan for the benefit of each person who is an employee of Columbia or a Columbia Subsidiary, as of the Effective Time, and who is eligible, as of the date hereof, to participate in any Columbia Bank deferred compensation plans as in effect on the date hereof. Such Fulton Benefit Plan shall provide either (i) a matching contribution equal to 50% of each participant’s salary deferral contributions made under such deferred compensation plan, with the matching contribution applicable only to salary deferral contributions up to 15% of covered compensation or (ii) such other employer contribution amounts as proposed by Fulton and agreed upon by Columbia on or before the Effective Date. Such Fulton Benefit Plan shall also provide for benefits and other provisions consistent with the existing deferred compensation plans, including continuation of the accrual of earnings (but with only the prime rate election available) and the continuation of the death benefit provisions beyond the required three-year period, until the applicable employee consents to an amendment thereto.
          (e) For vesting and eligibility purposes for employee benefits, under each Fulton Benefit Plan and/or any employee benefit plan established by Fulton after the Effective Date, employees of Columbia and the Columbia Subsidiaries shall receive credit for all years of service with Columbia and the Columbia Subsidiaries or predecessor of Columbia or the Columbia Subsidiaries if such service was recognized by Columbia for purposes of a comparable Columbia Benefit Plan.

          (f) Except to the extent not allowable under the terms of existing insurance contracts, any restrictions on coverage for preexisting conditions or requirements for evidence of insurability under a Fulton Benefit Plan that is an employee welfare benefit plan shall be waived for the employees of Columbia and the Columbia Subsidiaries who are currently covered for such conditions under Columbia’s existing insurance plans, and such employees shall receive credit under the applicable Fulton Benefit Plan for co-payments and payments under a deductible limit made by them and for out-of-pocket maximums applicable to them during the plan year of the Columbia Benefit Plan in accordance with the corresponding Columbia Benefit Plan. If the terms of an existing insurance contract do not permit a waiver of restrictions or credit for co-payments and payments as described in the preceding sentence, Fulton agrees to use its best efforts to negotiate such provisions with the applicable insurer and, if Fulton is unable to obtain such provision, Fulton shall provide reasonable compensation to such employee in respect thereof. For the purposes of the foregoing sentence, reasonable compensation shall be deemed to be annual compensation in the amount of the premium contribution which Fulton makes under any such insurance policy on behalf of other employees with similar age and years of service.
     Section 6.9 Insurance; Indemnification.
     (a) For six (6) years after the Effective Date, Fulton shall (and The Columbia Bank shall cooperate in these efforts) obtain and maintain “tail” coverage relating to Columbia’s existing directors and officers liability insurance policy (provided that such insurance shall be in such amount and with terms and conditions no less favorable than the director and officer liability policy of Columbia as of the date of this Agreement and carry such premium (not to exceed the greater of (i) 150% of the current premium for Columbia’s existing directors and officers liability insurance policy or (ii) the applicable percentage increase payable by Fulton during such period for its directors and officers liability insurance policy) and that Fulton may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous) with respect to claims arising from facts or circumstances which occur prior to the Effective Date (including facts or circumstances relating to this Agreement and the transactions contemplated herein to the extent coverage therefor is available) and covering persons who are covered by such insurance immediately prior to the Effective Date.
     (b) From and after the Effective Date, Fulton shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Date, an officer, employee, director or manager of Columbia or a Columbia Subsidiary (the “Indemnified Parties”) against all losses, claims, damages, costs, expenses (including reasonable attorneys’ fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of Fulton, which consent shall not be unreasonably withheld) or in connection with any claim, action, suit, proceeding or investigation (a “Claim”) in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part out of the fact that such person is or was a director, officer or employee of

Columbia or a Columbia Subsidiary if such Claim pertains to any matter of fact arising, existing or occurring prior to the Effective Date (including, without limitation, the Merger and other transactions contemplated by this Agreement) regardless of whether such Claim is asserted or claimed prior to, at, or after the Effective Date (the “Indemnified Liabilities”) to the full extent permitted under applicable law as of the date hereof or amended prior to the Effective Date and under the Articles of Incorporation or Bylaws of Columbia or a Columbia Subsidiary as in effect as of the date hereof (and Fulton shall pay expenses in advance of the full disposition of any such action or proceeding to each of the Indemnified Parties to the full extent permitted by applicable law (including the SOX Act) and Fulton’s Articles of Incorporation and Bylaws). Any Indemnified Party wishing to claim indemnification under this provision, upon learning of any Claim, shall notify Fulton (but the failure to so notify Fulton shall not relieve Fulton from any liability which Fulton may have under this section except to the extent Fulton is materially prejudiced thereby). In the defense of any Claim covered by this Section 6.9(b), Fulton shall have the right to direct the defense of such action and retain counsel of its choice; provided, however, that, notwithstanding the foregoing, the Indemnified Parties as a group may retain a single law firm to represent them with respect to each matter under this section if there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of Fulton and the Indemnified Parties (the Indemnified Parties may also retain more than one law firm if there is, under applicable standards of professional conduct, a conflict of any significant issues between the positions of two or more Indemnified Parties). Fulton shall have an obligation to advance funds to satisfy an obligation of Fulton or any successor to Fulton under this Section 6.9(b) to the same extent that Fulton would be obligated to advance funds under the indemnification provisions of its Articles of Incorporation and/or Bylaws.
     Section 6.10 Appointment of Fulton Director. Fulton shall, on or promptly after the Effective Date (but no later than Fulton’s next Board of Directors meeting following the Effective Date), appoint to Fulton’s Board of Directors John M. Bond, Jr. to serve as a director of Fulton or, subject to the reasonable approval of Fulton, such other person as may be determined by vote of Columbia’s Board of Directors prior to the Effective Date. Fulton has a mandatory retirement policy for directors who attain age 70.
     Section 6.11 Continuation of The Columbia Bank’s Structure, Name and Directors.
     (a) For a period of three (3) years after the Effective Date, Fulton shall (subject to the right of Fulton and The Columbia Bank Continuing Directors (as defined below) to terminate such obligations under this Section 6.11(a) under subsections (b) and (c) below) (i) preserve the business structure of The Columbia Bank as a Maryland trust company; (ii) preserve and use the present name of The Columbia Bank, and (iii) continue in office the present directors of The Columbia Bank who indicate their desire to serve (the “Columbia Bank Continuing Directors”), provided, that (A) prior to the Effective Time and for the three-year period following the Effective Time, each non-employee Columbia Bank Continuing Director shall continue to receive director’s fees as set forth on Schedule 6.11; provided that, in the event an individual Columbia Bank Continuing Director ceases to act as a director or as a member of any committee thereof, the foregoing obligation to pay such fees shall apply to successors in such positions until the expiration of such three-year period and (B) after such three-year period, each Columbia Bank Continuing Director shall be subject to Fulton’s mandatory retirement rules for directors and shall receive the standard fee paid to directors of comparable subsidiary banks of Fulton.
     (b) Fulton shall have the right to terminate its obligations under subsection (a) of this Section 6.11 as a result of (i) regulatory requirements, (ii) safe and sound banking practices as enunciated by bank regulatory agencies, or (iii) based upon the advice of outside legal counsel the exercise of their fiduciary duties by Fulton’s directors.
     (c) Notwithstanding anything herein to the contrary, The Columbia Bank Continuing Directors, in their exercise of their fiduciary duty as to the best interests of The Columbia Bank and Fulton, may, by a majority vote of such directors, modify or waive any or all of the foregoing provisions in subsection (a) of this Section 6.11.
ARTICLE VII — CONDITIONS PRECEDENT
     Section 7.1 Common Conditions. The obligations of the parties to consummate this Agreement shall be subject to the satisfaction of each of the following common conditions prior to or as of the Closing, except to the extent that any such condition shall have been waived in accordance with the provisions of Section 8.4 herein:
     (a) Stockholder Approval: This Agreement shall have been duly authorized, approved and adopted by the stockholders of Columbia in accordance with applicable law, NASDAQ rules and regulations, the GCL and the Certificate of Incorporation of Columbia.
     (b) Regulatory Approvals: The approval of each federal and state regulatory authority having jurisdiction over the transactions contemplated by this Agreement (including the Merger), including without limitation, the Federal Reserve Board and the Department, shall have been obtained and all applicable waiting and notice periods shall have expired, subject to no terms or conditions which would (i) require or could reasonably be expected to require (A) any divestiture by Fulton of a portion of the business of Fulton, or any subsidiary of Fulton or (B) any divestiture by Columbia or the Columbia Subsidiaries of a portion of their businesses which Fulton in its good faith judgment believes will have a significant and material adverse impact on the business of Columbia or the Columbia Subsidiaries, as the case may be, or (ii) impose any condition upon Fulton or The Columbia Bank, or their other subsidiaries, taken as a whole, which in Fulton’s good faith judgment (x) would be materially burdensome to Fulton and The Fulton Subsidiaries taken as a whole, (y) would significantly increase the costs incurred or that will be incurred by Fulton as a result of consummating the Merger or (z) would prevent Fulton from obtaining any material benefit contemplated by it to be attained as a result of the Merger.

     (c) Stock Listing. The shares of Fulton Common Stock to be issued in the Merger shall have been authorized for listing on NASDAQ.
     (d) Tax Opinion. Each of Fulton and Columbia shall have received an opinion of Fulton’s counsel, Barley Snyder LLC, , reasonably acceptable to Fulton and Columbia, addressed to Fulton and Columbia, with respect to federal tax laws or regulations, to the effect that:
     (i) The Merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code and Fulton and Columbia will each be a “party to a reorganization” within the meaning of Section 368(b)(1) of the Code;
     (ii) No gain or loss will be recognized by Fulton or Columbia by reason of the Merger;
     (iii) The bases of the assets of Columbia in the hands of Fulton will be the same as the bases of such assets in the hands of Columbia immediately prior to the Merger;
     (iv) The holding period of the assets of Columbia in the hands of Fulton will include the period during which such assets were held by Columbia prior to the Merger;
     (v) A holder of Columbia Common Stock who receives shares of Fulton Common Stock in exchange for his Columbia Common Stock pursuant to the reorganization (except with respect to cash received in lieu of fractional shares of Fulton Common Stock deemed issued as described below) will not recognize any gain or loss upon the exchange.
     (vi) A holder of Columbia Common Stock who receives cash in lieu of a fractional share of Fulton Common Stock will be treated as if he received a fractional share of Fulton Common Stock pursuant to the reorganization which Fulton then redeemed for cash. The holder of Columbia Common Stock will recognize gain or loss on the constructive redemption of the fractional share in an amount equal to the difference between the cash received and the adjusted basis of the fractional share.
     (vii) The tax basis of the Fulton Common Stock to be received by the stockholders of Columbia pursuant to the terms of this Agreement will include the holding period of the Columbia Common Stock surrendered in exchange therefor, provided that such Columbia Common Stock is held as a capital asset at the Effective Time.
     (viii) The holding period of the shares of Fulton Common Stock to be received by the stockholders of Columbia will include the period during which they held the shares of Columbia Common Stock surrendered, provided the shares of Columbia Common Stock are held as a capital asset on the date of the exchange.
     (ix) A holder of Columbia Common Stock who receives Cash Consideration and Fulton Common Stock in exchange for his Columbia Common Stock pursuant to the reorganization will recognize gain equal to the lesser of (a) the amount of gain realized upon the exchange or (b) the amount of Cash Consideration received.
     (x) A holder of Columbia Common Stock who receives Cash Consideration in exchange for his Columbia Common Stock will recognized gain or less on exchange based on the difference between the Cash Consideration received and the adjusted basis of his Columbia Common Stock.
     (e) Registration Statement: The Registration Statement (as defined in Section 6.1(b), including any amendments thereto) shall have been declared effective by the SEC; the information contained therein shall be true, complete and correct in all material respects as of the date of mailing of the Proxy Statement/Prospectus (as defined in Section 6.1(b)) to the stockholders of Columbia; regulatory clearance for the offering contemplated by the Registration Statement (the “Offering”) shall have been received from each federal and state regulatory authority having jurisdiction over the Offering; and no stop order shall have been issued and no proceedings shall have been instituted or threatened by any federal or state regulatory authority to suspend or terminate the effectiveness of the Registration Statement or the Offering.
     (f) No Suits: No action, suit or proceeding shall be pending or threatened before any federal, state or local court or governmental authority or before any arbitration tribunal which seeks to modify, enjoin or prohibit or otherwise adversely and materially affect the transactions contemplated by this Agreement; provided, however, that if Fulton agrees to defend and indemnify Columbia and The Columbia Bank and their respective officers and directors with regard to any such action, suit or proceeding pending or threatened against them or any of them on such specific terms and conditions as are mutually agreeable to Columbia and Fulton, then such pending or threatened action, suit or proceeding shall not be deemed to constitute the failure of a condition precedent to the obligation of Columbia to consummate this Agreement.
     (g) Federal and State Securities and Antitrust Laws: All applicable securities and antitrust laws of the federal government and of any state government having jurisdiction over the transactions contemplated by this Agreement shall have been complied with.
     Section 7.2 Conditions Precedent to Obligations of Fulton. The obligations of Fulton to consummate this Agreement shall be subject to the satisfaction of each of the following conditions prior to or as of the Closing, except to the extent that any such condition shall have been waived by Fulton in accordance with the provisions of Section 8.4 herein:
     (a) Accuracy of Representations and Warranties: All of the representations and warranties of Columbia as set forth in this Agreement shall be true and correct in all material respects as of the Closing as if made on such date (or on the date to which it relates in the case of any representation or warranty which expressly relates to an earlier date). Solely for purposes of determining whether or not a Columbia Material Adverse Effect has occurred for purposes of this Section 7.2(a), the exceptions set forth in Section 7.2(f) (a) — (g) and (h) shall be applied.
     (b) Covenants Performed: Columbia shall have performed or complied in all material respects with each of the covenants required by this Agreement to be performed or complied with by it.
     (c) Opinion of Counsel for Columbia: Fulton shall have received an opinion, dated the Effective Time, from DLA Piper Rudnick Gray Cary US LLP, counsel to Columbia, in substantially the form of Exhibit E hereto. In rendering any such opinion, such counsel may require and, to the extent they deem necessary or appropriate may rely upon, opinions of other counsel and upon representations made in certificates of officers of Columbia, Fulton, affiliates of the foregoing, and others.
     (d) Affiliate Agreements: Stockholders of Columbia who are or will be affiliates of Columbia or Fulton for the purposes of the 1933 Act shall have entered into agreements with Fulton, in form and substance satisfactory to Fulton, reasonably necessary to assure compliance with Rule 145 under the 1933 Act.
     (e) Columbia Options: As may be required by Section 2.3 herein, all holders of Columbia Options who have not exercised such options shall have delivered documentation reasonably satisfactory to Fulton with respect to the assumption by Fulton of the Columbia Options and the payment of cash in cancellation of the Columbia Options as set forth in Section 2.3.
     (f) No Material Adverse Change: There shall not have been any material and adverse change, as established by Fulton to its reasonable satisfaction, in the condition (financial or otherwise), assets, liabilities, business, results of operations or future prospects of Columbia and the Columbia Subsidiaries on a consolidated basis taken as a whole, since the date of this Agreement. In particular, without limiting the generality of the foregoing sentence, the Additional Columbia Financial Statements (as defined in Section 5.4) shall indicate that the consolidated financial condition, assets, liabilities and results of operations of Columbia as of the respective dates reported therein do not vary adversely in any material respect from the consolidated financial condition, assets, liabilities and results of operations presented in Columbia’s Quarterly Report on Form 10-Q for the three months ended March 31, 2005. For purposes of this Section 7.2(f), a “material and adverse change” shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a material adverse impact on (i) the condition (financial or otherwise), assets, liabilities business, results of operations or future prospects of Columbia or (ii) the ability of Columbia to perform its obligations under this Agreement, provided that “material and adverse change” shall not be deemed to include the impact of any of the following (nor will any of the following be taken into account in determining whether there has been a material adverse change): (a) changes in law, rules, regulations, orders or other binding directives by any Governmental Entity, including without limitation, changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions or omissions of Columbia taken at the direction or behest of Fulton with the prior written consent of Fulton, including any action or actions, individually or in the aggregate, taken by Columbia or the Columbia Subsidiaries, (d) changes in economic conditions generally affecting financial institutions or residential mortgage businesses, including, without limitation, changes in the general level of interest rates, (e) the direct effects of compliance with this Agreement and of satisfying or causing to be satisfied the conditions set forth in this Article VII on the operating performance of Columbia, including reasonable expenses incurred by Columbia in consummating the transactions contemplated by the Agreement, (f) changes in the relative percentages of Columbia’s net income generated by The Columbia Bank’s commercial lending activities and residential mortgage lending activities, (g) national or international political or social conditions, including without limitation the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (h) changes in financial, banking or securities markets (including any disruption thereof and any decline in the price of any security or market index), and (i) any existing fact, event, occurrence, or circumstance with respect to which Fulton has knowledge as of the date hereof. At the Closing, Columbia shall deliver to Fulton a certificate confirming the absence of a material adverse change described herein and a certificate (from appropriate officers of Columbia or Columbia’s transfer agent) as to the issued and outstanding shares of Columbia Common Stock, shares issuable under outstanding stock options granted under Columbia’s Stock Option Plans and any outstanding obligations, options or rights of any kind entitling persons to purchase or sell any shares of Columbia Common Stock and any outstanding securities or other instruments of any kind that are convertible into such shares.
     (g) Accountants’ Letter. Subject to the requirements of Statement of Auditing Standards No. 72 of the American Institute of Certified Public Accountants, KPMG LLP, or any other accounting firm reasonably acceptable to Fulton and Columbia, shall have furnished to Fulton an “agreed upon procedures” letter, dated the Effective Date, in form and substance satisfactory to Fulton to the effect that:
     (i) In their opinion, the consolidated financial statements of Columbia examined by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder; and
     (ii) On the basis of limited procedures, not constituting an audit, including a limited review of the unaudited financial statements referred to below, a limited review of the latest available unaudited consolidated interim financial statements of Columbia, inspection of the minute books of Columbia and the Columbia Subsidiaries since December 31, 2004, inquiries of officials of Columbia and the Columbia Subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:
     (A) any unaudited Consolidated Balance Sheets, Consolidated Statements of Income, Consolidated Statements of Stockholders’ Equity and Consolidated Statements of Cash Flows of Columbia included in the Registration Statement are not in conformity with GAAP applied on a basis substantially consistent with that of the audited financial statements covered by their report included in the Registration Statement;
     (B) as of a specified date not more than five days prior to the date of delivery of such letter, there have been any decreases in the consolidated stockholders’ equity of Columbia as compared with amounts shown in the balance sheet as of December 31, 2004 included in the Registration Statement, except in each case for such changes, increases or decreases which the Registration Statement discloses have occurred or may occur and except for such changes, decreases or increases as aforesaid which are immaterial; and
     (C) for the period from January 1, 2005 to such specified date, there were any decreases in the consolidated total net interest income, consolidated net interest income after provision for loan losses, consolidated other income, consolidated net income or net income per share amounts of Columbia as compared with the comparable period of the preceding year, except in each case for decreases which the Registration Statement discloses have occurred or may occur, and except for such decreases which are immaterial.
     (h) Contract Employees. Each Contract Employee shall remain employed with Columbia or The Columbia Bank other than as a result of the death or Disability (as such term is defined in the Employment Agreements) of such Contract Employee.
     (i) Closing Documents: Columbia shall have delivered to Fulton: (i) a certificate signed by Columbia’s Chairman and Chief Executive Officer and by its President and Chief Operating Officer (or other officers reasonably acceptable to Fulton) verifying that, to their knowledge, all of the representations and warranties of Columbia set forth in this Agreement are true and correct in all material respects as of the Closing and that Columbia has performed in all material respects each of the covenants required to be performed by it under this Agreement; and (ii) such other certificates and documents as Fulton and its counsel may reasonably request (all of the foregoing certificates and other documents being herein referred to as the “Columbia Closing Documents”).

     Section 7.3 Conditions Precedent to the Obligations of Columbia. The obligation of Columbia to consummate this Agreement shall be subject to the satisfaction of each of the following conditions prior to or as of the Closing, except to the extent that any such condition shall have been waived by Columbia in accordance with the provisions of Section 8.4 herein:
     (a) Accuracy of Representations and Warranties: All of the representations and warranties of Fulton as set forth in this Agreement shall be true and correct in all material respects as of the Closing as if made on such date (or on the date to which it relates in the case of any representation or warranty which expressly relates to an earlier date). Solely for purposes of determining whether or not a Fulton Material Adverse Effect has occurred for purposes of this Section 7.3(a), the exceptions set forth in Section 7.3(e) (a) — (d), (f) and (g) shall be applied.
     (b) Covenants Performed: Fulton shall have performed or complied in all material respects with each of the covenants required by this Agreement to be performed or complied with by Fulton.
     (c) Opinion of Counsel for Fulton: Columbia shall have received an opinion from Barley Snyder LLC, counsel to Fulton, dated the Effective Time, in substantially the form of Exhibit F hereto. In rendering any such opinion, such counsel may require and, to the extent they deem necessary or appropriate may rely upon, opinions of other counsel and upon representations made in certificates of officers of Fulton, Columbia, affiliates of the foregoing, and others.
     (d) Fulton Options: Fulton Stock Options or cash, as applicable, shall have been substituted for the Columbia Options which have not been exercised pursuant to Section 2.3 herein. Agreements evidencing the assumption of the Columbia Options pursuant to Section 2.3 shall have been delivered and the Registration Statement for the purpose of registering the shares necessary to satisfy Fulton’s obligation with respect to the issuance of Fulton Common Stock pursuant to the exercise of the Fulton Stock Options shall have been declared effective.
     (e) No Material Adverse Change: There shall not have been any material and adverse change, as established by Columbia to its reasonable satisfaction, in the condition (financial or otherwise), assets, liabilities, business or results of operations or future prospects of Fulton since the date of this Agreement. In particular, without limiting the generality of the foregoing sentence, the Additional Fulton Financial Statements (as defined in Section 6.3) shall indicate that the consolidated financial condition, assets, liabilities and results of operations of Fulton as of the respective dates reported therein do not vary adversely in any material respect from the consolidated financial condition, assets, liabilities and results of operations presented in the Fulton’s Quarterly Report on Form 10-Q for the three months ended March 31, 2005. For purposes of this Section 7.3(e), a “material and adverse change” shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a material adverse impact on (i) the condition (financial or otherwise), assets, liabilities, business, results of operations or future prospects of Fulton or (ii) the ability of Fulton to perform its obligations under this Agreement, provided that “material and adverse change” shall not be deemed to include the impact of any of the following (nor will any of the following be taken into account in determining whether there has been a material adverse change): (a) changes in law, rules, regulations, orders or other binding directives by any Governmental Entity, including without limitation, changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (c) changes in economic conditions generally affecting financial institutions or residential mortgage businesses, including, without limitation, changes in the general level of interest rates, and (d) the direct effects of compliance with this Agreement and of satisfying or causing to be satisfied the conditions set forth in this Article VII on the operating performance of Fulton, including reasonable expenses incurred by Fulton in consummating the transactions contemplated by the Agreement, (e) changes in the relative percentages of Fulton’s net income generated by Fulton’s commercial lending activities and residential mortgage lending activities, (f) national or international political or social conditions, including without limitation the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (g) changes in financial, banking or securities markets (including any disruption thereof and any decline in the price of any security or market index), and (h) any existing fact, event, occurrence, or circumstance with respect to which Columbia has Knowledge as of the date hereof. At the Closing, Fulton shall deliver to Columbia a certificate confirming the absence of a material adverse change described herein and a certificate (from appropriate officers of Fulton and/or Fulton’s transfer agent) as to the issued and outstanding shares of Fulton Common Stock, shares of Fulton Common Stock reserved for issuance upon the exercise of stock options, under Fulton’s Employee Stock Purchase Plan, under Fulton’s Dividend Reinvestment Plan and under Fulton’s Shareholders Rights Plan, any outstanding obligations, options or rights of any kind entitling persons to purchase or sell any shares of Fulton Common Stock and any outstanding securities or other instruments of any kind that are convertible into such shares.
     (f) Fairness Opinion: Columbia shall have obtained from Danielson Associates Inc. or another independent financial advisor selected by the Board of Directors of Columbia, an opinion dated within five (5) days of the Proxy Statement/Prospectus to be furnished to the Board of Directors of Columbia stating that the Conversion Ratio and Cash Consideration contemplated by this Agreement is fair to the stockholders of Columbia from a financial point of view.
     (g) Contract Employees. Each Contract Employee shall remain employed with Columbia or The Columbia Bank other than as a result of the death or Disability (as such term is defined in the Employment Agreements) of such Contract Employee.

     (h) Closing Documents: Fulton shall have delivered to Columbia: (i) a certificate signed by Fulton’s Chairman and Chief Executive Officer (or other officer reasonably acceptable to Columbia) verifying that, to their knowledge, all of the representations and warranties of Fulton set forth in this Agreement are true and correct in all material respects as of the Closing and that Fulton has performed in all material respects each of the covenants required to be performed by Fulton; and (ii) such other certificates and documents as Columbia and its counsel may reasonably request (all of the foregoing certificates and documents being herein referred to as the “Fulton Closing Documents”).
ARTICLE VIII — TERMINATION, AMENDMENT AND WAIVER
     Section 8.1 Termination. This Agreement may be terminated at any time before the Effective Time (whether before or after the authorization, approval and adoption of this Agreement by the stockholders of Columbia) as follows:
     (a) Mutual Consent: This Agreement may be terminated by mutual consent of the parties upon the affirmative vote of a majority of each of the Boards of Directors of Columbia and Fulton, followed by written notices given to the other party.
     (b) Unilateral Action by Fulton: This Agreement may be terminated unilaterally by the affirmative vote of the Board of Directors of Fulton, followed by written notice given promptly to Columbia, if: (i) there has been a material breach by Columbia of any material representation or warranty or material failure by Columbia to comply with any material covenant set forth in this Agreement and such breach has not been cured within thirty (30) days after written notice of such breach has been given by Fulton to Columbia; (ii) any condition precedent to Fulton’s obligations as set forth in Article VII of this Agreement remains unsatisfied, through no fault of Fulton or unless any such condition remains unsatisfied primarily as a result of Fulton breaching any of its representations, warranties or covenants in this Agreement, on June 30, 2006; provided, that such date may be extended until September 30, 2006 by Columbia by written notice to Fulton (given not later than June 30, 2006) if the Closing shall not have occurred because of failure to obtain approval from one or more regulatory authorities whose approval is required in connection with this Agreement; or (iii) Fulton’s Board of Directors makes an election provided for in Section 5.7(e)(i) herein.
     (c) Unilateral Action By Columbia: This Agreement may be terminated unilaterally by the affirmative vote of a majority of the Board of Directors of Columbia, followed by written notice given promptly to Fulton, if: (i) there has been a material breach by Fulton of any material representation, or warranty or material failure by Fulton to comply with any covenant set forth in this Agreement and such breach has not been cured within thirty (30) days after written notice of such breach has been given by Columbia to Fulton; (ii) any condition precedent to Columbia’s obligations as set forth in Article VII of this Agreement remains unsatisfied, through no fault of Columbia or unless any such condition remains unsatisfied primarily as a result of Columbia breaching any of its representations, warranties or covenants in this Agreement, on June 30, 2006;

provided, that such date may be extended until September 30, 2006 by Fulton by written notice to Columbia (given not later than June 30, 2006) if the Closing shall not have occurred because of failure to obtain approval from one or more regulatory authorities whose approval is required in connection with this Agreement; (iii) Columbia’s Board of Directors makes an election provided for in, and subject to the conditions of, Section 5.7(e)(ii) herein, (iv) the fairness opinion described in Section 7.3(f) is withdrawn; (v) the stockholders of Columbia do not approve the Merger at a stockholders meeting called for such purpose or (vi) based on the Closing Market Price as follows:
     (i) Subject to the provisions of subparagraph (B) below, Columbia shall have the right to terminate this Agreement, through a resolution adopted by its Board of Directors, if the Closing Market Price is less than both (I) $14.79, i.e., eighty percent (80%) of the Starting Price (the “Floor Price”) and (II) the amount per share equal to (x) the Starting Price multiplied by (y) .80 multiplied by (z) the quotient of the Average NASDAQ Bank Index for the Price Determination Period (the numerator) over the NASDAQ Bank Index on the Pre-Announcement Date (the denominator).
     (ii) In the event the conditions in (A) above allowing Columbia to terminate the Agreement are satisfied and Columbia makes such election, Fulton, through a resolution adopted by its Board of Directors, shall have the option to cause Columbia to amend this Agreement (and, upon such amendment, Columbia shall not have the right to terminate this Agreement) to increase the Conversion Ratio to a level, calculated to four decimal places, equal to the Conversion Ratio multiplied by the quotient of the Floor Price (the numerator) over the Closing Market Price (the denominator). For example, if the Closing Market Price is $14.00 and the Floor Price is $14.79, Parent would have the option to increase the Exchange Ratio to 2.4562 (2.325x $14.79/$14.00) in lieu of terminating this Agreement.
     (iii) For purposes of this Section 8.1(c), (I) “Pre-Announcement Date” shall mean July 26, 2005, and (II) “Starting Price” shall mean $18.49.
     (iv) The Starting Price, the Closing Market Price, the Floor Price and the other amounts above shall be appropriately adjusted for an event described in the definition of “Fulton Stock Consideration” in Section 2.1(b) herein.
     Section 8.2 Effect of Termination.
     (a) Effect. In the event of a permitted termination of this Agreement under Section 8.1 herein, the Agreement shall become null and void and the transactions contemplated herein shall thereupon be abandoned, except that the provisions relating to limited liability and confidentiality set forth in Sections 8.2(b) and 8.2(c) herein shall survive such termination.

     (b) Limited Liability. Subject to the terms of the Warrant Agreement and the Warrant, the termination of this Agreement in accordance with the terms of Section 8.1 herein shall create no liability on the part of either party, or on the part of either party’s directors, officers, stockholders, agents or representatives, except that if this Agreement is terminated by Fulton by reason of a material breach by Columbia, or if this Agreement is terminated by Columbia by reason of a material breach by Fulton, and such breach involves an intentional, willful or grossly negligent misrepresentation or breach of covenant, the breaching party (i.e., Fulton or Columbia) shall be liable to the nonbreaching party for all costs and expenses reasonably incurred by the nonbreaching party in connection with the preparation, execution and attempted consummation of this Agreement, including the reasonable fees of its counsel, accountants, consultants and other advisors and representatives. In no event shall either party’s directors, officers, stockholders, agents or representatives have any personal liability for any misrepresentation or breach in connection with this Agreement.
     (c) Confidentiality. In the event of a termination of this Agreement, neither Fulton nor Columbia nor The Columbia Bank shall use or disclose to any other person any confidential information obtained by it during the course of its investigation of the other party or parties, except as may be necessary in order to establish the liability of the other party or parties for breach as contemplated under Section 8.2(b) herein.
     Section 8.3 Amendment. To the extent permitted by law, this Agreement may be amended at any time before the Effective Time (whether before or after the authorization, approval and adoption of this Agreement by the stockholders of Columbia), but only by a written instrument duly authorized, executed and delivered by Fulton and by Columbia; provided, however, that any amendment to the provisions of Section 2.1 herein relating to the consideration to be received by the former stockholders of Columbia in exchange for their shares of Columbia Common Stock shall not take effect until such amendment has been approved, adopted or ratified by the stockholders of Columbia in accordance with applicable provisions of the GCL.
     Section 8.4 Waiver. Any term or condition of this Agreement may be waived, to the extent permitted by applicable federal and state law, by the party or parties entitled to the benefit thereof at any time before the Effective Time (whether before or after the authorization, approval and adoption of this Agreement by the stockholders of Columbia) by a written instrument duly authorized, executed and delivered by such party or parties.
ARTICLE IX — CLOSING AND EFFECTIVE TIME
     Section 9.1 Closing. Provided that all conditions precedent set forth in Article VII of this Agreement shall have been satisfied or shall have been waived in accordance with Section 8.4 of this Agreement, the parties shall hold a closing (the “Closing”) at the offices of Fulton at One Penn Square, Lancaster, Pennsylvania, no later than thirty (30) days after the receipt of all required regulatory and stockholder approvals and after the expiration of all applicable waiting periods on a specific date to be agreed upon by the parties, at which time the parties shall deliver the Columbia Closing Documents, the Fulton Closing Documents, the opinions of counsel required by Sections 7.1(d), 7.2(c) and 7.3(c) herein, and such other documents and instruments as may be necessary or appropriate to effectuate the purposes of this Agreement.
     Section 9.2 Effective Time. Immediately following the Closing, and provided that this Agreement has not been terminated or abandoned pursuant to Article VIII hereof, Fulton and Columbia will cause Articles of Merger (the “Articles of Merger”) to be delivered and properly filed with the Department of State of the Commonwealth of Pennsylvania (the “Department of State”) and the State Department of Assessments and Taxation of the State of Maryland (the “Department of Assessments and Taxation” and, with the Department of State, the “Filing Offices”). The Merger shall become effective at 11:59 p.m. (or such other time as the parties may agree) on the day on which the Closing occurs and Articles of Merger are filed with the Filing Offices or such later date and time as may be specified in the Articles of Merger (the “Effective Time”). The “Effective Date” when used herein means the day on which the Effective Time occurs.
ARTICLE X — NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES
     Section 10.1 No Survival. The representations and warranties of Columbia and of Fulton set forth in this Agreement shall expire and be terminated on the Effective Time by consummation of this Agreement, and no such representation or warranty shall thereafter survive. Except with respect to the agreements of the parties which by their terms are intended to be performed either in whole or in part after the Effective Time, the agreements of the parties set forth in this Agreement shall not survive the Effective Time, and shall be terminated and extinguished at the Effective Time, and from and after the Effective Time none of the parties hereto shall have any liability to the other on account of any breach of such agreements.
ARTICLE XI — GENERAL PROVISIONS
     Section 11.1 Expenses. Except as provided in Section 8.2(b) herein, each party shall pay its own expenses incurred in connection with this Agreement and the consummation of the transactions contemplated herein. For purposes of this Section 11.1 herein, the cost of printing the Proxy Statement/Prospectus shall be deemed to be an expense of Fulton.
     Section 11.2 Other Mergers and Acquisitions. Subject to the right of Columbia to refuse to consummate this Agreement pursuant to Section 8.1(c)(i) herein by reason of a material breach by Fulton of the warranty and representation set forth in Section 4.7 herein, nothing set forth in this Agreement shall be construed: (i) to preclude Fulton from acquiring, or to limit in any way the right of Fulton to acquire, prior to or following the Effective Time, the stock or assets of any other financial services institution or other corporation or entity, whether by issuance or exchange of Fulton Common Stock or otherwise; (ii) to preclude Fulton from issuing, or to limit in any way the right of Fulton to issue, prior to or following the Effective Time, Fulton Common Stock, Fulton Preferred Stock or any other equity or debt securities; or (iii) to preclude Fulton from taking, or to limit in any way the right of Fulton to take, any other action not expressly and specifically prohibited by the terms of this Agreement.
     Section 11.3 Notices. All notices, claims, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly delivered if delivered in person, transmitted by telegraph or facsimile machine (but only if receipt is acknowledged in writing), or mailed by registered or certified mail, return receipt requested, as follows:
     (a) If to Fulton, to:
Rufus A. Fulton, Jr., Chairman and Chief Executive Officer
Fulton Financial Corporation
One Penn Square, P.O. Box 4887
Lancaster, Pennsylvania 17604
         With a copy to:
Paul G. Mattaini, Esquire
Barley Snyder LLC
126 East King Street
Lancaster, Pennsylvania 17602
     (b) If to Columbia, to:
John M. Bond, Jr.
Chairman and Chief Executive Officer
Columbia Bancorp
7168 Columbia Gateway Drive
Columbia, Maryland 21046
         With a copy to:
Jason C. Harmon, Esquire
DLA Piper Rudnick Gray Cary US LLP
6225 Smith Avenue
Baltimore, Maryland 21209-3600
     Section 11.4 Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all such counterparts together shall be deemed to be one and the same instrument.
     Section 11.5 Governing Law. This Agreement shall be deemed to have been made in, and shall be governed by and construed in accordance with the substantive laws of, the Commonwealth of Pennsylvania, except to the extent that the GCL or federal law specifically applies to the Merger and the transactions contemplated thereby.
     Section 11.6 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that neither party may assign its rights or delegate its duties under this Agreement without the prior written consent of the other party (which consent may be withheld in such other party’s sole and absolute discretion). Other than the right to receive the consideration payable as a result of the Merger pursuant to Article II hereof and the provisions of Section 3.17 with respect to the Contract Employees and the provisions of Section 6.9 with respect to Columbia’s directors, this Agreement is not intended to and shall not confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.
     Section 11.7 Disclosure Schedules. The inclusion of a given item in a disclosure schedule annexed to this Agreement shall not be deemed a conclusion or admission that such item (or any other item) is material or is a material and adverse change. Information disclosed for one section shall constitute disclosure for other sections whether or not specifically referenced.
     Section 11.8 Entire Agreement. This Agreement (including the Schedules and Exhibits hereto), together with the Warrant Agreement and the Warrant being executed by the parties on the date hereof, sets forth the entire understanding and agreement of the parties hereto and supersedes any and all prior agreements, arrangements and understandings, whether oral or written, relating to the subject matter hereof and thereof.
Section 11.9 Definitions
Definitions of the following capitalized terms used in this Agreement are set forth in the following sections:

1933 Act	Section 2.2(f)(iii)
1934 Act	Section 2.9
Acquisition Proposal	Section 5.7(f)(i)
Additional Fulton Financial Statements	Section 6.3
Additional Columbia Financial Statements	Section 5.4
Aggregate Cash Election Percentage	Section 2.2(b)(iii)(C)
Aggregate Cash Elections	Section 2.2(b)(iii)
Aggregate Stock Election Percentage	Section 2.2(b)(iv)(C)
Aggregate Stock Elections	Section 2.2(b)(iii)
Articles of Merger	Section 9.2
Bankruptcy and Equity Exceptions	Section 3.1
BCL	Section 1.1
BHC Act	Background
Cash Consideration	Section 2.1(b)
Cash Election	Section 2.2(a)(i)
Cash/Stock Election	Section 2.2(a)(i)
Cash Test Amount	Section 2.1(b)
Claim	Section 6.9(b)
Closing	Section 9.1
Closing Market Price	Section 2.1(e)
Code	Section 2.3(b)

Columbia	Introduction
Columbia Balance Sheet	Section 3.6(a)
Columbia Bank Common Stock	Section 3.4
Columbia Bank Continuing Directors	Section 6.11(a)
Columbia Benefit Plans	Section 3.18
Columbia Closing Documents	Section 7.2(i)
Columbia Common Stock	Background
Columbia Material Adverse Effect	Section 3.8
Columbia Options	Section 2.3(a)
Columbia Pension Plan	Section 3.18
Columbia SEC Reports	Section 3.6(e)
Columbia Share	Section 2.1(a)
Columbia Stock Option Plans	Section 2.3(a)
Columbia Subsidiaries	Background
Columbia Subsidiaries Common Equity	Section 3.4
Columbia Trust Preferred Securities	Background
Contract Employees	Section 3.17
Conversion Ratio	Section 2.1(b)
Department	Section 3.25
Department of Assessments and Taxation	Section 9.2
Department of State	Section 9.2
EDGAR	Section 3.6(e)
Effective Date	Section 9.2
Effective Time	Section 9.2
Employment Agreements	Section 3.17
Employment Obligation	Section 3.17
Election	Section 2.2(a)(i)
Election Deadline	Section 2.2(a)(iv)
ERISA	Section 3.18
Exchange Agent	Section 2.2(a)(iv)
FDI Act	Section 3.2
FDIC	Section 3.25
Filed Fulton SEC Reports	Section 4.6(e)
Filed Columbia SEC Reports	Section 3.6(e)
Filing Offices	Section 9.2
Floor Price	Section 8.1(c)(i)
Form of Election	Section 2.2(a)(ii)
FRB	Section 3.25
Fulton	Introduction
Fulton Balance Sheet	Section 4.6(a)
Fulton Benefit Plan	Section 4.13
Fulton Closing Documents	Section 7.3(h)
Fulton Common Stock	Background
Fulton Employers	Section 6.8(a)

Fulton Material Adverse Effect	Section 4.8
Fulton Material Contracts	Section 4.21
Fulton Pension Plans	Section 4.13
Fulton Preferred Stock	Section 4.3
Fulton Rights	Section 2.1(b)
Fulton Rights Agreement	Section 2.1(b)
Fulton SEC Reports	Section 4.6(e)
Fulton Share Value	Section 2.1(b)
Fulton Stock Consideration	Section 2.1(b)
Fulton Stock Option	Section 2.3(a)
Fulton Subsidiaries	Section 4.5
GAAP	Section 3.6(a)
GCL	Section 1.1
Governmental Entity	Section 3.13
Indemnified Liabilities	Section 6.9(b)
Indemnified Parties	Section 6.9(b)
IRS	Section 3.10
Knowledge of Columbia or The Columbia Bank, Knowledge of Columbia and the Columbia Subsidiaries	Section 3.13
Letter of Transmittal	Section 2.2(e)
Material Contracts	Section 3.12(a)
Maximum Cash Percentage	Section 2.2(b)(i)
Merger	Background
Merger Consideration	Section 2.1(a)
Minimum Cash Percentage	Section 2.2(b)(i)
NASDAQ	Section 2.1(e)
Non-Electing Shares	Section 2.2(b)(vi)
Offering	Section 7.1(e)
Ordinary Course of Business	Section 3.7
Ordinary Course of Business of Fulton	Section 4.7
Outstanding Shares	Section 2.1(b)
PBGC	Section 4.13
Pennsylvania Department	Section 4.23
Pre-Announcement Date	Section 8.1(c)(iii)
Price Determination Period	Section 2.1(e)
Pro-rated Cash Percentage	Section 2.2(b)(iii)(C)
Pro-rated Stock Percentage	Section 2.2(b)(iv)(C)
Proxy Statement/Prospectus	Section 6.1(b)
Registration Statement	Section 6.1(b)
Remaining Cash Percentage	Section 2.2(b)(iv)(C)
Remaining Stock Percentage	Section 2.2(b)(iii)(C)
SEC	Section 2.2(a)(iv)
SOX Act	Section 3.6(c)
Starting Price	Section 8.1(c)(iii)
Stock Election	Section 2.2(a)(i)

Stock Test Amount	Section 2.1(b)
Superior Proposal	Section 5.7(f)(ii)
Surviving Corporation	Section 1.1
The Columbia Bank	Background
Unclaimed Shares	Section 2.2(f)(iii)
Voting Agreements	Background
Warrant	Background
Warrant Agreement	Background

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers all as of the day and year first above written.

Fulton Financial Corporation

By:	/s/ RUFUS A. FULTON, JR.
Rufus A. Fulton, Jr. Chairman and Chief Executive Officer

Attest:	/s/ GEORGE R. BARR, JR.
George R. Barr, Jr. Secretary

Columbia Bancorp

By:	/s/ JOHN M. BOND, JR.
John M. Bond, Jr. Chairman and Chief Executive Officer

Attest:	/s/ SIBYL S. MALATRAS
Sibyl S. Malatras
Secretary

EXHIBIT B
AMENDED AND RESTATED WARRANT AGREEMENT AND WARRANT

EXHIBIT B
AMENDED AND RESTATED
WARRANT AGREEMENT
     THIS AMENDED AND RESTATED WARRANT AGREEMENT is made as of August 5, 2005, by and between Fulton Financial Corporation, a Pennsylvania corporation (“Fulton”) and Columbia Bancorp, a Maryland corporation (“Columbia”).
W I T N E S S E T H:
     WHEREAS, Fulton and Columbia have entered into an Agreement and Plan of Merger, dated July 26, 2005 (the “Merger Agreement”); and
     WHEREAS, in connection with Fulton’s entry into the Merger Agreement and in consideration of such entry, Columbia issued to Fulton a warrant entitling Fulton to purchase up to an aggregate of 1,881,809 shares of Columbia’s common stock, $.01 par value per share (the “Common Stock”);
     WHEREAS, the parties desire to amend and restate the original Agreement to add a new Section 11 (the original Agreement, as amended, is referred to as this "Agreement").
     NOW, THEREFORE, in consideration of the execution of the Merger Agreement and the premises herein contained, and intending to be legally bound, Fulton and Columbia agree as follows:
     1. Issuance of Warrant. Concurrently with the execution of this Agreement, Columbia shall issue to Fulton a warrant in the form attached as Exhibit A hereto (the “Warrant”, which term as used herein shall include any warrant or warrants issued upon transfer or exchange of the original Warrant) to purchase up to 1,881,809 shares of Common Stock, subject to adjustment as provided in this Agreement and in the Warrant. The Warrant shall be exercisable at a purchase price of $37.26 per share, subject to adjustment as provided in the Warrant (the “Exercise Price”). So long as the Warrant is outstanding and unexercised, Columbia shall at all times maintain and reserve, free from preemptive rights, such number of authorized but unissued shares of Common Stock as may be necessary so that the Warrant may be exercised, without any additional authorization of Common Stock, after giving effect to all other options, warrants, convertible securities and other rights to acquire shares of Common Stock. Columbia represents and warrants that it has duly authorized the execution and delivery of the Warrant and this Agreement and the issuance of Common Stock upon exercise of the Warrant. Columbia covenants that the shares of Common Stock issuable upon exercise of the Warrant shall be, when so issued, duly authorized, validly issued, fully paid and nonassessable and subject to no preemptive rights. The Warrant and the shares of Common Stock to be issued upon exercise of the Warrant are hereinafter collectively referred to, from time to time, as the “Securities.” So long as the Warrant is owned by Fulton, the Warrant will in no event be exercised for more than that number of shares of Common Stock equal to 1,881,809 (subject to adjustment as provided in the Warrant) less the number of shares of Common Stock at the time owned by Fulton.
     2. Assignment, Transfer, or Exercise of Warrant. Fulton will not sell, assign, transfer or exercise the Warrant, in whole or in part, without the prior written consent of Columbia except upon or after the occurrence of any of the following: (i) a breach of any representation, warranty, or covenant set forth in the Merger Agreement by Columbia which would permit a termination of the Merger Agreement by Fulton pursuant to Section 8.1(b)(i) thereof following an offer or filing described in subparagraph (iv) below; (ii) the failure of Columbia’s stockholders to approve the Merger Agreement at a meeting called for such purpose if at the time of such meeting there has been an announcement by any Person (other than Fulton) of an offer or proposal to acquire 25% or more of the Common Stock (before giving effect to any exercise of the Warrant), or to acquire, merge or consolidate with Columbia, or to purchase all or substantially all of Columbia’s assets (including, without limitation, any shares of any subsidiary of Columbia or all or substantially all of any such subsidiary’s assets) and, within ten business days after such announcement, the Board of Directors of Columbia either fails to recommend against acceptance of such offer by Columbia’s stockholders or takes no position with respect thereto; (iii) the acquisition by any Person of Beneficial Ownership of 25% or more of the Common Stock (before giving effect to any exercise of the Warrant); (iv) any Person (other than Fulton) shall have commenced a tender or exchange offer, or shall have filed an application with an appropriate bank regulatory authority with respect to a publicly announced offer, to purchase or acquire securities of Columbia such that, upon consummation of such offer, such Person would have Beneficial Ownership of 25% or more of the Common Stock (before giving effect to any exercise of the Warrant) and, within 12 months from such offer or filing, such person consummates an acquisition described in subparagraph (iii) above; (v) Columbia shall have entered into an agreement, letter of intent or other understanding (except for a confidentiality agreement which would be permitted by Section 5.7(a)(x) of the Merger Agreement) with any Person (other than Fulton) providing for such Person (A) to acquire, merge, consolidate or enter into a statutory share exchange with Columbia or to purchase all or substantially all of Columbia’s assets (including without limitation any shares of any subsidiary of Columbia or all or substantially all of any such subsidiary’s assets); or (B) to negotiate with Columbia with respect to any of the events or transactions mentioned in the preceding clause (A) except for those negotiations which would be permitted by Section 5.7(a)(y) of the Merger Agreement; or (vi) termination, or attempted termination, of the Merger Agreement by Columbia under Section 8.1(c)(iii) of the Merger Agreement. As used in this Paragraph 2, the terms “Beneficial Ownership” and “Person” shall have the respective meanings set forth in Paragraph 7(f). The Warrant shall terminate in accordance with its terms.
     3. Registration Rights. If, at any time within two years after the Warrant may be exercised or sold, Columbia shall receive a written request therefor from Fulton, Columbia shall prepare and file a shelf registration statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), covering the Warrant (provided that no such registration shall be required with respect to the Warrant following the termination of the Warrant in accordance with its terms) and/or the Common Stock issued or issuable upon exercise of the Warrant (the “Securities”), and shall use its best efforts to cause the Registration Statement to become effective and remain current for such period not in excess of 180 days from the day such registration statement first becomes effective as may be reasonably necessary to affect such sale or other disposition. Without the prior written consent of Fulton, neither Columbia nor any other holder of securities of Columbia may include such securities in the Registration Statement.

     4. Duties of Columbia upon Registration. If and whenever Columbia is required by the provisions of Paragraph 3 of this Agreement to effect the registration of any of the Securities under the Securities Act, Columbia shall:
          (a) prepare and file with the Securities and Exchange Commission (the “SEC”) such amendments to the Registration Statement and supplements to the prospectus contained therein as may be necessary to keep the Registration Statement effective and current;
          (b) furnish to Fulton and to the underwriters of the Securities being registered such reasonable number of copies of the Registration Statement, the preliminary prospectus and final prospectus contained therein, and such other documents as Fulton or such underwriters may reasonably request in order to facilitate the public offering of the Securities;
          (c) use its best efforts to register or qualify the Securities covered by the Registration Statement under the state securities or blue sky laws of such jurisdictions as Fulton or such underwriters may reasonably request;
          (d) notify Fulton, promptly after Columbia shall receive notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment to any prospectus forming a part of the Registration Statement has been filed;
          (e) notify Fulton promptly of any request by the SEC for the amending or supplementing of the Registration Statement or the prospectus contained therein, or for additional information;
          (f) prepare and file with the SEC, promptly upon the request of Fulton, any amendments or supplements to the Registration Statement or the prospectus contained therein which, in the opinion of counsel for Fulton, are required under the Securities Act or the rules and regulations promulgated by the SEC thereunder in connection with the public offering of the Securities;
          (g) prepare and promptly file with the SEC such amendments of or supplements to the Registration Statement or the prospectus contained therein as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such Securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which such prospectus as then in effect would include an untrue statement of a material fact or would omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
          (h) advise Fulton, promptly after Columbia shall receive notice or obtain knowledge of the issuance of any stop order by the SEC suspending the effectiveness of the Registration Statement, or the initiation or threatening of any proceeding for that purpose, and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and
          (i) at the request of Fulton, furnish on the date or dates provided for in the underwriting agreement: (i) an opinion or opinions of counsel for Columbia for the purposes of such registration, addressed to the underwriters and to Fulton, covering such matters as such underwriters and Fulton may reasonably request and as are customarily covered by issuer’s counsel at that time; and (ii) a letter or letters from the independent accountants for Columbia, addressed to the underwriters and to Fulton, covering such matters as such underwriters or Fulton may reasonably request, in which letters such accountants shall state (without limiting the generality of the foregoing) that they are independent accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of Columbia included in the Registration Statement or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Securities Act.
     5. Expenses of Registration. With respect to the registration requested pursuant to Paragraph 3 of this Agreement, (a) Columbia shall bear all registration, filing and NASD fees, printing and engraving expenses, fees and disbursements of its counsel and accountants and all legal fees and disbursements and other expenses of Columbia to comply with state securities or blue sky laws of any jurisdictions in which the Securities to be offered are to be registered or qualified; and (b) Fulton shall bear all fees and disbursements of its counsel and accountants, underwriting discounts and commissions, transfer taxes for Fulton and any other expenses incurred by Fulton.
     6. Indemnification. In connection with any Registration Statement or any amendment or supplement thereto:
          (a) Columbia shall indemnify and hold harmless Fulton, any underwriter (as defined in the Securities Act) for Fulton, and each person, if any, who controls Fulton or such underwriter (within the meaning of the Securities Act) from and against any and all loss, damage, liability, cost or expense to which Fulton or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such loss, damage, liability, cost or expense arises out of or is caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus or preliminary prospectus contained therein or any amendment or supplement thereto, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that Columbia will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by Fulton, such underwriter or such controlling person in writing specifically for use in the preparation thereof.
          (b) Fulton shall indemnify and hold harmless Columbia, any underwriter (as defined in the Securities Act), and each person, if any, who controls Columbia or such underwriter (within the meaning of the Securities Act) from and against any and all loss, damage, liability, cost or expense to which Columbia or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such loss, damage, liability, cost or expense arises out of or is caused by any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus or preliminary prospectus contained therein or any amendment or supplement thereto, or arises out of or is based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with written information furnished by Fulton specifically for use in the preparation thereof.
          (c) Promptly after receipt by any party which is entitled to be indemnified, pursuant to the provisions of subparagraph (a) or (b) of this Paragraph 6, of any claim in writing or of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to the provisions of subparagraph (a) or (b) of this Paragraph 6, promptly notify the indemnifying party of the receipt of such claim or notice of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may otherwise have to any indemnified party hereunder. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party or parties and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing any indemnified party, such indemnified party shall have the right to select separate counsel to participate in the defense of such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party, pursuant to the provisions of subparagraph (a) or (b) of this Paragraph 6, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation, unless (i) such indemnified party shall have employed separate counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.
          (d) If recovery is not available under the foregoing indemnification provisions, for any reason other than as specified therein, any party entitled to indemnification by the terms thereof shall be entitled to obtain contribution with respect to its liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which the respective parties are entitled there shall be considered the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and/or prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. Fulton and Columbia agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation even if the underwriters and Fulton as a group were considered a single entity for such purpose.

     7. Redemption and Repurchase Rights.
          (a) From and after the date on which any event described in Paragraph 2 of this Agreement occurs which permits the exercise of the Warrant, the Holder as defined in the Warrant (which shall include a former Holder), who has exercised the Warrant in whole or in part shall have the right to require Columbia to redeem some or all of the shares of Common Stock for which the Warrant was exercised at a redemption price per share (the “Redemption Price”) equal to the highest of: (i) 110% of the Exercise Price, (ii) the highest price paid or agreed to be paid for any share of Common Stock by an Acquiring Person (as defined below) during the one year period immediately preceding the date of redemption, and (iii) in the event of a sale of all or substantially all of Columbia’s assets or all or substantially all of a subsidiary of Columbia’s assets: (x) the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Columbia as determined by a recognized investment banking firm selected by such Holder, divided by (y) the number of shares of Common Stock then outstanding. If the price paid consists in whole or in part of securities or assets other than cash, the value of such securities or assets shall be their then current market value as determined by a recognized investment banking firm selected by the Holder and reasonably acceptable to Columbia.
          (b) From and after the date on which any event described in Paragraph 2 of this Agreement occurs which permits the exercise of the Warrant, the Holder as defined in the Warrant (which shall include a former Holder), shall have the right to require Columbia to repurchase all or any portion of the Warrant at a price (the “Warrant Repurchase Price”) equal to the product obtained by multiplying: (i) the number of shares of Common Stock represented by the portion of the Warrant that the Holder is requiring Columbia to repurchase, times (ii) the excess of the Redemption Price over the Exercise Price.
          (c) The Holder’s right, pursuant to this Paragraph 7, to require Columbia to repurchase a portion or all of the Warrant, and/or to require Columbia to redeem some or all of the shares of Common Stock for which the Warrant was exercised, shall expire on the close of business on the 60th day following the occurrence of any event described in Paragraph 2 which permits the exercise of the Warrant.
          (d) The Holder may exercise its right, pursuant to this Paragraph 7, to require Columbia to repurchase all or a portion of the Warrant, and/or to require Columbia to redeem some or all of the shares of Common Stock for which the Warrant was exercised, by surrendering for such purpose to Columbia, at its principal office within the time period specified in the preceding subparagraph, the Warrant and/or a certificate or certificates representing the number of shares to be redeemed accompanied by a written notice stating that it elects to require Columbia to repurchase the Warrant or a portion thereof and/or to redeem all or a specified number of such shares in accordance with the provisions of this Paragraph 7. As promptly as practicable, and in any event within five business days after the surrender of the Warrant and/or such certificates and the receipt of such notice relating thereto, Columbia shall deliver or cause to be delivered to the Holder: (i) the applicable Redemption Price (in immediately available funds) for the shares of Common Stock which it is not then prohibited under applicable law or regulation from redeeming, and/or (ii) the applicable Warrant Repurchase Price, and/or (iii) if the

Holder has given Columbia notice that less than the whole Warrant is to be repurchased and/or less than the full number of shares of Common Stock evidenced by the surrendered certificate or certificates are to be redeemed, a new certificate or certificates, of like tenor, for the number of shares of Common Stock evidenced by such surrendered certificate or certificates less the number shares of Common Stock redeemed and/or a new Warrant reflecting the fact that only a portion of the Warrant was repurchased.
          (e) To the extent that Columbia is prohibited under applicable law or regulation, or as a result of administrative or judicial action, from repurchasing the Warrant and/or redeeming the Common Stock as to which the Holder has given notice of repurchase and/or redemption, Columbia shall immediately so notify the Holder and thereafter deliver or cause to be delivered, from time to time to the Holder, the portion of the Warrant Repurchase Price and/or the Redemption Price which it is no longer prohibited from delivering, within five business days after the date on which Columbia is no longer so prohibited; provided, however, that to the extent that Columbia is at the time and after the expiration of 25 months, so prohibited from delivering the Warrant Repurchase Price and/or the Redemption Price, in full (and Columbia hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals as promptly as practicable), Columbia shall deliver to the Holder a new Warrant (expiring one year after delivery) evidencing the right of the Holder to purchase that number of shares of Common Stock representing the portion of the Warrant which Columbia is then so prohibited from repurchasing, and/or Columbia shall deliver to the Holder a certificate for the shares of Common Stock which Columbia is then so prohibited from redeeming, and Columbia shall have no further obligation to repurchase such new Warrant or redeem such Common Stock; and provided further, that upon receipt of such notice and until five days thereafter the Holder may revoke its notice of repurchase of the Warrant and/or redemption of Common Stock by written notice to Columbia at its principal office stating that the Holder elects to revoke its election to exercise its right to require Columbia to repurchase the Warrant and/or redeem the Common Stock, whereupon Columbia will promptly redeliver to the Holder the Warrant and/or the certificates representing shares of Common Stock surrendered to Columbia for purposes of such repurchase and/or redemption, and Columbia shall have no further obligation to repurchase such Warrant and/or redeem such Common Stock.
          (f) As used in this Agreement the following terms have the meanings indicated:
        (1) “Acquiring Person” shall mean any “Person” (hereinafter defined) who or which is the “Beneficial Owner” (hereinafter defined) of 25% or more of the Common Stock (before giving effect to any exercise of the Warrant);
        (2) A “Person” shall mean any individual, firm, corporation or other entity and shall also include any syndicate or group deemed to be a “Person” by operation of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended;
        (3) A Person shall be a “Beneficial Owner”, and shall have “Beneficial Ownership,” of all securities:

            (i) which such Person or any of its Affiliates (as hereinafter defined) beneficially owns, directly or indirectly; and
            (ii) which such Person or any of its Affiliates or Associates has (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time or otherwise) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (2) the right to vote pursuant to any proxy, power of attorney, voting trust, agreement, arrangement or understanding; and
        (4) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the regulations promulgated by the SEC under the Securities and Exchange Act of 1934, as amended.
     8. Remedies. Without limiting the foregoing or any remedies available to Fulton, it is specifically acknowledged that Fulton would not have an adequate remedy at law for any breach of this Warrant Agreement and shall be entitled to specific performance of Columbia’s obligations under, and injunctive relief against any actual or threatened violation of the obligations of any Person subject to, this Agreement.
     9. Limitation of Holder’s Profit
          (a) Notwithstanding any other provision of the Warrant, this Agreement or the Merger Agreement, in no event shall Holder’s Total Profit (as defined below) exceed $21,900,000 (“Maximum Profit”), and, if it otherwise would exceed such amount, Holder, at its sole discretion, shall either (i) reduce the number of shares subject to the Warrant, (ii) deliver to Columbia, for cancellation, shares of Common Stock, (iii) pay cash to Columbia, (iv) reduce the amount of the consideration paid pursuant to Section 7 of this Agreement or (v) any combination of the foregoing, so that Holder’s actually realized Total Profit shall not exceed the Maximum Profit after taking into account the foregoing actions. Notwithstanding any other provision of the Warrant, this Agreement or the Merger Agreement, the Warrant may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below) of more than the Maximum Profit and, if exercise of the Warrant would otherwise result in the Notional Total Profit exceeding such amount, Holder, in its discretion, may take any of the actions specified in this Section 9(a) so that the Notional Total Profit shall not exceed the Maximum Profit; provided, however, that nothing in this sentence shall restrict any subsequent exercise of the Warrant which at such time complies with this sentence.
          (b) For purposes of this Agreement, “Total Profit” shall mean: (i) the aggregate amount (before taxes) of (A) the excess of (x) the net cash amounts or fair market value of any property received by Holder pursuant to a sale of shares of Common Stock issued upon exercise of the Warrant (“Warrant Shares”), other than to a wholly-owned Subsidiary of Holder, or a repurchase of Warrant Shares by Columbia pursuant to Section 7 of this Agreement, after payment of applicable brokerage or sales commissions and discounts, over (y) Holder’s aggregate purchase price for such Warrant Shares, plus (B) all amounts received by Holder upon the repurchase of the Warrant by Columbia pursuant to Section 7 of this Agreement, minus (ii)

all amounts of cash previously paid to Columbia pursuant to Section 9(a) plus the value of the Warrant Shares previously delivered to Columbia for cancellation pursuant to Section 9(a), which value shall be deemed to be the aggregate Exercise Price paid for such Warrant Shares. For purposes of this Agreement, “Notional Total Profit” with respect to any number of shares as to which Holder may propose to exercise the Warrant shall be the Total Profit, determined as of the date of such proposed exercise assuming that the Warrant were exercised on such date for such number of shares, and assuming that such shares, together with all other Warrant Shares held by Holder and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions). For purposes of this Section 9, transactions by a wholly-owned Subsidiary transferee of Holder in respect of the Warrant or Warrant Shares transferred to it shall be treated as if made by Holder.
     10. Miscellaneous.
          (a) The representations, warranties, and covenants of Columbia set forth in the Merger Agreement are hereby incorporated by reference in and made a part of this Agreement, as if set forth in full herein.
          (b) This Agreement, the Warrant and the Merger Agreement set forth the entire understanding and agreement of the parties hereto and supersede any and all prior agreements, arrangements and understandings, whether written or oral, relating to the subject matter hereof and thereof. No amendment, supplement, modification, waiver, or termination of this Agreement shall be valid and binding unless executed in writing by both parties.
          (c) This Agreement shall be deemed to have been made in, and shall be governed by and interpreted in accordance with the substantive laws of, the Commonwealth of Pennsylvania.
          (d) The covenants in this Agreement are severable, and if any covenant or portion thereof is held to be invalid or unenforceable for any reason, such covenant or portion thereof shall be modified or adjusted by a court or other tribunal exercising its equitable powers to the extent necessary to cure such invalidity or unenforceability, and all other covenants and provisions shall remain valid and enforceable.
     11. Limitation on Beneficial Ownership and Exercise Price. Notwithstanding anything in this Agreement or the Warrant to the contrary, (1) in no event will the Warrant be exercisable for a number of shares of Common Stock that would cause the Holder’s beneficial ownership of the Common Stock to exceed 19.9% of the sum of (a) the number of shares issuable upon exercise of the Warrant and (b) the issued and outstanding shares of Common Stock, and (2) if, as a result of the adjustments contemplated by Section 6(B) of the Warrant, the Exercise Price would be reduced below $37.26, then in no event will the Warrant be exercisable for a number of shares of Common Stock that would cause the Holder’s beneficial ownership of the Common Stock to exceed 19.9% of the number of issued and outstanding shares of Common Stock as of July 26, 2005.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers as of the day and year first above written.

Fulton Financial Corporation

By:	/s/ R. SCOTT SMITH, JR.

R. Scott Smith, Jr.
President and Chief Operating Officer

Attest:	/s/ GEORGE R. BARR
,
George R. Barr, Secretary

Columbia Bancorp

By:	/s/ JOHN A. SCALDARA, JR.

John A. Scaldara, Jr.
President and Chief Operating Officer

Attest:	/s/ SIBYL S. MALATRAS

Sibyl S. Malatras
Secretary

WARRANT
to Purchase up to 1,881,809 Shares of the
Common Stock, $.01 Par Value Per Share,
of
COLUMBIA BANCORP
     This is to certify that, for value received, Fulton Financial Corporation (“Fulton”) or any permitted transferee (Fulton or such transferee being hereinafter called the “Holder”) is entitled to purchase, subject to the provisions of this Warrant, from Columbia Bancorp, a Maryland corporation (“Columbia”), at any time on or after the date hereof, an aggregate of up to 1,881,809 fully paid and non-assessable shares of common stock, $.01 par value (the “Common Stock”), of Columbia at a price per share equal to $37.26, subject to adjustment as herein provided (the “Exercise Price”).
     1. Exercise of Warrant. Subject to the provisions hereof and the limitations set forth in Paragraphs 2 and 9 of a Warrant Agreement of even date herewith by and between Fulton and Columbia (the “Warrant Agreement”), which Warrant Agreement was entered pursuant to an Agreement and Plan of Merger dated July 26, 2005, between Fulton and Columbia (the “Merger Agreement”), this Warrant may be exercised in whole or in part or sold, assigned or transferred at any time or from time to time on or after the date hereof. This Warrant shall be exercised by presentation and surrender hereof to Columbia at the principal office of Columbia, accompanied by (i) a written notice of exercise, (ii) payment to Columbia, for the account of Columbia, of the Exercise Price for the number of shares of Common Stock specified in such notice, and (iii) a certificate of the Holder specifying the event or events which have occurred and entitle the Holder to exercise this Warrant. The Exercise Price for the number of shares of Common Stock specified in the notice shall be payable in immediately available funds.
     Upon such presentation and surrender, Columbia shall issue promptly (and within one business day if reasonably requested by the Holder) to the Holder or its assignee, transferee or designee the number of shares of Common Stock to which the Holder is entitled hereunder. Columbia covenants and warrants that such shares of Common Stock, when so issued, will be duly authorized, validly issued, fully paid and non-assessable, and free and clear of all liens and encumbrances.
     If this Warrant is exercised in part only, Columbia shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares of Common Stock issuable hereunder. Upon receipt by Columbia of this Warrant, in proper form for exercise, and subject to the limitations set forth in Paragraphs 2 and 9 of the Warrant Agreement, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Columbia may then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Columbia shall pay all expenses, and any and all United States federal, state and local taxes and other charges, that may be payable in connection with the preparation, issuance and delivery of stock certificates pursuant to this Paragraph 1 in the name of the Holder or its assignee, transferee or designee.
     2. Reservation of Shares; Preservation of Rights of Holder.
          Columbia shall at all times while this Warrant is outstanding and unexercised, maintain and reserve, free from preemptive rights, such number of authorized but unissued shares of Common Stock as may be necessary so that this Warrant may be exercised without any additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to acquire shares of Common Stock at the time outstanding. Columbia further agrees that (i) it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act or omission, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder or under the Warrant Agreement by Columbia, (ii) it will promptly take all action (including (A) complying with all pre-merger notification, reporting and waiting period requirements specified in 15 U.S.C. §18a and the regulations promulgated thereunder and (B) in the event that, under Section 3 of the Bank Holding Company Act of 1956, as amended (12 U.S.C. §1842(a)(3)), or the Change in Bank Control Act of 1978, as amended (12 U.S.C. §1817(j)), prior approval of the Board of Governors of the Federal Reserve System (the “Board”) is necessary before this Warrant may be exercised, cooperating fully with the Holder in preparing any and all such applications and providing such information to the Board as the Board may require) in order to permit the Holder to exercise this Warrant and Columbia duly and effectively to issue shares of its Common Stock hereunder, and (iii) it will promptly take all action reasonably necessary to protect the rights of the Holder against dilution as provided herein.
     3. Fractional Shares. Columbia shall not be required to issue any fractional shares of Common Stock upon exercise of this Warrant. In lieu of any fractional shares, the Holder shall be entitled to receive an amount in cash equal to the amount of such fraction multiplied by the Exercise Price.
     4. Exchange or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof at the principal office of Columbia for other warrants of different denominations entitling the Holder to purchase in the aggregate the same number of shares of Common Stock issuable hereunder. The term “Warrant” as used herein includes any warrants for which this Warrant may be exchanged. Upon receipt by Columbia of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, Columbia will execute and deliver a new Warrant of like tenor and date.

     5. Repurchase. The Holder shall have the right to require Columbia to repurchase all or any portion of this Warrant under the terms and subject to the conditions of Paragraph 7 of the Warrant Agreement.
     6. Adjustment. The number of shares of Common Stock issuable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as provided in this Paragraph 6.
          (A) Stock Dividends, etc.
               (1) Stock Dividends. In case Columbia shall pay or make a dividend or other distribution on any class of capital stock of Columbia payable in Common Stock, the number of shares of Common Stock issuable upon exercise of this Warrant shall be increased by multiplying such number of shares by a fraction of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the day immediately preceding the date of such distribution and the numerator shall be the sum of such number of shares and the total number of shares of Common Stock constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following such distribution.
               (2) Subdivisions. In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the number of shares of Common Stock issuable upon exercise of this Warrant at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the number of shares of Common Stock issuable upon exercise of this Warrant at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately decreased, such increase or decrease, as the case may be, to become effective immediately after the opening of business on the day following the date upon which such subdivision or combination becomes effective.
               (3) Reclassifications. The reclassification of Common Stock into securities (other than Common Stock) and/or cash and/or other consideration shall be deemed to involve a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number or amount of securities and/or cash and/or other consideration outstanding immediately thereafter and the effective date of such reclassification shall be deemed to be “the day upon which such subdivision becomes effective,” or “the day upon which such combination becomes effective,” as the case may be, within the meaning of clause (2) above.
               (4) Optional Adjustments. Columbia may make such increases in the number of shares of Common Stock issuable upon exercise of this Warrant, in addition to those required by this subparagraph (A), as shall be determined by its Board of Directors to be advisable in order to avoid taxation so far as practicable of any dividend of stock or stock rights or any event treated as such for federal income tax purposes to the recipients, subject to applicable Nasdaq stockholder approval requirements.

               (5) Adjustment to Exercise Price. Whenever the number of shares of Common Stock issuable upon exercise of this Warrant is adjusted as provided in this Paragraph 6(A), the Exercise Price shall be adjusted by a fraction in which the numerator is equal to the number of shares of Common Stock issuable prior to the adjustment and the denominator is equal to the number of shares of Common Stock issuable after the adjustment, rounded to the nearest cent.
          (B) Certain Sales of Common Stock.
                    (1) Adjustment to Shares Issuable. If and whenever Columbia sells or otherwise issues (other than under circumstances in which Paragraph 6(A) applies) any shares of Common Stock, the number of shares of Common Stock issuable upon exercise of this Warrant shall be increased by multiplying such number of shares by a fraction, the denominator of which shall be the number shares of Common Stock outstanding at the close of business on the day immediately preceding the date of such sale or issuance and the numerator of which shall be the sum of such number of shares and the total number of shares constituting such sale or other issuance, such increase to become effective immediately after the opening of business on the day following such sale or issuance.
                    (2) Adjustment to Exercise Price. If and whenever Columbia sells or otherwise issues any shares of Common Stock (excluding any stock dividend or other issuance not for consideration to which Paragraph 6(A) applies or shares of Common Stock issued or issuable in connection with awards granted under the Columbia Stock Option Plans) for a consideration per share which is less than the Exercise Price at the time of such sale or other issuance, then in each such case the Exercise Price shall be forthwith changed (but only if a reduction would result) to the price (calculated to the nearest cent) determined by dividing: (i) an amount equal to the sum of (aa) the number of shares of Common Stock outstanding immediately prior to such issue or sale, multiplied by the then effective Exercise Price, plus (bb) the total consideration, if any, received and deemed received by Columbia upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale.
          (C) Definition. For purposes of this Paragraph 6, the term “Common Stock” shall include (1) any shares of Columbia of any class or series which has no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of Columbia and which is not subject to redemption by Columbia, and (2) any rights or options to subscribe for or to purchase shares of Common Stock or any stock or securities convertible into or exchangeable for shares of Common Stock (such convertible or exchangeable stock or securities being hereinafter called “Convertible Securities”), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable. For purposes of any adjustments made under Paragraph 6(A) or 6(B) as a result of the distribution, sale or other issuance of rights or options or Convertible Securities, the number of Shares of Common Stock outstanding after or as a result of the occurrence of events described in Paragraph 6(A)(1) or 6(B)(1) shall be calculated by assuming that all such rights, options or Convertible Securities have been exercised for the maximum number of shares issuable thereunder.

     7. Notice.
          (A) Whenever the number of shares of Common Stock for which this Warrant is exercisable is adjusted as provided in Paragraph 6, Columbia shall promptly compute such adjustment and mail to the Holder a certificate, signed by the principal financial officer of Columbia, setting forth the number of shares of Common Stock for which this Warrant is exercisable as a result of such adjustment having become effective.
          (B) Upon the occurrence of any event which results in the Holder having the right to require Columbia to repurchase this Warrant, as provided in Paragraph 7 of the Warrant Agreement, Columbia shall promptly notify the Holder of such event; and Columbia shall promptly compute the Warrant Repurchase Price, as adjusted by Paragraph 9 of the Warrant Agreement, and furnish to the Holder a certificate, signed by the principal financial officer of Columbia, setting forth the Warrant Repurchase Price, as adjusted, and the basis and computation thereof.
     8. Rights of the Holder.
          (A) Without limiting the foregoing or any remedies available to the Holder, it is specifically acknowledged that the Holder would not have an adequate remedy at law for any breach of the provisions of this Warrant and shall be entitled to specific performance of Columbia’s obligations under, and injunctive relief against any actual or threatened violation of the obligations of any Person (as defined in Paragraph 7 of the Warrant Agreement) subject to, this Warrant.
          (B) The Holder shall not, by virtue of its status as Holder, be entitled to any rights of a stockholder in Columbia.
     9. Termination. This Warrant and the rights conferred hereby shall terminate (i) upon the Effective Time of the Merger provided for in the Merger Agreement, (ii) upon a valid termination of the Merger Agreement (except a termination pursuant to Section 8.1(b)(iii) of the Merger Agreement) unless an event described in Paragraph 2 of the Warrant Agreement permitting exercise of the Warrant occurs prior to such termination, in which case this Warrant and the rights conferred hereby shall not terminate until 12 months after the occurrence of such event, (iii) to the extent this Warrant has not previously been exercised, 12 months after the occurrence of an event described in Paragraph 2 of the Warrant Agreement permitting exercise of the Warrant (unless termination of the Merger Agreement in accordance with its terms (other than under Section 8.1(b)(iii) thereof) occurs prior to the occurrence of such event, in which case (ii) above shall apply) or (iv) 12 months after the occurrence of a valid termination under Section 8.1(b)(iii) of the Merger Agreement.
     10. Governing Law. This Warrant shall be deemed to have been delivered in, and shall be governed by and interpreted in accordance with the substantive laws of, the Commonwealth of Pennsylvania, except to the extent that Maryland law governs certain aspects of this Warrant as it relates to Columbia. In the event of any inconsistency between this Warrant and the terms of the Warrant Agreement, the terms of the Warrant Agreement shall govern.

Dated: July 26, 2005

COLUMBIA BANCORP

By:	/s/ JOHN M. BOND, JR.

John M. Bond, Jr.
President and Chief Executive Officer

Attest:	/s/ SIBYL S. MALATRAS

Sibyl S. Malatras
Secretary

EXHIBIT C
OPINION OF FINANCIAL ADVISOR

COLUMBIA BANCORP
Columbia, Maryland
FAIRNESS OPINION
As of July 26, 2005
     This letter sets forth Danielson Associates Inc.’s (“Danielson Associates”) opinion as to the “fairness” of the offer by Fulton Financial Corporation (“Fulton”) of Lancaster, Pennsylvania to acquire all of the outstanding common stock and options to buy shares of the common stock of Columbia Bancorp (“Columbia”) of Columbia, Maryland for approximately $311 million. The fair sale value is defined at the price at which all of the shares of Columbia’s common stock and options to buy common stock would change hands between a willing seller and a willing buyer with each having a reasonable knowledge of the relevant facts. In opining as to the fairness of the offer, it also had to be determined if Fulton’s common stock that is to be exchanged for Columbia’s common stock and options to buy common stock is fairly valued.
     In preparing this opinion, Columbia’s and Fulton’s past performances and present financial conditions were analyzed and their businesses and future prospects were reviewed. Other financial analyses were also made as deemed appropriate such as comparable transactions and investment value calculations. In addition, any unique considerations were considered.
     This opinion is based partly on data supplied to Danielson Associates by Columbia, but it relied on some public information all of which is believed to be reliable, but the completeness and the accuracy of such information cannot be guaranteed. In particular, the opinion assumed there were no major asset quality problems at Columbia and Fulton beyond what was stated in recent reports to the regulatory agencies.
     In determining the fair sale value of Columbia, primary emphasis was on prices paid relative to earnings for banking organizations that had similar market, structural and financial characteristics. These prices also were related to equity capital, or “book” as it is frequently called.
     Based on Columbia’s recent performance, its future prospects and comparisons with similar transactions, it is our opinion that the Fulton offer of about $311 million, or $42.78 per share adjusted for options, through an exchange of Fulton’s common stock, which is fairly valued, and cash for all of Columbia’s outstanding common stock and options to buy Columbia common stock, is fair to Columbia and its shareholders from a financial point of view.

Respectfully submitted,

/s/ Arnold G. Danielson
Arnold G. Danielson
Chairman
Danielson Associates Inc.

C-1

EXHIBIT D
FORM OF ELECTION FORM/LETTER OF TRANSMITTAL

THIS IS NOT A PROXY. PLEASE DO NOT SEND THIS FORM IN THE ENVELOPE WITH
YOUR PROXY CARD. INSTEAD, PLEASE RETURN THE COMPLETED FORM TO
FULTON FINANCIAL ADVISORS, N.A., THE EXCHANGE AGENT, IN THE ENCLOSED
ENVELOPE BEFORE THE ELECTION DEADLINE, WHICH IS DECEMBER 15, 2005
(THE “ELECTION DEADLINE”).
COLUMBIA BANCORP
7162 COLUMBIA GATEWAY DRIVE
COLUMBIA, MARYLAND 21046
ELECTION FORM/LETTER OF TRANSMITTAL
Dear Columbia Bancorp Stockholder:
We are sending you this Election Form/Letter of Transmittal in connection with a merger transaction in which Fulton Financial Corporation proposes to acquire Columbia Bancorp. You should carefully read the proxy statement/prospectus, previously mailed to you, which discusses the merger in detail.
As more fully described in the proxy statement/prospectus, if the Columbia Bancorp stockholders adopt the merger agreement and all of the other merger conditions are satisfied or waived, Columbia Bancorp stockholders will receive merger consideration for each share of Columbia Bancorp common stock owned by them.
A completed Election Form/Letter of Transmittal must be received by the exchange agent no later than 5:00 p.m., New York City time, on December 15, 2005 (the “Election Deadline”).
This form offers you an opportunity to indicate your preference to receive the following forms of merger consideration for your shares of Columbia Bancorp common stock:
▪	with respect to all of your shares of Columbia Bancorp common stock, $42.48 in cash for each share of Columbia Bancorp common stock owned,

▪	with respect to all of your shares of Columbia Bancorp common stock, 2.325 shares of Fulton common stock for each share of Columbia Bancorp common stock owned; or

▪	with respect to 10%, 20%, 30%, 40%, 50%, 60%, 70%, 80% or 90% of your Columbia Bancorp common stock, $42.48 in cash per share, and with respect to the remainder of your Columbia Bancorp common stock, 2.325 shares of Fulton common stock for each share of Columbia Bancorp common stock owned.
If the exchange agent does not receive a properly completed and signed Election Form/Letter of Transmittal from you along with the applicable shares covered by this form by the Election Deadline, you will have failed to make a valid election. Your failure to make a valid election will result in you being deemed to have made an election to receive cash or stock as follows:
▪	If proration is not required, you will receive cash consideration until 50% (the maximum cash percentage) of Columbia Bancorp’s outstanding shares have been converted into cash. If and when the maximum cash percentage is reached, you will thereafter receive Fulton common stock consideration for your remaining shares.

▪	If proration is required because the maximum cash percentage, or 50%, is exceeded, you will receive Fulton stock consideration.

▪	If proration is required because less than 20% of Columbia Bancorp’s outstanding shares (the minimum cash percentage) have been converted into cash, you will receive cash consideration.

▪	In all other situations you will receive cash consideration.

     Before generally prorating stockholder elections, shares for which no valid election has been made will be converted into cash or stock (depending on whether too much cash or too much stock was elected) as described above under the heading “Election Procedures” in the proxy statement/prospectus. If proration is still necessary after the conversion of all non-electing shares, then all electing shares will be prorated as described above.
See “The Merger — Proration” in the proxy statement/prospectus.
You should make an election on this form, but in certain circumstances, you will not receive the consideration you elect. For further information regarding potential adjustments to your election, see “The Merger — Proration” in the accompanying proxy statement/prospectus.
You may revoke an election made by this form by providing notice to the Exchange Agent prior to the Election Deadline in accordance with the instructions included in Part A.2 of the “General Instructions” to this form.
No fractional shares of Fulton common stock will be issued in the merger. Instead, each Columbia Bancorp stockholder who would otherwise be entitled to receive a fractional share will receive an amount in cash, rounded to the nearest whole cent, equal to the fractional interest multiplied by $42.48.
Each Columbia Bancorp stockholder should complete this form and return it along with shares, or a guarantee of delivery, for the shares covered by this form by mail, overnight courier or hand delivery, to:
FULTON FINANCIAL ADVISORS, N.A.
Attn: Marylynn Darmstaetter
ONE PENN SQUARE
LANCASTER, PENNSYLVANIA 17602
As a courtesy, the exchange agent may attempt to contact any Columbia Bancorp stockholder who fails to properly comply with these instructions (and who provides a phone number). However, there is no guarantee that any such contact will be made. In any event, each Columbia Bancorp stockholder is solely responsible for properly completing and timely returning the Election Form/Letter of Transmittal.
If the merger is not completed for any reason, this form will be void and of no effect. Certificate(s) for shares of Columbia Bancorp common stock previously delivered to the exchange agent will be promptly returned.
Under Maryland law, Columbia Bancorp stockholders do not have the right to dissent from the merger. See “The Merger — No Dissenters’ Rights” in the proxy statement/prospectus.
Please read carefully the accompanying instructions to the Election Form/Letter of Transmittal, as well as the General Instructions for completing the Election Form/Letter of Transmittal. Then complete the information as required and return this form, along with all of your Columbia Bancorp stock certificates, or guarantee of delivery of shares, in the enclosed envelope to the exchange agent no later than 5:00 p.m., New York City time, on the Election Deadline at the address listed above. Delivery of this form to an address other than as set forth above will not constitute a valid delivery. You must sign this form where requested.
The following are the required steps to properly complete this Election Form/Letter of Transmittal:
▪	Step 1 — complete the Election Form;

▪	Step 2A — locate all of your Columbia Bancorp stock certificates and complete the letter of transmittal or provide a guarantee of delivery using the attached form;

▪	Step 2B — if applicable, verify that your certificates are lost; and

▪	Step 3 — complete the enclosed Form W-9.
Instructions for each step are set forth in detail below.

GENERAL INSTRUCTIONS
A. SPECIAL CONDITIONS.
     1. TIME IN WHICH TO ELECT. To be effective, a completed election form/letter of transmittal and your Columbia Bancorp common stock certificate(s) must be received by the exchange agent at the address set forth on page 2 no later than the “Election Deadline.” If the merger is approved and thereafter completed, and if the exchange agent has not received a properly completed election form/letter of transmittal prior to the Election Deadline, you will be deemed to have made an election to receive cash or stock consideration, depending on whether and to what extent proration is necessary.
     2. REVOCATION OF ELECTION. An election may be revoked by the person who submitted the election form/letter of transmittal to the exchange agent by written notice to the exchange agent, or by withdrawal of the shares of Columbia Bancorp common stock deposited by such person with the exchange agent, prior to the Election Deadline. A holder may submit a new election form at the time it revokes an earlier election or at any time after revoking an earlier election, but the exchange agent MUST receive the revocation and the new election form before the Election Deadline for the revocation and new election to be effective. If the merger agreement is terminated, each election form/letter of transmittal will automatically be revoked and the stock certificates tendered will be promptly returned to you.
B. ELECTION PROCEDURES.
     A description of the election procedures is contained in the proxy statement/prospectus under “The Merger — Effect of the Merger — Election Procedures” and is fully set forth in the merger agreement. All elections are subject to compliance with those procedures. Before making any election, you should read carefully, among other matters, the information contained in the proxy statement/prospectus under “The Merger — Material Federal Income Tax Consequences.” See also “Risk Factors — Risk Factors Related to the Merger.”
     As a result of the election procedures, you may receive shares of Fulton common stock and/or cash in amounts that vary from your election in Step 1. You will not be able to change the number of shares or the amount of cash allocated to you by the exchange agent pursuant to the election procedures.
C. RECEIPT OF SHARES OR CASH.
     As soon as practicable after the Closing Date, Fulton will instruct the exchange agent to mail certificate(s) of Fulton common stock and/or cash payments by check to you or as you otherwise instruct in this election form/letter of transmittal (if you provide wiring instructions to the transfer agent and you are to receive at least $100,000, cash will be sent to you by wire transfer) as soon as is practicable. If you fail to submit a properly completed election form/letter of transmittal and stock certificates covered by the election form/letter of transmittal by the Election Deadline, as set forth above, you will be deemed to have made an election to receive cash consideration or Fulton common stock consideration, depending on whether proration is necessary. You will be entitled to receive the applicable merger consideration after the certificate(s) representing your shares of Columbia Bancorp common stock have been submitted to the Exchange Agent.
     No fractional shares of Fulton common stock will be issued in the merger. Instead, each Columbia Bancorp stockholder that otherwise would be entitled to receive a fractional share will receive an amount in cash equal to that fraction multiplied by $42.48.
D. GENERAL.
     1. EXECUTION AND DELIVERY. The election form/letter of transmittal must be properly filled in, dated, and signed in all applicable places, and must be delivered (together with all of the other required materials) to the exchange agent at the address as set forth on page 2. THE METHOD OF DELIVERY OF ALL DOCUMENTS IS AT YOUR OPTION AND RISK, BUT IF YOU CHOOSE TO RETURN YOUR MATERIALS BY MAIL, WE SUGGEST YOU SEND THEM BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, USING THE ENCLOSED ENVELOPE.

     2. SIGNATURES. The signature (or signatures, in the case of certificates owned by two or more joint holders) on the election/letter of transmittal form should correspond exactly with the name(s) as written on the face of the certificate(s) submitted.
     If the election form/letter of transmittal or any stock certificate(s) or stock power(s) is signed by a trustee, executor administrator, guardian, officer of a corporation, attorney-in-fact, or any other person acting in a representative or fiduciary capacity, the person signing must give the signing person’s full title in such capacity.
     3. NEW CERTIFICATES AND CHECKS. If you are receiving any shares of Fulton common stock, unless otherwise indicated in “Special Payment Instructions” on page D-11, the stock certificate(s) representing such shares of Fulton common stock and/or any check(s) in respect of shares of Columbia Bancorp common stock shall be registered in, or payable to the order of, exactly the same name(s) that appears on the certificate(s) representing such shares of Columbia Bancorp common stock submitted with the election form/letter of transmittal. No endorsement of certificate(s) or separate stock power(s) is required.
     4. GUARANTEE OF SIGNATURE. No signature guarantee is required on this form if it is signed by the registered holder(s) of the shares of Columbia Bancorp common stock surrendered under this form, and the shares of Fulton common stock and/or the check are to be issued and/or payable to the record holder(s) without any change or correction in the name of the record holder(s). In all other cases, all signatures on this form must be guaranteed. All signatures required to be guaranteed must be guaranteed with a medallion guarantee by a member firm of a registered national securities exchange or of the NASD, Inc., or a commercial bank or trust company in the United States. Public notaries cannot execute acceptable guarantees of signatures. Contact your broker to determine if they can provide such a guarantee.
     5. MISCELLANEOUS. A single check, or wire transfer (which will only be available to stockholders who will receive at least $100,000 in cash, and only upon request to the transfer agent in writing) and/or stock certificates of Fulton common stock to be received will be issued to you unless you have instructed us otherwise in the letter of transmittal.
     All questions with respect to the election form/letter of transmittal (including, without limitation, questions relating to the timeliness or effectiveness of any election or the revocation of any election, and computations as to any adjustments) will be determined by the exchange agent, which determination shall be conclusive and binding.
     6. BACKUP FEDERAL INCOME TAX WITHHOLDING AND FORM W-9. Under the “backup withholding” provisions of U.S. federal income tax law, any payments made to you pursuant to the merger may be subject to backup withholding of 28%. To prevent backup withholding, Columbia Bancorp stockholders must complete and sign the Form W-9 included in Step 3 of the election form/letter of transmittal (located at page D-16) and either (a) provide your correct taxpayer identification number (“TIN”) and certify, under penalties of perjury, that the TIN provided is correct (or that you are awaiting a TIN), and that (i) you have not been notified by the IRS that you have been subjected to backup withholding as a result of failure to report all interest or dividends or (ii) the IRS has notified you that you are no longer subject to backup withholding; or (b) provide an adequate basis for exemption. If the bottom portion of the Form W-9 is signed as indicating that you are awaiting a TIN, the exchange agent will retain 28% of cash payments made to you during the 60 day period after the date of the Form W-9. If you furnish the exchange agent with your TIN within 60 days of the date of the Form W-9, the exchange agent will remit those withheld amounts retained during this 60-day period to you. If, however, you have not provided the exchange agent with your TIN within this 60-day period, the exchange agent will remit these previously retained amounts to the IRS as backup withholding. In general, if you are an individual, the TIN is your social security-number. If the certificates for Columbia Bancorp common stock are registered in more than one name or are not in the name of the actual owner, consult the Guidelines for Certification of Taxpayer Identification Number included with Form W-9 beginning on page D-16 for additional guidance on which number to report. If the exchange agent is not provided with the correct TIN or an adequate basis for exemption, the holder may be subject to a $50 penalty imposed by the IRS and backup withholding at a rate of 28%. Certain stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order to satisfy the exchange agent that a foreign individual qualifies as an exempt recipient, such holder must submit a statement (generally, IRS Form W-8), signed under penalties of perjury, attesting to that individual’s exempt status. A form for this statement can be obtained from the exchange agent.

     For further information concerning backup withholding and instructions for completing the Form W-9 (including how to obtain a TIN if you do not have one and how to complete the Form W-9 if stock is held in more than one name), consult the Guidelines for Certification of Taxpayer Identification Number on the enclosed Form W-9.
     Failure to complete the Form W-9 will not, by itself, cause your shares of Columbia Bancorp common stock to be deemed invalidly tendered, but may require the exchange agent to withhold 28% of the amount of any payments made pursuant to the merger. Backup withholding is not an additional U.S. federal income tax. Rather the U.S. federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

INSTRUCTIONS FOR STEP 1
ELECTION FORM
See Page D-9 and D-10
SHARE IDENTIFICATION. You must identify the shares of Columbia Bancorp common stock that you own, including shares held in any dividend reinvestment plan or employee stock purchase plan. In the spaces provided, print the name(s) and address(es) of the registered holder(s), and insert the stock certificate number for each stock certificate you hold as well as the number of shares represented by the corresponding stock certificate(s). At the bottom of the “Number of Shares Represented By the Certificates” column, please insert the total number of shares of Columbia Bancorp common stock you own.
ELECTION. Indicate the consideration you would like to receive by checking ONE box on the form
•	CASH ELECTION. You may choose to make a 100% cash election with respect to your shares of Columbia Bancorp common stock (a “Cash Election”). To make a Cash Election, you should check the appropriate box on the form.

•	STOCK ELECTION. You may choose to make a 100% stock election with respect to your shares of Columbia Bancorp common stock (a “Stock Election”). To make a Stock Election, you should check the appropriate box on the form.

•	CASH/STOCK ELECTION. You may choose to make a partial cash/ partial stock election with respect to your shares of Columbia Bancorp common stock (a “Cash/Stock Election”). To make a Cash/Stock Election, you should check the appropriate box to indicate one of the nine possible cash/stock combinations.
NON-ELECTION. If you fail to make an affirmative election for your shares, or if you fail to properly complete and submit the election form, you will be deemed to have made a cash election or stock election, depending on whether and to what extent pro-ration is necessary.
Please review carefully “The Merger — Effect of the Merger — Election Procedures” and “The Merger - Effect of the Merger — Proration” on pages 40 and 40 of the proxy statement/prospectus for an explanation of the conversion of the shares of Columbia Bancorp common stock. As explained in the proxy statement/prospectus, you may not receive the form of consideration that you elect.
Once you have completed Step 1, go to Step 2A
INSTRUCTIONS FOR STEP 2A
LETTER OF TRANSMITTAL
     Regardless of your election in Step 1, if you are a Columbia Bancorp stockholder, you must send all of your Columbia Bancorp common stock certificates to the exchange agent with the following letter of transmittal. See General Instruction A.1.
     Please read and sign the letter of transmittal found on page D-11.
     If you have all of the stock certificates representing your shares of Columbia Bancorp common stock as set forth below, sign the letter of transmittal and go to Step 3. See General Instruction D.2 regarding the proper form of signatures.
     If you have lost any or all of the stock certificates representing your shares of Columbia Bancorp common stock, in addition to signing the letter of transmittal and sending it to the exchange agent together with any stock certificates you do have as described above, you must complete Step 2B with respect to any certificates you have lost.

     If your shares will be provided to the Exchange Agent through a guarantee of delivery, you must complete the attached form of guarantee of delivery on pages D-12 to D-15.
     The exchange agent will issue you a single check and a single stock certificate representing Fulton common stock.
INSTRUCTION FOR STEP 2B
CERTIFY IF CERTIFICATE(S) ARE LOST
     If you are unable to locate some or all of the stock certificates representing your shares of Columbia Bancorp common stock, please contact the following:
On or before the election deadline.
Please contact the transfer agent of Columbia Bancorp:
Registrar and Transfer Company
Attn: Lost Certificates Dept.
10 Commerce Drive
Cranford, NJ 07016
Phone: 1-800-368-5948
Fax: 908-497-2311
After the election deadline:
Please contact the exchange agent:
Fulton Financial Advisors
Attn: Marylynn Darmstaetter
One Penn Square
Lancaster, PA 17602
Telephone: 800.626.0255

STEP 1
ELECTION FORM
IDENTIFY YOUR SHARES AND MAKE YOUR ELECTION
To be used to make an election to receive cash, shares of Fulton Financial Corporation (“Fulton”) or a combination of cash and Fulton shares in connection with the proposed acquisition of Columbia Bancorp by Fulton.
YOU SHOULD READ CAREFULLY THIS ELECTION FORM, INCLUDING THE ACCOMPANYING INSTRUCTIONS, BEFORE YOU COMPLETE IT.
     1. About You and Your Shares—Indicate Address Changes as Necessary Below

Name and Address of Registered Holder(s)
(If blank, please fill in exactly as name(s)	Indicate Certificate	Number of Shares Represented by
appear(s) on certificate(s) or book-entry account)	Number(s)	the Certificate(s)

Total Number of Shares Delivered:
     2. Election options and required signatures. All Columbia Bancorp certificates must accompany this form (except as set forth in sections 2 and 5 of the instructions).
     A. ELECTION OPTIONS — PLEASE CHOOSE ONE:
☐	CASH ELECTION — Exchange 100% of your Columbia Bancorp shares for CASH of $42.48 per share of Columbia Bancorp common stock you own.

OR

☐	STOCK ELECTION — Exchange 100% of your Columbia Bancorp shares for FULTON SHARES at the rate of 2.325 shares of Fulton common stock for each share of Columbia Bancorp common stock you own.

OR

☐	CASH/STOCK ELECTION — Exchange (select ONE):
☐	90% of your Columbia Bancorp shares for CASH of $42.48 per share and 10% of your Columbia Bancorp shares for FULTON SHARES at the rate of 2.325 shares of Fulton common stock for each share of Columbia Bancorp common stock you own.

☐	80% of your Columbia Bancorp shares for CASH of $42.48 per share and 20% of your Columbia Bancorp shares for FULTON SHARES at the rate of 2.325 shares of Fulton common stock for each share of Columbia Bancorp common stock you own.

☐	70% of your Columbia Bancorp shares for CASH of $42.48 per share and 30% of your Columbia Bancorp shares for FULTON SHARES at the rate of 2.325 shares of Fulton common stock for each share of Columbia Bancorp common stock you own.

☐	60% of your Columbia Bancorp shares for CASH of $42.48 per share and 40% of your Columbia Bancorp shares for FULTON SHARES at the rate of 2.325 shares of Fulton common stock for each share of Columbia Bancorp common stock you own.

☐	50% of your Columbia Bancorp shares for CASH of $42.48 per share and 50% of your Columbia Bancorp shares for FULTON SHARES at the rate of 2.325 shares of Fulton common stock for each share of Columbia Bancorp common stock you own.

☐	40% of your Columbia Bancorp shares for CASH of $42.48 per share and 60% of your Columbia Bancorp shares for FULTON SHARES at the rate of 2.325 shares of Fulton common stock for each share of Columbia Bancorp common stock you own.

☐	30% of your Columbia Bancorp shares for CASH of $42.48 per share and 70% of your Columbia Bancorp shares for FULTON SHARES at the rate of 2.325 shares of Fulton common stock for each share of Columbia Bancorp common stock you own.

☐	20% of your Columbia Bancorp shares for CASH of $42.48 per share and 80% of your Columbia Bancorp shares for FULTON SHARES at the rate of 2.325 shares of Fulton common stock for each share of Columbia Bancorp common stock you own.

☐	10% of your Columbia Bancorp shares for CASH of $42.48 per share and 90% of your Columbia Bancorp shares for FULTON SHARES at the rate of 2.325 shares of Fulton common stock for each share of Columbia Bancorp common stock you own.
Note: all elections are subject to proration as described in the proxy statement/prospectus.
B. REQUIRED SIGNATURES — ALL COLUMBIA BANCORP STOCKHOLDERS MUST SIGN BELOW.

Signature of Stockholder	Date	Daytime Telephone Number

Signature of Stockholder	Date	Daytime Telephone Number

[NOTE: Stockholders should have the ability to have shares of Fulton common stock or cash issued in a third party’s name. We have attached a form we have previously used as an example.]

SPECIAL PAYMENT INSTRUCTIONS
To be completed only if any consideration, including any check for fractional shares, for the submitted Columbia Bancorp common stock is to be issued in the name of someone other than the undersigned.
Issue check and/or consideration to:
Name
(Please Print)
Address
(Tax Identification or
Social Security Number)
(Account Number)
SPECIAL DELIVERY INSTRUCTIONS
To be completed only if any consideration, including any check for fractional shares, for the submitted shares is to be sent to someone other than the undersigned or to the undersigned at an address other than that shown under “About you and your Shares.”
Mail check and/or Consideration to:
Name
(Please Print)
Address

STEP 2A
LETTER OF TRANSMITTAL
Fulton Financial Advisors, N.A., Exchange Agent:
     In connection with the merger, the undersigned hereby submits the stock certificate(s) representing the undersigned’s shares of Columbia Bancorp common stock to Fulton Financial Advisors, Inc., the exchange agent designated by Columbia Bancorp (“Columbia Bancorp”) and Fulton Financial Corporation (“Fulton”), or its replacement or successor, and instructs the exchange agent, following the effective time of the merger, to deliver to the undersigned, in exchange for the undersigned’s shares of Columbia Bancorp common stock, cash and/or shares of Fulton common stock pursuant to the undersigned’s election as set forth on the election form enclosed with this letter of transmittal. The undersigned understands that the undersigned’s election may be adjusted pursuant to the terms of the merger agreement.
     The undersigned represents and warrants that the undersigned has full power and authority to surrender the stock certificate(s) surrendered herewith. The undersigned will, upon request, execute and deliver any additional documents reasonably deemed by the exchange agent or Fulton to be appropriate or necessary to complete the sale, assignment, or transfer of the shares of Columbia Bancorp common stock. All authority conferred or agreed to be conferred in this letter of transmittal shall be binding upon the successors, assigns, heirs, executors, administrators, and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned.
     Please issue any certificate for shares of Fulton common stock and/or any check payable in exchange for the undersigned’s shares of Columbia Bancorp common stock in the name of the registered holder(s) of such shares of Columbia Bancorp common stock. Similarly, please mail any certificate for shares of Fulton common stock and/or any check payable in exchange for the undersigned’s shares of Columbia Bancorp common stock to the registered holder(s) of such shares of Columbia Bancorp common stock at the address or addresses shown below.
REGISTERED COLUMBIA BANCORP STOCKHOLDER(S) SIGN HERE

Signature of Stockholder	Signature of Stockholder

Print Name:	Print Name:

Social Security or Tax ID Number	Social Security or Tax ID Number

Address:	Address:

Date:	Date:

NOTICE OF GUARANTEED DELIVERY
FOR TENDER OF
SHARES OF COLUMBIA BANCORP STOCK, PAR VALUE $0.01 PER SHARE
     This notice, or one substantially equivalent hereto, must be used to tender shares of Columbia Bancorp common stock, par value $0.01 per share (the “Common Stock”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) between Columbia Bancorp and Fulton Financial Corporation (the “Company”), if certificates, if any, for the Common Stock are not immediately available or time will not permit all required documents to reach Fulton Financial Advisors, N.A., as exchange agent (the “Exchange Agent”), prior to 5:00 p.m., New York City time, on December 15, 2005 (the “Election Deadline”).
     This notice may be delivered or transmitted by facsimile transmission, registered or certified mail, or hand or overnight delivery to the Exchange Agent as set forth below. In order to utilize the guaranteed delivery procedure to tender Common Stock pursuant to the Merger Agreement, both this notice and a properly completed and duly executed Election Form must be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Election Deadline.
     The Exchange Agent for the Exchange Offer is:
FULTON FINANCIAL ADVISORS, N.A.
By Facsimile Transmission
or
By Hand or Overnight Delivery
or
By Registered or Certified Mail:
Fulton Financial Advisors, N.A.
Attn: Marylynn Darmstaetter
One Penn Square
Lancaster, PA 17604
Fulton Financial Corporation/Columbia Bancorp Merger
Facsimile Transmission Number: (717) 295-2534
For Information or Confirm by Telephone: (800) 626-0255
DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR
TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A
VALID DELIVERY.

Ladies and Gentlemen:
     On the terms and subject to the conditions of the Merger Agreement, the undersigned hereby tenders to the Company the aggregate number of shares of Common Stock set forth below pursuant to the guaranteed delivery procedures described above. Terms used herein with initial capital letters but not otherwise defined herein have the respective meanings ascribed to them in the proxy statement/prospectus.
     Aggregate number of shares of common stock:

     Certificate Nos. (if available):

ALL AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED, AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

IMPORTANT:
PLEASE SIGN HERE
Signature(s) of Holder(s) of Common Stock
Dated:                     , 2005
Must be signed by the registered holder(s) of the Common Stock exactly as their name(s) appear(s) on the certificates for the Common Stock or on a security position listing the owners of Common Stock, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, please provide the following information.
Name:

(Please Type or Print)
Capacity (Full Title):

Address:

(Include Zip Code)
Area Code and Telephone No.:

(Home)

(Business)

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)
     The undersigned, a financial institution that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program, or the Stock Exchanges Medallion Program, hereby guarantees that the certificates representing the aggregate number of shares of Common Stock tendered hereby in proper form for transfer, together with any required signature guarantee and any other documents required by the Election Form, will be received by the Exchange Agent at the address set forth above, no later than three New York Stock Exchange, Inc. trading days after the Expiration Date.

Name of Firm

Address

Telephone Number, Including Area Code

Authorized Signature

Name of Person Signing

Title of Person Signing
Date
     NOTE: DO NOT SEND CERTIFICATES FOR COMMON STOCK WITH THIS FORM. CERTIFICATES FOR COMMON STOCK SHOULD BE SENT ONLY WITH A COPY OF YOUR PREVIOUSLY EXECUTED ELECTION FORM/LETTER OF TRANSMITTAL

Form W-9 Request for Taxpayer Give form to the (Rev. January 2005) Identification Number and Certification requester. Do not Department of the Treasury send to the IRS. Internal Revenue Service Name (as shown on your income tax return) 2 page Business name, if different from above on type Individual/ Exempt from backup Check appropriate box: Sole proprietor Corporation Partnership Other [3] withholding or Instructions Address (numb er, street, and apt. or suite no.) Requester’s name and address (optional) Print Specific City, state, and ZIP code See List account number(s) here (optional) Part I Taxpayer Identification Number (TIN) Enter your TIN in the appropriate box. The TIN provided must match the name given on Line 1 to avoid Social security number backup withholding. For individuals, this is your social security number (SSN). However, for a resident – – alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3. or Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number Employer identification number to enter. – Part II Certification Under penalties of perjury, I certify that: 1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and 3. I am a U.S. person (including a U.S. resident alien). Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. (See the instructions on page 4.) Sign Signature of Here U.S. person [3] Date [3] Purpose of Form A person who is required to file an information return with the 3 Any estate (other than a foreign estate) or trust. See IRS, must obtain your correct taxpayer identification number Regulations sections 301.7701-6(a) and 7(a) for additional (TIN) to report, for example, income paid to you, real estate information. transactions, mortgage interest you paid, acquisition or Foreign person. If you are a foreign person, do not use abandonment of secured property, cancellation of debt, or Form W-9. Instead, use the appropriate Form W-8 (see contributions you made to an IRA. Publication 515, Withholding of Tax on Nonresident Aliens U.S. person. Use Form W-9 only if you are a U.S. person and Foreign Entities). (including a resident alien), to provide your correct TIN to the Nonresident alien who becomes a resident alien. person requesting it (the requester) and, when applicable, to: Generally, only a nonresident alien individual may use the 1. Certify that the TIN you are giving is correct (or you are terms of a tax treaty to reduce or eliminate U.S. tax on waiting for a number to be issued), certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified 2. Certify that you are not subject to backup withholding, in the saving clause may permit an exemption from tax to or continue for certain types of income even after the recipient 3. Claim exemption from backup withholding if you are a has otherwise become a U.S. resident alien for tax purposes. U.S. exempt payee. If you are a U.S. resident alien who is relying on an Note. If a requester gives you a form other than Form W-9 to exception contained in the saving clause of a tax treaty to request your TIN, you must use the requester’s form if it is claim an exemption from U.S. tax on certain types of income, substantially similar to this Form W-9. you must attach a statement to Form W-9 that specifies the For federal tax purposes you are considered a person if you following five items: are: 1. The treaty country. Generally, this must be the same 3 An individual who is a citizen or resident of the United treaty under which you claimed exemption from tax as a States, nonresident alien. 3 A partnership, corporation, company, or association 2. The treaty article addressing the income. created or organized in the United States or under the laws 3. The article number (or location) in the tax treaty that of the United States, or contains the saving clause and its exceptions. Cat. No. 10231X Form W-9 (Rev. 1-2005)

Form W-9 (Rev. 1-2005)	Page 2

     4. The type and amount of income that qualifies for the exemption from tax.
     5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.
Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.
     If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.
What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments (after December 31, 2002). This is called “backup withholding.” Payments that may be subject to backup withholding include interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.
     You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.
Payments you receive will be subject to backup withholding if:
     1. You do not furnish your TIN to the requester, or
     2. You do not certify your TIN when required (see the Part II instructions on page 4 for details), or
     3. The IRS tells the requester that you furnished an incorrect TIN, or
     4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or
     5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).
     Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9.
Penalties
Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.
Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.
Specific Instructions
Name
If you are an individual, you must generally enter the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.
     If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.
Sole proprietor. Enter your individual name as shown on your social security card on the “Name” line. You may enter your business, trade, or “doing business as (DBA)” name on the “Business name” line.
Limited liability company (LLC). If you are a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Treasury regulations section 301.7701-3, enter the owner’s name on the “Name” line. Enter the LLC’s name on the “Business name” line. Check the appropriate box for your filing status (sole proprietor, corporation, etc.), then check the box for “Other” and enter “LLC” in the space provided.
Other entities. Enter your business name as shown on required Federal tax documents on the “Name” line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the “Business name” line.
Note. You are requested to check the appropriate box for your status (individual/sole proprietor, corporation, etc.).
Exempt From Backup Withholding
If you are exempt, enter your name as described above and check the appropriate box for your status, then check the “Exempt from backup withholding” box in the line following the business name, sign and date the form.
     Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.
Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.
Exempt payees. Backup withholding is not required on any payments made to the following payees:
     1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),
     2. The United States or any of its agencies or instrumentalities,
     3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,
     4. A foreign government or any of its political subdivisions, agencies, or instrumentalities, or
     5. An international organization or any of its agencies or instrumentalities.
     Other payees that may be exempt from backup withholding include:
     6. A corporation,

Form W-9 (Rev. 1-2005)	Page 3

     7. A foreign central bank of issue,
     8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,
     9. A futures commission merchant registered with the Commodity Futures Trading Commission,
     10. A real estate investment trust,
     11. An entity registered at all times during the tax year under the Investment Company Act of 1940,
     12. A common trust fund operated by a bank under section 584(a),
     13. A financial institution,
     14. A middleman known in the investment community as a nominee or custodian, or
     15. A trust exempt from tax under section 664 or described in section 4947.
     The chart below shows types of payments that may be exempt from backup withholding. The chart applies to the exempt recipients listed above, 1 through 15.

IF the payment is for . . .	THEN the payment is exempt for . . .

Interest and dividend payments	All exempt recipients except for 9

Broker transactions	Exempt recipients 1 through 13. Also, a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker

Barter exchange transactions and patronage dividends	Exempt recipients 1 through 5

Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt recipients 1 through 7[2]

[1]	See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2]	However, the following payments made to a corporation (including gross proceeds paid to an attorney under section 6045(f), even if the attorney is a corporation) and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees; and payments for services paid by a Federal executive agency.
Part I. Taxpayer Identification
Number (TIN)
Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.
     If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.
     If you are a single-owner LLC that is disregarded as an entity separate from its owner (see Limited liability company (LLC) on page 2), enter your SSN (or EIN, if you have one). If the LLC is a corporation, partnership, etc., enter the entity’s EIN.
Note. See the chart on page 4 for further clarification of name and TIN combinations.
How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/online/ss-5.pdf. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses/ and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).
     If you are asked to complete Form W-9 but do not have a TIN, write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.
Note. Writing “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.
Caution: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

Form W-9 (Rev. 1-2005)	Page 4

Part II. Certification
To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, and 5 below indicate otherwise.
     For a joint account, only the person whose TIN is shown in Part I should sign (when required). Exempt recipients, see Exempt From Backup Withholding on page 2.
Signature requirements. Complete the certification as indicated in 1 through 5 below.
     1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.
     2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.
     3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.
     4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).
     5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.
What Name and Number To Give the
Requester

For this type of account:			Give name and SSN of:

1.	Individual		The individual

2.	Two or more individuals (joint account)		The actual owner of the account or, if combined funds, the first individual on the account [1]

3.	Custodian account of a minor (Uniform Gift to Minors Act)		The minor [2]

4.	a.	The usual revocable savings trust (grantor is also trustee)	The grantor-trustee [1]

	b.	So-called trust account that is not a legal or valid trust under state law	The actual owner [1]

5.	Sole proprietorship or single-owner LLC		The owner [3]

For this type of account:			Give name and EIN of:

6.	Sole proprietorship or single-owner LLC		The owner [3]

7.	A valid trust, estate, or pension trust		Legal entity [4]

8.	Corporate or LLC electing corporate status on Form 8832		The corporation

9.	Association, club, religious, charitable, educational, or other tax-exempt organization		The organization

10.	Partnership or multi-member LLC		The partnership

11.	A broker or registered nominee		The broker or nominee

12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments		The public entity

[1]	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

[2]	Circle the minor’s name and furnish the minor’s SSN.

[3]	You must show your individual name and you may also enter your business or “DBA” name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, IRS encourages you to use your SSN.

[4]	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)
Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Privacy Act Notice
Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, and the District of Columbia to carry out their tax laws. We may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism.
     You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

Part II
Information Not Required In Prospectus
Item 20. Indemnification of Directors and Officers.
     Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by stockholders, providing for the elimination of a director’s liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.
     The bylaws of Fulton l provide for (1) indemnification of directors, officers, employees and agents of the registrant and its subsidiaries and (2) the elimination of a director’s liability for monetary damages, to the fullest extent permitted by Pennsylvania law.
     Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by Fulton.
Item 21. Exhibits and Financial Statement Schedules.
(a)	Exhibits.

See Exhibit Index.

(b)	Financial Statement Schedules.

None required.
Item 22. Undertakings.
     (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any fact or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
     (d) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.
          (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the bylaws of the registrant, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     (f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
     (g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lancaster, Commonwealth of Pennsylvania, on October 28, 2005.

FULTON FINANCIAL CORPORATION

By:	/s/ R. Scott Smith, Jr.

R. Scott Smith, Jr., President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	CAPACITY	DATE

/s/ Jeffrey G. Albertson *

Jeffrey G. Albertson	Director	October 28, 2005

/s/ Donald M. Bowman, Jr. *

Donald M. Bowman, Jr.	Director	October 28, 2005

/s/ Craig A. Dally *

Craig A. Dally	Director	October 28, 2005

/s/ Clark S. Frame *

Clark S. Frame	Director	October 28, 2005

/s/ Patrick J. Freer *

Patrick J. Freer	Director	October 28, 2005

SIGNATURE	CAPACITY	DATE

/s/ Rufus A. Fulton, Jr.*

Rufus A. Fulton, Jr.	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	October 28, 2005
/s/ Eugene H. Gardner *

Eugene H. Gardner	Director	October 28, 2005

/s/ Carolyn R. Holleran *

Carolyn R. Holleran	Director	October 28, 2005

/s/ Clyde W. Horst *

Clyde W. Horst	Director	October 28, 2005

/s/ Thomas W. Hunt *

Thomas W. Hunt	Director	October 28, 2005

/s/ Willem Kooyker *

Willem Kooyker	Director	October 28, 2005

/s/ Donald W. Lesher, Jr. *

Donald W. Lesher, Jr.	Director	October 28, 2005

/s/ Joseph J. Mowad, M.D. *

Joseph J. Mowad, M.D.	Director	October 28, 2005

/s/ Charles J. Nugent *

Charles J. Nugent	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 28, 2005

/s/ Abraham S. Opatut *

Abraham S. Opatut	Director	October 28, 2005

/s/ Mary Ann Russell *

Mary Ann Russell	Director	October 28, 2005

SIGNATURE	CAPACITY	DATE

/s/ R. Scott Smith, Jr.

R. Scott Smith, Jr.	President, Chief Operating Officer and Director	October 28, 2005

/s/ Gary A. Stewart *

Gary A. Stewart	Director	October 28, 2005

By:	/s/ George R. Barr, Jr. George R. Barr, Jr., Attorney-in-fact

Index of Exhibits

No.	Title	Page

2.1	Agreement and Plan of Merger, dated July 26, 2005, between Fulton Financial Corporation and Columbia Bancorp (Included as Exhibit A to the document which is included in Part I of the Registration Statement.)	A-1

3.1*	Articles of Incorporation, as amended and restated, of Fulton Financial Corporation.

3.2	Bylaws of Fulton Financial Corporation, as amended (incorporated by reference to Exhibit 3.2 of Form S-4, filed April 13, 2005).

4.1	Rights Agreement, dated April 27, 1999, between Fulton Financial Corporation and Fulton Bank (Incorporated by reference to Fulton Financial Corporation’s Form 8-K, Exhibit 4, filed May 6, 1999.)

5.1*	Opinion of Barley Snyder LLC regarding legality

8.1	Opinion of Barley Snyder LLC regarding tax matters

10.1	Amended and Restated Warrant Agreement, dated August 5, 2005, between Fulton Financial Corporation and Columbia Bancorp. (Incorporated by reference to Fulton Financial Corporation’s Form 8-K, Exhibit 99.1, filed July 27, 2005)

10.2	Warrant, dated July 26, 2005, issued by Columbia Bancorp. to Fulton Financial Corporation (Incorporated by reference to Fulton Financial Corporation’s Form 8-K, Exhibit 99.2, filed July 27, 2005)

13.1	Annual Report on Form 10-K for Fulton Financial Corporation for the year ending December 31, 2004 (Incorporated by reference to Fulton Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004.)

21.1	Subsidiaries of Registrant (Incorporated by reference to Fulton Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004.)

23.1	Consent of Barley Snyder LLC (Included as part of Exhibit 5.1 and Exhibit 8.)

23.2	Consent of Danielson Associates, Inc.

23.3	Consent of KPMG LLP

23.4	Consent of KPMG LLP

24.1*	Power of Attorney

99.1	Form of Proxy

99.2	Letter to Stockholders of Columbia Bancorp

99.3	Notice of Special Meeting of Stockholders of Columbia Bancorp

99.4	Form of Election Form/Letter of Transmittal (Furnished as Exhibit D to the document which is included in Part I of the Registration Statement)	D-1

*	Previously filed